Exhibit IV 2023 Annual Report

NIB
ANNUAL REPORT 2023

2

# Contents


16


51

| | |
|---|---|
| **Introduction** | **3** |
| This is NIB | 4 |
| Our year | 5 |
| Message from the President and CEO | 7 |
| Strategy | 9 |
| Value creation | 12 |
| **Impact and sustainability** | **13** |
| Lending impact | 14 |
| Funding in 2023 | 23 |
| NIB Environmental Bonds | 24 |
| Action for climate | 37 |
| Impact from our internal operations | 47 |
| Impactful workplace | 51 |
| Sustainability management | 55 |
| Our commitments and partnerships | 58 |
| Stakeholder engagement | 60 |
| Defining what matters | 63 |
| About this report | 65 |
| Independent Assurance Report | 66 |
| **Governance** | **68** |
| Governance Statement | 69 |
| Members of the governing bodies and management | 73 |
| **Report of the Board of Directors** | **78** |
| **Financial Reporting** | **93** |
| Financial statements and notes | 95 |
| Proposal by the Board of Directors | 162 |
| Auditor's report | 163 |
| Report of the Control Committee Chairmanship | 169 |
| Report of the Control Committee | 172 |
| Ratio definitions | 173 |
| **Sustainability indices** | **174** |
| GRI content index | 175 |
| PRB content index | 181 |
| TCFD disclosure index | 191 |

Glossary is available here

Cover images: Scania, Andris Barbans, and Teemu Kuusimurto.
Photo on the right: Ignitis Group.

**About this report:** NIB is publishing one combined report covering our activities, impact, sustainability, and financial reporting.

**NIB's Integrity Report 2023** is available here.

We finance projects that accelerate the climate and energy transition in the Nordic-Baltic region.

→ **Read more on p. 17**


igr

ANNUAL REPORT 2023 INTRODUCTION INTRODUCTION This is NIB Our year CEO message We provide Strategy Value creation long-term IMPACT & SUSTAINABILITY GOVERNANCE financing BOD REPORT FINANCIALS SUSTAINABILITY INDICES I applied for the Country Lead position in search of new challenges and a more international environment. The position offers me the opportunity to bring NIB closer to new clients in Latvia. When I applied, I already knew NIB was involved in financing green transition projects. By taking the role, I’m helping to find green financing opportunities and supporting Latvia become even more sustainable in the future. Kaspars Piladzis, Senior Banker, Country Lead Latvia

4 ANNUAL REPORT 2023 INTRODUCTION This is NIB This is NIB Our year CEO message Strategy Value creation NIB is an international financial The Bank finances private IMPACT & SUSTAINABILITY institution owned by eight and public projects inside member countries: Denmark, and outside the member GOVERNANCE Estonia, Finland, Iceland, Latvia, countries. BOD REPORT Lithuania, Norway and Sweden. FINANCIALS SUSTAINABILITY INDICES Our vision Our mission AAA/Aaa Our values 244 A prosperous Our mission is to finance NIB acquires funds employees at ∆ Competence and sustainable projects that improve on the international the end of 2023 ∆ Commitment Nordic-Baltic the productivity and capital markets ∆ Cooperation region. benefit the environment and has the highest of the Nordic and AAA/Aaa credit rating. Baltic countries.

5 ANNUAL REPORT 2023 INTRODUCTION Year in brief This is NIB Our year CEO message Strategy Value creation IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT FINANCIALS Closer to member countries Net zero by 2050 Skills for the future SUSTAINABILITY INDICES In 2023, we strengthened NIB published a new We strengthened the Bank’s our presence in the Baltics. climate strategy and targets. competence with new talent. Read more Read more Read more Focus on green transition P Prot rotecting biodiv ecting biodiver ersity sity Stak Stakeholder dialogue eholder dialogue During the year, we During the year, we held 152,500 started to assess the and participated in several tonnes of net CO e emissions nature-related impacts 2 stakeholder events. reduced or avoided in 2023. of our lending portfolio. Read more Read more Read more

NIB
ANNUAL REPORT 2023

6

INTRODUCTION
This is NIB
▸ Our year
CEO message
Strategy
Value creation
IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Our year in numbers



EUR **7.2** billion
raised in funding



EUR **3.4** billion
lending disbursed



Image: Enefit Green Purtse hybrid park

**99.8**%
disbursed loans
fulfil our mandate



Net profit increased to
EUR **251** million



### Key figures and ratios

| In millions of euro, unless otherwise stated | 2023 | 2022 | YoY change % |
|---|---|---|---|
| Net interest income | 299 | 219 | 36% |
| Profit before net loan losses | 248 | 136 | 83% |
| Net Profit | 251 | 139 | 80% |
| | | | |
| Lending disbursed | 3,446 | 3,705 | -7% |
| Lending signed | 2,829 | 4,114 | -31% |
| Mandate fulfilment | 99.8% | 99.2% | 0.6% |
| | | | |
| Lending outstanding | 21,924 | 22,195 | -1% |
| Total assets | 39,593 | 39,280 | 1% |
| New debt issues | 7,152 | 9,630 | -26% |
| Debts evidenced by certificates | 32,190 | 31,595 | 2% |
| Total equity | 4,350 | 4,101 | 6% |
| | | | |
| Equity/total assets (%) | 11.0% | 10.4% | 5% |
| Net profit/average equity (%) | 5.9% | 3.4% | 75% |
| Cost/income (%) | 18.8% | 27.9% | -33% |
| Number of employees at year end | 244 | 228 | 7% |

Lending disbursed includes loans, labelled bonds and MREL investments.

7 ANNUAL REPORT 2023 INTRODUCTION Message from the President and CEO This is NIB Our year Strengthening our ties CEO message Strategy We opened our Value creation Riga office IMPACT & SUSTAINABILITY The Nordic-Baltic countries entered 2023 While the Bank has recently been helping to enhance our dealing with the consequences of recent our member countries tackle the short-term GOVERNANCE disruptions. Against the backdrop of new shocks, the long-term challenges we face as Baltic presence. BOD REPORT geopolitical realities and past interest rate a region have not disappeared. As the climate FINANCIALS increases, uncertainty remained around and nature crisis is worsening, we must address the future economic development as the both mitigation and adaptation strategies to SUSTAINABILITY INDICES year went on. build resilience. As our societies are ageing, For the Nordic Investment Bank (NIB), we must rejuvenate our economies by investing it was a reminder that international financial in innovation, digitalisation and human capital. institutions like ours play a key role in ensuring Despite this, I remain optimistic. During the stability. Building on NIB’s triple-A credit year, we saw our owners, customers and ratings, we can mobilise private capital investors concentrating even more efforts on and leverage public investments. With NIB’s a green and just transition. Working with you— long-term lending, we can scale up financing our stakeholders—allowed NIB to sharpen the in spite of turbulence. tools that will speed up our journey towards a sustainable future. Closer to our stakeholders As a new addition to this toolbox, we opened an office in Riga to enhance our Baltic presence. Setting up a regional hub is in line with NIB’s strategy of increasing investment in underserved market segments, such as expanding our lending to private sector NIB can mobilise private companies in the Baltics. capital and leverage At the same time, we continued to public investments. build on our partnerships through various

NIB
ANNUAL REPORT 2023
8

INTRODUCTION
This is NIB
Our year
▸ CEO message
Strategy
Value creation
IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

events. With NIB's Board of Directors, we held external stakeholder seminars in Riga and Stockholm focusing on the green transition and the future of mobility. With NIB colleagues, we visited many clients and projects shaping the future of our region.

Next year, NIB will continue bringing our stakeholders closer. These meetings are not merely a privilege that we have as a relatively small regional community. They allow us to identify the priorities of our member countries and explore how NIB can best assist them.

## Ambitious climate targets

The fundamental ask from our owners prevails in NIB's mission—financing projects that improve productivity and benefit the environment of the Nordic-Baltic countries. In 2023, we fortified the latter commitment with the launch of the NIB Climate Strategy and targets at COP28.

This significant milestone sets an actionable plan for driving the sustainable transformation. The strategy commits NIB to tangible science-based targets that are aligned with the Paris Agreement, reducing greenhouse gas emissions through our financing activities and operations. By setting NIB's own climate targets, we are even better placed to support our member countries' decarbonisation goals.

Having a clear direction enables us to move forward with confidence, steering the region towards a more resilient future. We will also continue to bolster our approach to nature action. During the year, we have started to assess nature-related impacts at the portfolio level that will serve as a basis for setting targets for nature.

NIB's net profit increased by 80% to EUR 251 million in 2023 as the Bank recorded its highest ever net interest income.

## Delivering on our mission

Another reason to remain confident is the continued demand for our long-term lending, which allowed NIB to prioritise high-impact projects. In 2023, we disbursed EUR 3.4 billion to facilitate decarbonisation, build renewable energy generation, upgrade electricity networks, or foster research and development, for example.

NIB's customer focus on the green transition was evident in our environmental mandate result, the share of which reached historic highs. As the productivity mandate fulfilment also remained high, a record 99.8% of NIB's disbursements were rated "good" or "excellent" in terms of environmental and productivity benefits.

Climate strategy commits NIB to tangible science-based targets.

During the year, NIB raised new funding with a nominal value of EUR 7.2 billion, bringing funds to our region from international capital markets and creating a solid liquidity position. To fund projects accelerating the transition to low-carbon economies, the Bank issued an equivalent of EUR 757 million in NIB Environmental Bonds.

NIB's net profit increased by 80% from EUR 139 million in 2022 to EUR 251 million in 2023 as the Bank recorded its highest ever net interest income from a solid loan portfolio and treasury activities. Increasing the capital accumulation from earnings has strengthened the NIB's financial position and capital ratios, which are the foundation for continuing to deliver on our mission.

## Ready for a sustainable future

NIB also reinforced its in-house expertise during the year. We welcomed two new colleagues to our Executive Committee and saw the entire NIB work community continue to grow, advancing the Bank further. To accommodate this growth, NIB's Board of Directors approved the Bank's long-term targets to guide our operations in this decade and beyond.

Yet while adding new talent and setting the right targets are crucial for achieving our common goals, their realisation does not rest on our shoulders alone.

Here, let me turn back to you. NIB's strength lies in the dedication of our employees, the success of our customers, the trust of our investors and the support of our owners.

As the global landscape evolves, those who swiftly adapt to the new conditions will gain an advantage.

We are ready to support our stakeholders in this transition. We are committed to remaining your reliable partner. Together, we are financing the future.

*André Küüsvek,*
President and CEO

→ **Read the Report of the Board of Directors**

9 ANNUAL REPORT 2023 INTRODUCTION Long-term targets setting our direction This is NIB Our year CEO message In 2023, the Board of Directors approved our long-term targets that will guide the Bank’s operations by 2030 and beyond. These include maintaining a strong financial position, achieving sustainability targets for net-zero by 2050 (including interim 2030 climate targets), and fostering diversity, Strategy engagement & leadership. Each of the key topics are supported by a set of specific indicators and targets. Value creation IMPACT & SUSTAINABILITY GOVERNANCE Capital accumulation Sustainability Diversity, engagement & leadership BOD REPORT FINANCIALS • Return on equity >5% • 30-by-30 (EUR 30bn of green • Each gender to have at least 40% SUSTAINABILITY INDICES projects financed by 2030) representation at leadership roles • Maintain AAA rating • Delivering on 2030 climate targets • Share of international member country workforce at least 25% • Doubling in transition lending to hard-to-abate sectors by 2030 • Engagement score trending upwards in the employee engagement survey • Strengthened leadership capabilities to support aspired NIB culture

NIB
ANNUAL REPORT 2023

INTRODUCTION
This is NIB
Our year
CEO message
▸ Strategy
Value creation
IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

10

# Strategy implementation

In 2023, NIB delivered strong results across all strategy pillars, for example, by increasing climate-related financing activities, developing its product offering, building new institutional partnerships and increasing activity in underserved markets.

Our business strategy has five core pillars. The first pillar is NIB's mission—financing projects that improve the productivity and benefit the environment of the Nordic-Baltic region. The other strategy pillars are client value proposition, owner value proposition, additionality, and maintaining NIB's AAA rating alongside capital accumulation.

All projects considered for financing are assessed for their potential impact, and NIB sets annual targets for the mandate fulfilment of loans. In 2023, 99.8% of the lending disbursements fulfilled NIB's mandate criteria (from the mandate rated and disbursed loans, excluding labelled bonds), either improving the productivity or benefiting the environment, or both, of the Nordic-Baltic region.

The bank established 18 new customer relationships in terms of loans signed, and disbursed loans to sub-investment grade counterparties totalling EUR 634 million. NIB had its AAA rating re-affirmed by S&P and Moody's during the second quarter of 2023.

For 2024, NIB will continue to execute its climate strategy, manage capital efficiently to maximise delivery of its mission, digitise its business and improve the customer experience.

NIB is also committed to the 30-by-30 pledge made at COP26 and aims to finance projects that have a positive environmental impact[1] in the amount of at least EUR 30 billion by the end of 2030. In 2021–2023, the total cumulative disbursement amount for environmental projects reached EUR 5.7 billion, thereby inducing projects to a total value of roughly EUR 11.3 billion[2] and proving that NIB is on track to achieve the commitment.

[1] Total project costs in EUR for the loans that have received "good" or "excellent" rated environmental mandate.
[2] Taking into account that NIB typically finances up to 50% of total project costs.



**The annual mandate fulfilment targets 2023–2024**

| Indicator | Target 2023 | Outcome 2023 | Target 2024 |
|---|---|---|---|
| Overall mandate fulfilment | 95% | 99.8% | 95% |
| Environment | 50% | 69.2% | 55% |
| Productivity | 50% | 75.3% | 55% |

NIB
ANNUAL REPORT 2023
11

INTRODUCTION
This is NIB
Our year
CEO message
▸ Strategy
Value creation
IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

## Climate strategy

In 2023, the NIB Board of Directors approved the Bank's climate strategy and targets. This was a significant milestone for the Bank, as it concretises the Bank's ambition level within climate-related topics and ensures that the Bank's activities are steered and aligned to meet the climate commitments of its owner countries.

As NIB has long had an environmental mission, the carbon intensity of its lending portfolio is already low compared to other financial institutions. Implementation of the strategy will involve financing high-impact climate transitions in hard-to-abate sectors and ensuring that these investments are aligned with the sectoral transition pathways described in the strategy. Read more here.

## Underserved market segments

NIB's business strategy highlights the importance of building closer relationships with owners and clients while doing more in currently underserved market segments (e.g. mid-caps and private sector clients in the Baltic states). NIB opened a business hub in Riga in Latvia, with the ambition to increase its Baltic lending in the coming years, and facilitate cooperation opportunities with its owners. During the year, NIB committed EUR 366 million (11 loans and labelled bonds) to clients in the Baltic member countries.

## Additionality

Additionality means adding extra value in NIB's operating markets, filling market gaps and providing lending, especially long-term lending, that is less readily available from other market participants. Additionality can also be delivered by providing expertise alongside financing, risk taking in projects, lending to companies that are limited in their other financing sources or crowding in other financiers, for example.

During 2023, additionality was evaluated as part of the appraisal process for all new lending opportunities. Broadening the risk profile of new lending is enabled by NIB being an implementing partner of InvestEU, a risk-sharing programme aligned with green and digital transition goals. In 2023, NIB agreed its first lending under InvestEU. As an example, the InvestEU programme supports NIB's recent loan with Northvolt Ett AB.

## Client value proposition

During 2023, NIB reviewed its client value proposition, with a focus on enhancing its product and services offering, the speed of loan appraisal and execution, and client communication. The development of the Bank's client value proposition will continue in 2024, with exploring opportunities to expand the product offering, more touchpoints with clients and better ways of collecting client feedback.



## Capital management

NIB has witnessed a significant improvement in its profitability. Increased interest rates and liquidity bond portfolio positioning in a manner that allowed investing at higher rates have had a considerable impact on the Bank's earnings from treasury activities, but the strategy from broadened risk taking in lending is also strengthening the Bank's results. NIB is planning to utilise the newly generated capital to further grow its lending portfolio. Additional initiatives are also being taken to optimise the capital use. InvestEU and its related guarantee structure is one example. Furthermore, during 2023, a pilot for a credit risk insurance transaction was completed—an additional tool for the Bank to release capital to do more lending.



In 2023, we strenghtened our Baltic presence with a new office in Riga.

## Digital transformation

In the last few years, NIB has been in a transition towards a more cloud-based IT infrastructure. During 2023, the Bank's Enterprise Data Warehouse (EDW) was migrated to the cloud. The content of the EDW will continue to be extended in 2024 to have more business intelligence and analytics capabilities from a single source. Another use-case for better data management comes from a multiyear project that is reviewing and redesigning, where necessary, our lending processes for process efficiency while also improving the customer experience.

12 ANNUAL REPORT 2023 INTRODUCTION How we create long-term value This is NIB Our year CEO message Our key inputs Output Impact Strategy Value creation Strategy pillars Mandate fulfilment Environmental and productivity impacts IMPACT & SUSTAINABILITY Human capital Financial output and services Example from 2023 Mission and mandate ∆ GOVERNANCE Employees Client value proposition Signed and disbursed loans ∆ ∆ ∆ R&D programmes BOD REPORT Owner value proposition Number of loan agreements Eight loans supporting and/or retaining ∆ ∆ ∆ FINANCIALS 1 Intellectual capital Additionality Lending outstanding 12,000 high-value added workplaces. ∆ ∆ IT, systems, Triple-A rating and Dividends to owners SUSTAINABILITY INDICES ∆ ∆ Read more procedures capital accumulation Sustainability-linked loans ∆ and know-how Capital market investments ∆ Sustainability advisory ∆ Social capital Promoting sustainable ∆ finance Customers, suppliers, and partners Deliver on NIB’s mission Own operations We create value to our Financial capital By providing long-term loans for Employee salaries and benefits owners, ∆ ∆ Capital and both private and public sector Training wellbeing and safety customers, ∆ ∆ funding customers, NIB makes a lasting Waste and internal carbon employees, ∆ ∆ impact that improves productivity footprint investors, ∆ Financing Environmental and benefits the environment of Payments to suppliers and society resources and materials ∆ ∆ the Nordic-Baltic region. the Future Water, heat, electricity 1 and real estate Full-impact, not pro-rated to A prosperous NIB's share of the total project cost and sustainable Nordic-Baltic region

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES



IMPACT & SUSTAINABILITY

# We accelerate the transition of our societies

As Gothenburg's automotive industry is shaping the vehicles of the future, we are contributing to the progress with our loans to Volvo Cars, Northvolt, SEEL, and AstaZero. SEEL, the Swedish Electric Transport Laboratory will provide a test centre for electrified transport.

NIB
ANNUAL REPORT 2023
14

INTRODUCTION
IMPACT & SUSTAINABILITY
- Lending impact
- Funding in 2023
- NIB Environmental Bonds
- Action for climate
- Internal impact
- Impactful workplace
- Sustainability management
- Stakeholder engagement
- About this report
- Independent Assurance Report

GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Impact of NIB's lending

During 2023, NIB disbursed a total of EUR 3,446 million in lending, out of which EUR 63 million were labelled bonds and EUR 3,383 million were loans. In 2023, the largest sector was various R&D programmes – EUR 753 million (23%) were disbursed to eight R&D programmes. The R&D programmes financed sectors spanning from automotive industry, engineering to hearing aid development and agriculture.

Projects in the energy sector, covering both generation (364 million, 11%) and distribution or transmission networks (EUR 423 million, 13%) formed a large part of the total disbursement. Overall, the total disbursements contributed to 152,500 tonnes of net $CO_2e$ emissions reduced or avoided annually. Examples of projects contributing to climate and energy transition is presented on page 17.

**$CO_2$* impact of NIB's financing, 2020-2023**

Thousands of tonnes of $CO_2$ per year


20
21
22
23
+1616
-41,305
-239,381
-152,501
-396,308
Energy generation
Transportation
Water and waste management
Financial intermediation
Electricity networks
Buildings
Health
Others
-135,470
Energy generation
-11,425
Transportation
-1,007
Water and waste management
-1,202
Electricity networks
-2,515
Buildings
-882
Others

* Calculated from the disbursed and pro-rated loans.


Image: Elekta AB

Case Elekta • EUR 50 million

## Financing of R&D expenditures in Sweden and Finland

Elekta AB is a Swedish medical equipment manufacturer. With NIB's loan, Elekta will focus on increased R&D spending in Sweden and Finland, where Elekta has a strong R&D presence, and will allow the company to continue to innovate and advance cancer care. This strategic funding emphasizes precision, productivity, and AI integration, reinforcing Elekta's commitment to advancing cancer care.

Elekta's focus on efficient radiation treatment will reduce oncologic disease mortality and increased healthy life-years through enhanced radiation therapy access.

Read more here

NIB
ANNUAL REPORT 2023
15

INTRODUCTION
IMPACT & SUSTAINABILITY
- Lending impact
- Funding in 2023
- NIB Environmental Bonds
- Action for climate
- Internal impact
- Impactful workplace
- Sustainability management
- Stakeholder engagement
- About this report
- Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Measuring our impact

NIB is an impact-oriented bank, and we measure the value created through our loans and investments. We follow up the project implementation, and once completed, we evaluate the extent to which the estimated impacts have materialised. In measuring the impact of our financing, we apply a set of predefined principles and indicators. The impact of NIB's lending has a limited assurance provided by a third party; read more here. Detailed information about how we calculate our impact is available on our website.

Our impact can be roughly categorised in three ways:

- **Direct impact:** these are the NIB financed activities and projects that cause a direct, measurable impact. This is what we report with key metrics relevant to the impact achieved. See page 16.
- **Enabling impact:** these are the NIB financed activities and projects that enable an ultimate direct impact along the value chain. For this reason, the impact is not measurable and directly attributable to the activity itself, yet the activity is necessary for the impact to materialise. Examples of such investments are investments into the electric grid, auxiliary transport infrastructure like train maintenance facilities, and financing that is extended to financial intermediaries.
- **Sustainability-linked impact:** these are the NIB financed activities and projects where the impact is linked to the achievement of counterparty level, mid-term KPIs. For this reason, the impact is more scattered across value chain and is measured in terms of fulfilment of the target. The first progress follow-up is available on pages 21-22.

For more detailed information about our reported impact, see the Report of the Board of Directors.


**Lending disbursed in 2023**
%, mandate rated and disbursed loans
11%
Sustainability-linked impacts
54%
Direct impacts[1]
35%
Enabling impacts

[1] Loans that have at least one identified and reported (under Impacts of loans disbursed on page 16) impact indicator.

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
▸ Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

16

# Impact of loans disbursed in 2023

### $CO_2$ reduction

Projects financed contributed to **annual $CO_2$ reduction of 152,500 tonnes.** The reduction equals to an approximate **annual carbon footprint of 19,170[1] people** in the member country region. In addition financed projects contributed to creation of carbon capture capacity of 6,000 tonnes per year.

### Renewable energy generation

The disbursed loans contribute to an annual increase of **387,000 MWh of generated renewable electricity and thermal heat,** which equals final energy consumption of approximately **20,800[2] households** in member country region.

### R&D programmes

Eight R&D loans totalling **EUR 753 million** support and/or retain 12,000[3] high-value added workplaces in NIB's member countries.

### On-lending to SMEs and environmental projects

**Seven loan programmes** with financial intermediaries totalling **EUR 260 million** for on-lending to SMEs, mid-caps and environmental projects in Finland, Norway, Denmark, Iceland and Sweden.

### Electricity networks

**EUR 423 million** disbursed to **12 electricity network projects** building and renovating 6,600 km of distribution and transmission networks in Norway, Sweden, Denmark, Iceland and Finland. The projects support functioning energy markets by enabling further connections and strengthen grid resilience for increased intake of renewable energy generated.

### Healthcare

**EUR 139 million disbursed to seven projects in healthcare** - construction/refurbishement of healthcare facilities and purchase of medical equipment. The healthcare facilities will be able to provide services to approximately **719,000[4] people** living in respective catchment areas in Finland and Estonia.

### Green buildings

**EUR 231 million** were chanelled **to seven green building projects** in Finland, Sweden and Iceland. Combined, the green building projects cover ~80,000 m² of certified floor area (for instance by LEED, BREEAM). This area corresponds to more than 11 football fields[5].

### Energy saved

As a result of various energy efficiency measures spanning from efficiency improvement in industrial processes to energy efficiency increase for buildings **51,500 MWh of electricity and thermal energy will be saved** which corresponds to **final energy consumption of about 2,700 households[2].**

[1] By assuming greenhouse gases of 8.0 tonnes per capita, based on data of Eurostat for member country area in the years 2020-2022.
[2] Based on total final energy consumption of households in 2021 (18.6 MWh) according to Eurostat energy balances.
[3] Not pro-rated number.
[4] Not pro-rated number.
[5] Assuming that one football field is 7,140 m².

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
- Lending impact
- Funding in 2023
- NIB Environmental Bonds
- Action for climate
- Internal impact
- Impactful workplace
- Sustainability management
- Stakeholder engagement
- About this report
- Independent Assurance Report

GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

17

# Projects contributing to the climate and energy transition

## Selected NIB's supported investment projects in 2023

NIB's lending for 2023 was diversified across member countries and sectors. In 2023, our disbursed loans contributed to the energy sector in each of the member countries through new projects such as windfarms, solar parks, district heating systems, and maintenance and rehabilitation of existing capacities. Like previous years, a large part of loans was channelled to investments in energy generation (11%) and energy transmission (13%).

Investments in the energy sector are vital for increased security of supply, and the urgent need to decarbonize the energy sector. These investments are also needed for the rapid electrification that is happening in our society.

**Iceland**
1. Rarik
2. Orkuveita Reykjavíkur

**Sweden**
1. Northvolt ETT
2. Kölvallen Vind
3. Atlas Copco
4. Postnord
5. Stockholm Exergi Holding
6. Munters
7. Skanska Financial Services
8. Vindpark Hultema i Motala
9. Volvo Car

**Denmark**
1. FLSmidth



**Norway**
1. Varanger Kraft
2. Helgeland Kraft
3. Tensio
4. Linja
5. Statnett
6. Bane Nor Eiendom

**Finland**
1. Kemijoki
2. Enefit green
3. Suur-Savon Sähkö
4. Leppäkoski group
5. Lahti Energia
6. Keravan Energia
7. Helen
8. Wärtsilä
9. Nobina

**Estonia**
1. Enefit green

**Latvia**
1. Rigas Siltums

**Lithuania**
1. Enefit Green
2. SB Modernizavimo Fondas
3. Republic of Lithuania

**Main activity of the project:**

- Industry transformation
- Electric or hybrid vessels or related port infrastructure
- Hydropower plant
- Heating
- R&D
- Electric or hybrid inland transport solutions
- Wind and solar farms
- Energy networks
- Energy efficiency of buildings
- SLL

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
- Lending impact
- Funding in 2023
- NIB Environmental Bonds
- Action for climate
- Internal impact
- Impactful workplace
- Sustainability management
- Stakeholder engagement
- About this report
- Independent Assurance Report

GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# From turbulence to transformation

The existing geopolitical tremors are fast-tracking the Baltics' energy transition.

NIB, in part owned by Baltic countries, has always seen energy security as one of the material topics for the further convergence path of Baltic member countries. Over the last two decades NIB has been financing a list of impactful projects, such as the windfarms and solar farms of Enefit Green. Also municipalities are changing their energy sources of heating. For instance, NIB financed biomass-based energy generation investments for Rigas Siltums.

The Baltics stand at a transformative juncture in their energy system trajectory, spurred by geopolitical tensions close to their borders. The journey toward energy independence and sustainability is multifaceted, involving strategic decoupling from previous energy systems, investment in the renewable generation, and a focus on demand-side efficiency. This transition highlights how regional turbulences can forge pathways to autonomy and resilience, which shapes a stable, sustainable energy future.

Read more about the urgent shift to sustainable and secure energy production in the Baltic region here.



Image: Rigas Siltums

Case Rigas Siltums AS • EUR 20 million

## District heating infrastructure improvements

In 2023, NIB and Rigas Siltums AS signed a 10-year EUR 20 million agreement to support the 2022–2023 investment programme aimed at enhancing the district heating infrastructure in Riga, Latvia.

The investment programme focuses on upgrading heat distribution systems and enhancing energy generation from sustainable biomass. By replacing outdated pipelines, the company will improve the district heating network and reduce energy losses, thus allowing new clients to be serviced and reducing air pollution. Moreover, incorporating renewable-resource-based energy generation capacities will reduce reliance on natural gas-generated heat.

Read more here

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ANNUAL REPORT 2023

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INTRODUCTION
IMPACT & SUSTAINABILITY
- Lending impact
- Funding in 2023
- NIB Environmental Bonds
- Action for climate
- Internal impact
- Impactful workplace
- Sustainability management
- Stakeholder engagement
- About this report
- Independent Assurance Report

GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Future fuels in transportation

The transport sector accounts for a quarter of global greenhouse gas emissions. Unlike in many other industries, where increasing generation of renewable electricity is spurring electrification in many segments, transport struggles with the dual challenges of reducing greenhouse gas emissions and meeting the growing demand for mobility. To address these challenges, the future of transport relies on new sustainable fuels and power sources.

Biofuels emerged as a transitional solution more than 25-years ago, and since then electric vehicles have been gaining prominence as a clean and energy-efficient solution for road transport. But this also requires the development of an extensive charging infrastructure. Also, the marine sector needs to transform, and solutions to reduce emissions in shipping are needed.

What alternatives are available today and how can we get around without fossil fuels?

Read the full article here.


HYDROGEN $H_2$
WÄRTSILÄ

Image: Wärtsilä

Case Wärtsilä • EUR 75 million

## Decarbonisation of marine and energy sectors

Wärtsilä provides innovative technologies and lifecycle solutions for the marine and energy markets. The NIB loan provides long-term financing for Wärtsilä's R&D investments aimed at accelerating the transition towards marine decarbonisation and renewable energy.

The R&D activities in the marine business mainly focus on the development of new sustainable fuel solutions for the marine industry. Wärtsilä's aim is to develop and provide a product portfolio which will be ready for zero carbon fuels by 2030. In addition, Wärtsilä's R&D efforts on new fuel solutions enable the company to provide compliant technologies and solutions to customers, helping them meet evolving regulatory requirements and remain competitive on the market landscape. R&D is the main driver of productivity growth, and its impacts are widely distributed through the transfer of skills and knowledge in labour markets.

Read more here

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
▸ Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

Case FinVector • EUR 45 million

# Manufacturing facility for advanced medical products

FinVector is a biopharmaceutical company that manufactures viral-based gene therapy products. NIB's loan supports the construction of a 25,000-square-meter manufacturing facility in Kuopio, Finland, for FinVector's viral-based gene therapy drug production.

The plant aims to meet the rising demand for bladder cancer treatment. FinVector, a leader in biopharmaceuticals, plans to increase its workforce to nearly 500, fostering job growth in the Kuopio area. The company emphasizes environmental sustainability with LEED certification, incorporating solar energy and waste heat recovery solutions.

Read more here


FinVector
FinVector

Image: FinVector

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ANNUAL REPORT 2023
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INTRODUCTION
IMPACT & SUSTAINABILITY
- Lending impact
- Funding in 2023
- NIB Environmental Bonds
- Action for climate
- Internal impact
- Impactful workplace
- Sustainability management
- Stakeholder engagement
- About this report
- Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Sustainability-linked loans

NIB offers sustainability-linked loans (SLLs) that incentivise its clients to achieve ambitious and verifiable environmental and social sustainability goals. By meeting such goals, customers can enjoy better financing conditions. These goals may encompass climate and other impact categories.

NIB's SLL principles build on the voluntary Sustainability-Linked Loans Principles of the Loan Market Association and the Sustainability-Linked Bond Principles of the International Capital Market Association. As an international financial institution, NIB sees its role as promoting high-quality standards in this growing market.

NIB has provided SLLs to companies in various sectors, associated with various sensitivities to climate transition risks, from food retailing to chemicals and power and heat. By selecting credible, material and ambitious key performance indicators and targets, SLLs can be tailor-made to accelerate corporate sustainability transitions across many types of companies. As value-chain emissions (Scope 3) often represent the largest portion of companies' carbon footprint, NIB actively promotes the inclusion of Scope 3 emissions targets to its clients and requires them to do so where relevant.

SLLs therefore help not only our clients move towards their sustainability targets but also NIB align its lending portfolio with the Paris Agreement in the long term.

NIB publishes consolidated information about its SLLs and underlying key features here.

## Progress follow-up

In 2021, NIB signed its first SLLs. By the end of 2023, NIB had signed eight SLL agreements with 20 key performance indicators (KPIs) of which 16 are currently active and monitored. The 2023 annual reporting cycle is the first time NIB is able to report interim progress on the KPI implementation for 2022.

Number of SLLs agreed
**8**
in total
(1 in 2023)

Total SLL disbursements
EUR **725** million
in total
(EUR 368 million in 2023)

**Loans disbursed by impact category and UN SDG reference[1]**


6%
EUR 45.8 million
Climate change mitigation, Pollution reduction and Human capital²
65%
EUR 468.3 million
Climate change mitigation only
29%
EUR 210.9 million
Climate change mitigation and Resource efficiency

[1] Total disbursements by the end of 2023. UN SDG= UN Sustainable Development Goals
[2] Climate change mitigation, pollution reduction & human capital and equal economic opportunities

NIB
ANNUAL REPORT 2023
22

INTRODUCTION
IMPACT & SUSTAINABILITY
- Lending impact
- Funding in 2023
- NIB Environmental Bonds
- Action for climate
- Internal impact
- Impactful workplace
- Sustainability management
- Stakeholder engagement
- About this report
- Independent Assurance Report

GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

Of 16 monitored KPIs, seven (44%) were on track (i.e. had reached the planned levels), three (19%) were progressing at a slower pace than anticipated (with a linear progress assumption), and five were currently off track (31%). NIB lacks reportable data for one KPI performance evaluation.

NIB supports credible, ambitious and material targets. The interim progress data for KPIs shows a mixed picture, highlighting the challenge of achieving what are ambitious targets for the clients. NIB supports maintaining a high ambition level with some KPI potentially lagging and expects its clients to increase their efforts to achieve their targets in future years. NIB will continue to engage with its clients to intensify tangible actions for the targets and will further monitor and follow up on progress.

**Disbursed loans by $CO_2$ emission scopes included in KPIs**

EUR million


800
600
400
200
0
46
679
Scope 1 & 2
Scope 1, 2 & 3¹
Chemicals
Machinery
Consumer retail
Power & Heat
Construction & Engineering

[1] One of the SLLs only has scope 1 and 3 scopes included

**Performance of KPIs**

%, number of loans[1]


44% (7) KPI on track
19% (3) KPI progressing
31% (5) KPI off track
6% (1) No data

[1] The data is based on the KPI performance information provided by the borrowers in 2023 about the progress in 2022 (where applicable).

**Total disbursements by external frameworks used for KPIs**

%, number of loans


85.4% (6) KPIs aligned with 1.5° pathway (SBTi)
6.3% (1) KPIs aligned with 2° pathway (SBTi)
8.3% (1) KPIs connected to other commitments


SKANSKA
LIEBHERR
Image: Skanska

Case Skanska Financial Services AB • USD 75 million

## Building for a better society

Skanska, one of the world's largest project development and construction companies that has been operating for over 135 years, aims to achieve net-zero emissions by 2045. Their targets include a 70% reduction in $CO_2$ by 2030 for own operations (scope 1 and 2) and a 50% reduction in $CO_2$ emissions across the value chain (scope 3) by 2030. These targets are in line with the Paris Agreement, and the interim climate targets were approved by the Science Based Targets initiative for the 1.5°C alignment pathway in 2021.

The NIB sustainability-linked loan, signed in 2023 and disbursed in amount of USD 75 million, targets the reduction of $CO_2$ emissions in Skanska's construction activities and the use phase of buildings developed and sold by the company.

Read more here

ANNUAL REPORT 2023

23

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Funding 2023

NIB acquires the funds for its lending by borrowing on the international capital markets. The Bank's funding strategy consists of transactions in the public markets, including global benchmark issuance in USD, meeting investor preferences for tailored issuance in specific formats and currencies, and a strong presence in the sustainable bond market. NIB's bonds enjoy the highest possible credit rating.

In 2023, NIB raised new funding with a nominal value of EUR 7.2 billion through 63 transactions. This is a decrease compared to previous year (EUR 9.6 billion). In 2022 NIB had an exceptional high demand for NIB financing and higher collateral outflows, whereas year 2023 on both accounts led to slightly less demand for funding.

NIB successfully issued two global USD-denominated benchmark transactions, a five-year and a long two-year of a total of USD 2.50 billion (EUR 2.3 billion). The well-timed benchmarks saw strong support from global investors with record high orderbooks. The first benchmark transaction of the year was a three-year GBP 600 million benchmark bond and in June the Bank priced a new five-year AUD 300 million bond. NIB raised a total of NOK 6 billion in new funding through 7 transactions.

The Bank returned to the New Zealand Kauri market after more than two years of absence by pricing a seven-year NZD 700 million bond. NIB also returned to the public CHF market for the first time in several years with a new CHF 150m bond. In addition to public market deals the Bank raises new funding through private placements in a variety of different currencies. At the end of 2023, the total outstanding debt financing amounted to EUR 32 billion.

KangaNews Magazine elected NIB as Kauri Issuer of the year 2023. A Kauri bond is a bond denominated in New Zealand dollars that is issued by a foreign issuer. The award is based on votes from market participants.

Further, in 2023 NIB issued a total amount of EUR 757 million of NIB Environmental Bonds (NEB). For more information on NEBs can be found on pages 24-36.

**Selected bond transactions in 2023**

| | Deal amount |
|---|---|
| USD 5y global benchmark bond | 1.5 billion |
| USD 2y global benchmark bond | 1.0 billion |
| NZD 7y Kauri bond | 700 million |
| GBP 3y benchmark bond | 600 million |
| EUR 7y environmental bond | 500 million |
| SEK 5y environmental bond | 2.0 billion |
| SEK 4y environmental bond (tap) | 1.0 billion |
| NOK 5y FRN (original + taps) | 3.0 billion |
| AUD 5y Kangaroo bond | 300 million |
| CHF 5y bond | 150 million |

For a full list of funding transactions, please see our website.

Total new funding

EUR **7.2** billion

**63** transactions

**10** currencies

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

24

# NIB Environmental Bonds 2023

Year 2023 was the thirteenth year in a row that the bank issued NIB Environmental Bonds (NEB). The total issuance of NEB since 2011 now stands at EUR 7.6 billion. In 2023, a record amount of NEB eligible projects was disbursed, EUR 1.275 billion.

The NEBs issued in 2023 were denominated in EUR and SEK and totalled the equivalent of EUR 757 million. The first NIB Environmental Bond of the year was a seven-year EUR 500 million NEB launched in January. The second green bond for the year, a five-year SEK 2 billion NEB was priced in September. In December NIB increased an outstanding four-year green bond with SEK 1 billion, taking the new total of the bond to SEK 3 billion.

The no-grow EUR 500 million NEB issued in January had a solid diversified orderbook of almost EUR 1 billion. This is the ninth year in a row that NIB issues a EUR 500 million benchmark bond. The SEK 2 billion NEB issued in September had an orderbook of SEK 2.7 billion and was bought by domestic investors in Sweden. Also the third NEB of the year, a four-year SEK 1 billion tap was placed domestically.

By continuing issuing NEBs the Bank attracts sustainable bond investors, both loyal investors but also new investors.

NIB continued the work in The Principles. The Principles are a global initiative providing support and guidelines to the sustainable bond market. The International Capital Markets Association (ICMA) serves as Secretariat to the Principles. NIB has been committed to this work since its establishment in 2014 and a member of the Executive Committee since.

NIB's framework for issuance of green bonds (NEB Framework), is undergoing a review that is expected to be finalised during 2024. The update will reflect current market best practise and NIB's intention to gradually align itself with the EU taxonomy.

NIB continues to report transparently on the allocation and impact of its environmental bonds, including NIB's estimated alignment with the EU taxonomy for its green fund pool (see page 34).

Total NEB issuance 2011-2023

EUR **7.6** billion



Year 2023 marked a record year of NEB eligible projects disbursed. This shows the commitment from our customers to NIB's mandate of financing projects benefitting the environment.

*Kim Skov Jensen, CFO*

NIB
ANNUAL REPORT 2023
25

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# NEB issuance in 2023

In 2023, NIB raised a total of EUR 757 million in environmental bonds through three bonds. The issuance consisted of a seven-year EUR 500 million bond, and a five-year SEK 2 billion bond and a four-year SEK 1 billion tap. The investors buying the environmental bonds represented both loyal sustainable bond investors but also new investors, providing NIB a desirable investor diversification. The proceeds from NEB bonds issued in 2023 were fully allocated to projects for an equal amount of the funds raised. In total, NIB disbursed EUR 1.257 billion of NEB eligible projects in 2023.

NEB issuance

EUR **757** million



**NEB investors 2023**
%, by geographical region



- 52% Europe
- 40% Nordics
- 7% North-America
- 1% Asia

**NEB investors 2023**
%, by investor type



- 33% Pension & insurance
- 23% Asset manager
- 17% Central banks & Official institutions
- 20% Bank treasury
- 7% Other

**NEB issuance 2023**

| Currency | Amount | EUR equivalent[1] | ISIN CODE | Value date | Maturity date |
|---|---|---|---|---|---|
| SEK | 1 000 000 000,00 | 88 587 141,40 | XS2548946560 | 18.12.2023 | 24.10.2027 |
| SEK | 2 000 000 000,00 | 168 197 261,76 | XS2690013722 | 22.9.2023 | 22.9.2028 |
| EUR | 500 000 000,00 | 500 000 000,00 | XS2580868482 | 30.1.2023 | 30.1.2030 |
| **Total issuance** | | **756 784 403,16** | | | |

[1] Based on the trade date foreign exchange rate.

NIB
ANNUAL REPORT 2023
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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# NEB-financed projects in 2023

During the year, NIB issued EUR 757 million of NIB Environmental Bonds. The proceeds from the bonds were fully allocated to 25 projects[1]. A list of all the NEB-financed projects is available on our website.

In 2023, the majority, 51% of covered NEB eligible project disbursements were related to clean transport solutions. This includes research and development (R&D), the purchase or testing of zero or low exhaust-pipe emission trucks and vans, buses, bicycles, and vessels. This decarbonises the transport sector, and importantly, it also diminishes shipping's hard-to-abate emissions. This is a shift in NEB eligible project disbursements compared to recent years, when the major NEBs category was renewable energy generation.

NEB-earmarked disbursements in 2023 continuously support decarbonisation of transport industry, energy sector, and green buildings.

In 2023, 19% of the covered NEB eligible project disbursements supported renewable energy generation, mostly through the development of wind farms, as well as geothermal and hydropower facilities in Sweden, Lithuania and Finland. 17% of respective disbursements were devoted to the development of green buildings in Finland, Iceland and Sweden. 10% of the covered NEB eligible project disbursements helped to increase energy efficiency of residential, office and public buildings in Finland, Estiona and Lithuania. Finally, 3% were devoted to water management and protection in Estonia.

This allows NIB to account for NEB impacts[2] of at least 80 MW of added renewable energy generation capacities, 62,690 square metres of certified green buildings, and reduced or avoided GHG emission of more than 77,600 $tCO_2e/a$.

[1] The number covered loans that were included in NEB pool in 2023, for which disbursements were made in 2022 or 2023. The number includes fully or partly disbursed loans.

[2] More information on how we calculate impact can be found on our website. NIB reports on project-specific impact by NEB category (see our website).



**NEB-financed projects in 2023**

%, projects by NEB category


50.9% Clean transport solutions
18.8% Renewable energy generation
17.5% Green buildings
9.9% Energy efficiency
2.6% Water management and protection
0.2% Transmission, distribution and storage systems

**NEB-financed projects in 2023**

%, projects by country


56.5% Sweden
19.2% Finland
7.3% Lithuania
4.9% Denmark
4.9% Iceland
4.0% Norway
3.3% Estonia

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
▸ NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES



Case

## Enefit Green AS

Construction of wind power generation capacity in Lithuania and Finland, and photovoltaic generation capacity in Estonia.

**NEB category:**
Renewable energy generation

**NEB-financed as of 31.12.2023:**
EUR 40 million

**Impact:**
The total nominal capacity of 184 MW, increased renewableenergy generation by 468,2 GWh/a, 157 kt $CO_2e$/a of avoided emissions



Case

## SB Modernizavimo Fondas UAB

Financing of multi-apartment renovation projects in Lithuania.

**NEB category:**
Energy efficiency

**NEB-financed as of 31.12.2023:**
EUR 33.33 million

**Impact:**
Decrease of energy demand by 40%

Full impact data not pro-rated.
Image credits: respective clients.


SCANIA
25 P

Case

## Scania CV AB

R&D programme to develop battery electric vehicle.

**NEB category:**
Clean transport solutions

**NEB-financed as of 31.12.2023:**
EUR 175 million

**Impact:**
Low carbon, cost efficient means of transportation

NIB
ANNUAL REPORT 2023
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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Overview of NIB Environmental Bonds

NIB has an explicit mandate to promote environmental projects. In response to investors' willingness to support sustainable investments specifically, we introduced our NIB Environmental Bond in 2011.

Under the NIB Environmental Bond framework, NIB issues use of proceeds environmental bonds whose proceeds are used to finance projects that benefit the environment and support the transition to a low-carbon economy. NIB applies a portfolio approach with multiple NEBs financing a pool of projects.

The proceeds from a NEB can be allocated to a specific category or to projects belonging to several categories. Proceeds from NEB issuance will only be allocated to new environmental projects, i.e. projects that have not been completed more than a year prior to NIB's project review. NIB often finances projects with long construction periods, meaning that even if disbursements are stretched over several years, the project may not yet be completed and is thus still considered a new project by NIB.

The Bank's Nordic-Baltic Blue Bonds specifically focus on investments within water management and protection and are aimed at investors who are conscious of the challenges facing our region's water resources, especially those affecting the Baltic Sea.

The NIB Environmental Bond Framework is aligned with the four core components of the Green Bond Principles (Use of Proceeds, Process for Project Evaluation and Selection, Management of Proceeds, and Reporting). Further, NIB assesses the alignment of the projects in its NEB Fund Pool with the EU Taxonomy, read more here.

NIB's Climate Strategy was adopted by the Board of Directors of NIB on 31 October 2023 with entry into force as of 27 November 2023, read more on page 37. More information about NIB's overarching objectives, strategy, policy and processes relating to ESG and sustainability can be found under Sustainability Management and see NIB's Sustainability Policy, ESG Guidelines for Lending and our Governance Statement.



### NIB Environmental Bond basic information

| | |
|---|---|
| Current framework | NIB Environmental Bond Framework (entry into force Dec 2018, correction of manifest error Oct 2019) |
| Second opinion | CICERO: Dark Green (Dec 2018) |
| Types of bonds issued under framework | Environmental Bonds, Nordic-Baltic Blue Bonds |
| Reporting period | Annual |
| Reporting approach | Portfolio approach with project-specific details provided |
| Guidelines / alignment | Green Bond Principles, EU Taxonomy estimated alignment assessment, UN Sustainable Development Goals |
| Verification | Limited Assurance by KPMG, see page 66-67 |
| Impact reporting portals | Nasdaq Sustainable Bond Network |
| ESG library, including PAI indicators | Summary of ESG related documents is available on our website |

**NEB issuance 2011–2023**
in EURm


1,200
1,000
800
600
400
200
0
11 12 13 14 15 16 17 18 19 20 21 22 23
Environmental bonds
Nordic-Baltic Blue Bonds

D a r k O G 29 ANNUAL REPORT 2023 INTRODUCTION IMPACT & SUSTAINABILITY NEB project selection process Lending impact Funding in 2023 NIB Environmental Bonds Action for climate ESG Mandate Rating NIB Environmental NEB Ex-post mandate review rating scale Bond Framework fund pool Reporting assessment Internal impact Impactful workplace We confirm We confirm projects’ eligibility Straight link Annual Report on Three years Sustainability management Environmental benefits Excellent after project that there are against a set of criteria within between NEB the allocation of Good Stakeholder engagement no significant ∆ Pollution reduction the following project categories: proceeds and NEB proceeds implementation, Moderate NIB will assess environmental, ∆ Preventive measures ∆ Energy efficiency disbursements to and the impact About this report Neutral social or gover- ∆ Resource efficiency ∆ R enewable energy eligible projects. of projects the fulfilment Independent Assurance Report Marginal of the Bank’s nance risks (incl. circular economy) generation financed. Negative GOVERNANCE connected to ∆ Climate change ∆ T ransmission, distribution mandate and realisation BOD REPORT the project or mitigation and storage systems counterparty. ∆ Clean transport solutions of impact. FINANCIALS ∆ Water management SUSTAINABILITY INDICES and protection ∆ Resources and waste ∆ management systems ∆ Green buildings Independent Assurance Report t NIB Mandate Rating Sustainability Environmental Framework Annual Policy Bond The Nordic Investment Bank is the international ﬁnancial institution 2023 of the Nordic and Baltic countries. Adopted by the Board of Directors of the Nordic Investment Bank on Report 11 November 2021 with entry into force as of 11 November 2021 Framework We work towards a prosperous and sustainable Nordic–Baltic region. Framework for the undertaking of NIB Environmental Bond issuance – the underlying rationale and methodology for loan selection, and the governance of bond issuance, proceeds management and reporting R r e E e C n I R C a t i n g

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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
▸ NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# NIB Environmental Bond Pool

The proceeds of NIB Environmental Bonds are managed on an aggregate basis for multiple environmental bonds (portfolio approach).

### NIB Environmental Bonds

| ISIN code | Currency | Amount in millions | EUR million equivalent[1] | Year | Value date | Maturity date | Taps |
|---|---|---|---|---|---|---|---|
| **Environmental bonds** | | | | | | | |
| XS0824127277 | SEK | 500 | 59 | 2012 | 7.9.2012 | 7.9.2032 | |
| XS1431730388 | EUR | 500 | 500 | 2016 | 10.6.2016 | 10.6.2024 | |
| XS1431730388 | EUR | 500 | 500 | 2017 | 18.5.2017 | 10.6.2024 | tap |
| XS1815070633 | EUR | 500 | 500 | 2018 | 3.5.2018 | 3.11.2025 | |
| XS2055786763 | EUR | 500 | 500 | 2019 | 25.9.2019 | 25.9.2026 | |
| XS2166209176 | EUR | 500 | 500 | 2020 | 30.4.2020 | 30.4.2027 | tap |
| XS2166209176 | EUR | 500 | 500 | 2021 | 1.4.2021 | 30.4.2027 | |
| XS2400452228 | NOK | 1,000 | 101 | 2021 | 20.10.2021 | 20.10.2027 | |
| XS2400452228 | NOK | 1,000 | 97 | 2022 | 4.11.2022 | 20.10.2027 | tap |
| XS2400452731 | SEK | 3,000 | 296 | 2021 | 20.10.2021 | 20.10.2026 | |
| XS2437424398 | DKK | 2,000 | 269 | 2022 | 28.1.2022 | 28.1.2030 | |
| XS2454249652 | EUR | 500 | 500 | 2022 | 9.3.2022 | 9.3.2029 | |
| XS2548946560 | SEK | 2,000 | 182 | 2022 | 24.10.2022 | 24.10.2027 | |
| XS2548946560 | SEK | 1,000 | 89 | 2023 | 18.12.2023 | 24.10.2027 | tap |
| XS2580868482 | EUR | 500 | 500 | 2023 | 30.1.2023 | 30.1.2030 | |
| XS2690013722 | SEK | 2,000 | 168 | 2023 | 22.9.2023 | 22.9.2028 | |
| **Total environmental bonds:** | | | **5,262** | | | | |
| **Blue bonds** | | | | | | | |
| XS1943607975 | SEK | 2,000 | 193 | 2019 | 1.2.2019 | 1.2.2024 | |
| XS2243312407 | SEK | 1,500 | 143 | 2020 | 13.10.2020 | 13.10.2025 | |
| **Total blue bonds:** | | | **336** | | | | |
| **Total NIB Environmental Bonds:** | | | **5,597** | | | | |

### NIB Environmental Bonds (matured)

| ISIN code | Currency | Amount in millions | EUR million equivalent[1] | Year | Value date | Maturity date | Taps |
|---|---|---|---|---|---|---|---|
| **NIB Environmental Bonds (matured)** | | | | | | | |
| XS0699238522 | ZAR | 1,006 | 92 | 2011 | 22.11.2011 | 19.11.2015 | |
| XS0975173633 | SEK | 500 | 58 | 2013 | 27.9.2013 | 27.9.2018 | |
| XS0996470943 | BRL | 344 | 105 | 2013 | 6.12.2013 | 6.2.2018 | |
| XS1031495929 | EUR | 40 | 40 | 2014 | 11.2.2014 | 11.2.2019 | |
| US65562QAW50 | USD | 500 | 397 | 2014 | 30.9.2014 | 30.9.2021 | |
| XS1222727536 | SEK | 1,000 | 107 | 2015 | 23.4.2015 | 23.4.2020 | |
| XS1292474282 | EUR | 500 | 500 | 2015 | 17.9.2015 | 19.9.2022 | |
| XS1347786797 | SEK | 1,000 | 107 | 2016 | 20.1.2016 | 20.1.2021 | |
| XS1494406074 | SEK | 1,500 | 156 | 2016 | 22.9.2016 | 22.9.2023 | tap |
| XS1494406074 | SEK | 500 | 51 | 2017 | 16.10.2017 | 22.9.2023 | tap |
| XS1494406074 | SEK | 1,000 | 103 | 2017 | 25.10.2017 | 22.9.2023 | |
| XS1551670091 | BRL | 5,5 | 2 | 2017 | 23.2.2017 | 24.2.2021 | |
| XS1602266923 | INR | 170 | 2 | 2017 | 30.5.2017 | 29.5.2020 | |
| XS1673097637 | SEK | 2,000 | 211 | 2017 | 29.8.2017 | 29.8.2022 | |
| XS1673097637 | SEK | 500 | 51 | 2017 | 5.10.2017 | 29.8.2022 | tap |
| **Total matured NIB Environmental Bonds:** | | | **1,983** | | | | |
| **Total issued NIB Environmental Bonds 2011-2023:** | | | **7,580** | | | | |

[1] Based on the trade date foreign exchange rate.

31 ANNUAL REPORT 2023 INTRODUCTION NIB Environmental Bond financed projects 2011-2023 IMPACT & SUSTAINABILITY Lending impact 1 1 Funding in 2023 Environmental bond financed projects 2011–2023 Environmental bond financed projects 2011–2023%, projects by country %, projects by NEB category NIB Environmental Bonds Action for climate 42% Sweden 26% Green buildings Internal impact 27% Norway 26% Renewable energy Total NEB-financed 13% Finland generation Impactful workplace 7% Denmark 23% Clean transport solutions projects 2011-2023 4% Lithuania 13% Water management Sustainability management and protection 3% Netherlands 6% Energy efficiency 2% Poland Stakeholder engagement 4% Transmission, distribution 2% Iceland EUR 7.6 billion About this report and storage systems 2% Estonia 3% Resources and Waste Independent Assurance Report Management Systems GOVERNANCE 1 1 Total environmental bond covered disbursements from day 1 until Total environmental bond covered disbursements from day 1 until previous year-end (excluding uncovered environmental and fully previous year-end (excluding uncovered and fully repaid loans) BOD REPORT repaid loans) FINANCIALS 1 2 SUSTAINABILITY INDICES Blue bond financed projects 2019–2023 Blue bond financed projects 2019–2023 NEB-financed projects 2011–2023%, projects by country %, projects by category in EURm 1,600 42% Finland 100% Water management 33% Sweden and protection 1,400 19% Norway 1,200 5% Estonia 1,000 800 600 400 200 0 11 12 13 14 15 16 17 18 19 20 21 22 23 1 2 Total blue bond covered disbursements from day 1 until previous year-end Total blue bond covered disbursements from day 1 until previous Environmental Bond-financed projects (excluding uncovered blue disbursements and fully repaid loans). year-end (excluding uncovered blue and fully repaid loans) Nordic-Baltic Blue Bond-financed projects Disbursed but not yet covered by NEBs Due to rounding, the percentages are not matching up to 100%. For a complete list of all financed projects, please see our website.

32 ANNUAL REPORT 2023 1 INTRODUCTION Accumulated NEB issuance and disbursements 2011–2023 in EUR billions IMPACT & SUSTAINABILITY Lending impact 7 Funding in 2023 6 NEB fund pool 5 NIB Environmental Bonds 4 Action for climate 3 EUR 6.9 billion Internal impact 2 1 1 Impactful workplace 31 Dec 2023 0 Sustainability management 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1 Financed projects excluding fully repaid loans Stakeholder engagement Environmental bond Environmental disbursements About this report Blue bond Blue disbursements Independent Assurance Report 1 Accumulated issued bonds (excluding matured bonds) and accumulated disbursements (excluding fully repaid loans and uncovered ones). GOVERNANCE BOD REPORT FINANCIALS 2 Total NEB issuance and disbursements 2011-2023 SUSTAINABILITY INDICES in EUR billions 9 8 7 6 5 4 3 2 1 0 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Environmental bond Environmental disbursements Disbursed but not yet Blue bond Blue disbursements covered by NEBs 2 All bonds and projects matured and not matured Image: Enefit Green Purtse hybrid park

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ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

33

# Impact of NEB-financed projects 2011-2023

Pro-rated to NIB's share of financing. The share of impact arising from disbursements that are alloced to NEB pool in 2023 is shown.

| Category | Indicator | 2011-2023 Total | 2023 | 2023 % of total 2011-2023 |
|---|---|---|---|---|
| Green buildings | m² gross floor area | 505,810 | 62,690 | 12% |
| | MWh/a own carbon-neutral energy generation | 4,230 | 3,000 | 71% |
| Renewable energy generation | MW added capacity | 1,090 | 80 | 7% |
| | MWh/a added generation | 2,797,490 | 176,500 | 6% |
| | t $CO_2e$/a avoided | 1,043,930 | 62,150 | 6% |
| Clean transport solutions | t $CO_2e$/a avoided | 70,410 | 11,930 | 17% |
| Water management and protection | PE added wastewater treatment capacity | 627 110 | 0 | 0 % |
| | t/a reduced nitrogen discharges | 250 | 0 | 0 % |

| Category | Indicator | 2011-2023 Total | 2023 | 2023 % of total 2011-2023 |
|---|---|---|---|---|
| Transmission, distribution and storage systems | MW connected renewable trans-mission capacity | 2,940 | 0 | 0% |
| Energy efficiency | MWh/a energy savings | 95,690 | 29,610 | 31% |
| | t $CO_2e$/a avoided | 26,800 | 2,510 | 9% |
| Resources and waste management systems | t/a waste treated | 97,200 | 0 | 0% |
| | MWh/a energy recovered from waste | 597,650 | 0 | 0% |
| | t $CO_2e$/a avoided | 109,560 | 0 | 0% |
| **Nordic-Baltic Blue Bonds** | | | | |
| Water management and protection | PE added waste-water treatment capacity | 404,140 | 0 | 0% |
| | t/a reduced nitrogen discharges | 90 | 0 | 0% |

Project-specific impact data (including up-to-date information on all projects in the NEB pool on 31.12.2023 and information on project level updates), and NIB's methodology for assessing impact is published on our website.
The impact numbers under 2023 can contain impacts from disbursements in 2022, that were allocated to NEB pool in 2023. Starting from 2022, NEB impact data includes only the impact of outstanding loans, except loans that have been included into the pool and repaid the same year.
The published aggregated data contains information of projects in the NEB pool on 31.12.2023. All figures have been rounded down using common rounding principles. Consequently the sum of individual figures may deviate from the presented sum figure on NIB's website and from previos years.
The impact numbers in this table are given in the aggregated manner (including data that were not disclosed seperately at a project level in our reports on project-specific impact by NEB category).

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IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# EU taxonomy alignment

In 2023, we continued to analyse our NEB projects from the EU taxonomy perspective.

Following the adoption of the EU taxonomy for sustainable economic activities in 2020, NIB has for the third time conducted a screening of the NEB project categories against the EU taxonomy's Technical Screening Criteria (TSC) for sustainable activities for relevant environmental objectives.

In 2021, NIB started analysing the NEB pool category, but in 2022 and 2023, the Bank updated the analysis in accordance with more detailed information about the project-level taxonomy screening data. The purpose of the exercise is to provide NIB's investors with information about how well NEB-financed projects are deemed to be aligned with the EU taxonomy.

As the screening is done at a project category level, the assessment is based on the estimated EU taxonomy alignment of the majority of projects within each category. The alignment assessment results are presented separately for Substantial Contribution (SC), as well as for the combination of SC and Do No Significant Harm (DNSH). As is illustrated in the table on page 36, the NEB categories are in general well-aligned with the substantial contribution criteria. DNSH alignment at a category level is more challenging to determine, and here the assessment builds on whether relevant DNSH criteria are commonly covered by regular permit processes in combination with NIB's project sustainability review.

In 2022, NIB started to perform an EU taxonomy alignment assessment for all new projects at a project level, and this continued in 2023. To appraise the EU taxonomy alignment, NIB collects information from borrowers about the project characteristics in accordance with the EU taxonomy regulations during the loan due diligence process, along with the analysis if applicable EU directives have been implemented in the counterparty's national legislation. As the advancements in the Taxonomy screening criteria were adopted only in mid-2023, the mapping provided in this report is done on a best effort basis regarding the projects that were approved in the first half of the year. The assessment of the new projects in 2023 affected the overall alignment for a NEB category.

Of the total covered NEB disbursement volume in 2023, 96% were considered taxonomy-eligible, and 4% were not. 82% of the disbursements were considered to fulfil the SC criteria for the project's relevant economic activity, while 14% of the disbursements were assessed as not fulfilling the SC criteria.

**Out of the total disbursed NEB loan volume in 2023, 96% were considered taxonomy eligible.**



**Estimated alignment against technical screening criteria for SC and DNSH of NEB projects 2023,**
% of NEB issuances 2023


Alignment:
82% SC considered aligned[1]
14% SC considered not aligned[2]
4% Not taxonomy eligible projects[3]
SC considered aligned:[1]
Out of which:
16% DNSH considered aligned
26% DNSH partly aligned
40% DNSH could not be assessed

[1] SC considered aligned: The project could demonstrate evidence that TSC for SC are fulfilled.
[2] SC considered partly aligned: The project could not demonstrate evidence on TSC for SC.
[3] Project not taxonomy eligible: The economic activity is not covered by the EU taxonomy.

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IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

Of the disbursements for which SC was considered to be aligned, 16% were deemed to fully fulfil the criteria for DNSH, and 26% were deemed to partly fulfil the DNSH criteria. For 40% of the disbursements, there was insufficient information to assess full DNSH alignment. It should be noted that these percentage shares of disbursements are affected by a few large projects. Looking at the number of projects, 43% of projects were considered to be fully aligned with DNSH criteria, and 43% of the projects were considered partly aligned.

As noted by many actors such as UNEP-FI, assessing alignment with the DNSH TSC can be challenging. The main reasons are data unavailability, insufficient data quality and a lack of evidence related to the DNSH TSC. However, we see that the access to information has been improving, probably driven by both more stringent regulatory and reporting requirements and the application of voluntary standards (which also now tend to take the EU taxonomy regulation into account), but also by increased awareness of sustainability matters.

NIB is owned by its member countries with robust human rights policies, and the counterparties in NIB's bond pool are registered in Bank's member countries and Poland. We therefore consider that Minimum Social Safeguards (MSS) cover bonds issued by NIB. NIB's internal policies and processes also strengthen the compliance with MSS to ensure that the borrowing entity can identify, manage, and mitigate potential neg-ative social impacts as laid out in Article 18 of the Taxonomy Regulation.

For a full description of the assessment and assumptions used, please see NIB's website.



Case

## Kōlvallen Vind AB

NIB has provided a loan to Kölvallen Vind AB to finance a 277-megawatt (MW) wind farm in Ljusdal, Gävleborg, in the northern part of Sweden. The 4.5-year loan will finance the construction and installation of 42 wind turbines, as well as associated civil and electrical infrastructure. The construction is in line with the EU taxonomy and Sweden's strategic goals to become a net-zero carbon economy by 2045. Assuming that the produced electricity is exported and replaces energy produced with the average carbon footprint in the European Union, the avoided greenhouse gas emissions associated with the project will amount to 273,000 tonnes of $CO_2e$ per year.

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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

## Overview of NEB portfolio (2011 - 2023) categories, the primary environmental objective in the EU taxonomy and estimated alignment against technical screening criteria

| NEB Framework project category[1] | | Taxonomy environmental objective[2] | Eligibility | Substantial Contribution (SC) | Do No Significant Harm (DNSH) | % of NEB portfolio[3] |
|---|---|---|---|---|---|---|
| **Energy efficiency** | | | | | | |
| a. Energy efficiency projects in industry | | - | Not eligible | - | - | 0.4% |
| b. Energy efficiency in existing buildings | | Climate change mitigation | Eligible | Estimated aligned | Partly aligned | 5% |
| **Renewable energy** | | | | | | |
| a. Electricity from wind turbines, solar, tidal, wave and hydropower | Wind | Climate change mitigation | Eligible | Estimated aligned | Estimated aligned | 8% |
| | Solar | Climate change mitigation | Eligible | Estimated aligned | Partly aligned | 0.5% |
| | Wave[4] | Climate change mitigation | Eligible | Could not be assessed | Could not be assessed | 0% |
| | Hydro | Climate change mitigation | Eligible | Estimated aligned | Partly aligned | 11% |
| b. Electricity or heat generation from geothermal installations and from biomass | Geothermal | Climate change mitigation | Eligible | Estimated aligned | Estimated aligned | 1% |
| | Biomass | Climate change mitigation | Eligible | Partly aligned | Partly aligned | 5% |
| c. Infrastructure for the production or processing of liquid biofuels[4] | | Climate change mitigation | Eligible | Could not be assessed | Could not be assessed | 0% |
| d. Investments in the development, design and manufacturing of renewable energy technologies.[4] | | Climate change mitigation | Eligible | Could not be assessed | Could not be assessed | 0% |
| **Transmission, distribution and storage systems** | | | | | | |
| a. Transmission and distribution system (electricity) | | Climate change mitigation | Eligible | Estimated aligned | Partly aligned | 4% |
| b. District heating and cooling | | Climate change mitigation | Eligible | Estimated aligned | Estimated aligned | 0.01% |
| **Clean transport solutions** | | | | | | |
| a. Transport infrastructure | | Climate change mitigation | Eligible | Estimated aligned | Partly aligned | 5% |
| b. Vehicles and vessels | | Climate change mitigation | Eligible | Estimated aligned | Partly aligned | 17% |
| **Water management and protection** | | | | | | |
| a. Wastewater treatment and water pollution prevention | | Sustainable use and protection of water and marine resources | Eligible | Partly aligned | Partly aligned | 16% |
| b. Stormwater systems and flood protection | | Climate change adaptation | Eligible | Estimated aligned | Estimated aligned | 1% |
| c. Protection of water resources[4] | | Circular economy | Eligible | Could not be assessed | Could not be assessed | 0% |
| d. Protection and restoration of water and marine ecosystems[4] | | Substantial contribution to protection and restoration of biodiversity and ecosystems | Eligible | Could not be assessed | Could not be assessed | 0% |
| **Resources and waste management systems** | | | | | | |
| a. Resource efficiency | Material recovery | Circular economy | Eligible | Estimated aligned | Estimated aligned | 0.2% |
| | Pollution prevention[4] | Circular economy | Eligible | Could not be assessed | Could not be assessed | 0% |
| b. Infrastructure for better waste management | | Circular economy | Eligible | Estimated aligned | Estimated aligned | 0.8% |
| c. Energy recovery from waste | Biogas | Climate change mitigation | Eligible | Partly aligned | Partly aligned | 0.01% |
| | Waste-to-Energy | - | Not eligible | - | - | 2% |
| **Green buildings** | | | | | | |
| New buildings certified according to LEED Platinum or BREEAM Excellent/Outstanding | | Climate change mitigation | Eligible | Partly aligned | Partly aligned | 25% |

● Estimated aligned ● Partly aligned ● Not aligned ● Could not be assessed

[1] Minimum social safeguards: NIB has policies, standards and procedures in place for safeguarding the environmental and social sustainability of NEB projects.
[2] Including enabling activities
[3] The share of NEB funds allocated to each category 2011-2023.
[4] Project categories in which NIB has not yet had any NEB projects are labelled as "Could not be assessed"

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IMPACT & SUSTAINABILITY
- Lending impact
- Funding in 2023
- NIB Environmental Bonds
- ▸ Action for climate
- Internal impact
- Impactful workplace
- Sustainability management
- Stakeholder engagement
- About this report
- Independent Assurance Report

GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Action for climate

In 2023, we published our Climate Strategy and targets, and continued climate risk management integration.

## Net-zero bank by 2050

As the impact of climate change continues to intensify, achieving net-zero emissions is imperative from both environmental and financial perspectives.

Supporting the decarbonisation of our economies and societies has long been integrated in NIB's business strategy.

Our impact primarily stems from lending and investment activities. Financed emissions account for more than 99% of our total greenhouse gas (GHG) emissions. These emissions are the indirect emissions that result from our lending and investment activities and fall under Scope 3 in the Greenhouse Gas Protocol. More details about our financed emissions can be found on pages 39-42.

NIB has committed to being a net-zero bank by 2050. This means our activities across our value chain will result in no net GHG emissions. For a financial institution achieving net zero will mostly require working with our clients and helping them in their own low-carbon transition. In 2023, the Bank published its Climate Strategy and committed to intermediate 2030 climate targets for key lending sectors covering 67% of its 2022 financed emissions. Sectors that are high-emitting and hold significant importance in terms of decarbonisation to limit the global temperature rise to below 1.5-degree pre-industrial levels are prioritised in target setting.

Although the Bank's own operations (Scopes 1 and 2) account for a very limited share of our emissions, we recognise the importance of minimising our impact, however small, to lead and truly achieve the net-zero transition. We have thus also set the climate targets for our own operations. The strategy announced in December 2023 at COP28 also outlines how we will reach our targets and achieve net zero emissions by 2050.

## Setting science-based targets

In 2023, NIB also committed to setting science-based targets and will thus expand the coverage of its 2030 climate targets to additional sectors, including in our treasury assets, as required by the Science Based Targets initiative (SBTi) before commencing the validation process.

Science-based targets provide emission reduction pathways for businesses and financial



NIB is committed to accelerate climate action. By setting 2030 targets for ourselves, we will work together with our clients across sectors to support the Nordic-Baltic region's climate neutrality goals.

*Luca De Lorenzo,*
*Head of Sustainability and Mandate*

Science-based targets pushing decarbonisation
Read the article

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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

institutions to curb their emissions in line with the Paris Climate Agreement. Targets are science-based if they are aligned with the latest climate science to limiting global warming to well below 2 °C above pre-industrial levels and pursuing efforts to limit warming to 1.5 °C. We expect to submit and get validation for our climate targets from SBTi in 2024 and report on them from 2025 onwards. As the methodologies evolve and data quality improves, we will continue to enhance our reporting and include progress against our emissions reduction targets and share our findings and best practices in the net-zero transition journey.

Our targets cover sectors with concentrated financed emissions and/or are important to decarbonise to achieve a net-zero economy. To facilitate a broad-based transition to net-zero, the Bank will therefore focus on both "fast-lane" sectors with existing green solutions and "slow-lane" sectors, addressing the challenges faced by industries with fewer low-carbon


NIB Climate Strategy

## Our path to net zero

NIB Climate Strategy is available here

# NIB's climate transition plan


Financed emission (scope 3)
Own operations (scope 1,2 & 3)[1]
Historical emissions
GHG emissions (tCO₂e)
Emission projection[2]
GHG emissions (tCO₂e)
Financed emissions calculated for the first time resulting in a substantial increase in total emissions
First TCFD disclosure in our reporting
1,381
803
765
972
1,181
1.1 Mil
1.4 Mil
19
20
21
22
23[3]
1.4 Mil
The rate of emission reduction is indicative
Increased engagement in hard-to-abate sectors and/or coverage of additional sectors in calculations could increase financed emissions at first.
Net-Zero
2023
NIB Climate Strategy and targets published.
2030
Mid-term climate targets achieved with substantial reduction in financed emissions.
2050
NIB becomes a net-zero bank.

[1] Certain emissions from NIB's own operations such as business travel and waste are categorised in scope 3.
[2] The graph is illustrative.
[3] The increase of emissions is due to expanding the coverage to sovereigns.

## Key actions to reach targets

**1 NIB Sustainability Policy**
Incorporating Sustainability Policy in all our business conduct, and credit and investment decisions.

**2 Products and services for our clients**
NIB's environmental loans and sustainability-linked loans are aligned to support and accelerate net-zero transition. We offer also advisory services to our clients to reduce their emissions.

**3 NIB mandate**
We assess all projects based on our Mandate Rating Framework where climate change mitigation is an integral part.

**4 Collaboration & engagement**
We will continue to accelerate our engagement with both internal and external stakeholders to ensure the transition is ambitious and inclusive.

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Lending impact
Funding in 2023
NIB Environmental Bonds
▸ Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

options. We will seek opportunities to expand our exposure in the slow-lane sector, though with the target of aligning the portfolio with the science-based decarbonisation pathway. We will work with our customers and support them in reducing carbon emissions by fostering innovation, supporting research and development, and exploring financing mechanisms to drive their transition to achieving a low-carbon economy.

## Financed emissions of the lending and treasury portfolios (Scope 3)

Financed emissions are the Bank's Scope 3 greenhouse gas emissions (GHG) associated with the loan and investment portfolios. For banks this is by far the most relevant and material part of the total carbon footprint.

We first calculated and reported on our financed emissions in the 2022 Annual Report. This step was crucial in assessing materiality from the climate perspective and setting targets in the high-emitting sectors. The majority of our financed emissions are from our lending

**70%**
Share of total lending balance with financed emissions calculation

### Overview of our climate targets

| Sectors | 2022 financed emissions (%) | Target methodology | 2022 baseline | 2030 target | Emission scope included | 2023 |
|---|---|---|---|---|---|---|
| **Oil & gas** | 1% | Exclusion list | N/A[1] | No exposure | N/A | N/A |
| **Power & Heat generation** | 53% | IEA EU NPS | 64 $gCO_2e/kWh$ | 30 $gCO_2e/kWh$ | Scope 1 | 55.6 $gCO_2/kWh$ |
| **Cement** | 0% | SBTi sectoral decarbonisation pathway (1.5°C scenario) | No exposure | 0.46 $tCO_2e/ton$ | Scope 1+2 | No exposure |
| **Steel** | 2% | SBTi sectoral decarbonisation pathway (2°C scenario) | N/A[1] | 0.87 $tCO_2e/ton$ | Scope 1+2 | N/A |
| **Aluminium** | 0% | SBTi sectoral decarbonisation pathway (2°C scenario) | No exposure | 2.99 $tCO_2e/ton$ | Scope 1+2 | No exposure |
| **Capital goods** | 3% | SBTi portfolio coverage approach | 62% of on balance lending exposure with SBTi targets | 80% of on balance lending exposure with SBTi targets | As required by SBTi | 66% of on balance lending exposure with SBTi targets |
| **Consumer retail** | 7% | SBTi portfolio coverage approach | 57% of on balance lending exposure with SBTi targets | 76% of on balance lending exposure with SBTi targets | As required by SBTi | 47% of on balance lending exposure with SBTi targets |
| **Real estate** | 1% | CRREM sectoral decarbonisation pathway (1.5°C scenario) | 8.67 $kgCO_2e/m^2$ | 6.0 $kgCO_2e/m^2$ | Scope 1+2 | 9.0 $kg/CO_2e/m^2$ |

[1] Baseline intensity not calculated due to limited exposure in the sector.

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NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

activities in the power and heat sector, followed by industrials, transportation and consumer retail.

We calculate financed emissions according to the Global GHG Accounting and Reporting Standard for the Financial Industry by the Partnership for Carbon Accounting Financials (PCAF)[1], published in 2020.

Using the PCAF standard, we define NIB's share of our counterparties' greenhouse gas emissions in proportion to our exposure to counterparties' total value. The calculation is performed based on the counterparties' reported GHG emissions to the extent available. For those counterparties that are yet to report their GHG emissions, we estimated the emissions using PCAF's proxy data. The counterparty emissions covered comprise the direct (Scope 1) and indirect (Scope 2) GHG emissions. The counterparties' Scope 3 emissions were not included in the analysis due to limited data availability and accuracy.

In 2023, we expanded the scope of financed emissions coverage to include sovereigns from Public Sector and updated our financed emissions for Real Estate aligning it with the PCAF Commercial Real Estate methodology. The scope of the analysis included the loans outstanding in NIB's lending portfolio and the corporate bonds and sovereign bonds investments of NIB's treasury portfolio as of 31 December 2023. The Financial Institutions and Public Sector (Municipalities) of the lending book were not assessed due to lack of data and an established assessment methodology.

The scope of the treasury portfolio was limited to corporate bonds investments, as the PCAF standard 2020 does not cover other relevant asset classes. The accuracy and scope of the financed emissions will be further improved as the data availability and calculation methodologies develop. The methodological details for calculating the financed emissions are described in the TCFD Index.

Table 1 presents NIB's estimated financed emissions of the lending portfolio 2023, and Table 2 the estimated financed emissions of the treasury corporate bonds portfolio 2023. The relative indicators of carbon footprint and weighted average carbon intensity (WACI) are also shown to allow a comparison between sectors or with other financial institutions.

## Key sectoral findings

NIB's financed emissions for the lending portfolio in 2023 accounted for approximately 1,318 kt $CO_2e$ (coverage approx. 70%) and for the treasury corporate and sovereign bond portfolio approximately 137 kt $CO_2e$. On a comparable scope, we achieved a minor decrease in financed emissions in both lending and treasury portfolio compared to 2022. The increase in total emissions in 2023 is due to expanding the coverage to sovereigns. The corresponding carbon footprints were 84 $tCO_2e$/million EUR invested and 146 $tCO_2e$/million EUR invested. The key sectoral findings regarding the lending portfolio are presented in the summary table.

[1] https://carbonaccountingfinancials.com/

### Summary of key lending sectors financed emissions

| Sectors | Financed emissions | Summary |
|---|---|---|
| **Oil & Gas** | 6 kt$CO_2e$ | • The sector is excluded from financing as part of NIB's sustainability policy.<br>• NIB does not have new clients in upstream oil & gas. |
| **Power & Heat** | 692 kt$CO_2e$ | • Sector with highest financed emission.<br>• Majority of loans are with counterparties generating energy from renewable sources.<br>• Our average carbon intensity in the sector is 54.5 g$CO_2$/kWh. |
| **Industrials** | 84 kt$CO_2e$ | • This sector constitutes carbon intensive sectors such as Chemicals and Forest industries.<br>• Significant decrease in financed emissions compared to previous year mostly due to reduction of exposures in carbon intensive counterparties. |
| **Transportation** | 132 kt$CO_2e$ | • Transport sector constitutes of multiple segments.<br>• The shipping segment has the highest carbon footprint of 452 t$CO_2e$/mEUR invested<br>• Majority of loans are with infrastructure providers such as public transport and roads where data availability is very low |
| **Real estate** | 4 kt$CO_2e$ | • Financed emission for the sector is calculated using PCAF's Real estate methodology for the first time in 2023<br>• NIB's real estate portfolio mainly constitutes of green building assets<br>• Our average carbon intensity in the sector is 8.98 kg$CO_2/m^2$ |

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Action for climate
Internal impact
Impactful workplace
Sustainability management
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**Table 1 Financed emissions for NIB's lending portfolio 2023[1]**

| Industry sector and segment | Total Balance [EUR million] 2023 | Share of Total Balance [%] | Balance for which financed emissions are calculated [EUR million] 2023 | Share of total balance for which financed emissions are calculated [%] | Financed Emissions, ktonnes $CO_2e$ | Share of Total Financed Emissions [%] | Carbon Footprint [$tCO_2e$/EUR million invested] | WACI [$tCO_2e$/EUR million revenue] | % of financed emissions based on reported data | % of financed emissions based on estimated data |
|---|---|---|---|---|---|---|---|---|---|---|
| **Oil & Gas (Gas Utilities and Oil & Gas Transportation and storage)** | **165** | **1 %** | **165** | **100 %** | **6** | **0.4 %** | **35** | **2** | **100%** | **0%** |
| **Power and Heat** | **5,155** | **23 %** | **4,810** | **93%** | **692** | **52%** | **144** | **132** | **91%** | **9%** |
| Purely power transmission and distribution | 1,763 | 8% | 1,710 | 97% | 102 | 8% | 60 | 23 | 98% | 2% |
| *Utilities with heat and power generation* | *3,392* | *15%* | *3,100* | *91%* | *589* | *45%* | *190* | *110* | *90%* | *10%* |
| Low | 2,648 | 12% | 2,445 | 92% | 216 | 16% | 88 | 55 | 76% | 24% |
| Moderate | 272 | 1% | 272 | 100% | 110 | 8% | 404 | 20 | 91% | 9% |
| High | 472 | 2% | 383 | 81% | 264 | 20% | 689 | 36 | 100% | 0% |
| **Metals & Mining (incl. Steel)** | **302** | **1%** | **279** | **92%** | **27** | **2%** | **96** | **2** | **100%** | **0%** |
| **Industrials** | **963** | **4%** | **963** | **100%** | **84** | **6%** | **87** | **11** | **95%** | **5%** |
| Speciality Chemicals | 358 | 2% | 358 | 100% | 9 | 1% | 25 | 2 | 100% | 0% |
| Chemicals excl. Speciality Chemicals | 99 | 0% | 99 | 100% | 21 | 2% | 207 | 1 | 100% | 0% |
| Paper&Forest Products, Packaging | 392 | 2% | 392 | 100% | 51 | 4% | 131 | 7 | 92% | 8% |
| Commercial & Professional Services | 113 | 1% | 113 | 100% | 3 | 0.3% | 30 | 0 | 96% | 4% |
| **Capital Goods** | **1,505** | **7%** | **1,455** | **97%** | **18** | **1%** | **13** | **3** | **100%** | **0%** |
| **Transportation** | **3,406** | **15%** | **2,098** | **62%** | **132** | **10%** | **63** | **23** | **75%** | **25%** |
| Automobiles | 450 | 2% | 450 | 100% | 3 | 0.2% | 7 | 0 | 100% | 0% |
| Shipping | 112 | 1% | 29 | 26% | 13 | 1% | 452 | 2 | 1% | 99% |
| Transportation infrastructure[2] | 2,844 | 13% | 1,619 | 57% | 116 | 9% | 72 | 21 | 82% | 18% |
| **Consumer Retail (incl. Food and Beverage Production)** | **1,299** | **6%** | **1,229** | **95%** | **76** | **6%** | **62** | **5** | **100%** | **0%** |
| **Health Care** | **1,197** | **5%** | **672** | **56%** | **8** | **1%** | **11** | **1** | **42%** | **58%** |
| **Real Estate[3]** | **2,108** | **9%** | **1,754** | **83%** | **4** | **0.3%** | **2** | **1** | **97%** | **3%** |
| **Tech and Telecom** | **933** | **4%** | **904** | **97%** | **7** | **0.5%** | **8** | **1** | **100%** | **0%** |
| **Water Utilities** | **387** | **2%** | **200** | **52%** | **4** | **0.3%** | **22** | **2** | **100%** | **0%** |
| **Financial Institutions** | **2,029** | **9%** | **0** | **0%** | **-** | **0%** | | | **0%** | **0%** |
| **Public Sector** | **2,844** | **13%** | **1,185** | **42%** | **259** | **20%** | **219** | **0** | **100%** | **0%** |
| Sovereign | 1,221 | 5% | 1,185 | 97% | 259 | 20% | 219 | 0 | 100% | 0% |
| Others | 1,623 | 7% | 0 | 0% | - | 0% | | 0 | 0% | 0% |
| **Total** | **22,292** | **100%** | **15,713** | **70%** | **1,318** | **100%** | **84** | **182** | **92%** | **8%** |

Please see methodology note for the calculations on page 192.

[1] Industry sector refers to NIB's internal sustainability classification. Total balance refers to nominal values excluding commitments and is not taking into account credit risk mitigations.

[2] Includes all the other transition risk heatmap categories of transportation apart from Automobiles and Shipping.

[3] Financed emissions calculation changed from business loans to real estate methodology in 2023. Results for previous years are not updated.

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**Table 2 Financed emissions for NIB's treasury corporate bonds and sovereign bonds portfolio 2023[1]**

| Industry sector and segment | Total Balance [EUR million] 2022 | Share of Total Balance [%] | Balance for which financed emissions are calculated [EUR million][2] | Share of total balance for which financed emissions are calculated | Financed Emissions, ktonnes $CO_2e$ | % of total financed emissions | Carbon footprint [$tCO_2e$/EUR million invested] | WACI [$tCO_2e$/EUR million revenue] | % of financed emissions based on reported data | % of financed emissions based on estimated data |
|---|---|---|---|---|---|---|---|---|---|---|
| Oil and gas | 13 | 1% | | 0% | - | 0% | | 0 | 0% | 0% |
| Power and Heat | 67 | 6% | 27 | 41% | 5 | 4% | 181 | 37 | 100% | 0% |
| Capital Goods | 39 | 4% | 39 | 100% | 1 | 1% | 26 | 5 | 100% | 0% |
| Transportation | 27 | 3% | 18 | 66% | 2 | 2% | 130 | 9 | 100% | 0% |
| Consumer Retail | 90 | 9% | 56 | 61% | 1 | 1% | 26 | 10 | 100% | 0% |
| Health Care | 28 | 3% | 28 | 100% | 0 | 0% | 3 | 2 | 100% | 0% |
| Real Estate | 8 | 1% | | 0% | - | 0% | | 0 | 0% | 0 |
| Tech and Telecom | 71 | 7% | 71 | 100% | 1 | 1% | 12 | 9 | 100% | 0% |
| Financial Institutions[3] | 21 | 2% | 0 | 0% | - | 0% | | 0 | 0% | 0 |
| Corporate bonds total | 363 | 34% | 239 | 66% | 11 | 8% | 45 | 71 | 100% | 0 |
| Sovereign bonds | 700 | 66% | 700 | 100% | 127 | 92% | 181 | | 100% | 0 |
| **Total** | **1,063** | **100%** | **938** | **88%** | **137** | **100%** | **146** | **71** | **100%** | **0%** |

[1] Industry sector refers to NIB's internal sustainability classification. Total balance refers to nominal values excluding commitments and is not taking into account credit risk mitigations. Total balance might differ from other reports such as PRI due to different FX rates.
[2] Balance reflect the exposures excluding labelled bonds investment.
[3] No financed emissions calculated for financial institutions.

## Reduced and avoided greenhouse gas emissions of projects financed

The annual GHG impact of NIB's financing during 2020–2023 based on the loans disbursed is shown on page 14. The reduced/avoided GHG emissions due to projects financed in 2023 are presented under Impact of loans disbursed. NIB calculates these metrics based on the methodologies of the International Financial Institution Framework for a Harmonised Approach to Greenhouse Gas Accounting[1].

## Transition risk exposure

NIB has focused its climate risk assessment on the transition risk (i.e. policy & regulation, technology, market, reputation, and legal risks) associated with its lending and treasury portfolios. The transition risk is considered most relevant and material to NIB at this stage, as most of NIB's lending exposure is with Nordic and Baltic clients.

NIB has conducted a transition risk assessment through heatmapping our loans outstanding and corporate bonds at the sector and segment levels, based on three transition risk sensitivity levels (low, moderate and high), to identify focus areas for climate strategy and risk management. The exposures per industry sectors and segments are segmented according to their typical vulnerability to transition risk.

NIB's transition risk heatmapping draws on internal sustainability and sectoral expertise, as well as on existing commonly known transition risk heatmap methodologies such as Moody's Environmental Heat Map 2021 and the UNEP-FI Transition Risk Heatmap[2]. Furthermore, the Nordic–Baltic business environment, which is relevant for NIB's lending business, is considered.

For more diverse sectors, where a transition risk category is less obvious (e.g. capital goods or consumer retail), we also complement the assessment with information about specific counterparties acquired through our lending due diligence process. A more detailed counterparty-specific approach is adopted for the power and heat sector. This sector is generally regarded as highly vulnerable to transition risks and represents the largest single-sector exposure in loans outstanding in NIB's lending book. For the heat and power generating utilities, the recent energy mix data is collected. Based on this, we categorise the exposure to companies whose fuel mix is unknown or consists of at least 40% fossil fuels as high risk. If the fuel mix consists of 90–100% renewables (i.e. hydro, wind, solar, geothermal, biomass, biogas and recovered heat), the exposure is assessed as low risk.

The loans to utilities that fall between are categorised as low or moderate risk, depending on whether the non-renewable share of the fuel mix consists mainly of waste to energy/nuclear (less carbon intensive/ carbon neutral) or fossil fuels (carbon intensive).

Table 3 provides a breakdown of the loans outstanding in NIB's lending portfolio according to their sensitivity to transition risk. At this stage, the "Financial Institutions" (i.e. banks and diversified financials) and "Public Sector" (i.e. central, regional and local government and supra-nationals) are not assessed due to a lack of data and established assessment methodology, respectively.

[1] https://unfccc.int/climate-action/sectoral-engagement/ifis-harmonizationof-standards-for-ghg-accounting

[2] Beyond the Horizon: New Tools and Frameworks for Transition Risk Assessments from UNEP FI's TCFD Banking Programme – United Nations Environment – Finance Initiative.

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**Table 3 NIB's transition risk heatmap and loans outstanding 2021–2023[1]**

| | 2021 | | 2022 | | 2023 | | |
|---|---|---|---|---|---|---|---|
| Industry sector and segment | Total Balance [EUR million] | Share of Total [%] | Total Balance [EUR million] | Share of Total [%] | Total Balance [EUR million] | Share of Total [%] | Transition Risk |
| **Oil & Gas** | **121** | **0.6%** | **144** | **0.6%** | **165** | **0.7%** | |
| Oil & Gas transportation and Storage, Gas Utilities | 121 | 0.6% | 144 | 0.6% | 165 | 0.7% | High |
| **Power and Heat** | **4,175** | **19.0%** | **4,605** | **20.2%** | **5,155** | **23.1%** | |
| Purely power transmission and distribution | | | 1,576 | 6.9% | 1,763 | 7.9% | Low |
| *Utilities with heat and power generation*[2] | | | 3,029 | 13.3% | 3,392 | 15.2% | |
| Low | | | 2,519 | 11.1% | 2,648 | 11.9% | Low |
| Moderate | | | 173 | 0.8% | 272 | 1.2% | Moderate |
| High | | | 337 | 1.5% | 472 | 2.1% | High |
| Energy mix unknown | | | | | 0 | 0.0% | High |
| **Metals & Mining** | **318** | **1.4%** | **442** | **1.9%** | **302** | **1.4%** | |
| Diversified Metals & Mining | 221 | 1.0% | 315 | 1.4% | 279 | 1.3% | Moderate |
| Steel | 97 | 0.4% | 126 | 0.6% | 23 | 0.1% | High |
| **Industrials** | **915** | **4.2%** | **1,077** | **5%** | **963** | **4.3%** | |
| Speciality Chemicals | | | 406 | 1.8% | 358 | 1.6% | Moderate |
| Chemicals excl. Speciality Chemicals | 414 | 1.9% | 133 | 0.6% | 99 | 0.4% | High |
| Paper&Forest Products, Packaging | 467 | 2.1% | 422 | 1.9% | 392 | 1.8% | Moderate |
| Commercial & Professional Services | 34 | 0.2% | 115 | 0.5% | 113 | 0.5% | Low |
| **Capital Goods** | **1,211** | **5.5%** | **1,256** | **5.5%** | **1,505** | **6.8%** | |
| Building Products | 150 | 0.7% | 150 | 0.7% | 150 | 0.7% | Moderate |
| Construction & Engineering | 276 | 1.3% | 94 | 0.4% | 113 | 0.5% | Low |
| Electrical Equipment | 27 | 0.1% | 0 | 0.0% | 67 | 0.3% | Moderate |
| Machinery | 758 | 3.5% | 1,012 | 4.4% | 1,174 | 5.3% | Moderate |
| **Transportation** | **3,315** | **15.1%** | **3,275** | **14.4%** | **3,406** | **15.3%** | |
| Automobiles | 325 | 1.5% | 250 | 1.1% | 450 | 2.0% | High |
| Automobile Components | | | 37 | 0.2% | 39 | 0.2% | Low |
| Shipping | 163 | 0.7% | 233 | 1.0% | 112 | 0.5% | High |
| Railroads and public transport | 1,173 | 5.3% | 1,059 | 4.7% | 1,039 | 4.7% | Low |
| Airport Services | 699 | 3.2% | 701 | 3.1% | 766 | 3.4% | High |
| Marine Ports & Services | 41 | 0.2% | 64 | 0.3% | 60 | 0.3% | Moderate |
| Roads | 863 | 3.9% | 895 | 3.9% | 810 | 3.6% | Moderate |
| Logistics | 50 | 0.2% | 35 | 0.2% | 130 | 0.6% | Moderate |

● Low ● Moderate ● High ● Not yet assessed

[1] Industry sector refers to NIB's internal sustainability classification. Total balance refers to nominal values excluding commitments and is not taking into account credit risk mitigations.
[2] The transition risk classification for 2023 is based on counterparties' energy mix data from 2022, or, if not available, from 2021.

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Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
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SUSTAINABILITY INDICES

| | 2021 | | 2022 | | 2023 | | |
|---|---|---|---|---|---|---|---|
| Industry sector and segment | Total Balance [EUR million] | Share of Total [%] | Total Balance [EUR million] | Share of Total [%] | Total Balance [EUR million] | Share of Total [%] | Transition Risk |
| **Consumer Retail** | **1,655** | **7.5%** | **1,587** | **7.0%** | **1,299** | **5.8%** | |
| Consumer Durables and Apparel | 356 | 1.6% | 453 | 2.0% | 228 | 1.0% | Moderate |
| Food and Beverage Production | 563 | 2.6% | 544 | 2.4% | 483 | 2.2% | Moderate |
| Food & Staples Retailing | 483 | 2.2% | 371 | 1.6% | 376 | 1.7% | Low |
| Others | 254 | 1.2% | 219 | 1.0% | 212 | 1.0% | Low |
| **Health Care** | **1,118** | **5.1%** | **1,002** | **4.4%** | **1,197** | **5.4%** | |
| Health Care | | | 736 | 3.2% | 831 | 3.7% | Low |
| Pharma, Life Science & Health Equipment | | | 266 | 1.2% | 366 | 1.6% | Low |
| **Real Estate** | **1,712** | **7.8%** | **2,048** | **9.0%** | **2,108** | **9.5%** | Low |
| **Tech and Telecom** | **936** | **4.3%** | **1,079** | **4.7%** | **933** | **4.2%** | Low |
| **Water Utilities** | **415** | **1.9%** | **374** | **1.6%** | **387** | **1.7%** | Low |
| **Financial Institutions** | **1,949** | **8.9%** | **2,237** | **9.8%** | **2,029** | **9.1%** | Not yet assessed |
| **Public Sector** | **4,102** | **18.7%** | **3,652** | **16.0%** | **2,844** | **12.8%** | Not yet assessed |
| **Total** | **21,942** | **100%** | **22,777** | **100%** | **22,292** | **100%** | |

● Low ● Moderate ● High ● Not yet assessed

**Distribution of transition risk categories for NIB's lending portfolio 2022[1] and 2023, %**


9% (8%) High risk
20% (20%) Moderate risk
49% (46%) Low risk
9% (10%) Financial institutions (not assessed)
13% (16%) Public sector (not assessed)

[1] 2022 data in brackets

## Climate-related disclosures

The recommendations of the TCFD provide a framework for companies, including financial sector entities, to disclose information their governance, strategy, risk management, and metrics and targets that are climate-related. NIB endorsed the TCFD recommendations in December 2019. In 2023, NIB continued its efforts to enhance its capacity to manage climate-related risks and opportunities.

Through strategic foresight and scenario work, we can increase our understanding of the risks of climate change and better prepare for them at the same time. Due to its legal status as an international financial institution, national banking legislation does not apply to NIB, nor is it subject to direct supervision of any supervisory authority. However, NIB follows sound banking principles, monitors international risk management regulations and standards and adopts those it identifies to be relevant to the nature of NIB's business model.

NIB's internal governance is described in the Governance Statement, which describes the main governing bodies of the Bank, including their powers and responsibilities, and provides an overview of NIB's organisational structure, risk management framework and control procedures.

Read more about NIB's business strategy on page 10.
The TCFD Index is available on page 191.

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Combining the sensitivity categorisations of Table 3 provides the transition risk distribution for NIB's lending portfolio as shown in the graph Distribution of transition risk categories for NIB's lending portfolio 2022 and 2023, %.

Overall, NIB's lending portfolio is characterised by a large share of low-risk exposures and a relatively small share of high-risk exposures.

The share of the loans outstanding yet to be assessed from transition risk perspective is relatively large. The majority of the counterparties in the public sector are central, regional and local governments within the Nordic and Baltic countries.

When the transition risk distributions between 2022 and 2023 is compared, share of low risk categories increased by 3% points and a similar decrease in not assessed categories was observed. The biggest growth in loans outstanding in 2023 was in the Real Estate sector (EUR 60 million) and the Power and Heat sector (EUR 550 million), where the exposure to renewable energy generation and power transmission and distribution increased. Slight growth is also observed in the Industrials and Metals & Mining sectors. The loans outstanding in the Public Sector decreased most (EUR 808 million). The overall exposure to the Transportation sector increased slightly, whereas the loans outstanding in shipping and ports decreased.

Table 4 provides a corresponding breakdown of the exposures to their sensitivity to transition risk in NIB's treasury corporate bonds portfolio.

**Table 4 NIB's transition risk heatmap and the treasury corporate bonds and sovereign bonds portfolio 2023[1]**

| Industry sector and segment | Total Balance (EUR million) 2023 | Share of Total (%) | Transition Risk |
|---|---|---|---|
| **Oil & Gas** | **13** | **1%** | |
| Oil & Gas transportation and Storage, Gas Utilities | **13** | **1%** | High |
| **Power and Heat** | **67** | **6%** | |
| Purely power transmission and distribution | 35 | 3% | Low |
| *Utilities with heat and power generation* | *31* | *3%* | |
| Low | 31 | 3% | Low |
| **Capital Goods** | **39** | **4%** | |
| Machinery | 39 | 4% | Moderate |
| **Transportation** | **27** | **3%** | |
| Automobiles & Components | 9 | 1% | Low |
| Railroads and public transport | 18 | 2% | Low |
| **Consumer Retail** | **90** | **8%** | |
| Food and Beverage Production | 56 | 5% | Moderate |
| Food & Staples Retailing | 15 | 1% | Low |
| Others | 20 | 2% | Low |
| **Health Care** | **28** | **3%** | |
| Pharma, Life Science & Health Equipment | 28 | 3% | Low |
| **Real Estate** | **8** | **1%** | Low |
| **Tech and Telecom** | **71** | **7%** | |
| Information Technology | 21 | 2% | Low |
| Telecom | 50 | 5% | Low |
| **Financial Institutions** | **21** | **2%** | Not yet assessed |
| **Public Sector including sovereigns** | **700** | **66%** | Not yet assessed |
| **Total** | **1,063** | **100%** | |

Low   Moderate   High   Not yet assessed

[1] Industry sector refers to NIB's internal sustainability classification. Total balance refers to nominal values excluding commitments and is not taking into account credit risk mitigations.

45

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46

## Climate risk

According to the TCFD recommendations, banks are expected to disclose how they identify, assess, and manage climate-related risks. In addition, banks are expected to consider climate-related risks in the context of traditional risk categories in the banking sector such as credit, market, liquidity and operational risk.

## Climate risk in the risk taxonomy

During 2023, NIB further developed and implemented its bank-wide risk taxonomy. At the highest level, the taxonomy makes a distinction between financial and non-financial risks and provides a tool for risk identification, control, reporting and policy work. ESG-related risks (including climate-related aspects) are categorised under non-financial risks. The risk taxonomy supports overall awareness raising in the Bank and displays how climate risk fits in with the Bank's overall risk taxonomy and risk management framework.

## Risk Appetite Statement

In general, the Risk Appetite Statement (RAS) sets the principles for the Bank's risk-taking, risk mitigation and risk avoidance. It aims to align willingness to take risk with statutory requirements, strategic business objectives and capital planning. Like the risk taxonomy, the RAS also aims to raise risk awareness across the Bank. At NIB the RAS includes a specific qualitative section on climate risk, highlighting the importance of this emerging risk category. The whole RAS document is reviewed annually and delivered to the Board of Directors for approval. In 2023, the statement on climate risk was confirmed. The RAS is available on the Bank's external website.

## Climate risk implementation

Similarly to the risk management methodologies and procedures used for the traditional risk categories, climate risk management at NIB builds on risk identification, assessment, monitoring and reporting. The overall aim at the Bank is to gradually build adequate capacity to manage climate-related risks, subject to its materiality in the Banks balance sheet.

In general, climate risk identification can take place at individual project level, counterparty level and portfolio level. Climate risk can be identified using an inside-out perspective, i.e. how the operations of an entity affect climate, while in the traditional risk management procedures focus has been on analysing how climate change affects the operations and risk positions of the Bank (outside-in perspective).

NIB's Sustainability Policy and related Guidelines provide an overall framework for our climate-related risk assessments at the project and counterparty levels. Because customers' climate strategies and targets play a central role in the assessments, we encourage our clients to clearly define and communicate their climate-related commitments and to develop and execute effective strategies to mitigate climate risks. While sustainability assessment of the project (loan) is still a key part of the credit granting process, the new climate-related regulations and market standards place more weight on the counterparty-level analyses and risk identification, and portfolio-level analyses. Subsequently, during 2023, NIB continued the testing and evaluation of climate scenario analysis approaches for measuring the transition risk especially in its Lending portfolios.

Furthermore, during 2023, NIB's development project to enhance climate risk management capacity continued. The project has focused, in particular and as the second line activities, on transition risk within credit risk, climate-related data management activities, methodology development and analysis of how the climate risk should be integrated as a risk-driver into traditional risk categories. Further, the regulatory follow-up of climate-related regulations and standards, and climate-related scenario analysis and stress testing was also enhanced. A proper climate-related risk analysis requires good quality and coverage of the data. Therefore, and during 2023, the Bank focused on improving the technical aspects of its climate-related data collection and management processes, as well as facilitating more efficient calculation of its financed emissions.

## Climate risk quantification

While climate-related regulations are developing rapidly, and more data and understanding is gathered on climate risk exposure at NIB, the Bank has not yet set a materiality threshold for climate risk. However, NIB has developed an initial set of climate-related risk metrics and has started to report on climate risk internally as part of the regular risk reporting.

Given its relatively large share in capital consumption, development efforts have focused on the credit risk associated with the Bank's lending portfolio. Out of transition risk and physical risk, the transition risk has been considered to be more material than physical risk as the financing the Bank provides comes typically with relatively long maturities. NIB has not factored in climate risk into its risk category specific economic capital models (like the portfolio credit risk model). However, climate risk is included in NIB's Internal Capital Adequacy Assessment Process (ICAAP) framework, and initial analyses have been performed. Climate risk was also part of the Bank's stress testing exercise in 2023. The stress test scenarios focus on climate transition risk and utilise both business sector and macroeconomic data. The annual capital and liquidity assessment (as summarised in the ICAAP Report), including climate risk elements, is delivered to the Board of Directors for approval, facilitating the discussions on climate-related risks and NIB's risk profile in general.

For further details of NIB's risk management framework please see Note 2.

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# Impact from our internal operations

NIB's most substantial impact arises from its lending operations. Yet we believe it is important to consistently measure, monitor and manage our internal processes for business travel, energy performance, waste management and responsible procurement.



We are committed to reduce our own carbon footprint and to manage the Bank's internal operations sustainably. In 2023, NIB launched its Climate Strategy where the Bank has also committed to reducing its internal Scope 1 and Scope 2 emissions by 35% by 2030 from the 2022 base year.

## Enhancing sustainable commuting

NIB introduced a company bicycle benefit in 2022. It was well received among the staff but led to a bicycle parking deficit in the headquarter premises. In 2023, a new and secure indoor bicycle storage facility with e-bike charging possibilities was built to facilitate sustainable work commuting possibilities. During the year, NIB's car benefit policy was also updated to allow only plug-in hybrids (petrol) or electric vehicles. In addition, NIB offers public transportation commuting benefit to its employees.

## Waste management

In 2023, plastic recycling was initially established for the messenger and in-house canteen services, while mapping out the amounts and planning for the waste room rearrangements. Energy waste recycling was replaced by plastic recycling at the end of 2023 on all office floors. A recycling campaign will be organised for the staff in 2024 to raise awareness and engage the staff on internal recycling practices.

## Decreasing our consumption and digital waste

Along with basic maintenance, we have also been renewing the lighting in common staircases, basement storages and archives. All lights were switched to LED, and frequently visited storages were equipped with motion sensors.

Digitalisation has changed ways of working. However, the more digital we are, the more digital waste we also accumulate. Running data centres requires energy and creates $CO_2$ emissions. To combat this, NIB's IT and the Internal Sustainability Council organised a Digital Clean-up week to raise awareness and to reduce unneccassary data.

## Engaging staff to advance sustainability agenda

NIB's Internal Sustainability Council acts as a central reference group for all internal sustainability matters. During the year, the Council presented its activities to foster sustainability across internal operations to NIB's employees and collected staff feedback for developing new initiatives.

The input from staff has been grouped into different themes such as improving travelling and commuting, food offering, educating the staff or reducing waste, to guide the upcoming activities of the Council. The action plan will be shared with NIB's employees and the new initiatives will be implemented in the coming years.

**NIB's direct environmental impact**


Waste (tonnes)
30
25
20
15
10
5
0
19
20
21
22
23
Biowaste
Energy waste
Mixed waste
Plastic[1]

[1] Plastic waste recycling initiated in 2023

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

48

## Responsible procurement

The services and goods NIB needs to support its operations and activities are mainly consulting, IT services and devices, data, and facility-related services. In addition, NIB uses external providers for services such as cleaning, security, catering and construction at its premises.

NIB has established Rules for Internal Procurement, which were last updated in 2022. NIB favours sustainable solutions in its procurement activities and evaluates the sustainability impact as part of the procurement process. Sustainability is a mandatory evaluation criterion in NIB's competitive tendering. In addition, our active contracted suppliers are regularly subject to sustainability screenings. The screenings include both the sustainability of goods and services to be procured, as well as the suppliers' own sustainability practices, commitments and standards. In 2023, a review process of the Supplier Sustainability Questionnaire was initiated in cooperation with NIB's Internal Sustainability Council.

Read more about how we work with suppliers on our webpage and see the Legal framework documents. Our other administrative expenses are reported in Note 8.

## Carbon footprint calculation

NIB has been calculating its carbon footprint for its internal operations since 2019 according to the Greenhouse Gas Protocol Corporate Accounting and Reporting Standard (GHG Protocol). Having reviewed our emissions in detail for the last 5 years, including a few Covid-affected years, we have gained an understanding of which elements contribute to our main impact. In 2023, our internal carbon footprint was 1,222 tonnes of $CO_2e$, an increase of 26% from the previous year. This was mainly due to increased travel. In 2024, NIB will be exploring the development of its emission calculation to a more standardised GHG Protocol calculation model.


Carbon emissions from internal operations[1]
Total CO₂e emissions
1,222
tCO₂e from internal operations
CO₂e intensity
5,3
tonnes per permanent employee
1%
17 tCO₂e
Scope 1 (direct): Emissions from combustions of fuels in stationary (i.e. generator) and mobile (company cars) sources
1%
15 tCO₂e
Scope 2 (indirect): Emissions from electricity, district heating and district cooling
97%
1,190 tCO₂e
Scope 3 (other indirect): Emissions from services (e.g. canteen and cleaning), office paper, capital goods (e.g. cars, laptops, displays, tablets), waste, business travel, employee commuting and leased mobile phones
[1] Due to rounding, the percentages are not matching up to 100%.

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ANNUAL REPORT 2023
49

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

## NIB's internal carbon emissions

We report the emissions from our own operations according to the Greenhouse Gas Protocol's Corporate Accounting and Reporting Standard as well as the complementing Corporate Value Chain (Scope 3) Accounting and Reporting Standard. For more information of the standards, see: https://ghgprotocol.org/standards.

The calculations of Scope 1-3 include the following sources:

- Scope 1 is the combustion of fuels in stationary sources and the combustion of fuels in company owned/controlled cars.
- Scope 2 is purchased electricity, purchased heat and purchased cooling.
- Scope 3 takes into account the upstream emissions from purchased goods and services, capital goods, fuel and energy related activities (not included in Scopes 1 and 2), upstream transportation and distribution, waste, business travel, employee commuting and upstream-leased assets.

All emissions are stated in tonnes of $CO_2$-equivalent ($CO_2e$). The carbon emissions from our lending portfolio and investments portfolio are excluded from the internal footprint results.

For a more detailed description about the methodology, see our website.

| General indicators | Unit | 2020 | 2021 | 2022 | 2023 |
|---|---|---|---|---|---|
| Net internal area of offices covered | $m^2$ | 18,488 | 18,488 | 18,488 | 18,488 |
| Net internal area/permanent employee | $m^2$/employee | 96 | 93 | 87 | 81 |
| **Energy consumption** | | | | | |
| **Total energy consumption (NIB headquarters)** | **MWh** | **3,245** | **3,640** | **3,374** | **3,278** |
| Electricity[1] | MWh | 1,225 | 1,211 | 1,258 | 1,198 |
| *Renewable electricity percentage* | % | *100%* | *100%* | *100%* | *100%* |
| District heating | MWh | 1,657 | 2,002 | 1,741 | 1,764 |
| District cooling | MWh | 363 | 426 | 375 | 316 |
| *Carbon free heating and cooling* | % | *100%* | *100%* | *100%* | *100%* |
| Total energy consumption / Net internal area | kWh/$m^2$ | 176 | 197 | 183 | 177 |
| **Scope 1: Direct GHG emissions ($CO_2e$)** | | | | | |
| Emission from NIB facilities | Tonnes | 9 | 9 | 5 | 9 |
| Emissions from NIB fleet | Tonnes | 4 | 6 | 8 | 8 |
| **Scope 1 GHG emissions** | **Tonnes** | **14** | **15** | **13** | **17** |
| **Scope 2: Energy indirect GHG emissions ($CO_2e$)** | | | | | |
| Electricity, market-based[2] | Tonnes | 14 | 18 | 16 | 0 |
| Electricity, location-based[3] | Tonnes | 168 | 185 | 80 | 45 |
| Heating, market-based[4] | Tonnes | 15 | 14 | 17 | 15 |
| Heating, location-based | Tonnes | 241 | 268 | 287 | 258 |
| District cooling | Tonnes | 0 | 0 | 0 | 0 |
| **Scope 2 GHG emissions (market-based)** | **Tonnes** | **29** | **32** | **33** | **15** |
| **Scope 2 GHG emissions (location-based)[5]** | **Tonnes** | **409** | **453** | **366** | **304** |
| **Scope 3: Other indirect GHG emissions ($CO_2e$)[6]** | | | | | |
| Purchased goods and services[7] (Cat 1) | Tonnes | 304 | 210 | 204 | 212 |
| Capital Goods[8] (Cat 2) | Tonnes | 102 | 117 | 56 | 49 |
| Fuel- and energy-related activities not included in Scope 1 or Scope 2 (Cat 3) | Tonnes | 119 | 165 | 151 | 163 |
| Waste generated in operations (Cat 5) | Tonnes | 1 | 0 | 1 | 1 |
| Business travel (Cat 6) | Tonnes | 100 | 113 | 379 | 582 |
| Employee commuting[9] (Cat 7) | Tonnes | 17 | 18 | 19 | 53 |
| Upstream leased assets[10] (Cat 8) | Tonnes | 118 | 94 | 117 | 129 |
| **Scope 3 GHG emissions** | **Tonnes** | **761** | **718** | **927** | **1,190** |
| **Scopes 1-3 GHG emissions, total (market- based)[11]** | **Tonnes** | **803** | **765** | **972** | **1,222** |
| **GHG intensities and miscellaneous GHG information** | | | | | |
| Total Scope 1-3 GHG emissions / permanent employee | $tCO_2e$/employee | 4.2 | 3.9 | 4.6 | 5.3 |
| Total Scope 1-3 GHG emissions / Net internal area | $tCO_2e/m^2$ | 0.043 | 0.041 | 0.053 | 0.066 |
| Change in GHG emissions compared to baseline year (2018)[12] | % | -42% | -45% | -30% | -12% |

Notes
[1] Electricity consumption includes just NIB's headquarters. The electricity consumption of other NIB owned properties was 63 MWh.
[2] Emissions are based on the electricity that organisations have chosen to purchase, including the purchase of Guarantees of Origin.
[3] Emissions are based on the emissions intensity of the local grid area where the electricity usage occurs.
[4] From 2020, the HQ's district heating is based on waste heat.
[5] Adjusted to disclose also location based heating for 2020 and 2021.
[6] The calculation does not include NIB's investments.
[7] Includes water and wastewater, canteen, cleaning services and greenery services and office paper purchases.
[8] Includes purchased cars and ICT hardware.
[9] Calculation updated in 2023 with updated assumptions behind remote working days.
[10] Includes leased properties and leased ICT hardware.
[11] Due to changes in calculation methodology, the number for 2020 has been revised.
[12] Scopes 1-3 GHG emissions, total (location based) 2018: 1,388 tonnes.

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

## Compensating for our internal carbon footprint

We follow the best market practices to find the most suitable ways to mitigate our internal carbon footprint. To ensure that the residual emissions from our operations are captured from the atmosphere, stabilised, and stored durably, we engage with verified projects.

To offset our internal emissions from the previous year, we have purchased carbon dioxide removal credits from projects that store $CO_2$ in biochar and in bio-based construction materials. Through these projects, NIB not only ensures the durable removal of its own carbon footprint but also supports circular economy projects in its member countries.

In addition to carbon removal projects, we also voluntarily support environmental projects in the Nordic and Baltic countries. In 2023, NIB made a contribution to WWF Finland. The Bank's support will be allocated to a dam removal and related river restoration works. The project aims to improve the conservation status of migratory fish, enhancing biodiversity in our region.

### Water and waste

| | Unit | 2020 | 2021 | 2022 | 2023 |
|---|---|---|---|---|---|
| **Water** | **m³** | **2171** | **3101** | **2414** | **2457** |
| **Paper[1]; copy and printing** | **Tonnes** | **1,7** | **1,6** | **1,0** | **1,8** |
| **Recycled paper; office, newspapers, magazines and brochures** | **Tonnes** | **6,2** | **5,6** | **6,6** | **3,1** |
| **Other waste** | **Tonnes** | **16,1** | **11,2** | **15,4** | **15,2** |
| Biowaste | | 9,5 | 7,0 | 10,6 | 9,1 |
| Energy waste | | 1,2 | 0,7 | 1,2 | 0,9 |
| Mixed waste | | 5,4 | 3,5 | 4,0 | 4,7 |
| Plastic[2] waste | | n/a | n/a | n/a | 0,5 |

[1] Paper reporting method change from inventory to total amount of purchased copy paper.
[2] Plastic waste recycling initiated in January 2023.



In 2023, NIB supported Race For The Baltic, a business and solution-driven non-profit organisation dedicated to improving the health of the Baltic Sea. Read more online.

### NIB's direct environmental impact


Energy (MWh)
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
19
20
21
22
23
Electricity (MWh)
District heating (Mwh)
District cooling (MWh)

### NIB's direct environmental impact


Emissions from own operations (tonnes)
1,500
1,250
1,000
750
500
250
0
19
20
21
22
23
Scope 1 GHG emissions
Scope 2 GHG emissions (market-based)
Scope 3 GHG emissions

51 ANNUAL REPORT 2023 INTRODUCTION Impactful IMPACT & SUSTAINABILITY Lending impact workplace Funding in 2023 NIB Environmental Bonds Our goal is to have a culture that Action for climate nurtures business success, leaders Internal impact that make their team members shine, and employees, who have Impactful workplace a growth mindset that helps NIB Sustainability management continuously develop the way we Stakeholder engagement work and create impact. About this report Independent Assurance Report GOVERNANCE BOD REPORT FINANCIALS SUSTAINABILITY INDICES At NIB our top priorities in HR going forward are connected to culture, leadership, and development as they all have a strong impact on our business. Hanna Pajunen, Senior Director, Head of HR

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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
▸ Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

## Talents and skills for the future

During 2023, the Bank continued to grow, and we welcomed 36 new employees to start their journey at NIB. The new colleagues will strengthen the Bank's competencies and support the Bank reaching our strategic ambitions.

As part of onboarding the new colleagues, Banking at NIB training was offered. The objective of the training was to share our mission, vision and culture, the way we collaborate and work together, the way we create impact in the Nordic-Baltic region and the ways of banking, and provide an opportunity for the recently hired employees to network.

We continued to promote culture around individual growth by supporting different development activities. During 2022-2023 we have created 10 different individual development opportunities through internal job rotation.

NIB values its employees' dedication to continuously develop their skills. Following the Climate Strategy publication (see page 37), we organised an internal event for all employees. During the year, we started to further educate our employees about the strategy and related targets and held training sessions for our employees working in direct customer contact. We will continue to share our learnings from strategy implementation with additional trainings in 2024.

We have continued to offer our employees language training in English, Finnish or Swedish. Moreover, language training for expatriate staff members, as well as their accompanying spouse, is included in the relocation package. In 2023, 54 employees were enrolled in a language course.

## Towards our culture ambition

In 2023, we continued the Lead the Way leadership programme with a goal to explore different proposals, co-created by the Bank's managers and employees, on how to strengthen employee experience and the way we work together. Our employees selected the priority proposals, that focus on "Empowerment and Delegation", "Inter-Departmental Cooperation", and "Trust".

The revised annual Personal Appraisal and Development Discussions process was implemented at the beginning of 2023. The main purpose of the revision was to promote a more open dialogue between employees and managers throughout the year with focus on feedback and performance. We continue to further develop the process based on learning.

To continue strengthening leadership skills and capabilities, a new programme for first-time and newly appointed leaders was launched in early 2023. The 14 participants in this leadership training program focused on topics related to inspiring leadership, from objective to results through people, purpose and motivation, and impactful communication.

## Diverse workforce and respectful workplace

Diversity in the workforce gives access to a greater range of talent and fosters creativity and innovation. We actively encourage both women and men to apply for open positions, and we provide employees with equal and equitable opportunities in training and promotion.

### Our work community[1]

| Based on time-stamp data as per 31 December | 2023 | 2022 | 2021 |
|---|---|---|---|
| **Total Number of employees** | **244** | **228** | **221** |
| **Permanent employees** | **229** | **213** | **198** |
| - Women | 89 | 83 | 81 |
| - Men | 140 | 130 | 117 |
| **Temporary employees** | **15** | **15** | **23** |
| - Women | 6 | 4 | 9 |
| - Men | 9 | 11 | 14 |
| **Full-time employees** | **223** | **214** | **199** |
| - Women | 85 | 79 | 77 |
| - Men | 138 | 135 | 122 |
| **Part-time employees[2]** | **6** | **10** | **22** |
| - Women | 4 | 5 | 13 |
| - Men | 2 | 5 | 9 |
| **Managerial Positions (permanent employees)** | **42** | **40** | **39** |
| - of which women | 14 | 12 | 12 |
| - of which men | 28 | 28 | 27 |
| **New hires (permanent employees)** | **24** | **22** | **14** |
| - of which women | 11 | 6 | 4 |
| - of which men | 13 | 16 | 10 |
| **New hires (temporary positions)** | **12** | **11** | **13** |
| - Women | 7 | 3 | 5 |
| - Men | 5 | 8 | 8 |
| **Leave of absence** | **5** | **4** | **8** |
| - Women | 3 | 4 | 6 |
| - Men | 2 | 0 | 2 |
| **Average length of employment (permanent employees)** | **11.09** | **11.52** | **11.90** |
| **Exit turnover rate during the year** | **7.0%** | **7.6%** | **10.4%** |
| **Number of permanent employees with university degree (%)** | **75%** | **76%** | **71%** |
| **Average hours of training per year per employee** | **12.40** | **12.20** | **16.20** |

[1] NIB has four types of employee contracts: permanent contracts (which are valid until further notice), fixed-term contracts (which are four years and longer), temporary contracts from 1 year up to 4 years and temporary contracts less than 1 year. NIB divides its employees into two main categories: permanent and temporary employees. "Permanent employees" refers to employees with contracts valid until further notice and fixed-term contracts of four years or longer. "Temporary employees" covers all remaining contract types.

[2] As per 31 December 2023, 5 employees were on paid or unpaid leave. One employee was on childcare leave, two were on parental leave and two were on other leave of absence.

Management composition and diversity by gender – see Note 7.

ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
▸ Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

To raise further awareness among employees on the topic of Equality, Diversity and Inclusion (EDI) and to emphasize its importance within NIB, the internal EDI group has continued its work by regularly following up on activities, which are defined in the EDI Plan for 2022–2024. HR has continued to strive for diversity in all recruitment activities. The focus when hiring at NIB has been on increasing the number of females in managerial positions, expatriate staff and young professionals.



**33**
nationalities

**89**
women
**14 female managers**

**140**
men
**28 male managers**

Permanent employees

We arranged a webinar for all employees on the topic Respectful workplace: Diversity, Bias & Everyday inclusion to increase organisational awareness, accountability and transparency related to EDI matters.

As a tangible step towards a more inclusive workplace, we have developed our HR tools and reporting methods by introducing a non-binary identification option to the HR system. This will allow us to include a non-binary demographic in our future reporting.

## Continuous development on employee wellbeing

We are committed to creating a workplace where we trust and respect each other. We care about how we do business and the impact of our actions and behaviour on people. Our employees' wellbeing is at the core of our HR activities.

A workplace occupational health care survey was conducted during the autumn of 2022, and the results of this survey were presented in 2023. Workplace surveys are carried out by the occupational health care providers with the aim of becoming familiar with the workplace circumstances, identifying any risk factors in the work environment, and assessing their possible impact on health and work ability.



NIB has continued to offer its employees various benefits. The bicycle benefit, which was introduced in 2022, has continued to attract interest. In total, 72 employees were using the bicycle benefit by the end of the year.

During 2023, a special focus was placed on raising awareness of mental wellbeing among both managers and employees. Managers were offered training on mental health disorders and the importance of early intervention. Employees were correspondingly invited to a webinar on mental health and to learn more about the support that is provided by NIB. Moreover, HR has continued to offer quarterly wellbeing sessions, with external speakers and topical themes mainly related to wellbeing at work.

## Other developments

In 2023, the Board of Directors approved our long-term targets, including interim targets fostering diversity, engagement and leadership. As a next step, we will continue our efforts implementing our new goals.

We have continued to prepare for a new concept to strengthen employee engagement at NIB. The concept is aligned with our culture aspiration to drive empowerment, delegation and ownership through regular employee engagement surveys, and for teams to own

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
▸ Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

their results and actions. The new employee engagement survey was launched in January 2024. During 2023, NIB's core legal framework documents were reviewed, and as a result, the three core staff documents (Code of Conduct for Staff, Staff Regulations and Staff Rules) were updated. The Cooperation Council was closely involved in the work.

## Safe workplace

In 2023, our security representatives provided safety and security training for all staff within the Bank to increase awareness and understanding of existing risks and the importance of implemented security measures and instructions.

During the year, the Bank procured a travel safety service to increase NIB's readiness and capabilities to provide support, response and assurance for employees travelling for business. The service aims to mitigate travel safety risks.

Throughout the year, we have taken consistent measures to ensure and test the existing security practices and models to increase the level of preparedness to work in all kinds of situations.

We have new long-term targets for diversity, engagement, and leadership.


75%
of permanent employees hold a university degree

**Origins of staff**
permanent employees, as of 31 Dec 2023


62% Finland
17% Other member countries
21% Non-member countries

**Permanent employees by gender and age group**
as of 31 Dec 2023


30
20
10
0
-30
30–34
35–39
40–44
45–49
50–54
55–59
60–
Women
Men

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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Sustainability management

Human activity affects climate and ecosystems more than ever, and we are required to rethink how we use environmental, human and financial resources to promote green and just transitions and opportunities for sustainable economic growth. As a bank, we have a responsibility for what we finance, and how we manage our operations.

## NIB's Sustainability Policy

NIB's Sustainability Policy sets out the principles, commitments and framework for sustainability at NIB and is approved by the Board of Directors. Its purpose is to define how sustainability is taken into account in all NIB's business conduct, credit and investment decisions. The policy applies bank-wide and to all NIB's operations.

The Sustainability Policy should be read with NIB's Mission, Strategy and Values, as well as other relevant Bank policies and frameworks, such as the Integrity and Compliance Policy, Integrity Due Diligence Policy, Codes of Conduct, Mandate Rating Framework, Climate Strategy, and Responsible Investment Framework. As the policy also supports the management of ESG-related risks and the assessment of their materiality, it should also be read in conjunction with NIB's risk management framework (policies and procedures). NIB's policies and frameworks are available on our website. The Bank's Integrity Policy Framework is explained in the Integrity Report.

### Our exclusion list

The Sustainability Policy also lists counterparty-level activities and projects that NIB will not knowingly finance or invest in ("exclusion list"). To support the goals of the Paris Climate Agreement, we exclude financing for upstream activities, transport, the storage or processing of fossil fuels and fossil-fuel based energy generation. Nor do we finance companies involved in the extraction, processing or transport of coal, peat, or unconventional or Arctic oil and gas. The full exclusion list is available here.

## Sustainability governance

The governance of climate-related risks and opportunities and Environmental, Social, and Governance (ESG) risks in general are integrated into NIB's core governance structure. The Governance Statement is available on pages 69–77, and it includes information about the management and supporting committees. A more detailed description of NIB's sustainability governance can be found in NIB's Sustainability Policy.

## How we work

### Mandate and sustainability assessment of projects

The Bank works for its vision by providing long-term lending to projects that improve productivity and benefit the environment of the Nordic and Baltic countries. For this purpose, the

## Our principles and commitments

Sustainability is at the core of NIB's mission and mandate.

We are committed to:

- Supporting sustainable, prosperous and well-functioning societies by providing long-term financing for investments with positive socioeconomic and environmental impacts. We assess all projects considered for financing for their potential impact on productivity and the environment.
- Addressing the climate challenge in accordance with the Paris Climate Agreement by limiting global warming to 1.5 °C. Read more about NIB and climate action here.
- Supporting the special protected status of the Baltic Sea and its importance for sustainable growth in the region. NIB also focuses on the protection of the Arctic region's unique and vulnerable nature.
- Incorporating ESG factors in NIB's investment and credit decisions.
- Further developing and supplying financial and investment products that support sustainable finance and encourage and enable sustainable economic activities.
- Sharing knowledge and experience to promote sustainable finance collaboratively and inclusively.
- Promoting transparency and integrity and disclosing our sustainability performance and impact.
- Actively working to increase the sustainability of NIB's internal operations.
- Recognising the importance of equal opportunities, diversity and gender equality, human rights, labour rights and freedom, business ethics, and combating fraud and corruption.

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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

Bank assesses whether the project or activity considered for financing fulfils the requirements set out in our Mandate Rating Framework. In 2023, NIB further developed the way it applies the mandate rating framework in its decision making with the aim of gradually aligning it with the EU taxonomy.

All investments proposed for financing also undergo a sustainability review in accordance with NIB's Sustainability Policy and ESG Guidelines for Lending. The review ensures that the project complies with internationally and nationally recognised environmental and social standards, and that it is resilient. Assessing the impact of an investment on climate has long been an integral part of NIB's sustainability due diligence, and we quantify the expected change in GHG emissions resulting from a project.

## Project monitoring and follow-up

Following project completion, NIB evaluates the realisation of the estimated productivity gains and/or environmental benefits as agreed during the loan negotiation. When a project has reached operating maturity (normally, within three years of completion), it receives an ex-post evaluation to assess if adherence to NIB's Sustainability Policy and mandate criteria have been fulfilled. The principles for this process are set out in NIB's Monitoring and Ex-Post Mandate Assessment Framework. NIB uses these results to further develop its mandate rating methodology and apply the lessons learned to the assessment of future projects. In 2023, ex-post assessments for 18 projects have been conducted. Approximately 85% of the impacts identified in the ex-ante stage have been achieved.

## Counterparty ESG assessment

In addition to projects, NIB engages with its clients and assesses the environmental, social and governance (ESG) profiles of its lending counterparties at the borrower or risk owner level. In the ESG assessment, NIB especially emphasises reviewing our counterparties' climate strategies, targets, performance and governance. The ESG assessment gives more information about how a project financed by NIB supports the client's overall journey towards more sustainable operations. The review also helps identify potentially significant ESG risks.

NIB has a Responsible Investment Framework and accompanying guidelines and processes to ensure that the companies NIB invests in, and transacts with, meets its expectations of sound ESG performance. The framework has been updated during 2023 to further strengthen counterparty assessment in cases where there are material differences in external ESG ratings or cases where limited ESG-information is available.

NIB is also a signatory of the United Nations Principles for Responsible Banking (PRB) and reports accordingly. The PRB index is available on page 181.

### Sustainability and climate risk management at NIB


OVERARCHING NIB SUSTAINABILITY POLICY (INCLUDING EXCLUSION LIST)
CLIMATE STRATEGY
LENDING
TREASURY
COUNTERPARTY ESG ASSESSMENT
PROJECT ESG ASSESSMENT
Supporting tools
ESG Guidelines
ESG Questionnaire
External ESG Ratings
Dialogue with counterparties
ESG controversies monitoring
EU taxonomy
Extended supply chain due diligence
COUNTERPARTY ESG ASSESSMENT
INVESTMENT ESG ASSESSMENT
Supporting tools
Responsible Investment Framework
ESG Guidelines
External ESG ratings
Dialogue with counterparties
ESG controversies monitoring
NIB's Internal Sustainability Council

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
▸ Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

## Responsible investments in treasury activities

NIB is a signatory of the United Nations' Principles for Responsible Investment (PRI), thus committing to incorporate environmental, social and governance factors into our investment decisions.

In 2023, NIB completed its first PRI report which is available on the PRI's official website.

The best-in-class approach of the Responsible Investment Framework ensures that NIB's Liquidity Portfolio bond investments are tilted towards better ESG rated entities. As of end of 2023, 95.5% of the total holdings (versus a target of 75%)were invested into the four best deciles as can be seen in the graph below.

The share of the sustainable investments has increased during 2023, resulting in 12.2% of the total liquidity bond portfolio as of 31.12.2023.

**ESG distribution of bond investments in the liquidity buffer**

% of the liquidity buffer


95.5%
60
50
40
30
20
10
0
NIB ESG 1
NIB ESG 2
NIB ESG 3
NIB ESG 4
NIB ESG 5
NIB ESG 6
NIB ESG 7
NIB ESG 8
NIB ESG 9
NIB ESG 10
Unrated



## In focus

### Extended upstream supply chain due diligence

During the year, we strengthened our due diligence approach. The due diligence of counterparty supply chains is used to ensure that NIB's counterparties' suppliers do not contribute to a conflict or cause adverse impacts on people and nature.

The new process includes the extended due diligence approach that NIB takes in relation to several key supply chains in specific sectors. NIB has defined three supply chain issue categories: human rights and labour conditions, biodiversity and deforestation, and water stress, within the six currently most topical sectors: polysilicon usage, critical materials and minerals, textiles, forestry, food, and bioenergy.

The extended supply chain due diligence procedure is performed whenever high-risk topics are identified in the supply chain of NIB's client's business or the project/activities NIB is to finance.

### Considering biodiversity in investment decision making

The Earth's resilience goes well beyond climate change. Biodiversity is fundamental to the planet and people and the decline in biodiversity threatens not only the environment but also the global economy. At NIB, we recognise that our investment decisions can have a negative or positive impact on biodiversity.

Throughout the lending process, we monitor our our clients or potential clients to ensure they are compliant with NIB's Sustainability Policy, exclusion list and ESG guidelines—all taking biodiversity aspects into consideration.

In 2023, we strengthened the Bank's knowledge and focus on biodiversity, and started to analyse the biodiversity and nature impact of our lending portfolio, considering the steps and recommendations of Science Based Targets network (SBTN). Read more on our website.

NIB
ANNUAL REPORT 2023
58

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
▸ Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Commitments and partnerships

NIB is dedicated to international principles, standards, and agreements.
We actively participate in global partnerships and networks.



**The Paris Agreement**

An agreement between governments to limit global warming to well below 2 degrees and pursuing efforts to limit it to 1.5 degrees.

**The UN Sustainable Development Goals**

17 globally agreed goals established for a sustainable future by 2030, involving governments, the private sector, and civil society.

**The UNEP FI – Principles for Responsible Banking (PRB)**

A strategic sustainability framework for banks to align their strategy with the Sustainable Development Goals and the Paris Climate Agreement. NIB signed it in 2019.

**The UN supported Principles for Responsible Investments (PRI)**

The Principles for Responsible Investments offer a menu of possible actions for incorporating ESG issues into investment practice. Signed by NIB in 2019.

**InvestEU**

An EU programme providing long-term financing to leverage both public and private funds to support a lasting and sustainable recovery. NIB became an implementing partner in InvestEU in 2022.

**Network of Central Banks and Supervisors for Greening the Financial System (NGFS)**

A network aimed at enhancing the financial system's role in environmental sustainability. NIB joined this network in 2019.

**Baltic Marine Environment Protection Commission (HELCOM)**

NIB collaborates with HELCOM to develop environmental objectives and actions for the Baltic Sea.

**The Coalition of Finance Ministers for Climate Action**

A coalition focused on integrating climate considerations into economic policies. NIB joined as an institutional partner in 2021.



**European Principles for the Environment (EPE)**

Principles concerning environmental management in the financing of projects. NIB has been a signatory since 2006.

**The Principles on sustainable finance instruments**

NIB is on the Executive Committee of the Principles, and its Environmental Bond Framework aligns with the Green Bond Principles.

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59

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Reporting

We transparently report our impact according to global frameworks and standards.

**GRI (Global Reporting Initiative)**

GRI is a reporting framework that provides guidance to organisations on how to report their sustainability performance. NIB has followed GRI since 2007.

**Task Force on Climate-related Financial Disclosures (TCFD)**

TCFD provides a framework for companies, including financial sector entities, to disclose climaterelated information. NIB endorsed the TCFD in 2019.

**The Partnership for Carbon Accounting Financials (PCAF)**

An initiative focused on evaluating and disclosing greenhouse gas emissions linked to financial activities. NIB joined PCAF in 2022.



**International Financial Institution Framework for a Harmonised Approach to GHG Accounting**

A harmonised approach to project-level greenhouse gas (GHG) accounting for IFIs. Signed in 2015.

# ESG ratings

Independent ESG data and research providers assess our policies and activities, providing unsolicited ratings. These evaluations help us track performance and pinpoint areas for improvement.

**ISS ESG**
- ESG Corporate Rating
- 'Prime C'
- As of September 2023

**MSCI**[1]
- ESG Rating
- AAA
- As of May 2023

**Sustainalytics**
- ESG Risk Rating
- 6.4 / Negligible Risk
- As of June 2023

**Sustainable Fitch**
- ESG Framework Rating
- Rating score: 2 (1 strongest)
- As of October 2023

[1] The use by NIB of any MSCI ESG Research LLC or its affiliates ("MSCI") data, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement, recommendation, or promotion of NIB by MSCI. MSCI services and data are the property of MSCI or its information providers, and are provided 'as-is' and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
▸ Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

60

# Stakeholder engagement

We work with our customers, owners, and other stakeholders to achieve a prosperous and sustainable region. Throughout the year, we organised and attended a variety of events to engage in meaningful dialogue with our stakeholders.

**Engaging with Coalition of Finance Ministers for Climate Action**

Diving into the heart of the green transition, the Coalition hosted a seminar in March that explored the acceleration of the transformation, and the critical role Finance Ministries play in driving climate initiatives.
As an institutional partner, NIB supported the event in Helsinki, showcasing our commitment to fostering a sustainable future.
NIB President & CEO André Küüsvek addressed the Finance Ministers' representatives and Coalition partners in his keynote speech on the role of the International Financial Institutions (IFIs) in transition financing.
Read more here

**Forum for gender equality**

NIB hosted the International Capital Market Association (ICMA) International Women's Network (IWN) event with the topic "Security, sustainability and inclusive recovery". The network supports gender equality at a global level: all employees of ICMA member firms are welcome to join, and international connectivity is achieved through active IWN committees operating worldwide.
Read more here



COP28 climate talk with Odile Renaud-Basso, President of the European Bank for Reconstruction and Development (EBRD) and André Küüsvek, President and CEO of NIB.

**NIB at COP28**

As an observer at the 28th UNFCCC Conference of Parties (COP28) in Dubai, NIB launched its climate strategy for sustainable net-zero financing, aligning with science-based targets and the Paris Agreement. NIB actively engaged in several panel discussions, emphasising finance and policy solutions for global climate change and the transition towards sustainability. Collaborating with the Nordic, Finnish and Estonian pavilions, NIB reiterated its commitment to driving decarbonisation in the Nordic and Baltic region through sustainable financing.
Read more here

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
▸ Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

## Ongoing communication about our activites

As outlined in NIB's Public Information Policy, the Bank is entrusted with public funds and is therefore publicly accountable. NIB strives to be transparent about its operations and activities and maintains an ongoing exchange of information with all interested parties. The Bank's main communication channels include its website, social media, newsletters, and its annual and quarterly reports. During 2023, NIB updated its Public Information Policy.

The Bank discloses information about signed loans on its website. This includes information about the borrower, loan sum, loan maturity, a project description, and a summary of the project's anticipated impact. We also communicate about our funding activities and the bonds we issue. We report annually on the impact of projects financed by the proceeds of NIB Environmental Bonds: read more on page 24.

### Dialogue with investors

NIB co-hosted Nordic-focused panel discussions at the Global Borrowers & Bond Investors Forum in London. The debates highlighted the characteristics, challenges and future prospects of the Nordic approach to sustainable finance and banking.
Read more here



### Green finance in Latvia: opportunities unlocked

In August, NIB and its Board of Directors convened the Bank's stakeholders in Riga to discuss the current economic environment and the potential of green financing in achieving long-term goals while tackling short-term shocks. The event was held a day before NIB opened a new office in the Latvian capital, symbolising the Bank's intention to intensify its presence in the Baltic region.
Read more here


An industrial system that is regenerative by intention and design – is it possible?

### Advocating circular economy

André Küüsvek, President and CEO of NIB, participated in the opening session of the World Circular Economy Forum 2023 in Helsinki. Küüsvek underscored the NIB's commitment to the environment and productivity, advocating for a more nature-positive approach in economic practices.
Read more here



### Financing Sweden's transition

NIB invited clients, investors, peers and other stakeholders to a seminar in Stockholm. The discussions delved into envisioning an automated, electrified and connected mobility future.
Read more here

### Biodiversity debate at Folkemødet

We joined a debate at the Nordic pavilion at Folkemødet, the People's Meeting, held in Denmark. The debate explored urgent discussions on biodiversity, nature-positive business practices and the role of the financial sector in regenerating our planet. Kim Skov Jensen, Chief Financial Officer of NIB, envisaged the entire financial sector playing a part in regenerating our already depleted nature and biodiversity.
Read more here

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ANNUAL REPORT 2023
62

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

## Stakeholder surveys

NIB actively and regularly seeks feedback from its key target groups. Every three years, NIB conducts a comprehensive stakeholder survey. The surveys aim to improve NIB's understanding of what our key target groups expect from us, and where their interests lie. The most recent survey was carried out in 2021, and the results are available in our Impact Report 2021. Read more how we use the survey in our materiality process on page 63. The next survey will be conducted in 2024.

## Reporting concerns to NIB

NIB encourages staff and external parties to report concerns in good faith, including allegations or suspicions of misconduct or prohibited practices (corruption, fraud, coercion, collusion, theft, obstruction, money laundering and terrorist financing) occurring in connection with NIB-related activities. More information is available on NIB's Integrity Report and website.

**Did you know?**

### Category A projects

Loan projects with potentially negative social or environmental impacts are classified as Category A projects. These projects are required to undergo a full environmental impact assessment (EIA). The EIAs are made available on NIB's website for public comment for 30 days before NIB's Board of Directors makes a decision on financing. This is one way for stakeholders to voice their opinion on projects considered for NIB funding. In 2023, NIB published information about three Category A projects and received no responses.

**NIB's key stakeholder interactions in 2023**

| Key stakeholders | How we engage | 2023 activity examples |
|---|---|---|
| **Customers**<br>Private and public companies, institutions, municipalities, sovereign countries, banks and other IFIs | Online and live meetings, webinars, newsletters and press releases, social media, other communications | • 52 new loans signed<br>• EUR 3.4 billion lending disbursed<br>• SMEs reached via seven new loans disbursed to financial institutions<br>• Stakeholder seminars in Riga and Stockholm |
| **Investors**<br>Central and commercial banks, pension and insurance funds, asset managers and government entities | Online and live meetings, investor events, newsletters, webinars, other communications | • Two USD benchmark bonds issued<br>• EUR 757 million total NIB Environmental Bonds issuance<br>• 63 bond transactions<br>• Investor roadshows |
| **Political decision makers and public administrations**<br>State representatives in Denmark, Estonia, Finland, Iceland, Latvia, Lithuania, Norway and Sweden, as well as other selected countries where NIB operates. | Our owners govern NIB via representatives on the Board of Governors (BoG), Board of Directors (BoD) and Control Committee (CC). | • The BoG held its annual meeting in March 2023<br>• The BoD held ten meetings and four seminars.<br>• The CC held two meetings.<br>• NIB is an institutional partner in the Coalition of Finance Ministers for Climate Action<br>• The COP28 Nordic Pavilion |
| **NGOs**<br>Non-governmental organisations raising awareness of environmental protection and social aspects | Publishing information on signed loans<br>Inviting comments on loan projects with potentially extensive environmental impacts, known as Category A projects | • Contributions to NGOs working to protect the Baltic Sea in the form of expertise and donations<br>• Publication of information about three Category A projects |
| **Media**<br>Mainly the financial media | Press releases, newsletters, emails and interviews with press representatives | • Press releases<br>• Interviews with NIB's directors and experts<br>• Answering questions from the media<br>• Offering background information to journalists |
| **General public**<br>Anyone interested in NIB's operations | Meetings, website, newsletters, press releases, annual reports, social media | • Employees giving presentations about NIB and its mission at various events to student groups and NGOs<br>• Dialogue via info@nib.int |
| **Staff**<br>NIB is headquartered in Helsinki and had a total of 244 employees at year-end 2023. | Regular meetings, intranet, surveys, onboarding for new employees, in-house training, workshops, daily interactions | • Nine staff meetings for all employees<br>• Webcasts for the staff<br>• Internal seminars and training<br>• Regular Cooperation Council meetings<br>• Summaries of ExCo meetings |

NIB
ANNUAL REPORT 2023

INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Defining what matters

Our sustainability and impact reporting reflects our most material topics; sustainable finance, good governance, and meaningful work.

The aim of materiality process is to understand how our sustainability context evolves over time, and how this affects our stakeholders' expectations of NIB as a financier. Regular engagement with our stakeholders help us understand, identify and assess our impact on the economy, environment and societies, and informs our decision on what topics to include in our reporting.

Truly material issues do not change annually within NIB. Our most recent, more extensive, update to our materiality assessment was undertaken in 2021. We base our materiality process on the results of three stakeholder engagements: the Strategy Review process; the Stakeholder Survey; and the Work Engagement Survey. Our annual sustainability and GRI reporting reflects these results. The impact areas identified in the Principles for Responsible Banking (PRB) impact analysis, which was done in 2022, further confirm sustainable finance and climate change as key topics for NIB. Read more here.

We continue to develop our reporting and update the materiality assessment. In 2024, our aim is to investigate how we can further strengthen our assessment. NIB has initiated more regular employee surveys and the next stakeholder survey will be conducted in 2024.

## Assessing materiality



**Understand** engagement and dialogue with internal and external stakeholders

**Identify** aspects currently shaping our region to understand the sustainability context

**Assess** the significance of our identified impacts

**Prioritise** our impacts according to topic and rank the priority

**Integrate** the material topics into reporting and sustainability work

## Our stakeholder engagements

### Strategy review and implementation

Stakeholder groups:
Board of Directors;
senior management

The Board and senior management reviewed NIB's strategy during the autumn of 2021, reflecting on the Bank's mission and mandate, credit rating, product offering and value proposition as an international financial institution operating in the Nordic-Baltic region and beyond. NIB's business strategy and implementation during 2023 is described on page 10.

### Stakeholder survey

Stakeholder groups:
Lending customers;
investors; public authorities

In 2021, NIB conducted a survey among key external stakeholder groups to understand their expectations of the Bank, and asked respondents to evaluate NIB's activities and product offering in accordance with their perceived relevance to their business. The respondents were also asked to rank a list of potential ESG-related focus areas for NIB's financing.

### Work engagement survey

Stakeholder group:
NIB staff

Our most recent extensive Work Engagement Survey was carried out in the spring of 2021. Our staff gave feedback on their individual motivation, their sense of purpose in working for NIB, personal development opportunities, management and the work community.

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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Our most material topics

Our material topics and the relevant GRI disclosures are mapped as closely as possible. We aim to report in accordance with GRI Standards, but there are a few omissions, specified in the GRI index. To accurately reflect the impact of NIB's financing, we have also included several of our own indicators in the index that are in line with our Mandate Rating Framework.

| Topics | Description | | Impact: Inside NIB | Impact: Outside NIB |
|---|---|---|---|---|
| **Sustainable finance**<br>As the international financial institution of the Nordic and Baltic countries, NIB has both an economic and societal role to play. NIB's purpose is to provide long-term financing to investments that improve productivity and benefit the environment of the eight Nordic and Baltic countries. In times of economic crisis, the owners of the Bank have also authorised NIB to provide additional mitigating instruments to support the member countries and the Bank's customers. The drivers for NIB's lending are outlined in the Mandate Rating Framework.<br>Climate change is both an environmental and societal challenge, and one of the most pressing issues of our age. The need to provide climate finance and to transition hard-to-abate sectors was underlined by both our internal and external stakeholders and is one of our main priorities. As outlined in NIB's Sustainability Policy, the Bank will support its member countries' efforts to achieve climate goals and enhance biodiversity in nature. | | | | |
| **Long-term financing**<br>Economy | Both our internal and external stakeholders highlight the Bank's role as a long-term financier of a sustainable Nordic-Baltic region and its ability to provide support in difficult times as NIB's strongest attributes. The Bank's strong financial standing is crucial for maintaining its ability to make an impact. NIB aims to earn sufficient return from its business operations to meet economic obligations to ensure its future lending capacity and to guarantee its owner countries a reasonable return on paid-in capital. | • GRI 201: Economic Performance<br>• GRI 203: Indirect Economic Impacts<br>• Own indicators | | |
| **Investments in human capital**<br>Economy, people | To support productivity growth and social cohesion in its member countries, NIB finances projects that contribute to technical progress and innovation, human capital development and equal opportunities. | | | |
| **Investments in infrastructure and climate finance**<br>Environment | To achieve environmental benefits and support climate change mitigation and adaptation, NIB finances projects in the areas of transport, electricity and thermal heat generation, green buildings, and water management. | • GRI 305: Emissions<br>• Own indicators | | |
| **Emissions from NIB-financed projects**<br>Environment | NIB analyses the $CO_2$ impact of each investment considered for financing. New technologies that support climate change adaptation and mitigation are one of NIB's main focus areas. The Bank supports its member countries' efforts to achieve climate goals. Read more about NIB and climate action on pages 37–46. | | | |
| **Emissions from NIB's internal operations**<br>Environment | NIB's most substantial carbon impact arises from its lending operations. However, it is important for us to reduce the carbon impact of our own internal operations. Our aim is to regularly measure, monitor, improve, manage and transparently report our internal carbon footprint and the progress made. | | | |
| **Good corporate governance**<br>As NIB is an international financial institution entrusted with public funds, the Bank strives to carry out its activities with the highest integrity and in compliance with its own rules and best market practices to maintain our reputation and reliability. Prevention is at the forefront of NIB's integrity and compliance efforts. NIB's Integrity and Compliance Policy outlines the commitments and measures to avoid or mitigate and manage integrity and compliance risks. | | | | |
| **Anti-money laundering and anti-bribery and corruption**<br>Economy | Any issues related to prohibited practices—such as corruption, fraud, bribery, money laundering and terrorist financing—are regarded as material. The Bank's stakeholders expect high ethical standards from NIB, and we expect high standards from ourselves. | • GRI 205: Anti-corruption | | |
| **Meaningful work**<br>NIB's staff is a key internal stakeholder group and Bank's most important assets. Without highly skilled personnel, the Bank cannot reach its targets and fulfil its mission. In line with NIB's Code of Conduct, the Bank's goal as an employer is to provide a sustainable and inclusive working environment for its staff. NIB's corporate values are commitment, competence and cooperation. | | | | |
| **Training and development**<br>People | NIB employees have raised training and learning opportunities as one of the most important aspects of working at NIB. As an international expert organisation, NIB values employees' dedication to continuously develop their skills. The Bank offers various training opportunities and aims to support professional growth and individual career planning for its staff. | • GRI 401: Employment<br>• GRI 404: Training and education | | |
| **Equality, diversity and inclusion**<br>People | We are committed to promoting fair and equal treatment of all our employees and aim for balanced diversity among our staff. We support inclusion and strive to prevent discrimination and harassment. NIB has an internal Equality, Diversity and Inclusion (EDI) Plan in place. | • GRI 406: Non-discrimination | | |

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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# About this report

The Nordic Investment Bank (NIB) is an international financial institution (IFI), owned by the governments of the eight Nordic and Baltic countries. The Bank's head office is in Helsinki, Finland.

NIB is publishing one combined Annual Report covering our activities, impact and sustainability reporting, governance, and financials. The annual report of the Board of Directors and audited financial statements for the year ended 31 December are included in the Annual Report and approved by the Board.

Due to NIB's legal status, national banking legislation does not apply to the Bank, nor is it subject to the direct supervision of any supervisory authority. NIB monitors international regulations and standards and adopts those that it identifies as relevant. Subsequently, NIB reports on its sustainability according to the relevant market standards and internationally recognised frameworks.

## Other reports

NIB's Integrity Report 2023 is available here. All external reports are available on our website at Our year.

## Scope of this report

This report covers the period of 1 January to 31 December 2023, which is NIB's financial year. NIB's main impact stems from its lending to projects that improve productivity and benefit the environment of the Nordic-Baltic region and other countries. The Bank's smaller impact arises from the running of its internal operations. NIB therefore reports separately on the impact of NIB-financed activities and on its own internal impact. The lending impact figures presented in this report are based on disbursed loan amounts unless otherwise indicated. More information about how we calculate impact can be found on our website.

An independent third party has provided limited assurance on selected sustainability information in this report. The scope of the assured information is indicated in the Independent Assurance Report on page 66. The Report on the Audit of the Financial Statements is available on pages 163–168.

## Disclosure in relation to commitments and initiatives

This report reflects our disclosures in the context of several commitments and initiatives in which we are participating, including the following:

- On an annual basis, NIB reports on the impact of projects financed by the proceeds of NIB Environmental Bonds (NEBs).
- This report has been prepared in accordance with GRI Standards.
- This report partly covers the disclosures recommended by the Task Force on Climate-related Financial Disclosure (TCFD). The TCFD disclosure index is available on page 191.
- NIB reports on the implementation of the Principles of Responsible Banking (PRB). See the PRB index on page 181.

## Disclaimer

The historical information presented in this report speaks only as of its respective date. NIB expressly disclaims any intention or obligation to update or revise any such information. This report does not constitute an offer to sell, or the solicitation of an order to buy, any of the securities referred to, and is provided for information purposes only. None of the documents or other information appearing in this report or on any webpages linked from the report should be construed as investment, legal or tax advice.

Any reproduction or distribution of any of the documents or other information appearing in or linked from the report, in whole or in part, or any disclosure of any of their contents may be prohibited or limited by the laws of certain jurisdictions. By proceeding to any of the webpages or otherwise accessing information in the report, you represent, warrant and agree to your compliance with all such prohibitions or limitations.

By accessing the webpages linked from this report, you represent and warrant that you are permitted to do so under the laws of your respective jurisdiction. NIB shall in no case bear liability for any infringement of any such prohibition or restriction.

## On forward-looking statements

This report contains a number of forward-looking statements, which include, but are not limited to, statements related to the macroeconomic environment in the Nordic-Baltic region, the expected development of NIB's lending and the execution of the Bank's mission. These statements are typically identified by words such as "anticipate", "estimate", "expect", or "foresee", and are included to give our stakeholders the opportunity to understand our expectations about the future, and how we intend to address emerging challenges. By their very nature, these statements reflect known and unknown risks and uncertainties that require us to make assumptions that may not prove to be accurate. We caution readers of this report about placing undue reliance on these forward-looking statements, as they are not a guarantee of future performance. We do not undertake to correct any such statements.

## Contact

We welcome any comments, questions or suggestions regarding this report or our performance. These can be addressed to info@nib.int.

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INTRODUCTION
IMPACT & SUSTAINABILITY
Lending impact
Funding in 2023
NIB Environmental Bonds
Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
Independent Assurance Report
GOVERNANCE
BOD REPORT
FINANCIALS
SUSTAINABILITY INDICES

# Independent Practitioners' Assurance Report to the Management of Nordic Investment Bank

We have been engaged by the Management of Nordic Investment Bank (hereafter "NIB") to provide limited assurance on selected sustainability indicators, information and responses presented in NIB's Annual Report 2023 (hereafter "Selected Sustainability Information") for the year ended on 31 December 2023.

The Selected Sustainability Information consists of the following:

- Global Reporting Initiative (GRI) Sustainability Reporting Standards framework of indicators
  - GRI 2 General disclosures (2021): 2-7, 2-8, 2-27, 2-30
  - GRI 305 Emissions (2016): 305-1, 305-2, 305-3, 305-4, 305-5
  - GRI 401 Employment (2016): 401-1
  - GRI 404 Training and Education (2016): 404-1, 404-2, 404-3
  - GRI 406 Non-discrimination (2016): 406-1

- Non-financial key performance indicators
  - Impact of NIB's lending (p. 181)
    - Own indicator: Impact of NIB's lending on $CO_2$ emission
    - Own indicator: Renewable energy generation
    - Own indicator: R&D programmes
    - Own indicator: Onlending to SMEs and environmental projects
    - Own indicator: Electricity networks
    - Own indicator: Healthcare
    - Own indicator: Green Buildings
    - Own indicator: Energy saved
  - Table "Impact of NEB-financed projects 2011-2023": 2023 share (p.33)
  - Table "Financed emissions for NIB's lending portfolio 2023" (p.41)
  - Table "Financed emissions for NIB's treasury corporate bonds and sovereign bonds portfolio 2023" (p.42)
  - Table "NIB's transition risk heatmap and loans outstanding 2021-2023": 2023 share and Transition Risk (pp.43-44)
  - Table "NIB's transition risk heat map and the treasury corporate bonds and sovereign bonds portfolio 2023" (p.45)
  - Graph "Distribution of transition risk categories for NIB's lending portfolio 2022 and 2023, %" (p.44)
  - Tables about NIB's internal carbon emissions (p.49) and "Water and waste" (p.50), including related graphs (pp.47, 50)
  - Table "Our work community" (p.52), including related graphics (p.53), and graphs "Origins of staff" and "Permanent employees by gender and age group" (p.54)

- Overall mandate fulfilment (p.188)

- 30-by-30 target fulfilment (p.188)

- Management of NEB proceeds, including internal tracking and allocation of funds from NIB Environmental Bonds proceeds to eligible green projects, for financial year 2023 according to NIB Environmental Bond Framework

- Selected responses within NIB's UN Environment Programme Finance Initiative (UNEP FI) Principles for Responsible Banking Reporting and Self-Assessment Template (Reviewed version (V2) from September 2022) in accordance with the guidance for assurance providers (pp.182-191)
  - 2.1 Impact Analysis
  - 2.2 Target Setting
  - 2.3 Target Implementation and Monitoring
  - 5.1 Governance Structure for Implementation of the Principles

## Management's responsibilities

The Management of NIB is responsible for the preparation and presentation of the Selected Sustainability Information in accordance with the reporting criteria, i.e. NIB's reporting guidelines and GRI Sustainability Reporting Standards, UNEP FI Principles for Responsible Banking Reporting and Self-Assessment, as well as parts in NIB Environmental Bond Framework that are applicable to the Annual Report, principles applied in the calculation of financed emissions against the Partnership for Carbon Accounting Financials (PCAF), Global GHG Accounting and Reporting Standard (2022), and calculation principles that NIB has developed. The Management is also responsible for determining NIB's objectives with regard to sustainable development performance and reporting, including the identification of stakeholders and material issues, and for establishing and maintaining appropriate performance management and internal control systems from which the reported performance information is derived.

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Lending impact
Funding in 2023
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Action for climate
Internal impact
Impactful workplace
Sustainability management
Stakeholder engagement
About this report
▸ Independent Assurance Report
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## Our responsibilities

Our responsibility is to carry out a limited assurance engagement and to express a conclusion based on the work performed. We conducted our assurance engagement on the Selected Sustainability Information in accordance with International Standard on Assurance Engagements (ISAE) 3000 (Revised), Assurance Engagements other than Audits or Reviews of Historical Financial Information, issued by the International Auditing and Assurance Standards Board IAASB. That Standard requires that we plan and perform the engagement to obtain limited assurance about whether the Selected Sustainability Information is free from material misstatement. The nature, timing and extent of the assurance procedures selected depend on professional judgement, including the assessment of material misstatement due to irregularity or error. We believe that the evidence we obtain is sufficient and appropriate to provide a basis for our conclusion on limited assurance.

We are independent of the company in accordance with the ethical requirements applicable in Finland to the engagement we have undertaken and have fulfilled our other ethical obligations under those requirements.

KPMG Oy Ab applies International Standard on Quality Management ISQM 1, which requires the firm to design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

## Procedures performed

A limited assurance engagement on Selected Sustainability Information consists of making inquiries, primarily of persons responsible for the preparation of information presented in the Selected Sustainability Information, and applying analytical and other evidence gathering procedures, as appropriate. In the engagement, we have performed the following procedures, among others:

- Interviewed members of NIB's senior management and relevant staff responsible for providing the Selected Sustainability Information;
- Planned our procedures in relation to the UNEP FI Principles for Responsible Banking informed by the Assurance Guidance to undertake limited assurance on Principles reporting Version 2 (updated October 2022), to be used with the V2 of the Reporting and Self-Assessment Template (from September 2022), issued by UNEP FI, considering NIB's stage of implementation of the Principles for Responsible Banking
- Assessed the application of NIB's reporting guidelines and GRI Sustainability Reporting Standards reporting principles, the Reporting and Self-Assessment Template reporting principles related to the UNEP FI Principles for Responsible Banking Reporting and Self-Assessment, as well as parts in NIB Environmental Bond Framework that are applicable to the Annual Report, principles applied in the calculation of financed emissions against the Partnership for Carbon Accounting Financials (PCAF), Global GHG Accounting and Reporting Standard (2022), and calculation principles that NIB has developed;
- Assessed data management processes, information systems and working methods used to gather and consolidate the Selected Sustainability Information;
- Reviewed the presented Selected Sustainability Information and assessed its quality and reporting boundary definitions;
- Assessed the Selected Sustainability Information data accuracy and completeness through a review of the original documents and systems on a sample basis and;
- Conducted a site session to review Selected Sustainability Information at NIB premises.

The procedures performed in a limited assurance engagement vary in nature and timing from, and are less in extent than for, a reasonable assurance engagement. Consequently, the level of assurance obtained in a limited assurance engagement is substantially lower than the assurance that would have been obtained had a reasonable assurance engagement been performed.

## Inherent limitations

Inherent limitations exist in all assurance engagements due to the selective testing of the information being examined. Therefore fraud, error or non-compliance may occur and not be detected. Additionally, non-financial data may be subject to more inherent limitations than financial data, given both its nature and the methods used for determining, calculating and estimating such data.

## Conclusion

Our conclusion has been formed on the basis of, and is subject to, the matters outlined in this report.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our conclusions.

Based on the procedures performed and the evidence obtained, as described above, nothing has come to our attention that causes us to believe that the Selected Sustainability Information subject to the limited assurance engagement is not prepared, in all material respects, in accordance with company's reporting guidelines and GRI Sustainability Reporting Standards, the UNEP FI Principles for Responsible Banking Reporting and Self-Assessment Template (Reviewed version (V2) from September 2022), as well as parts in NIB Environmental Bond Framework that are applicable to the Annual Report, principles of the PCAF Global GHG Accounting and Reporting Standard (2022) in the calculation of financed emissions, and calculation principles that NIB has developed.

Helsinki, 27 February 2024
KPMG Oy Ab

Marcus Tötterman
Authorised Public Accountant

Tomas Otterström
Partner, Advisory

ANNUAL REPORT 2023 INTRODUCTION GOVERNANCE IMPACT & SUSTAINABILITY GOVERNANCE Governance Statement We are Members of the Governing bodies and management committed BOD REPORT FINANCIALS SUSTAINABILITY INDICES to good governance As sustainability analysts, we get to work with a wide range of projects assessing and advising clients on their ESG issues. We evaluate and engage with customers and their projects, providing support and promoting capital and resource allocation for activities with substantial environmental benefits. Collaborating with a dynamic customer base is highly rewarding, particularly when we achieve a meaningful impact together. Nikunj Pokhrel and Mathilda Walch, Sustainability Advisors

69 ANNUAL REPORT 2023 INTRODUCTION Governance Statement IMPACT & SUSTAINABILITY GOVERNANCE Governance Statement Introduction Members of the Governing NIB was established as an international financial institution on 4 Governing bodies of the Bank bodies and management December 1975 between Denmark, Finland, Iceland, Norway and BOD REPORT Sweden by an international treaty. The Bank commenced operations FINANCIALS on 2 August 1976. As of 1 January 2005, Estonia, Latvia and Lithuania MEMBER COUNTRIES became members on equal terms. NIB is governed by its constituent SUSTAINABILITY INDICES documents, which are available here. The constituent documents currently in force include the Agreement concerning the Nordic BOARD OF GOVERNORS Investment Bank between its member countries of 11 February 2004 (the “Agreement”) and the related Statutes. These entered into force in 2005 and both were last amended in 2020. The constituent BOARD OF DIRECTORS CONTROL COMMITTEE AND CHAIRMANSHIP documents also include the Host Country Agreement between the Government of Finland and the Bank of 20 October 2010. NIB’s governance structure is set out in the Agreement PRESIDENT & CEO INTERNAL AUDIT and the Statutes. The Statutes define the relations between and mandate of the Bank’s governing bodies: the Board of Governors, the Board of Directors and the Control Committee. According to EXECUTIVE COMMITTEE the Statutes, NIB also has a President and the staff necessary Lending Risk and Treasury and Legal IT and Sustainability Communications Human to carry out its operations. Compliance Finance Business and Resources Services Mandate NIB promotes integrity, transparency, predictability, accountability, responsibility and disclosure as general principles enhancing and furthering good governance. NIB aims to follow best practices in the field of corporate governance. OTHER COMMITTEES & COUNCILS Mandate, Credit Asset, Liability Business and Business Trust Fund Internal Cooperation Governing bodies of the Bank and Compliance and Risk Technology Integrity Committee Sustainability Council Committee Committee Committee Council Council The governing bodies of the Bank are established pursuant to the Agreement and Statutes and carry out their functions in accordance with their respective Rules of Procedure. The Rules of Procedures for the Board of Governors, Board of Directors, and the Control Committee are available on the Bank’s website.

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## Board of Governors

The Board of Governors has the powers granted to it in Section 13 of the Statutes. The Board of Governors is composed of eight governors. The Minister designated by it as its Governor represents each member country. The Board of Governors appoints a Chair for a term of one year according to the rotation scheme it has adopted. The Board of Governors holds an annual meeting and such other meetings as deemed appropriate.

Until 31 May 2023 the Governor for Finland, Annika Saarikko, Minister of Finance, has served as Chair. As from 1 June 2023 the Governor for Estonia, Mr Mart Võrklaev, Minister of Finance, has served as Chair.

The Board of Governors held its annual meeting by written procedure on 31 March 2023.

## Control Committee

The Control Committee is established to monitor that the operations of the Bank are conducted in accordance with the Statutes. It is composed of at least ten members with the maximum number of members being twelve. The Nordic Council and Parliaments of Estonia, Latvia and Lithuania appoint one member from each country and the Board of Governors appoint two to four members including the chair and deputy chair. The members appointed by the Board of Governors are referred to as the Chairmanship and administer the responsibilities and tasks of the full Committee, monitor the Bank's financial position, risk levels, capital and liquidity position and oversee the performance of the audit of the Bank's financial statements, carried out by the external auditors. The full Committee focuses on monitoring fulfilment of NIB's purpose and in particular its mandate and mission. The full Committee and the Chairmanship each deliver a report annually to the Board of Governors concerning their monitoring tasks as set out in the Statutes and in the Rules of Procedure. The Control Committee appoints the external auditors to carry out the audit of the Bank's financial statements.

To enhance its governance, the Control Committee has appointed an independent expert to assist the Chairmanship.

The Control Committee holds at least one meeting each year where the annual report concerning the previous financial year shall be examined. The Chairmanship meets independently at regular intervals each year.

The Control Committee had two ordinary meetings during the year. The first was on 24 February 2023 in Helsinki, and the second was on 29 September 2023 in Stockholm. Toomas Vapper (Estonia) continued his term as Chair, with Pentti Hakkarainen (Finland) as Deputy Chair. The Control Committee Chairmanship held six additional meetings in 2023.

## Board of Directors

According to the Statutes, all the powers of the Bank that are not vested with the Board of Governors are vested with the Board of Directors. The Board of Directors makes the most significant financing decisions and adopts policy decisions concerning the operations of the Bank, in particular the general framework for financing, borrowing and treasury operations and their management. The Board of Directors may delegate its powers to the President to the extent it considers appropriate.

The Board of Directors is composed of eight directors and eight alternates appointed by each member country. The Board of Directors appoints from among its members a Chair and a Deputy Chair for a term of two years according to the rotation scheme adopted by the Board of Governors.

NIB's Board of Directors held ten meetings in 2023. The meetings 1/23, 3/23, and 9/23 were held fully online. The remaining meetings were held in person, with some members participating remotely. The Board meeting 6/23 was held on 24 August 2023 in Riga to coincide with the opening of NIB's office there. The Board meeting 7/23 was held on 28 September 2023 in Stockholm. The remaining five meetings were held in Helsinki.

Ole Hovland (Norway) continued his term as Chair, with Merle Wilkinson (Estonia) as Deputy Chair.

## President

The President is responsible for conducting the Bank's current operations and is appointed by the Board of Directors for a term of five years at a time. André Küüsvek is the President and CEO having been appointed by the Board of Directors on 1 April 2021.

## Advisory bodies to the President

The President is assisted and advised by the Executive Committee, the Mandate, Credit and Compliance Committee, the Asset, Liability and Risk Committee, and the Business and Technology Committee. All the existing committees operate in accordance with their respective Rules of Procedure.

### Executive Committee

The Executive Committee assists and advises the President in general management and decision-making concerning NIB, including all aspects of the performance, policy and financial soundness of the Bank. The Executive Committee comprises the President and other senior management representatives the President has appointed as members. The Board of Directors confirms the appointment of members. The Executive Committee meets formally approximately twice a month.

In 2023, the Executive Committee held twenty-three meetings. The meetings are ordinarily chaired by the President, who reaches decisions after having consulted the members. The Executive Committee also meets informally at the commencement of every working day.

### Mandate, Credit and Compliance Committee

The Mandate, Credit and Compliance Committee assists and advises the President in management and decision-making concerning mandate, credit and related integrity and

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compliance matters. The Committee is responsible for preparation and decision-making related to certain lending activities and counterparty ratings for lending and treasury, setting treasury business limits and mandate matters. The Committee grants loans and approves acquisition of certain bonds within the powers delegated to the President by the Board of Directors and in line with the guidelines and instructions given by the Board of Directors.

The President exercises his executive powers concerning lending operations in the Committee. The Mandate, Credit and Compliance Committee is composed of the President and the Head of Lending, the Chief Financial Officer, the Chief Risk Officer, the General Counsel and the Head of Sustainability and Mandate. The Mandate, Credit and Compliance Committee is chaired by the President or, in the absence of the President, another member (other than the Chief Risk Officer). The Committee meets at regular intervals every week. In 2023, the Mandate, Credit and Compliance Committee met fifty-six times.

## Asset, Liability and Risk Committee

The Asset, Liability and Risk Committee ("ALR") is a body established to monitor, analyse, discuss and guide the development and overall management of NIB's balance sheet, its risk and capital, funding and liquidity positions. Treasury related risk matters (related to funding, asset and liability management, and portfolio management activities) are also monitored, analysed, discussed and guided by the ALR.

The ALR comprises some members of the Executive Committee and other senior staff that the President has appointed as members. All decisions at the ALR require majority support and, at the same time, the Chief Financial Officer as Chair of ALR and the Chief Risk Officer (or their substitutes) both need to be supportive. The ALR meets approximately twelve times a year but can convene more frequently if necessary. In 2023, the ALR met fifteen times.

## Business and Technology Committee

The Business and Technology Committee is a body established to facilitate IT's strategic direction and the digital transformation of NIB by prioritising, directing, monitoring and governing NIB's enterprise IT architecture, IT projects and development initiatives. It is chaired by the Chief Operating Officer and consist of members of other senior staff. The Committee meets on a regular basis approximately ten times a year. In 2023, the Committee met twelve times.

## Other internal committees and councils

In addition to the advisory bodies to the President, the Bank has the following permanent internal committees and councils: the Business Integrity Council, the Trust Fund Committee, the Internal Sustainability Council and the Cooperation Council. The President is not a member of these internal committees and councils but appoints the members (save for staff representatives on the Cooperation Council who are elected by the staff). The internal committees and councils also operate in accordance with their respective Rules of Procedure or other applicable rules.

The Business Integrity Council supports awareness raising of integrity and corruption risks among the Bank's staff and stakeholders. The Council generally meets twice a year. While no formal meeting was held in 2023, several members were consulted on specific topics.

The Trust Fund Committee ensures that the purposes of the trust funds managed by NIB are fulfilled in the most efficient way. The Committee also approves the activity plan of the trust funds as well as proposed allocations from trust funds. The Committee gives its recommendations to the respective donor(s) for their final decision. In 2023, the Committee met three times.

The purpose of the Cooperation Council is to facilitate a cooperation process within NIB with the main aim of improving working conditions and making the interaction between the Bank and the staff more effective, in particular in a manner enabling the Bank to take better account of the staff's opinions concerning such matters. The Council consists of four members representing the Bank and four representing the staff. The President appoints the representatives of the Bank while the representatives of the staff are elected by vote. The Cooperation Council meets at least quarterly. In 2023, the Council met four times.

## Sustainability management

The Internal Sustainability Council aims to strengthen NIB's sustainability agenda for its in-house activities. The Council has eight members, representing functions dealing with internal sustainability matters. Decisions and action points proposed by the Council are approved by the President. The Council reports to the Executive Committee. In 2023, the Council met four times Governance of Environmental, Social, and Governance (ESG) risks and opportunities in general is integrated in NIB's core governance structure. The ESG integration in NIB's business is explained on pages 55-57 and more detailed description on NIB's sustainability governance can be found from NIB's Sustainability Policy. Read more about NIB's risk governance in general on page 72 and in the Risk Management Policy.

## Remuneration and incentive programmes

The members of the Board of Governors are ministers. Their participation in the Board of Governors is considered to be part of their ministerial duties. Therefore the Governors receive no remuneration from the Bank.

The Board of Governors determines the remuneration and attendee allowance for the Board of Directors and for the Control Committee. The President's terms of employment, including remuneration, are determined by the Board of Directors. The Control Committee approves the remuneration of the external auditors. The principles for the remuneration of staff are set out

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in the Compensation Regulations approved by the Board of Directors. The Bank applies a fixed salary-based system which reflects the work profile, qualifications, individual competence and the results that NIB expects the employee to achieve as well as a small performance premium programme that rewards excellent and extraordinary performance on a yearly basis. For more information about Personnel expenses, compensation and benefits, see Note 7.

## Risk governance

The three-lines-of-defence model provides the basis for NIB's risk governance. The model aims to provide clear segregation of duties between units that enter into business transactions with customers or otherwise expose the Bank to risk, and units in charge of risk assessment, risk measurement, monitoring and control.

## Business functions

The business functions, Lending and Treasury, are responsible for implementing the Bank's business strategy and act as the first line of defence for the risks in their operations. Lending is responsible for loan origination and mandate fulfilment in accordance with the Bank's willingness to take risk. Treasury provides support by executing the funding strategy and managing the liquidity as well as balance sheet risks (asset and liability management).

## Risk management framework

NIB follows sound banking principles, monitors international risk management regulations and standards and adopts those it identifies to be relevant to the nature of NIB's business model. The Bank has established a risk, capital and liquidity management framework, with high-level statutory requirements stipulated in the Statutes and the Principles for Capital and Liquidity Management, supported by a Risk Appetite Statement (RAS), an Internal Capital Adequacy Assessment Process (ICAAP), risk management policies, and a Capital and Liquidity Recovery Plan.

The Bank's risk management framework comprises risk policies and procedures formulated for the identification, measurement, monitoring and reporting of risks including a comprehensive limit system for managing the exposure to quantifiable risks. The Bank recognises that effective risk management is based on a sound risk culture, which is characterised, among other things, by a high level of awareness concerning risk and risk management in the organisation. Regular training of staff in risk-related matters is part of the Bank's risk management practices.

The second line of defence consist of functions that monitor and oversee the risk-taking of the first line functions. At NIB, the Risk & Compliance department acts as the second line of defence. It is organisationally separate from the business functions but interacts with them in risk matters and is involved in decision-making with the objective to ensure that risk considerations are properly taken into account. Risk & Compliance independently monitors and controls the risk positions of the Bank and implements the Bank's risk management related policies and practices as approved by the Board of Directors. The Risk & Compliance department has the overall responsibility for identifying, measuring, assessing, monitoring and reporting on risks across risk types and organisational units. The department is responsible for the Bank's risk models, tools, policies and frameworks (like ICAAP, RAS and capital and liquidity recovery planning and the related reporting) as well as for designing and maintaining of the Bank's risk limit framework. Limit monitoring is conducted on a regular basis and breaches are reported to the relevant committees, senior management and to the Board of Directors.

The Compliance function belongs to the second line of defence and oversees, coordinates and reports on matters relating to compliance and integrity risks. The Chief Compliance Officer reports to the Chief Risk Officer (CRO), has a dotted reporting line to the President and has unrestricted access to the Chair of the Board of Directors and the Chair of the Control Committee. The activities and mandate of the Integrity and Compliance Office are set forth in the Integrity and Compliance Policy. The CRO heads the Risk & Compliance department and reports to the President. The CRO is a member of the Executive Committee and the Mandate, Credit and Compliance Committee, with the role and purpose to ensure that risk considerations are properly taken into account, to influence decision-making and, when necessary, challenge decisions that give rise to material risk. The CRO is also a decisive member of the Asset, Liability and Risk Committee with respect to risk-related matters. The CRO has unrestricted access to the Chair of the Board of Directors and the Chair of the Control Committee. An important objective is to engage the senior management, Board of Directors and the Control Committee in constructive dialogue on key risk issues.

## Internal Audit

NIB's Internal Audit – the third line of defence – adheres to international professional standards established by the Institute of Internal Auditors. The task of the Internal Audit function is to provide assurance on the effectiveness of the Bank's internal control, risk management and governance processes, and to make recommendations to the management. Internal Audit provides an independent evaluation of the controls, risk management and governance processes. The Head of Internal Audit reports to the Board of Directors and the Control Committee and works administratively under the auspices of the President. The activities and mandate of the Internal Audit function are set forth in the Internal Audit Charter.

73 ANNUAL REPORT 2023 INTRODUCTION Board of Directors IMPACT & SUSTAINABILITY GOVERNANCE as of 31 December 2023 Governance Statement MEMBERS Members of the Governing bodies and management BOD REPORT FINANCIALS SUSTAINABILITY INDICES Chair Debuty Chair Julie Sonne Pekka Morén Ole Hovland Merle Wilkinson DENMARK FINLAND NORWAY ESTONIA Head of Division, Ministry of Industry, Director, Ministry of Finance Special Adviser, Ministry of Finance Government finance expert Business and Financial Affairs Appointed: 2016 Appointed: 2019 Appointed: 2017 Appointed: 2016 Attended meetings in 2023: 9 Attended meetings in 2023: 10 Attended meetings in 2023:10 Attended meetings in 2023: 9 Alternate Alternate Alternate Alternate Petri Peltonen Kristin Langeland Ervik Märten Ross Helle Dam-Sørensen Under-Secretary of State, Chief Specialist, Ministry of Finance Adviser on International Relations, Chief Special Advisor, Ministry of Economic Affairs Ministry of Finance Ministry of Industry, and Employment Business and Financial Affairs

74 ANNUAL REPORT 2023 INTRODUCTION IMPACT & SUSTAINABILITY GOVERNANCE Governance Statement Members of the Governing bodies and management BOD REPORT FINANCIALS Esther Finnbogadóttir Līga Kļaviņa Jurgita Uzielienė Hans Lindblad SUSTAINABILITY INDICES ICELAND LATVIA LITHUANIA SWEDEN Head of Division, Ministry of Finance and Deputy State Secretary on Financial Senior Adviser, European Union and Member of the Board Economic Affairs Policy Issues, Ministry of Finance International Affairs Department, (until December 2023) Appointed: 2016 Appointed: 2019 Ministry of Finance Appointed: 2022 Attended meetings in 2023: 10 Attended meetings in 2023: 7 Appointed: 2017 Attended meetings in 2023: 8 Attended meetings in 2023: 10 Alternate Alternate Alternate Jón Gunnar Vilhelmsson Inese Sudare Alternate Camilla Kastengren (until August 2023) Deputy Director of Financial Dovilė Jasaitienė Desk Officer, Ministry of Finance Head of Division, Ministry of Finance Resources Department, Head of the International Affairs Division, and Economic Affairs The Treasury of the Republic of Latvia Ministry of Finance

75 ANNUAL REPORT 2023 INTRODUCTION Board of Governors IMPACT & SUSTAINABILITY GOVERNANCE as of 31 December 2023 Governance Statement Members of the Governing MEMBERS bodies and management BOD REPORT FINANCIALS Mart Võrklaev Riikka Purra Morten Bødskov Þórdís Kolbrún Reykfjörð Gylfadóttir SUSTAINABILITY INDICES Chair of the Board of Governors Minister of Finance Minister for Industry, Business and Minister of Finance and Minister of Finance Finland Financial Affairs Economic Affairs Estonia Denmark Iceland Arvils Ašeradens Gintarė Skaistė Trygve Magnus Slagsvold Vedum Elisabeth Svantesson Minister of Finance Minister of Finance Minister of Finance Minister of Finance Latvia Lithuania Norway Sweden The Annual Meeting of the Board of Governors was held on 31 March 2023.

76 ANNUAL REPORT 2023 INTRODUCTION Control Committee IMPACT & SUSTAINABILITY GOVERNANCE as of 31 December 2023 Governance Statement Members of the Governing bodies and management Toomas Vapper Pentti Hakkarainen BOD REPORT Sworn Auditor Deputy Chair FINANCIALS Chair Master of Laws and Master of Economic Sciences, Finland SUSTAINABILITY INDICES Estonia Sjúrður Skaale Aivar Kokk Noora Fagerström Vilhjálmur Árnason Member of Parliament Member of Parliament Member of Parliament Member of Parliament Denmark Estonia Finland Iceland Jānis Reirs Zigmantas Balčytis May Britt Lagesen Johan Andersson Member of Parliament Member of Parliament Member of Parliament Member of Parliament Latvia Lithuania Norway Sweden External auditors appointed by the Control Committee Terhi Mäkinen Mona Alfredsson Partner, Authorised Public Accountant, Partner, Authorised Public Accountant, Ernst & Young, Finland Ernst & Young, Sweden

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# Executive Committee

as of 31 December 2023



**MEMBERS**

**Luca De Lorenzo**
(1979, Italy)
Senior Director, Head of Sustainability and Mandate
Joined NIB in 2018

**Kim Skov Jensen**
(1971, Denmark)
Vice-President, Chief Financial Officer, Head of Treasury and Finance
Joined NIB in 2021

**Jeanette Vitasp**
(1965, Sweden)
Vice-President, Head of Lending
Joined NIB in 2023

**André Küüsvek**
(1967, Estonia)
President & CEO
Joined NIB in 2021

**Hilde Kjelsberg**
(1963, Norway)
First Vice-President, Chief Risk Officer, Head of Risk and Compliance
Joined NIB in 2006

**Jukka Ahonen**
(1969, Finland)
Senior Director, Head of Communications, Secretary to the ExCo
Joined NIB in 2007

**Heikki Cantell**
(1959, Finland)
General Counsel & Secretary General, Head of Legal
Joined NIB in 2007

**Hanna Pajunen**
(1975, Finland)
Senior Director, Head of Human Resources
Joined NIB in 2023

**Gunnar Okk**
(1960, Estonia)
Vice-President, Chief Operating Officer, Head of IT and Business Services
Joined NIB in 2006

ANNU ANNUAL REPOR AL REPORT 2023 T 2023 INTRODUCTION REPORT OF THE BOARD OF DIRECTORS IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT We support the decarbonisation FINANCIALS SUSTAINABILITY INDICES goals of our member countries Open dialogue is crucial for NIB to identify the priorities of our member countries and how to support them. In 2023, NIB and its Board of Directors convened the Bank's stakeholders to two seminars in Riga and Stockholm. The events engaged our clients, investors, peers, and other stakeholders to discuss different aspects of green transition with NIB and Nordic-Baltic decision-makers directly.

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# Report of the Board of Directors 2023

## Summary

In an environment of higher interest rates and geopolitical uncertainty, the economies in Europe and in the Nordic–Baltic region continued to be challenged in 2023. The overall appetite for investments also decreased. The green transition, however, remained a key driver for both investments and future growth opportunities.

NIB maintained a strong level of lending disbursements at EUR 3.4 billion (EUR 3.7 billion in 2022). Continued demand enabled NIB to prioritise high impact and additionality. Almost all mandate rated projects were assessed as either "good" or "excellent" based on NIB's Mandate Rating Framework.

In 2023, the largest share of the Bank's loans went to various research and development (R&D) investments – EUR 753 million (23% of total disbursements) was disbursed to 8 R&D programmes to counterparties in Finland, Denmark and Sweden. Projects in the energy sector, covering both generation (11%) and distribution or transmission networks (13%), formed a large part of the total disbursements totalling EUR 787 million.

In line with the Bank´s additionality objective of increasing lending in underserved market segments in the Nordic-Baltic region, NIB committed EUR 366 million (11 loans and labelled bonds) to clients in the Baltic member countries. NIB also supported riskier project finance investments which are crucial for the green transition. To extend NIB's reach in the Baltic countries, the Bank opened an office in Riga during 2023, expecting to further develop its relationships with Baltic private companies.

NIB launched its Climate Strategy in 2023, setting an actionable path towards a sustainable future. This strategy commits NIB to concrete, science-based targets that are aligned with the Paris Agreement, reducing greenhouse gas emissions through its financing activities and operations.

During the year, NIB raised new funding with a nominal value of EUR 7.2 billion through 63 bond transactions. The Bank maintained a diversified global investor base with issuances in ten different currencies. European investors outside the Nordic countries continue to be the largest group of buyers, accounting for 29% of investments, whereas North American and Asian investors remain significant investor bases.

The Bank recorded a strong net profit of EUR 250.7 million compared with EUR 139.3 million in 2022, driven mainly by the highest net interest income in NIB's history. This corresponds to a growth of 80% from the previous year.

The Board of Directors proposes to the Board of Governors that a sum of EUR 63.0 million be distributed as dividends to the Bank's member countries from the 2023 net profit.

NIB maintained strong capital and liquidity positions throughout the year.

The Bank will continue to provide long-term lending to its clients in a situation in which the investment climate is under pressure. It is expected that financing conditions for private and public companies will still be more constrained than before 2022 when liquidity was more abundant. The focus will be on supporting the member countries in the green transition and measures to strengthen resilience in the region.



Russia's war in Ukraine and geopolitical events have brought the Nordic–Baltic region closer together. Concerns about energy security and supply chains have increased. They clearly point to the need to accelerate the green transition and to improve productivity to make the region more resilient to shocks. There is a need for new solutions that support both the individual economies and the whole region. NIB is well placed to support these goals with its sustainable finance.

**Ole Hovland**
Chair of the Board of Directors

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## Operating environment

In 2023, the economies of the NIB's member countries continued to be affected by the disruptions brought by Covid-19 and Russia's war in Ukraine. However, during the year, the energy crisis eased, and the global food commodity markets calmed somewhat.

As a result, headline inflation decreased significantly, both in the Nordic–Baltic region and in Europe as a whole. At the same time, the initial supply side price shock partly transitioned to the demand side with higher wage increases set to offset a loss of purchasing power. Core inflation – an important driver for monetary policy – therefore remains sticky postponing the future rate cuts that markets already started to price in end-2023.

The Nordic–Baltic economies have generally been resilient to external shocks and able to adapt to changing environments over the past years. However, higher interest rates combined with high uncertainty in the global markets began to impact economies, particularly during the latter part of the year. This brought some countries into or close to a technical recession.

The economic environment had a negative impact on the investment landscape. Increased interest rates and uncertainty regarding future economic conditions tempered the appetite for new investments across various sectors. Despite these factors, the green transition and the safeguarding of the energy supply remained key drivers for investments.

## Strategy implementation

In 2023, NIB continued to implement the business strategy approved by the Board of Directors in December 2021. In addition to the mission of improving the environment and productivity, the key goals are to develop client and owner value propositions, enhance additionality, and improve capital accumulation while maintaining the Bank's AAA/Aaa credit rating.

The strategy emphasises the urgency of climate action and mobilising finance in particular in hard-to-abate sectors. If anything, the developments since the launch of the strategy, such as Russia's war in Ukraine, have further emphasised the need to accelerate the green transition and the resilience of the region.

In line with the need to step up climate action, NIB launched a Climate Strategy in 2023, setting an actionable path towards a sustainable future. This strategy commits NIB to concrete, science-based targets that are aligned with the Paris Agreement, reducing greenhouse gas emissions through its financing activities and operations. By setting its own climate targets, NIB will be better placed to support its Nordic and Baltic member countries' decarbonisation goals.

The strategically ambitious targets align with the EU's climate neutrality goals and the stricter aims of its member countries. Detailed targets and the full scope of NIB's climate action plan are outlined in the strategy, highlighting the Bank's role in supporting a fair transition to net zero by 2050 and helping clients as well as the broader society to foster resilience to climate-related risks. Read more on pages 37–46.

NIB has an additionality objective of increasing lending in underserved market segments where availability of financing is more constrained. As an example, NIB in 2023 committed EUR 366 million (11 loans and labelled bonds) to clients in the Baltic member countries. To extend NIB's reach in the region, NIB opened an office in Riga in 2023, expecting to further develop its relationships with Baltic private companies. In further testimony to NIB's efforts to be an additional lender, NIB disbursed EUR 634 million to sub-investment grade borrowers in 2023. The controlled broadening of the Bank's risk profile also supports NIB's capital accumulation strategy objective.

Furthermore, NIB continued to diversify its portfolio in terms of product type. In 2022, the Bank widened its offering to include investment in conventional bonds and commercial papers issued by Baltic corporates. Investments were also made in bonds issued by member country financial institutions to fulfil their minimum required eligible liabilities (MREL) requirements, with the ambition of promoting capital market development across its member states and in particular in Baltic countries. During the year, NIB invested a total of EUR 63 million in such products.

During 2023, several factors contributed to the strategic objective of improving capital accumulation while maintaining the Bank's AAA/Aaa credit rating. First, the moderate increase in risk-taking within the Risk Appetite which started in 2022, continued in 2023. Second, higher interest rates have had a positive impact on lending and treasury net interest income. Third, risk-sharing mechanisms such as the InvestEU guarantee scheme and non-payment insurance, were developed to improve capital efficiency and enhance lending capacity. During 2023 NIB was amongst the first new implementing partners to process InvestEU loans.

In 2023, the Board of Directors also approved long-term targets for NIB. These are covering capital accumulation, sustainability as well as diversity, engagement and leadership. More details can be found on page 9.

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## Lending

In an environment of increasing interest rates and economic uncertainty, NIB maintained a strong level of lending disbursements, at EUR 3.4 billion (EUR 3.7 billion in 2022). The Bank's lending during the year was diversified across member states, sectors, and risk ratings.

The share of disbursements to NIB's Baltic member countries increased from 7% in 2022 to 12% in 2023. Lending outstanding at year-end amounted to EUR 21.9 billion, a slight reduction from the previous year where the corresponding figure was EUR 22.2 billion. Factors such as the prepayment of an earlier provided response loan and foreign exchange movements lowered the lending outstanding figure.

NIB's outstanding loan to the government of the Russian Federation, which had been agreed in 2005, was repaid in July 2023, and as such, NIB currently has no outstanding loans in Russia. The Bank continued to engage with the Belarusian government regarding the outstanding loan made to Belarus in 2012. NIB has no exposure to Ukrainian counterparts

**Lending disbursed in 2023**

%, Geographical distribution


34% Sweden EUR 1,187.3 m
19% Finland EUR 655.9 m
16% Denmark EUR 543.7 m
11% Norway EUR 383.1 m
7% Iceland EUR 240.2 m
6% Estonia EUR 195.6 m
4% Lithuania EUR 152.6 m
2% Latvia EUR 65.3 m
1% Non-member countries EUR 22.4 m

### Lending key figures

| In millions of euros, unless otherwise specified | 2023 | 2022 | 2021 | 2020 | 2019 |
|---|---|---|---|---|---|
| New loans signed, excluding labelled bonds | 2,766 | 3,936 | 1,683 | 5,632 | 3,185 |
| New labelled bonds | 63 | 178 | 169 | 34 | 131 |
| Total lending disbursements | 3,446 | 3,705 | 2,440 | 4,853 | 2,676 |
| Number of new loan agreements | 52 | 54 | 36 | 59 | 55 |
| Number of new labelled bonds | 4 | 10 | 14 | 4 | 9 |
| Amortisations and prepayments | -3,618 | -2,707 | -1,989 | -1,878 | -2,826 |
| Lending outstanding | 21,924 | 22,195 | 22,313 | 21,727 | 18,931 |
| Member countries | 21,639 | 21,837 | 21,827 | 21,098 | 18,055 |
| Non-member countries | 351 | 424 | 635 | 798 | 996 |
| Expected credit loss | -66 | -66 | -150 | -169 | -119 |
| Non performing loans | 9 | 10 | 78 | 73 | 80 |
| Non performing loans as % of total lending | 0.04 % | 0.05 % | 0.35 % | 0.34 % | 0.42 % |

**Lending disbursed in 2023**

%, Business area distribution


33% Industry EUR 1,126.8 m
32% Public sector & Utilities EUR 1,099.0 m
18% Infrastructure & Project Finance EUR 622.6 m
11% Financial Institutions EUR 383.4 m
6% Services and Consumer Unit EUR 214.2 m

**Lending development during 2023**

EUR m


26,000
25,000
24,000
23,000
22,000
21,000
20,000
22,195
3,446
-2,520
-1,098
0.0
-317
203
15
21,924
Dec'22 Book value
Disb.
Amort.
Prepaym.
Impairm.
FX changes
Hedge Acc
Other
Dec'23 Book value

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## Mission fulfilment

NIB's vision is a prosperous and sustainable Nordic–Baltic region, and the Bank has a dual mandate to provide lending that benefits the environment and/or improves productivity. All projects proposed for financing undergo a thorough assessment of their potential impact. They are rated on a six-level scale ranging from "negative" to "excellent".

In 2023, loans achieving ratings of "good" or "excellent" for its positive impact on either productivity or environment ended up accounting for 99.8% of the total amount of disbursed funds from the mandate rated projects. This is slightly higher than the mandate rating achieved in previous years and exceeding the target set by the Board for 2023 (95%). 2.1% of total disbursements were channelled to loans that were not mandate rated. The latter was mainly due to earlier Covid-19 response loans that continued to be disbursed in 2023.

Of all the mandate rated and disbursed funds, 75.3% were channelled to projects with significant productivity gains in member countries. On the environmental benefits, the respective number was 69.2%.

**Mission fulfilment rating**

% of loans disbursed and mandate rated


98%
98%
97%
99%
100%
100
80
60
40
20
0
19
20
21
22
23
Good or excellent in productivity only
Good or excellent in environment only
Good or excellent in both environment and productivity

This year the structure of disbursed loans is dominated by investments into R&D, energy sector and transportation, encompassing both infrastructure and vehicles. While achieving only one of the two mandates – productivity or environment – is still more frequent, in many investments the two elements are increasingly interconnected. For example, an R&D programme may focus on developing an equipment which eventually decreases the $CO_2$ intensity of manufacturing. Thus, productivity go hand in hand with the green transition.

44.8% of the projects were rated "good" or "excellent" in both mandates. Over the last couple of years, the share of such projects has been increasing. Environmental sustainability factors are seen as integral to projects economic viability. This change is driven partly by regulatory measures but also by a broader recognition of the long-term economic benefits of sustainable practices.

In addition to the project level sustainability analysis, NIB also conducts Environmental, Social and Governance (ESG) assessments at a counterparty level. The assessments help to understand a broader view of counterparties' material sustainability matters and to consult the client on potential improvements going forward.

The ESG ratings are given on a four-notch scale basis: "low"; "lower intermediate"; "upper intermediate"; and "high performer" and follow a defined framework and methodology.

Three years after a NIB-financed project has been completed, the Bank's analysts follow up on the actual impact the project has generated and compare it with the identified impact agreed with the client at the ex-ante analysis stage.

Some projects are excluded from the ex-post analysis, for example financing via financial intermediaries or sustainability-linked loans. Such projects have other monitoring arrangements in place. In 2023, ex-post assessments for 18 projects have been conducted. Approximately 85% of the impacts identified in the ex-ante stage have been achieved.

## Impact

NIB is an impact-oriented bank which measures the value created through its investments. During 2023, NIB disbursed a total of EUR 3,446 million in lending, out of which EUR 63 million were labelled bonds and EUR 3,383 million were loans. EUR 3,312 million (97.9%) were rated according to mandate fulfilment criteria.

In 2023, the largest share of NIB's disbursements went to research and development (R&D) programmes – EUR 753 million (23%) was disbursed to 8 different programmes to counterparties in Finland, Denmark and Sweden. The financed investments will support and/or retain 12[1] thousand high-value added workplaces in NIB's member countries.

R&D programmes spanned across several sectors, from the automotive industry, engineering, hearing aid development to agriculture. The importance of R&D extends beyond the creation of new ideas and technologies; it is an important factor in the global competitiveness race.

Furthermore, the innovation process encourages collaboration and knowledge sharing, often involving a synergy between universities, research institutions, and businesses. The economic benefits are significant, with such activities contributing to increased productivity, job creation, and the growth of new industries, resulting in a direct impact on society.

Russia's war in Ukraine has accelerated the energy transition in NIB's member region. Accordingly, projects in the energy sector, covering both generation (11%) and distribution or transmission networks (13%), formed a large part of the total disbursements. Altogether, EUR 787 million (24%) was channelled to energy developments in 2023.

NIB's disbursements included wind farms, solar parks, district heating systems, combined heat and power plants, strengthening distribution grids and introducing energy storage as well as

[1] Not pro-rated to NIB's share of total project cost.

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carbon capture and storage solutions. It is evident that there are needs to foster further energy resilience, invest more both in terms of security of supply and market competitiveness perspectives, whilst continuing to decarbonise the energy sector. As a result of projects financed in 2023, 387 GWh[2] of new renewable energy generation will be added, and more that 6600 km of distribution and transmission networks will be newly built or refurbished.

A substantial number of disbursements was channelled to the construction and renovation of buildings (EUR 218 million; 7%) which are a significant source of emissions and therefore an important element in the green transition. The total pro-rated area of NIB-financed buildings in 2023 was 145,760 square metres, of which 55% were certified in accordance with sustainability certifications. Most of the new construction projects aim for certification according to the highest green building standards. At the same time, there is an increasing attention towards the renovation of the existing building stock, which may have an even more pronounced impact because of the embodied carbon emissions.

Overall, NIB's disbursements in 2023 contributed to an annual reduction or avoidance of 152.5 thousand tonnes of net $CO_2e$ emissions.

It is worth noting that there is an increasing number of projects which play a significant enabling role across value chains in support of the green transition but do not have directly quantifiable impact. These investments are critical for the transition of NIB's clients in several sectors, yet the impact would be observed in adjacent activities. Some of NIB's disbursements – for instance, to railway maintenance or investments preserving energy production capacity – have an enabling effect rather than a direct effect.

Mergers and acquisitions (M&A) projects formed a large portion of NIB's lending in 2023, amounting to EUR 226 million (7%). The focus on these projects is primarily on the productivity mandate, exploring the synergy effects that could emerge from the merger or acquisition. The synergies – including increased growth, cost reductions, enhanced production capacity, and technological advances – sometimes have a high degree of uncertainty and they can vary significantly across projects and environments. For the financed M&A projects, NIB carefully assess these synergies in horizontal and vertical company integrations and seeks to ensure that they do not pose a risk to market competition.

Moreover, some challenges to quantify the impact stems from the products that NIB offers. Since 2021, NIB has been

**Loans disbursed in 2023**
by economic category
%, based on disbursed and mandate rated loans, excluding green bond investment


Research and development
23%
Transportation
12%
Energy generation
11%
Financial intermediation
8%
Health
4%
Mergers and acquisitions
7%
Business expansion investments
3%
Water and waste management
1%
Electricity networks
13%
Sustainability linked loan
11%
Buildings
7%
Education
1%
Other
1%

[2] Impact data in this section pro-rated to NIB's share of total project cost, unless otherwise specified

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providing sustainability-linked loans (SLLs). While these loans have clearly identified key performance indicators and expected outcomes, they are not tied to any specific impact at a project level. For this reason, SLLs are evaluated on separate reporting principles. In 2023, NIB disbursed EUR 368 million to SLLs, comprising 11% of total disbursed and mandate rated loans. SLLs are suitable for companies that have strong strategic goals for more sustainable production or business model in particular in hard to abate sectors that currently are having a high intensity in their energy consumption and carbon footprint products. Read more about SLLs on page 21.

## Sustainability

In order to increase the impact, NIB continues to create, support and develop new initiatives to foster greener investments. Despite the short-term challenges the world is facing, there is a need to maintain speed and action in the long-term sustainability transition.

### Launching climate strategy

According to the World Meteorological Organization (WMO), new temperature records have again been set in 2023, and the number of extreme events continues to rise, underscoring the need for urgent climate action. As an international financial institution, NIB acknowledges its role in addressing regional and global challenges. As mentioned above, NIB launched its Climate Strategy in 2023, setting an actionable path towards decarbonisation. Read more about the strategy here.

Hard-to-abate sectors are associated with significant emission levels and will require financing to develop and deploy technologies for their transition and have defined long-term targets in relation to that (e.g. for cement, aluminium and steel). NIB will increase its engagement to support the transformation in these sectors. NIB's lending products, such as sustainability-linked loans, will be key in this process.

### Value chain approach

A true sustainability transition requires the pivoting of entire value chains that form the backbone of current and future economies where the Nordic countries have been pioneers for a long time. One example is the electrification of transport. The value chain contains electricity production from renewable sources, battery and storage facilities, strong grids and electric vehicle production and distribution. By separately evaluating and supporting different parts of a value chain, NIB strives to allocate capital across several actors in any one sector. This way, the Bank is able to create a critical mass for transitions where clients in one industry will work with another along the value chain to decarbonise.

### Resilient and sustainable supply chains

The last few years have also shown the need to strengthen the understanding along supply chains for resilience as well as the environmental and social impact. Increased scrutiny, transparency and accountability along supply chains is a regional ambition and a welcomed development. NIB is increasingly supporting that with its lending. Further, to strengthen the Bank's approach on adverse environmental and social impacts during the loan assessment process, NIB has developed a supply chain extended due diligence procedure.

Extended due diligence is applied for key supply chains in specific sectors and/or sectors that are deemed to have a high risk of human rights violations, labour standards and/or environmental degradation. While such assessments have long been part of NIB's counterparty assessment, the Bank has developed a common approach understanding such counterparty risk.

### Nature and biodiversity

The financial sector is continuously shifting beyond climate change mitigation towards a broader approach on nature protection. Progress in the traceability and accountability of nature-related impacts is helping sound and nature-positive decisions to be taken. In 2023, these initiatives were strengthened by the Taskforce on Nature-related Financial Disclosures (TNFD) recommendations for financial institutions and Science Based Targets Network (SBTN) guidance on target setting.

NIB's principles for biodiversity and nature protection are integrated in its Sustainability Policy. Biodiversity effects are considered in the project and counterparty assessments. However, to further enhance its nature protection and resilience efforts, NIB started to assess the nature-related impacts of its lending portfolio in 2023, considering the SBTN's steps and recommendations.

### Keeping frameworks up to date

NIB constantly follows developments in sustainable finance, including the progression of frameworks, references and reporting standards. During 2023, the Bank has integrated new sectorial topics into its mandate analysis and strengthened ESG screening requirements. Among other benefits, this expands NIB's approach in several previously unspecified sectors and is better aligned with the EU Taxonomy.

### Reporting and new standards

NIB continues to develop its sustainability data and reporting and monitors developments around international reporting standards. The Bank welcomes the new initiatives and the cooperation between Global Reporting Initiative (GRI), the International Sustainability Standards Board (ISSB), and the European Sustainability Reporting Standards (ESRS).

Comparability of sustainability disclosures helps to direct public and private finance where it is needed the most. In this context, global initiatives introducing harmonised sustainability reporting standards (ISSB) that complement existing international financial reporting standards (IFRS) are crucial.

A S D N A N A A O O 85 ANNUAL REPORT 2023 INTRODUCTION Funding and other treasury activities currencies. European investors outside the Nordic countries NOK through seven transactions. In 2023, the Bank issued in NIB acquires the funds for lending by borrowing on the continue to be the largest group of buyers, accounting for 29% of the public CHF and NZD markets after some years of absence. IMPACT & SUSTAINABILITY international capital markets. NIB’s funding strategy rests on investments. In February, NIB issued a seven-year NZD 700 million bond, GOVERNANCE four pillars: global benchmark issuance in USD, a strong presence NIB issued two global USD-denominated benchmark and in June, NIB issued a CHF 150 million bond with a five-year BOD REPORT in the sustainable bond market, public bonds in other major transactions in 2023, totalling USD 2.5 billion (EUR 2.3 billion). In maturity. In June, the Bank also issued a new five-year AUD 300 currencies and meeting investors’ demand for tailored issuances March, the Bank issued a five-year USD 1.5 billion bond, and million bond. FINANCIALS in specific formats and currencies. Obtaining funding efficiently another USD 1.0 billion bond with a two-year and one month Since 2011, the Bank has been issuing NIB Environmental SUSTAINABILITY INDICES and at a competitive funding cost level depends also on NIB’s maturity followed in September. The well-timed benchmarks Bonds (NEBs), the proceeds of which are used to finance projects creditworthiness as an issuer and a cornerstone of the strategy is attracted strong support from global investors with record high that benefit the environment and support the transition to a low to have the highest possible AAA/Aaa rating. orderbooks. Central banks and bank treasuries remain the main carbon economy. In 2023, NIB’s total NEB issuance was EUR 757 In 2023, NIB raised new funding with a nominal value of EUR investor base in NIB’s USD benchmark transactions. In January, million. The issuance consisted of a seven-year EUR 500 million 7.2 billion through 63 bond transactions. The Bank maintained a NIB issued a GBP 600 million bond with a three-year maturity, bond, a five-year SEK 2 billion bond, and a four-year tap of SEK 1 diversified global investor base with issuances in ten different and during the year the Bank has issued 6 billion denominated in billion to an outstanding bond. The pension and insurance Funding Lending Financing the Future NIB acquires the funds for its NIB provides long-term loans to projects NIB’s vision is a prosperous and lending on by borrowing on the that improve the productivity and benefit the sustainable Nordic-Baltic region. international capital markets. environment of the Nordic and Baltic countries. Environment Productivity ESG In addition to project level assessments, NIB Adopted by the Board of Directors of the Nordic Investment Bank on 11 November 2021 with entry into force as of 11 November 2021 conducts ESG assessments on a counterparty level. L / B B A I B N a I N a

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companies and asset managers within the Nordic region and Europe remain the largest buyer groups of NIB Environmental Bonds.

Total debts evidenced by certificates increased from EUR 31.6 billion to EUR 32.2 billion. To manage its liquidity risk, NIB maintains a significant liquidity buffer, which amounted to EUR 14.7 billion at year-end. Its size is determined by the Bank's twelve-month target for the survival horizon, which is the duration for which NIB can continue to fulfil all its payment obligations and continue normal business operations without obtaining any new funding, even in severely stressed market conditions.

The Bank has a very strong liquidity position and the survival horizon at the end of 2023 was 461 days. The financial result from the liquidity bond portfolio was higher than in recent years as the portfolio was well positioned to benefit from the increase in market interest rates seen since 2022.

During the year, the Bank recorded foreign exchange movements on the issued debt due to the weakening of SEK, NOK and USD against the euro. The impact in 2023 was that the reported value in euro of the issued bonds on the balance sheet in these currencies decreased, similar to the development on NIB's lending assets in these currencies. The Bank also recorded significant hedge accounting adjustments as interest rates rose. These hedge accounting adjustments offset the impact from the fair value changes of interest rate swaps that the Bank use to hedge its interest rate risk.

**Debt development during 2023**

EUR m


40,000
36,000
32,000
28,000
24,000
31,595
7,152
-6,408
-130
-847
828
1
32,190
Dec'22 Book value
New Issues
Amort.
Call & Buy backs
FX changes
Hedge Acc
Other
Dec'23 Book value

**New borrowings in 2023**

%, Geographical distribution


40
30
20
10
0
Europe (excl. Nordic)
Asia (excl. Japan)
Japan
Americas
Nordics
Oceania
Africa & Middle East
2022
2023

**New borrowings in 2023**

%, Investor distribution


50
40
30
20
10
0
Banks
Central banks & Official Institutions
Asset managers
Pension & Insurance
Retail & Corporate
2022
2023

**New borrowings in 2023**

%, Currency distribution


50
40
30
20
10
0
USD
EUR
SEK
NOK
GBP
NZD
HKD
AUD
DKK
CNH
CHF
Other
2022
2023

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# Financial results

## Net profit

The Bank recorded a strong net profit of EUR 250.7 million, an increase of 80% compared with EUR 139.3 million in 2022, driven mainly by the highest net interest income in the Bank's history and other items as described below.

## Net interest income

The net interest income for the year increased by EUR 79.4 million to EUR 298.6 million due to the successful implementation of the Bank's strategy approved at the end of 2021 and favourable market conditions. With a solid loan portfolio and treasury activities the Bank was in a position to take advantage of higher interest rates and the net interest income increased by a significant 36%. Net interest income on lending activities amounted to EUR 176.5 million and was EUR 9.4 million higher than in 2022 due to higher margins. The interest income on treasury activities increased from EUR 52.3 million to EUR 122.2 million. The Bank's liquidity buffer bond portfolios in particular have been well-positioned in terms of duration and sizing to benefit from the rise in interest rates.

## Net profit/loss on financial operations

The net profit on financial operations for 2023 amounted to EUR 0.8 million compared with a loss of EUR 37.5 million in 2022. The result comprised unrealised losses of EUR 1.6 million and realised gains of EUR 2.4 million compared with unrealised losses of EUR 42.4 million and realised gains of EUR 4.9 million in 2022. The unrealised valuation gains and losses arise from assets in the Bank's liquidity portfolio and in interest rate hedges. As the Bank intends to hold these transactions to maturity these valuation gains and losses are expected to be reversed in full.

**Net profit**
EUR m


300
250
200
150
100
50
0
19
20
21
22
23

**Net interest income**
EUR m


300
250
200
150
100
50
0
19
20
21
22
23
Lending
Treasury

**Net profit on financial operations**
EUR m


75
50
25
0
-25
-50
19
20
21
22
23
Unrealised
Realised

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## Total operating expenses

Total operating expenses amounted to EUR 57.5 million, which is EUR 4.9 million higher than in 2022. The Bank's main expenses comprise personnel costs, costs related to administration, IT and depreciation. Personnel costs of EUR 35.4 million were EUR 3.6 million higher than in 2022 due to annual salary adjustments and a higher head count. Other administrative expenses and IT costs were also impacted by the general increase in inflation seen since 2022. The other operating expenses were EUR 1.3 million higher than in 2022. The cost/income ratio 2023 was 18.8%, compared with 27.9% in 2022.

## Net loan losses

For the year ended 31 December 2023, the Bank has recorded a positive amount for net loan losses of EUR 2.6 million compared with a positive amount of EUR 3.5 million for 2022. EUR 1.4 million of the recorded gain is related to performing loans, and EUR 1.2 million is related to recoveries on fully impaired non-performing loans. The positive impact on performing loans is mainly due to some large prepayments and credit upgrades offset by downgrades. In general, no significant changes have been observed in the credit quality of the overall loan portfolio and there were no new non-performing loans and no realised losses during the year.

## Other and total comprehensive income

The Bank separates the foreign currency basis spread from financial instruments used in fair value hedge accounting, and this separated amount is recorded in Other comprehensive income which amounted to a gain of EUR 21.4 million for 2023 compared with a loss of EUR 3.0 million in 2022. For financial liabilities recorded at fair value through profit and loss, NIB has valuation changes due to changes in own credit spreads that need to be recorded in OCI. For 2023, the Bank recorded a positive impact from these changes of EUR 2.6 million, compared with a positive amount of EUR 3.5 million in 2022.

All in all, NIB had a significantly higher total comprehensive income in 2023 than in 2022. Total comprehensive income amounted to EUR 273.6 million, compared with EUR 142.3 million in 2022.

## Dividend

The Board of Directors proposes to the Board of Governors that a sum of EUR 63 million be distributed as dividends to the Bank's member countries from the 2023 net profit. This corresponds to 25% of net profit for the year.

**Total operating expenses**
EUR m


0
-10
-20
-30
-40
-50
-60
19
20
21
22
23

**Net loan losses**
EUR m


30
15
0
-15
-30
-45
-60
19
20
21
22
23

**Total comprehensive income**
EUR m


300
250
200
150
100
50
0
19
20
21
22
23

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# Risk and compliance

## Overview

The Bank continued to develop its risk management framework in 2023. NIB follows sound banking principles, monitors international risk management regulations and standards and adopts those it identifies to be relevant to the nature of NIB's business model.

Among other developments, an enterprise-wide risk taxonomy was clarified and adopted. Alongside the long-standing pillar of financial risks, the taxonomy defines and categorises non-financial risks. The risk taxonomy is a key tool for supporting the identification, assessment, monitoring and reporting of risks and contributes to enhancing the Bank's strong risk culture.

Several key policies, codes of conduct, rules of procedure and guidelines were updated during 2023 to ensure they remained effective and fit-for-purpose. Most modifications were targeted towards management of non-financial risks, including system and reporting developments to improve the monitoring of the operational risk profile. Managing financial risks nevertheless remains as critical as ever, where improvements to data and systems are continuously ongoing to ensure the Bank maintains a reliable infrastructure to enable sound decision making and robust risk management.

NIB maintained strong capital and liquidity positions throughout the year, despite the challenging macro-financial and geopolitical environment. Financial performance was strong compared with the previous years, driving an increase in the capital headroom[1] to EUR 890 million (from EUR 669 million), or 21% (from 17%) of adjusted common equity. Asset quality remained solid. As of year-end 2023, 91% of the lending exposure was within the investment-grade category.

In terms of geographical distribution, 97% of the lending exposure was to counterparties in the Bank's member countries. As for the treasury portfolio, all exposure was within the investment-grade category, with 90% within the best risk classes (equivalent to ratings of AAA to AA-). In terms of market risk, the Bank is mainly exposed to interest rate, credit spread and cross-currency basis risk via its treasury operations. The underlying risk levels (sensitivities in basis point value terms) from the aforementioned market risk factors were at slightly higher levels at year end 2023 than in the previous year. The increase was mostly driven by the growth of the held-to-maturity bond portfolio.

[1] "Capital headroom" is defined as the available capital supply (adjusted common equity) minus capital demand, i.e. the internally assessed risk-based (economic) capital requirement for the current operations covering all identified material risks the Bank is exposed to (i.e., credit, market and operational risk, and buffers for macroprudential risks and stress test outcomes).

## Capital and liquidity management

The Statutes require NIB to have adequate capital and liquidity management in accordance with sound banking principles. The Bank shall have in place sound and effective strategies for risk, capital and liquidity assessments, which shall be conducted at least annually and reviewed regularly. The Bank's capital and liquidity management shall be based on assessed risks in its operations, supplemented by stress testing. The Principles for Capital and Liquidity Management set by the Board of Governors further specify the Statutory requirements.

**TABLE 1. Statutory requirements and year-end values**

| Statutory metric | Minimum | 2022 | 2023 |
|---|---|---|---|
| Risk-based (economic) capital ratio | 100%* | 144% | 154% |
| Leverage ratio | 7.0% | 10.8% | 11.1% |
| Leverage ratio with callable capital | 20.0% | 30.9% | 30.9% |
| Liquidity survival horizon (days) | 180 | 417 | 461 |

*The Board of Governors also requires the Board of Directors to observe a monitoring threshold of 110% and the Bank is expected to operate at capital levels well above the monitoring threshold under normal circumstances.

The key components of the Bank's risk, capital and liquidity management framework are the Risk Appetite Statement (RAS), Risk Management Policy (RMP) and the Internal Capital Adequacy Assessment Process (ICAAP). To monitor and manage compliance with statutory requirements, the Board of Directors sets limits and monitoring thresholds in the RAS securely above the minima set by the Principles for Capital and Liquidity Management as well as those set out in the Bank's risk management policies and Capital and Liquidity Recovery Plan.

The Bank uses its ICAAP to evaluate the amount of capital and liquidity needed to cover the risks it is or might be exposed to. The ICAAP is conducted on an annual basis. An external review was carried out in connection with the ICAAP with a satisfactory result and without any material findings. The Bank maintains a sufficient amount of capital and liquidity to cover all material risks and to ensure that operations can be continued without disruptions even in extremely adverse situations. Moreover, in accordance with Principle 3 of the Principles for Capital and Liquidity Management, NIB has put contingency measures and procedures for capital, leverage and liquidity adequacy in place to safeguard its viability.

## Risk-based (economic) capital

NIB uses an internal economic capital approach and validated risk models to calculate the risk-based capital requirements for credit risk, market risk and operational risk. The amount of economic capital reserved to cover these risks, also calibrated to preserve the highest possible (AAA/Aaa) credit rating, is defined as the minimum economic capital requirement. Potential diversification benefits across the main risk categories (credit, market, liquidity, and operational) are not applied.

In addition to the minimum economic capital requirement, the Bank maintains macroprudential capital buffers and

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additional management buffers (e.g. stress test buffer) as appropriate. The Bank may release capital buffers under stressed conditions or when otherwise required to fulfil its purpose.

As of 31 December 2023, the minimum economic capital requirement was EUR 2,744 million, composed of EUR 1,976 million for credit risk, EUR 616 million for market risk, and EUR 152 million for operational risk. The capital conservation buffer was EUR 341 million and the countercyclical capital buffer was EUR 195 million. The stress test buffer was EUR 64 million. The total economic capital requirement thus amounted to EUR 3,344 million.

The Bank's adjusted common equity (paid-in capital and accumulated reserves after deduction of appropriate adjustment items) provides the capital supply (loss-absorbing capacity) needed to cover NIB's risks and is used as a benchmark to determine capital adequacy. As of 31 December 2023, the Bank's adjusted common equity amounted to EUR 4,234 million.

As of 31 December 2023, the economic capital ratio (the adjusted common equity divided by the minimum economic capital requirement) was 154% compared with 144% at the end of 2022 (see Table 1). The capital headroom (the difference between adjusted common equity and the total economic capital requirement) was EUR 890 million compared with EUR 669 million at the end of 2022.

## Leverage

In line with sound banking principles and practices, the risk of excessive leverage is recognised and managed. The leverage ratio calculation follows the regulatory approach, considering full exposures (both on- and off-balance sheet), thereby providing the Bank with an all-inclusive metric to measure and monitor the volume of its activities in relation to its loss-absorbing capacity.

The Principles for Capital and Liquidity Management set two specific leverage ratio requirements. The first is that the Bank's leverage ratio must exceed 7%. The second is that the leverage ratio when including callable capital (in the numerator of the ratio) must exceed 20%. A key reflection of owner support and an important element of the Bank's capital management, callable capital is authorised capital that is not paid in.

The leverage ratio is calculated as the adjusted common equity divided by the total exposure measure. The leverage ratio with callable capital is calculated as the adjusted common equity, including callable capital, divided by the total exposure measure.

As of 31 December 2023, the leverage ratio was 11.1% compared with 10.8% at the end of 2022 (see Table 1) and the leverage ratio with callable capital was 30.9%, unchanged compared with the end of 2022.

## Liquidity

The Bank's business model gives rise to liquidity risk mainly through maturity mismatches between financial assets and liabilities. The liquidity requirement is operationalised via a minimum survival horizon requirement, which measures the time span during which the Bank could fulfil its payment obligations (stemming from ongoing business operations) in a severe stress scenario.

To manage its liquidity risk, NIB has integrated an Internal Liquidity Adequacy Assessment Process (ILAAP) into its ICAAP, thereby following the same operational and decision-making procedures as for its capital adequacy assessment.

The liquidity position is also calibrated to preserve the highest possible AAA/Aaa credit rating and to fulfil the liquidity coverage ratio (LCR) and net stable funding ratio (NSFR) requirements. The Bank's liquidity risk measurement and liquidity buffer are described in detail in Note 2: Risk management.

As of 31 December 2023, the liquidity survival horizon was 461 days compared with 417 days at the end of 2022 (see Table 1). The LCR was 4,398% compared with 1,176% at the end of

**Economic capital requirements**

as of 31 December 2023, EUR m


5,000
4,000
3,000
2,000
1,000
0
1,976
616
152
341
195
64
3,344
890
4,234
Credit risk
Market risk
Operational risk
Conservation buffer
Countercyclical buffer
Stress testing buffer
Total requirement
Headroom
Adjusted common equity

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2022 and NSFR was 163% compared with 164% at the end of 2022.

## Climate risk

As part of the establishment of the risk taxonomy, environmental risk including climate risk was defined and categorised in the non-financial risk pillar under ESG (or sustainability) risk, which itself is a sub-category of Business & Strategic Risk. As a risk driver (rather than risk type), however, climate risk affects the pre-existing classical banking risk types of credit, market, liquidity, and operational risks.

At the highest level, climate risk is addressed qualitatively in NIB's Risk Appetite Statement (RAS), which sets the principles for taking, mitigating and/or avoiding specific risks. Operationally, the core activities for managing climate risk do not fundamentally differ from those of traditional risk management – namely, the cycle to identify, assess (measure where possible), monitor, and report. What differs is that the assessment methodologies – including the underlying data needed to reliably assess, monitor, manage and report – are still in their infancy. With sustainability reporting standards becoming more stringent, the Bank remains committed to publicly disclosing as much as it reliably can.

A more detailed description of how the Bank applies the guidance from the Task Force on Climate-related Financial Disclosures (TCFD), the recently adopted climate strategy and the role of the Sustainability Policy (and related Guidelines) is available on pages 37-46. The section also provides, for the third consecutive year and with increased scope and refinement, a climate transition risk exposure assessment expressed as an industry-standard "heatmap".

Moreover, climate transition risk scenarios which stress test credit risk have been included in the Bank's ICAAP since 2022, and work is ongoing to explore how key traditional credit risk parameters[2] can best incorporate climate risk. NIB monitors disclosure standards, banking practices and supervisory guidance, with the expectation that the relevance of climate risk and its management will continue to accelerate, and that adequate resources will be needed to match expectations.

## Compliance

NIB's efforts to further strengthen its conduct framework continued throughout 2023. The Codes of Conduct for Staff, the Board of Directors and the President, and the Control Committee were updated to enhance guidance and accountability. The implementation of the Codes was supported with a new eLearning course for all staff, alongside a course on speaking up and whistleblowing.

Work also focused on supporting the implementation of the processes and controls required for NIB's participation in the InvestEU programme.

The implementation NIB's data privacy plan continued in 2023, which included, inter alia, the appointment of departmental privacy coordinators. More information about the Integrity & Compliance Office's activities can be found in the Integrity Report 2023.

## Governance

NIB's Board of Directors held ten meetings in 2023. The meetings 1/23, 3/23, and 9/23 were held fully online. The remaining meetings were held in person, with some members participating remotely. The Board meeting 6/23 was held on 24 August 2023 in Riga to coincide with the opening of NIB's office there. The Board meeting 7/23 was held on 28 September 2023 in Stockholm. The remaining five meetings were held in Helsinki.

Four separate Board seminars were held prior to Board meetings. The seminar topics covered risk and capital planning; a status update on NIB's IT, digitalisation, and information security; forward planning for the in-person Board of Governors meeting in 2024; and the InvestEU Guarantee Programme.

Two NIB stakeholder seminars to which the Board members were invited were held before the meetings in Riga and Stockholm, on Financing the future of energy efficiency and Financing Sweden's green transition, respectively. Clients, investors, peers, and other stakeholders were also invited to the seminars, both of which had government ministers as speakers.

Ole Hovland (Norway) continued his term as Chair, with Merle Wilkinson (Estonia) as Deputy Chair.

The Control Committee (the Bank's body monitoring that the Bank operates according to the Statutes and responsible for appointing the Bank's external auditors) had two ordinary meetings during the year. The first was on 24 February 2023 in Helsinki, and the second was on 29 September 2023 in Stockholm. Toomas Vapper (Estonia) continued his term as Chair, with Pentti Hakkarainen (Finland) as Deputy Chair. The Control Committee Chairmanship held six additional meetings in 2023.

The Chairmanship of the Control Committee has been considering NIB's governance and internal control framework. This has been discussed between the Chairmanship and the Board of Directors, and interaction between the Chairmanship and the Board of Directors has in general increased during the year.

To better highlight the activities and ambitions of NIB, the President has visited the capitals of most of the member countries and held in-person meetings with seven of the member country finance ministers to date.

NIB's Board of Governors held its annual meeting via a written procedure, which was concluded on 31 March 2023.

The Board of Directors confirmed the appointment by the President of the new Head of Lending and the new Head of Human Resources as Executive Committee members.

More information can be found in the Governance Statement on pages 69-72.

[2] Namely PD (probability of default) and LGD (loss given default).

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## Digitalisation

During the year, NIB continued its transition to a data-driven organisation. The Bank implemented the previously approved changes for its IT operations and governance processes. These developments allow for better project prioritisation and alignment between different business units as well as further digitalisation of business processes. In terms of lending operations, these processes continued with new applications and tools for better customer relationship management and experience. The Bank continued strengthening its cyber security approach, which remains amongst the Bank's highest priorities.

## Outlook

The deceleration of inflation and slow-down of real economies will bring monetary policy decisions into sharp focus in 2024. The current market expectations is that central banks will start to loosen monetary policy and cut interest rates during 2024. However, the credit standards are still tighter than before 2022. This affects the overall demand, spending patterns of households, property valuations and general investment activity.

It is expected that economic activity will stay subdued but a mild rebound may be seen in 2024, driven by possible central bank actions and moderate real-wage increases, that will partly undo the losses in household real disposable income seen in 2022 and 2023.

Any deterioration in the labour markets would impact growth and public finances negatively. Government budgets are already under strain due to the increased crisis response spending and higher interest rates resulting in increased cost of servicing debt.

The economic outlook continues to be shadowed also by Russia's continued war in Ukraine and geopolitical events in the Middle East. These bring uncertainty to the energy markets and prices may stay elevated and remain volatile.

Although the general investment climate remains subdued, the green transition requires significant amounts of investments, both on the public and private side. In this area investment activity is expected to persist. At the same time, many climate investment projects are long-term and in capital-intensive industries – for example, renewable energy generation or infrastructure. These industries are more sensitive to fluctuations in the cost of capital due to their long-term nature. As a result, the demand for NIB's lending to finance these investments will likely remain high.

Covid-19, Russia's war in Ukraine and geopolitical tensions have emphasised the need for resilient, stable and more efficient supply chains. In the current situation, many companies are reviewing their supply chains, including their energy supply, and want to invest in strengthening them to become more resilient and therefore also more competitive. The adaptation to this new situation will also require new investments going forward.

In recent years, especially in NIB's member countries, a lot of attention was devoted to physical risks to various infrastructure assets. At a time of hybrid warfare, physical assets have become potential targets. This is an additional aspect to look out for in 2024.

At the same time, the Bank will maintain its focus on its strong credit process and high-quality mandate and impact assessment. The loan portfolio is therefore expected to maintain its strong asset quality. Based on the risk-based capital allocation and pricing that the Bank applies, the capital ratios and liquidity position as well as earnings are expected to remain solid in the coming year.

NIB will continue to provide long-term financing to its clients in a situation where the investment climate is expected to be under pressure. The focus will be on supporting member countries in the green transition, as well as measures to strengthen resilience in the region.

ANNUAL REPORT 2023 INTRODUCTION FINANCIAL REPORTING IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT We have the highest FINANCIALS Financial statements and notes AAA/Aaa credit rating Proposal by the Board of Directors Auditor’s report Report of the Control Committee Chairmanship Report of the Control Committee Ratio definitions SUSTAINABILITY INDICES I work with the InvestEU Fund at NIB. I applied because I was curious about NIB’s mandate and keen to assist in the development of a portfolio in the nexus of shared Nordic, Baltic and EU interests for a sustainable future. Lovisa Sommerholt, Associate Banker

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# Content

Statement of comprehensive income ........ 95
Statement of financial position ........ 96
Changes in equity ........ 98
Cash flow statement ........ 99
Notes to the financial statements ........ 101
Note 1: Accounting policies ........ 101
Note 2: Risk management ........ 109
Note 3: Segment information ........ 121
Note 4: Net interest income ........ 125
Note 5: Commission income and fees received ........ 125
Note 6: Net profit on financial operations ........ 125
Note 7: Personnel expenses ........ 126
Note 8: Other administrative expenses ........ 128
Note 9: Net loan losses ........ 128
Note 10: Expected credit loss ........ 128
Note 11: Debt securities ........ 131
Note 12: Loans outstanding and guarantee commitments ........ 131
Note 13: Tangible assets and intangible assets ........ 134
Note 14: Depreciation ........ 136
Note 15: Other assets ........ 136
Note 16: Debts evidenced by certificates and swaps ........ 137
Note 17: Other liabilities ........ 138
Note 18: Capitalisation and reserves ........ 139
Note 19: Collateral and commitments ........ 141
Note 20: Fair value of financial instruments ........ 142
Note 21: Maturity profile of financial assets and liabilities ........ 147
Note 22: Interest rate risk ........ 149
Note 23: Currency risk ........ 153
Note 24: Derivatives held for risk management and hedge accounting ........ 157
Note 25: Related party disclosures ........ 159
Note 26: Cash flow statement ........ 160
Note 27: Exchange rates ........ 160
Note 28: Post balance sheet events ........ 161
Proposal by the Board of Directors ........ 162
Auditor's report ........ 163
Report of the Control Committee Chairmanship ........ 169
Report of the Control Committee ........ 172
Ratio definitions ........ 173

95 ANNUAL REPORT 2023 INTRODUCTION Statement of comprehensive income IMPACT & SUSTAINABILITY GOVERNANCE In thousands of euro Note 2023 2022 BOD REPORT Interest income calculated using the effective interest method 1,105,329 340,983 FINANCIALS Other interest income 574,826 177,595 Interest expense -1,381,515 -299,305 Financial statements and notes Net interest income (3) (4) 298,640 219,272 Proposal by the Board of Directors Auditor’s report Commission income and fees received (5) 7,934 8,805 Commission expense and fees paid -2,275 -2,012 Report of the Control Committee Net fee and commission income 5,659 6,793 Chairmanship Report of the Control Committee Net profit/loss on financial operations (6) 815 -37,497 Foreign exchange gains and losses 424 -214 Ratio definitions Total operating income 305,538 188,353 SUSTAINABILITY INDICES Expenses General administrative expenses Personnel expenses (7) -35,395 -31,764 Other administrative expenses (8) -15,790 -14,544 Depreciation (14) -6,331 -6,308 Total operating expenses -57,516 -52,616 Profit before loan losses 248,022 135,737 Net loan losses (9) 2,637 3,536 Net Profit for the year 250,659 139,273 Other comprehensive income Items that will be reclassified to income statement Fair value hedges - valuation of cross currency basis spread 21,375 -3,029 Items that will not be reclassified to income statement Changes in own credit risk on liabilities recorded at fair value 1,554 6,103 Total other comprehensive income 22,929 3,073 Total comprehensive income 273,588 142,346 The accompanying notes are an integral part of these financial statements.

96 ANNUAL REPORT 2023 INTRODUCTION Statement of financial position IMPACT & SUSTAINABILITY GOVERNANCE In thousands of euro Note 31 December 2023 31 December 2022 BOD REPORT Assets FINANCIALS Cash and cash equivalents (26) 1,946,528 2,078,406 Financial placements Financial statements and notes Placements with credit institutions 4,338,570 4,469,229 Proposal by the Board of Directors Debt securities (11) 9,886,628 8,768,457 Other 3,614 4,532 Auditor’s report 14,228,812 13,242,218 Report of the Control Committee Loans outstanding (12) 21,455,677 21,739,936 Chairmanship Intangible assets (13) 10,297 8,704 Tangible assets, property and equipment (13) 30,064 32,863 Report of the Control Committee Other assets Ratio definitions Derivatives (15) (24) 1,362,103 1,817,179 Other assets (15) 35,510 34,904 SUSTAINABILITY INDICES 1,397,613 1,852,083 Accrued interest and fees receivable 523,834 325,374 Total assets 39,592,824 39,279,583 The accompanying notes are an integral part of these financial statements.

97 ANNUAL REPORT 2023 INTRODUCTION IMPACT & SUSTAINABILITY GOVERNANCE In thousands of euro Note 31 December 2023 31 December 2022 BOD REPORT Liabilities and equity FINANCIALS Liabilities Amounts owed to credit institutions Financial statements and notes Short-term amounts owed to credit institutions (19) (26) 487,612 689,120 Proposal by the Board of Directors Debts evidenced by certificates (16) 32,190,267 31,595,081 Auditor’s report Other liabilities Report of the Control Committee Derivatives (17)(24) 1,982,614 2,539,630 Chairmanship Other liabilities (17) 209,497 89,958 2,192,111 2,629,588 Report of the Control Committee Accrued interest and fees payable 373,262 264,811 Ratio definitions Total liabilities 35,243,253 35,178,600 SUSTAINABILITY INDICES Equity (18) 4,349,571 4,100,983 Total liabilities and equity 39,592,824 39,279,583 The accompanying notes are an integral part of these financial statements.

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# Changes in equity

| In thousands of euro | Paid-in capital | Statutory reserve | General credit risk fund | Profit available for appropriation | Changes in own credit risk on liabilities recorded at fair value | Cost of hedging reserve | Total |
|---|---|---|---|---|---|---|---|
| Equity at 31 December 2021 | 845,543 | 836,884 | 2,153,680 | 159,159 | -3,047 | 6,418 | 3,998,637 |
| Profit for the year | - | - | - | 139,273 | - | - | 139,273 |
| Other comprehensive income | - | - | - | - | 6,103 | -3,029 | 3,073 |
| Total comprehensive income | 0 | 0 | 0 | 139,273 | 6,103 | -3,029 | 142,346 |
| Transaction with owners in their capacity as owners | | | | | | | |
| Appropriation of year | - | - | 119,158 | -119,158 | - | - | 0 |
| Dividends | - | - | - | -40,000 | - | - | -40,000 |
| Equity at 31 December 2022 | 845,543 | 836,884 | 2,272,838 | 139,273 | 3,056 | 3,388 | 4,100,983 |
| Profit for the year | - | - | - | 250,659 | - | - | 250,659 |
| Other comprehensive income | - | - | - | - | 1,554 | 21,375 | 22,929 |
| Total comprehensive income | 0 | 0 | 0 | 250,659 | 1,554 | 21,375 | 273,588 |
| Transaction with owners in their capacity as owners | | | | | | | |
| Appropriation of profit | - | - | 114,273 | -114,273 | - | - | 0 |
| Dividends paid | - | - | - | -25,000 | - | - | -25,000 |
| **Equity at 31 December 2023** | **845,543** | **836,884** | **2,387,111** | **250,659** | **4,610** | **24,763** | **4,349,571** |

The accompanying notes are an integral part of these financial statements.

99 ANNUAL REPORT 2023 INTRODUCTION Cash flow statement IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT FINANCIALS In thousands of euro Note 2023 2022 Financial statements and notes Cash flows from operating activities Net profit for the year 250,659 139,273 Proposal by the Board of Directors Adjustments: Auditor’s report Unrealised gains/losses of financial assets held at fair value -305 40,003 ECL non-lending activities -180 1,309 Report of the Control Committee Depreciation and write-down in value of tangible and intangible assets 6,331 6,308 Chairmanship Change in accrued interest and fees (assets) -210,830 -84,228 Report of the Control Committee Change in accrued interest and fees (liabilities) 159,374 79,651 Net loan losses (ECL lending activities) -2,637 -3,536 Ratio definitions Hedge accounting ineffectiveness 2,066 1,058 SUSTAINABILITY INDICES Other adjustments to the net profit for the year -9,160 6,512 Adjustments, total -55,342 47,077 Lending Disbursements of loans -3,383,078 -3,526,941 Repayments of loans 3,552,531 2,702,232 Change in swaps hedging lending excluding fair value changes 72 -499 Lending, total 169,525 -825,208 Cash flows from operating activities, total 364,842 -638,858 Cash flows from investing activities Placements and debt securities Purchase of debt securities -3,243,342 -2,516,292 Sold and/or matured debt securities 2,229,503 1,729,779 Placements with credit institutions -11,078,704 -8,560,031 Sold and/or matured placements with credit institutions 11,309,088 7,972,838 Other financial placements 872 -72 Placements and debt securities, total -782,582 -1,373,778 The accompanying notes are an integral part of these financial statements.

100 ANNUAL REPORT 2023 INTRODUCTION In thousands of euro Note 2023 2022 Other items IMPACT & SUSTAINABILITY Acquisition of intangible assets -2,190 -4,051 GOVERNANCE Acquisition of tangible assets -424 -383 Change in trading swaps excluding fair value changes -65,283 50,151 BOD REPORT Change in other assets 29,911 -7,740 FINANCIALS Other items, total -37,986 37,977 Financial statements and notes Cash flows from investing activities, total -820,568 -1,335,800 Proposal by the Board of Directors Cash flows from financing activities Auditor’s report Debts evidenced by certificates Report of the Control Committee New debt issues 7,110,653 9,630,309 Chairmanship Redemptions -6,537,913 -7,356,900 Change in swaps hedging funding excluding fair value changes -24,244 37,435 Report of the Control Committee Debts evidenced by certificates, total 548,496 2,310,845 Ratio definitions Other items SUSTAINABILITY INDICES Change in other liabilities 12,019 1,594 Dividend paid -25,000 -40,000 Other items, total -12,981 -38,408 Cash flows from financing activities, total 535,515 2,272,439 Change in cash and cash equivalents, net 79,789 297,780 Opening balance for cash and cash equivalents, net -26 1,389,286 1,074,754 Exchange rate adjustments -10,160 16,752 Closing balance for cash and cash equivalents, net -26 1,458,915 1,389,286 Additional information to the statement of cash flows Interest income received 1,469,324 332,661 Interest expense paid -1,222,141 -117,976 The accompanying notes are an integral part of these financial statements.

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# **Note 1:** Accounting policies

## Reporting entity - History of NIB

### Cooperation of Member Countries

#### Institutionalised Nordic Cooperation

Cooperation among the Nordic countries comprises a wide range of activities, including economic policy, development of industrial technology, communications and the harmonisation of legal systems.

The most important formal basis for Nordic cooperation is the Helsinki Agreement of 1962. This agreement sets out the aims of Nordic cooperation and contains provisions for the Nordic Council and, as subsequently amended, for the Nordic Council of Ministers.

The Nordic Council is a forum for consultation and discussion on issues of common interests at a parliamentary level. The Nordic Council of Ministers is empowered to make decisions on matters of cooperation that are considered binding to the governments of the Nordic countries.

Since 1992, the three Baltic countries Estonia, Latvia and Lithuania have been cooperating closely with the Nordic countries under the framework of the Nordic-Baltic Eight (NB8) format. Under NB8, regular meetings between the Nordic and Baltic prime ministers and foreign ministers are held to discuss questions of regional interest and international issues.

#### EFTA and EU

The Nordic countries have steadily broadened their mutual commercial relationships, a development encouraged by the creation of the European Free Trade Association ("EFTA") in 1960, which established a framework for the development of inter-Nordic trade during the 1960s and 1970s.

Following Denmark's entry into the European Community (the predecessor to the European Union) in 1973, the other four Nordic countries concluded bilateral free-trade agreements with the European Community in order to promote free trade within the Nordic region.

Effective 1 January 1994, the EFTA member countries, with the exclusion of Switzerland, and the European Union ("EU") established the European Economic Area ("EEA"), a free trade zone in Europe.

On 1 January 1995, Finland and Sweden became members of the EU, leaving Norway and Iceland as the only Nordic countries that presently are EFTA members. At the introduction of the Euro on 1 January 1999, Finland was the only Nordic country to participate in the economic and monetary union of the EU ("EMU").

Effective 1 May 2004, Estonia, Latvia and Lithuania became members of the EU and subsequently of the EMU. Estonia joined the EMU on 1 January 2011, Latvia on 1 January 2014 and Lithuania on 1 January 2015.

#### Other forms of cooperation

Nordic-Baltic cooperation also includes coordination of policy positions in international organisations. Consultations are held regularly on issues arising within the United Nations and the United Nations Commission for Trade and Development. The member countries are jointly represented in the International Monetary Fund, the International Bank for Reconstruction and Development and other international organisations.

#### Establishment of the Nordic Investment Bank

Discussions within the Nordic Council and the Nordic Council of Ministers over a number of years led to the establishment of the Nordic Investment Bank. The legal basis for NIB is the "Establishing Agreement", which was signed on 4 December 1975. The signatories of the Establishing Agreement were Denmark, Finland, Iceland, Norway and Sweden.

The Establishing Agreement and the Statutes of NIB became effective on 1 June 1976, and the Bank commenced operations on 2 August of that year.

On 15 September 1981, the Nordic Council of Ministers approved a programme to promote member country cooperation in project exports, primarily to developing countries. The decision, as

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amended on 28 February 1982, included, as one major element of the programme, the creation of a joint financing facility to grant loans and issue loan guarantees ("project investment loans"). The facility became effective on 1 July 1982, and has formed the main part of NIB's lending activities outside Member countries. See Note 12.

In August 1996, the Nordic prime ministers decided to establish a special environmental loan facility (the "Environmental Investment Loan Facility") to finance environmental investments in the region neighbouring the Nordic countries. The facility was approved by the Nordic Council of Ministers on 25 January 1997, and became effective on 28 August 1997. The facility, which was part of NIB's lending activities, comprised loans and guarantees to both the public and private sector for financing investments aimed at protecting the environment and reducing cross border pollution in the neighbouring area to the member countries. See Note 12.

The project investment loan and environmental investment loan programmes were incorporated into NIB's normal lending activities as part of the Statutory changes which came into effect on 29 July 2020 and are described below.

In November 1997, the Nordic Council of Ministers decided that the legal framework of NIB and its sister organisation NEFCO and NDF (each, as defined below) should be revised to reflect their status as international institutions. In relation to NIB, this led to the signing of the 1998 Agreement on 23 October 1998.

On 23 October 1998, the Nordic countries entered into a novation of the Establishing Agreement (the "1998 Agreement"). The 1998 Agreement came into force on 18 July 1999, and the Establishing Agreement ceased to be effective on the same date.

On 1 January 2005, Estonia, Latvia and Lithuania became members of NIB on equal terms with the original member countries following a policy decision taken by the Nordic prime ministers in June 2003. The new members have the same rights and obligations as the original members.

The 2004 Agreement mandates a new structure for the governance of the Bank, which was fully implemented as of 1 January 2005. NIB introduced an entirely new body, the Board of Governors, which replaced the Nordic Council of Ministers and its functions in the previous legal framework of the Bank. The 2004 Agreement did not change the activities of the Bank.

At its annual meeting on 24 May 2019, the Board of Governors approved substantial amendments to the Statutes and an amendment to the Agreement was agreed and signed on 28 February 2020. This Amending Agreement and the amendments to the Statues came into effect on 29 July 2020. The amendments consisted of the following:

- Replacing the current statutory gearing limit with a risk-based comprehensive framework for capital and liquidity management, in accordance with sound banking principles, and introducing minimum requirements for capital, liquidity and leverage;

- Discontinuing the special loan facilities for Project Investment Loans (PIL) and Environmental Investment Loans (MIL). The outstanding amounts under the PIL and MIL facilities have become part of NIB's ordinary lending, and new lending of this type will in future also constitute ordinary lending. In addition, the special credit risk fund for PIL has been converted into paid-in capital and the Member countries' PIL guarantees into callable capital. The MIL has not been converted;

- Improving institutional governance, clarifying the role of the Control Committee and the external auditors, and strengthening the role of the Chairmanship of the Bank's Control Committee; and

- Allowing for limited equity participation as a new form of financing for the Bank, in addition to loans and guarantees, with the unanimous approval of the Board of Directors.

### Implications for NIB's related parties/sister organisations

On 19 May 1988, the Nordic Council of Ministers decided to establish the Nordic Development Fund ("NDF"), an international financial institution, for financing projects of Nordic interest in developing countries on concessional terms. The establishing agreement of NDF was signed by the five Nordic countries ("NDF member countries") on 3 November 1988, and NDF commenced operations on 1 February 1989. NDF is a separate legal entity with its own Board of Directors and with a capital base provided by the NDF member countries.

On 2 March 1990, the Nordic Council of Ministers decided to establish the Nordic Environment Finance Corporation ("NEFCO"), an international financial institution, for promoting investments of Nordic environmental interest in Eastern and Central Europe. NEFCO is a separate legal entity with its own Board of Directors and with a capital base provided by the NEFCO member countries.

According to the constituent documents of NDF and NEFCO, their principal offices shall be located at the principal office of NIB. Furthermore, the Statutes of NDF and NEFCO set out that their Control Committee members appointed by the Nordic Council shall be the same persons as appointed by the Council to the Control Committee of NIB. In addition, the Statutes of NDF and NEFCO set out that the powers vested in their respective Board of Directors may be delegated to the President of the respective organisation and/or to NIB. NIB provides administrative services to NDF and NEFCO the compensation of which is disclosed in Note 8 of the annual financial statements.

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### Statutory Purposes

The purpose of NIB, according to the 2004 Agreement and the Statutes is to make financing available in accordance with sound banking principles, taking into account socio-economic considerations, to realise investment projects of interest to the Member countries and other countries, which receive such financing. NIB is required to make a profit from its operations in order to provide for the accumulation of reserves and a reasonable return on its paid-in capital; however, it is not a profit maximising entity.

NIB finances its operations from the capital paid in by Member countries, retained earnings and by borrowing on the international capital markets.

### Legal Status

Under the 2004 Agreement, NIB has the status of an international legal person with full legal capacity. In particular, NIB has the capacity to enter into agreements, to acquire and dispose of immovable and movable property, and to be a party to legal proceedings before courts of law and other authorities. The 2004 Agreement further states that NIB, as a common international financial institution to the Member countries, has the same status as other legal persons conducting similar operations within and outside the Member countries.

The 2004 Agreement also contains, among others, provisions regarding certain immunities. According to these provisions the Member countries have agreed that actions may be brought against NIB only in a court of competent jurisdiction in the territory of a country in which NIB has established an office, or has appointed an agent for the purpose of accepting service of process, or when NIB has otherwise expressly accepted jurisdiction. Actions may, however, be brought by a Member country or by persons acting for or deriving claims from a Member country only if NIB has given its express consent thereto.

In addition, the 2004 Agreement provides that property and assets of NIB wherever located and by whomsoever held shall be immune from execution of judgment or decree by judicial or administrative authority before such judgment or decree is final. The property and assets of the Bank wherever located and by whomsoever held shall further be immune from search, requisition, confiscation and expropriation by executive or legislative action. The Bank, its property and assets shall also be immune from procedural measures of constraints, such as seizure.

The 2004 Agreement stipulates that the premises and archives of NIB and all documents belonging to it or held by it shall be inviolable.

The 2004 Agreement also states that NIB is exempt from payment restrictions and credit policy measures, which in any manner prevent or impede the fulfilment of its commitments and that NIB, its income, assets and property shall be exempt from all taxation as set forth in the relevant Article. Consequently, NIB shall be exempt from taxes on the purchase and transfer of real estate and securities and on the procurement of goods and services in connection with the official activities of NIB. Lending and borrowing by NIB is also exempt from all taxes and charges of a similar nature.

On 20 October 2010, a revised Host Country Agreement between NIB and the Government of Finland was signed. The agreement confirms NIB´s status as an international organization and further regulates certain privileges and immunities concerning NIB and its staff as well as social security for the staff. The agreement was enacted in Finland and came into force on 16 January 2011.

NIB's Headquarters is located at Fabianinkatu 34, Helsinki, Finland.

## Basis of accounting

The Bank's financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB). The financial statements have been prepared in accordance with the historical cost convention with some exceptions described in the policies below.

The cash flow statement has been prepared using the indirect method whereby net profit is adjusted for effects of non-cash transactions such as fair valuations, depreciation and loan losses. The cash flows are classified by operating, investing and financing activities. Cash flow items cannot be directly determined from the statement of financial position.

On 26 February 2024, the Board of Directors approved the financial statements for publication. These financial statements will be submitted for approval to the Annual Meeting of the Board of Governors scheduled to be held on 22 March 2024.

104 ANNUAL REPORT 2023 INTRODUCTION New Accounting Standards adopted in 2022 and New standards The estimates are highly dependent on market data, such as the level of interest rates, currency for financial years beginning on or after 1 January 2023 rates and other factors. The uncertainties related to these estimates are reflected mainly in the IMPACT & SUSTAINABILITY The Bank adopted some new standards and amendments during 2023 however these did not have statement of financial position. NIB undertakes continuous development in order to improve the GOVERNANCE a significant impact. There are no IFRS standards or interpretations that are not yet effective that basis for fair value estimates, with regard to both modelling and market data. Changes in estimates BOD REPORT would be expected to have a material impact on the Bank. resulting from refinements in assumptions and methodologies are reflected in the period in which the enhancements are first applied. FINANCIALS Amendments to IAS 1 - The amendments to IAS 1 provides guidance in applying materiality Significant judgement and estimates are also applied to loan impairment testing in accordance Financial statements and notes judgements to Accounting policy disclosures. The Bank however, did not need to make any changes with IFRS 9. Proposal by the Board of Directors to its policy disclosures as of now. Amendments to IAS 8 - The amendments to IAS 8 clarify the distinction between changes in Foreign currency translation Auditor’s report accounting estimates, changes in accounting policies and correction of errors. The amendments Monetary assets and liabilities denominated in foreign currencies are recognised in the accounts at Report of the Control Committee had no impact on the Bank's financial statements. the exchange rate prevailing on the closing date. Non-monetary assets and liabilities are recognised Chairmanship IFRS 17 Insurance contracts and Amendments to IAS 12 - These changes are not relevant to the in the accounts at the euro rate prevailing on the transaction date. Income and expenses recognised Report of the Control Committee operations of the Bank. in currencies other than the euro are converted on a daily basis to the euro, in accordance with the Ratio definitions euro exchange rate prevailing on that day. Functional and presentation currency Realised and unrealised exchange rate gains and losses are recognised in the statement of SUSTAINABILITY INDICES The Bank’s functional and presentation currency is the euro and the financial statements are comprehensive income. presented in EUR 1,000, unless otherwise indicated. All figures in the accounts have been rounded The Bank uses exchange rates acquired from a leading market data provider based on rates and consequently the sum of individual figures may deviate from the presented sum figure. prevailing at 13:00 GMT at 31 December as disclosed in Note 27. Furthermore, all percentages are subject to possible rounding differences. Recognition and derecognition of financial instruments Significant accounting judgements and estimates Financial assets and liabilities, with the exception of loans to customers are initially recognised in As part of the process of preparing the financial statements in conformity with IFRS, the Bank’s the statement of financial position on the trade date, i.e., the date the Bank becomes party to the management is required to make certain judgements, estimates and assumptions that may affect contractual provisions of the instrument. the Bank’s profits, its financial position and other information presented in the Annual Report. These A financial asset is derecognised when the contractual rights to the cash flows from the financial estimates are based on available information and the judgements made by the Bank’s management. asset expire or when substantially all the risks and rewards of the asset have been transferred. Actual outcomes may deviate from the assessments made, and such deviations may at times be A financial liability is derecognised from the statement of financial position when the obligation significant. specified in the contract is discharged, cancelled or expired. The Bank uses various valuation models and techniques to estimate the fair values of assets and liabilities. There are significant uncertainties related to these estimates, in particular when they Financial assets at amortised cost involve modelling complex financial instruments, such as derivative instruments used for hedging The Bank measures amounts due from banks, loans and advances to customers and other financial activities related to both borrowing and lending. investments at amortised cost only if both of the following conditions are met:

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a) The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows,
b) The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest (SPPI) on the principal amount outstanding.

The most significant elements of interest within a lending arrangement are typically the consideration for the time value of money and credit risk. To make the SPPI assessment, the Bank applies judgement and considers relevant factors such as the currency in which the financial asset is denominated, and the period for which the interest rate is set. In contrast, contractual terms that introduce a more than de minimis exposure to risks or volatility in the contractual cash flows that are unrelated to a basic lending arrangement do not give rise to contractual cash flows that are solely payments of principal and interest on the amount outstanding. In such cases, the financial asset is required to be measured at fair value through profit and loss (FVTPL).

The Bank may issue loans that include features that change the contractual cash flows based on the borrower meeting certain contractually specified environmental, social and governance (ESG) targets. These are known as ESG-linked (or sustainability-linked) loans. For example, the contractual interest rate is reduced if the borrower meets specific targets for reducing carbon emissions.
In line with the policy outlined above, if the ESG feature is assessed as resulting in a de minimis exposure to risks or volatility in the contractual cash flows, then the ESG feature does not affect the classification of the loan. At present the Bank does not have any loans where the effect of the ESG feature is assessed as being more than de minimis.

## Financial assets at fair value

If the asset fails the amortised cost criteria the financial asset is classified as (FVTPL) or fair value through other comprehensive income (FVOCI). FVOCI is used to classify assets held for receipt of principal, interest and to sell. At present the Bank does not hold any FVOCI assets. All other financial assets are classified as FVTPL.

## Financial Liabilities

Financial liabilities, other than loan commitments are measured at amortised cost or at FVTPL when they are held for trading and derivative instruments or the fair value designation is applied. The Bank applies the fair value option on structured bonds issued as these instruments include embedded derivatives not closely related to the host contract. The change in fair value of these issued structured bonds is recognised in the income statement except for changes in own credit risk that are recognised in other comprehensive income.

## Determination of fair value

The fair value of financial instruments, including derivative instruments that are traded in a liquid market, is the bid or offered closing price on the balance sheet date. Where the fair values cannot be derived from active markets, they are determined using a variety of valuation techniques, which include the use of mathematical models. The input to these models is taken from observable market data where possible. Many of NIB's financial instruments are not traded in a liquid market, such as the Bank's borrowing transactions with embedded derivative instruments. These are measured at fair value using different valuation models and techniques. This process involves determining future expected cash flows, which can then be discounted to the balance sheet date. The estimation of future cash flows for these instruments is subject to assumptions on market data, and in some cases, in particular where options are involved, on the behaviour of the Bank's counterparties. The fair value estimate may therefore be subject to variations. Under different market assumptions, the values could also differ significantly.

The Bank measures fair values using the following fair value hierarchy, which reflects the significance of the inputs used in making the measurements:

*Level 1:* Quoted market prices (unadjusted) in an active market for identical instruments.

*Level 2:* Valuation techniques based on observable inputs, either directly (i.e. as prices) or indirectly (i.e. derived from prices). This category includes instruments valued using: quoted market prices in active markets for similar instruments, quoted prices for identical or similar instruments in markets that are considered less than active or other valuation techniques where all significant inputs are directly or indirectly observable from market data.

*Level 3:* Valuation techniques using significant unobservable inputs. This category includes all instruments where the valuation technique includes inputs not based on observable data and where the unobservable inputs have a significant effect on the instrument's valuation. This category includes instruments that are valued based on quoted prices for similar instruments where significant unobservable adjustments or assumptions are required to reflect differences between the instruments.

The Bank recognises transfers between levels of the fair value hierarchy as of the end of the reporting period during which the change has occurred. All level 2 valuations are based on acquired market data from external sources using NIB developed models. See Note 20 for further details.

## Offsetting

A financial asset and a financial liability are offset and the net amount recognised only where there is a legal right to do so and the intention is to settle on a net basis.

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## Cash and cash equivalents

Cash and cash equivalents comprise monetary assets and placements with original maturities of three months or less, calculated from the date the acquisition and placements were made.

Cash and cash equivalents in the cash flow statement refers to the net amount of monetary assets, placements and liabilities with original maturities of three months or less, calculated from the time the transaction was entered into.

## Financial placements

Items recognised as financial placements in the statement of financial position include placements with credit institutions and placements in debt securities, for example, bonds and other debt certificates, as well as certain placements in instruments with equity features. The placements are initially recognised on trade date. Their subsequent accounting treatment depends on both the Bank's business model for managing the placements and their contractual cash flow characteristics.

## Loans outstanding

The Bank's loan transactions are recognised in the statement of financial position at the time the funds are transferred to the borrower. Loans are recognised initially at fair value which corresponds to transferred funds, including transaction costs. Loans outstanding are subsequently carried at amortised cost except for some structured loans that do not meet the amortised cost classification criteria and are therefore recorded at fair value. If the loans are hedged against changes in fair value due to the hedged risk, the carrying value of the hedged loans are adjusted by the change in fair value due to the hedged risk.

## Impairment of loans

The bank uses an expected credit loss model (ECL) to estimate the provision for potential impairments. The Bank recognises a loss allowance for ECL on financial assets measured at amortised cost, or at fair value through comprehensive income, and for loan commitments. The ECL comprises of a three-stage model based on changes in credit quality since initial recognition. Impairments are reported based in either twelve month or lifetime expected credit losses, depending on the stage allocation of the financial asset. The stage allocation also determines if interest income for the financial asset are reported on gross carrying amount as for Stage 1 and 2 assets or net of impairment allowance for Stage 3 assets.

*Stage 1* - includes financial assets that have not had a significant deterioration in credit quality since initial recognition or have a low risk at the reporting date. For these assets, the ECL is a probability-weighted result of default events that are possible within next 12 months after the reporting date.

*Stage 2* - includes financial assets that have had a significant increase in credit risk (SICR) since initial recognition, but which are not credit impaired. For these assets, the allowance amount is calculated based on expected lifetime of the asset. A SICR is considered to have occurred if the life-time default probability (PD) has increased significantly compared to that at the initial recognition. For assets with an initial PD of 1 to 5 a SICR occurs after a 3-notch downgrade, for assets with an initial PD of 6 to 10 a SICR occurs after a 2-notch downgrade whereas assets with an initial PD of 11 to 19 a SICR occurs after a 1 notch downgrade. Stage 1 and 2 assets are categorised as performing assets.

*Stage 3* - includes assets that have been categorised as non-performing in the Bank's credit rating processes. For the non-performing assets, assessment is done on an individual basis, as opposed to generic calculation rules for the Stage 1 and 2 assets. Exposures in default classes are classified as non-performing. A default occurs with regard to an obligor when either or both of the following have taken place:

(a) NIB considers that the obligor is unlikely to pay its credit obligations in full,
(b) The obligor is past due by more than 90 and in the case of sovereign lending exposure to member countries 180 days, or countries with which NIB has an existing framework agreement in place.

Obligors that satisfy the criteria in (a) above are set to default class D1 and those that satisfy the criteria in (b) above are set to default class D2. If both criteria (a) and (b) are satisfied, the obligor is set to default class D2.

The Bank reviews its non-performing loans and receivables at each reporting date to assess whether an allowance for impairment should be recorded in the statement of comprehensive income. In particular, the judgement of the management is required in estimating the amount and timing of future cash flows when determining the level of allowance required. Such estimates are based on assumptions about a number of factors, and actual results may differ, resulting in future changes to the allowance. Further details regarding the ECL model, related inputs and governance can be found in Note 10.

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## Intangible assets

Intangible assets mainly consist of investments in software, software licences and right-to use assets arising from leasing arrangements. Acquisitions that generate economic benefits exceeding costs beyond one year are recognised as intangible assets. The investments are carried at historical cost, and are amortised over the assessed useful life of the assets, which is estimated to be between three and five years. The amortisations are made on a straight-line basis.

## Tangible assets

Tangible assets in the statement of financial position include land, buildings, office equipment and other tangible assets owned by the Bank. The assets are recognised at historical cost, less any accumulated depreciation based on their assessed useful life. Land is not depreciated. The Bank's office building in Helsinki is depreciated on a straight-line basis over a 40-year period. The Bank's other buildings are depreciated over a 30-year period. The depreciation period for office equipment and other tangible assets is determined by assessing the individual item. The depreciation period is usually three to five years. The depreciations are calculated on a straight-line basis.

## Write-downs and impairment of intangible and tangible assets

The Bank's assets are reviewed annually for impairment. If there is any objective evidence of impairment, the impairment loss is determined based on the recoverable amount of the assets.

## Derivative instruments and hedge accounting

The Bank's derivative instruments used to manage interest rate and currency risk are recognised at trade-date and subsequently measured at fair value in the statement of financial position as "Other assets" or "Other liabilities". The Bank applies hedge accounting in accordance with IFRS 9 when the conditions set out by the standard are met. The hedge accounting is based on a clearly documented relationship between the item hedged and the hedging instrument. When there is an economic relationship between the hedging instrument on the one hand and the value change of the hedged item or the cash flows generated by the hedged item on the other, the hedge is regarded as effective. The hedging relationship is documented at the time the hedge transaction is entered into, and the effectiveness of the hedge is continually assessed. Derivatives where hedge accounting is not applied are recognised at fair value through profit and loss.

## Fair value hedging

When a derivative is designated as the hedging instrument in a hedge of the change in fair value of a recognised asset or liability or a firm commitment that could affect profit or loss, changes in the fair value of the derivative are recognised immediately in profit or loss in the same line item as the changes in fair value of the hedged item due to the hedged risk. Currently the Bank's fair value hedges mainly relate to swapping fixed to floating rates on its borrowing and lending transactions.

## Foreign currency basis spread

The bank separates the foreign currency basis spread from financial instruments used in hedging and this separated amount is recorded in "Other comprehensive income" (OCI).

## Cash flow hedging

Currently the Bank does not apply cash flow hedge accounting.

## Discontinuance of hedge accounting

If the hedging derivative expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for fair value hedge accounting, then hedge accounting is discontinued prospectively. Any adjustment up to the point of discontinuation to a hedged item for which the effective interest method is used is amortised to profit or loss as part of the recalculated effective interest rate of the item over its remaining life. If the hedged item is derecognised, the unamortised fair value is recognised immediately in profit or loss.

## Debts evidenced by certificates

The Bank's borrowing transactions are recognised in the statement of financial position when drawn up. The borrowing transactions are recognised initially at a cost that comprises the fair value of the funds transferred, less transaction costs. The Bank uses derivative instruments to hedge the fair value of all its fixed rate borrowing transactions. In these instances, the carrying amount is adjusted for changes in fair value due to the hedged risk, which is recognised in the income statement. Securities delivered under repurchase agreements are not derecognised from the statement of financial position. Cash received under repurchase agreements is recognised in the statement of financial position as "Amounts owed to credit institutions".

108 ANNUAL REPORT 2023 INTRODUCTION Interest incentives received. Right-of-use assets are depreciated on a straight-line basis over the lease The Bank’s net interest income includes accrued interest on loans, debt securities, placements and term. The right of use assets are presented as part of intangible assets in Note 13. IMPACT & SUSTAINABILITY accruals of the premium or discount value of financial instruments. Net interest income also includes GOVERNANCE interest expenses on debts and borrowing costs measured using the effective interest method. The Lease liabilities BOD REPORT interest income for hedging swaps is classified Interest income calculated using the effective interest At the commencement date of the lease, the Bank recognises lease liabilities measured at the method if the swap is used to hedge interest income for loans. Interest on swaps hedging funding is present value of lease payments to be made over the lease term. FINANCIALS allocated to interest expense. Interest income and expense on financial assets and liabilities measured Financial statements and notes at fair value through the income statement is calculated using the contrual interest rate. Employee benefits Proposal by the Board of Directors Defined contribution plans Fees and commissions The Bank is responsible for arranging pension security for its employees. In accordance with Auditor’s report Fees collected when disbursing loans are recognised as income over the life of the loan using the the Host Country Agreement between the Bank and the Finnish Government and as part of the Report of the Control Committee effective interest rate method. Commitment fees are charged on loans that are agreed but not yet Bank’s pension arrangements, the Bank has decided to apply the Finnish state pension system. Chairmanship disbursed and are recognised in the statement of comprehensive income over the commitment period. Contributions to this pension system, which are paid into the Finnish State Pension Fund, are Report of the Control Committee calculated as a percentage of salaries. The Finnish Ministry of Finance determines the basis for the Ratio definitions Financial transactions contributions and establishes the actual percentage of the contributions in co-operation with the The Bank recognises in “Net profit on financial operations” both realised and unrealised gains and local government pension institution Keva. See Note 7. The Bank’s pension liability is completely SUSTAINABILITY INDICES losses on debt securities and other financial instruments. Adjustments for hedge accounting are covered. NIB also provides its permanent employees with a supplementary pension insurance also included in this item. scheme arranged by a private pension insurance company. This is group pension insurance based on a defined contribution plan. Obligations for contributions to defined contribution plans are expensed Leasing agreements as the related service is provided and recognised as personnel expenses in profit or loss. The Bank applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Bank recognises lease liabilities to make Short-term employee benefits lease payments and right-of-use assets representing the right to use the underlying assets. Short-term employee benefits are expensed as the related service is provided. The liability and asset are equal at recognition date. Short-term leases and leases of low-value assets are recognised on a straight-line basis over the lease term. Segment information Operating segments are reported in a manner consistent with the internal reporting provided to Right-of-use assets the chief operating decision maker, who is responsible for allocating resources and assessing the The Bank recognises right-of-use assets at the commencement date of the lease (i.e., the date performance of the operating segments. Segment results that are reported to the management the underlying asset is available for use). Right-of-use assets are measured at cost, less any include items directly attributable to that segment as well as other items allocated on a reasonable accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease basis. As the Bank is a single entity in one location there are no unallocated items. liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease

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# Note 2: Risk management

## Risk management framework

The Bank has established a risk, capital and liquidity management framework, with high-level statutory requirements stipulated in the Statutes and the Principles for Capital and Liquidity Management, supported by a Risk Appetite Statement (RAS), risk management policies and limits, an Internal Capital Adequacy Assessment Process (ICAAP), and a Capital and Liquidity Recovery Plan. In accordance with the RAS, NIB monitors international risk management regulations and standards and adopts those it identifies to be relevant and represent best practice.

The Risk Appetite Statement sets the principles for the Bank's risk-taking, risk mitigation and risk avoidance. It aims to align willingness to take risk with the statutory requirements, strategic business objectives, and capital planning. In addition, it also helps raise risk awareness across the organisation. The Risk Appetite Statement is made operational via specific policies and procedures, monitoring metrics, a limit system and internal controls. Adherence to the Risk Appetite Statement is continuously monitored and regularly reported to senior management, the Board of Directors and the Control Committee Chairmanship. The RAS is reviewed by senior management and the Board of Directors at least on an annual basis in order to ensure that risk-taking stays within risk-bearing capacity. As stated in the RAS, NIB strives to maintain its issuer credit rating at the highest possible level, supported by strong capital and liquidity positions as well as stable earnings and operational efficiency.

The Statutes require that NIB has in place sound and effective strategies for risk, capital, and liquidity assessments, which shall be conducted at least annually and reviewed regularly. The Bank uses its Internal Capital Adequacy Assessment Process (ICAAP) to evaluate the amount of capital and liquidity needed to cover the risks the Bank is or might be exposed to. The ICAAP is conducted on an annual basis. The Bank maintains a sufficient amount of capital and liquidity to cover all material risks and to ensure that operations can be continued without disruptions even in extremely adverse situations. The ICAAP also considers macro-prudential elements and allocates capital buffers as appropriate. Stress testing is used to provide a forward-looking view on the Bank's risk exposures.

The Capital and Liquidity Recovery Plan provides a tool to manage risk, capital and liquidity positions during severely adverse situations. The Bank has established a monitoring system for its statutory metrics (capital ratio, leverage ratios, and liquidity survival horizon), defined escalation procedures, and designed a set of action plans to be executed in case any statutory metric is deemed to be at risk of breaching its minimum requirement. The Capital and Liquidity Recovery Plan is approved by the Board of Directors.

The overall objective of the risk management framework is to maintain the Bank's financial soundness and avoid activities that could threaten the Bank's reputation. The Bank's risk management framework is regularly reviewed and adapted to changing conditions. The Bank's risk taxonomy shows financial and non-financial sources of risk, and it supports the risk identification and assessment processes. Risk management activities are then tailored at the risk category level in accordance with the assessed materiality of risks.

The Bank's risk management framework comprises risk policies and procedures formulated for the identification, measurement, monitoring and reporting of risks including a comprehensive limit system for managing the exposure to quantifiable risks. The Bank recognises that effective risk management is based on a sound risk culture, which is characterised, among other things, by a high level of awareness concerning risk and risk management in the organisation. Regular training of staff in risk-related matters is part of the Bank's risk management practices.

## Risk governance

The three-lines-of-defence model provides the basis for the NIB risk governance. The model aims to provide clear segregation of duties between units that enter into business transactions with customers or otherwise expose the Bank to risks, and units in charge of risk assessment, risk measurement, monitoring and control.

The risk governance model, including the roles and responsibilities of the decision-making bodies, is described in more detail in the Bank's Governance Statement and Risk Management Policy.

## Credit risk

Credit risk is defined as the risk of loss resulting from the failure of the Bank's borrowers and other counterparties to meet their contractual financial obligations. Following from the NIB mission, most of the credit risk stems from the Bank's lending operations. The Bank is also exposed to credit risk in its treasury operations, where credit risk derives from the financial assets that the Bank uses for investing its liquidity, such as fixed-income securities and interbank deposits, and from counterparty credit risk via derivative instruments used for managing market risks.

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- Report of the Control Committee Chairmanship
- Report of the Control Committee
- Ratio definitions
SUSTAINABILITY INDICES

## Credit risk management

The Bank's credit risk management builds on the principles of (1) appropriate risk diversification within the scope of the mission; (2) thorough risk assessment at the credit appraisal stage; (3) risk-based pricing and risk mitigation; (4) continuous risk monitoring at the individual counterparty level as well as portfolio level; (5) avoidance of undesirable risks to the extent possible.

## Credit risk limits

The maximum credit exposure that the Bank is willing to take is expressed in terms of exposure limits set by the Board of Directors.

As a general principle, the Bank limits the maximum amount granted as loan or guarantee for a single project to 50% of the total project cost. Financing to small and medium-sized enterprises, small midcap corporates and mid-cap corporates in the Bank's member countries can be extended up to 75% of the total project or financing need qualifying for a NIB mandate.

Credit exposure is the aggregate of lending and treasury exposure. Limits at counterparty level are scaled to the Bank's equity and the counterparty's equity, determined based on the probability of default and expected loss. The Bank defines a single counterparty as a counterparty or group of counterparties that are legally and/or financially consolidated or otherwise interdependent from a risk perspective. For exposure limit purposes, the Bank considers the entity where the risk resides, i.e., the risk-owner, as the counterparty. The risk-owner is the entity that is ultimately responsible for the Bank's claim and may be different from the obligor if the risk is transferred through a guarantee. In order for a guarantee to be eligible for risk transfer, it must cover the full exposure and be a guarantee undertaking securing the borrower's debt "as for own debt", meaning that the Bank can make a claim under the guarantee immediately, unconditionally and irrevocably when the borrower has failed to pay on a due date.

To prevent excessive concentrations, the Bank applies portfolio-level limits for large counterparty exposures, sectors and countries. The Bank has not set limits for the aggregate lending exposure in its member countries. Lending in non-member countries is subject to country limits. For the Bank's treasury operations, country limits apply for exposure in all countries.

### Credit risk assessment

The counterparty's debt servicing capacity is a key consideration for credit approval. The assessment of a counterparty's creditworthiness focuses on identifying the main financial and business risks related to the counterparty. Based on the assessment, a risk rating indicating the probability of default (PD) is assigned to the counterparty. The credit risk assessment includes the use of quantitative risk methodologies and models, qualitative assessments based on expert judgement, as well as use of credit rating agency ratings when available. The process of proposing PD ratings to counterparties is carried out in the first line of defence in the respective business area (lending or treasury).

A separate expected loss (EL) rating is assigned at the transaction level. The EL rating factors in the loss given default (LGD), i.e., the loss severity in the event of a counterparty default. The LGD assignment process relies on models that produce LGD estimates based on the type of counterparty, its balance sheet and the characteristics of the transaction, such as guarantees, collateral, the seniority of the claim and other credit enhancing factors in the transaction.

The second line of defence Credit function reviews risk rating proposals, providing a second opinion (control role). Credit risk ratings (PD, LGD, EL) are ultimately approved by the Mandate, Credit and Compliance Committee.

The Bank's risk rating system comprises 20 classes to differentiate the risk of counterparty default (PD) and the expected loss (EL) on a transaction. In addition, a separate D class applies for non-performing transactions. For reference to external ratings, the internal scales are mapped to the ratings of S&P and Moody's such that classes 1 to 10 correspond to the external rating equivalent of the investment grade AAA to BBB- and Aaa to Baa3, respectively.

In addition to counterparty and transaction level diligence and credit risk assessments, the Bank applies the IFRS 9 standard for estimating expected credit losses (ECL), thereby applying forward-looking provisioning for all financial assets under scope of the ECL calculation. The ECL methodology, including the stage classification of assets, is described in more detail in Note 10: Expected credit loss.

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

## Credit risk mitigation

According to the NIB Statutes, adequate credit enhancement is required in order to reduce credit risk in the Bank's lending. Loans granted by the Bank are either secured or unsecured. The Bank seeks to mitigate the credit risk related to unsecured loans by including various covenants, undertakings, prepayment events and events of default in the loan documentation. The requirements vary depending on the type of borrower and the tenor and amortisation profile of the loan.

Some of the Bank's lending is secured by collateral or guaranteed by the parent of the borrower or a third party. The value of the collateral should preferably not be correlated with the creditworthiness of the borrower and there should be a functioning market for such assets.

The distribution of the Bank's lending portfolio by type of credit enhancement at year-end 2023 is presented below, with further information available in Note 3: Segment information and Note 12: Loans outstanding and guarantee commitments.

### Gross loans outstanding by type of credit enhancement

as of 31 Dec 2023, EUR m


25,000
20,000
15,000
10,000
5,000
0
29% Loans with a negative pledge clause and other covenants
26% Loans to or guaranteed by companies owned 50% or more by a member country or local authorities in member countries
15% Loans to or guaranteed by local authorities in member countries
8% Loans to or guaranteed by governments
8% Loans backed by a lien or other security in property
7% Loans with a guarantee from the parent company and other guarantees
6% Loans to or guaranteed by banks

In its treasury operations, the Bank applies netting and collateralisation to mitigate counterparty credit risk related to derivatives and collateralised placements. The Bank undertakes swap transactions only with counterparties that meet the required minimum counterparty credit rating and have executed an International Swaps and Derivatives Association (ISDA) Master Agreement and signed a Credit Support Annex (CSA). Collateralised placements in the form of reverse repo transactions are made on the terms of the Global Master Repurchase Agreement (GMRA).

The ISDA master agreement allows for a single net settlement of all swap transactions covered by the agreement in the event of a counterparty default or early termination of the transactions. Netting is applied for the measurement of the Bank's credit exposure only in cases when it is deemed to be legally valid and enforceable in the relevant jurisdiction. At year-end 2023, netting reduced the swap exposure by EUR 1,004 million from a gross total market value of EUR 1,499 million to EUR 495 million (2022: EUR 1,881 million and EUR 609 million, respectively).

The CSAs mitigate credit risk related to swaps. Swap positions are marked to market daily and the resulting positive exposures (receivable) exceeding agreed thresholds, if any, can be collateralised by cash or, for certain counterparties, with high-quality government securities. Since 2016, NIB enters into two-way CSAs, which means that the Bank posts collateral when the market value of the swap position is negative (liability). At year-end 2023, the total swap exposure with counterparties with whom the Bank has a two-way CSA in place represented 99.8% of the Bank's swaps measured by nominal value. The remainder (0.2%) was under one-way CSAs, whereby NIB is not required to post collateral for its swap liabilities.

At year-end 2023, the Bank held EUR 477 million (2022: EUR 623 million) in gross collateral received for swaps, of which EUR 477 million (2022: EUR 623 million) was in cash and EUR 0 million (2022: EUR 0 million) in securities (see Note 19: Collateral and commitments). The Bank had posted collateral of EUR 901 million (2022: EUR 1,150 million).

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
- Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

### Credit risk monitoring

The Bank puts strong emphasis on continuous monitoring of the credit risk development in its lending and treasury operations. Credit risk is monitored both at counterparty level and at portfolio levels (e.g. sector, country as well as total portfolio level). The primary responsibility for credit risk monitoring resides with the department/unit responsible for the client relationship i.e., Lending, Treasury and/or Special Credits. The Risk & Compliance department independently controls and monitors the risk positions of the Bank and regularly reports to all relevant committees and decision-making bodies as needed.

All lending exposures are subject to continuous monitoring of contractual compliance and events or signals that could potentially lead to or indicate a material change in credit risk. In addition, an annual follow-up is conducted on the entire loan portfolio.

Treasury exposures are subject to continuous monitoring of events and market signals that could potentially lead to or indicate a material change in credit risk. The risk class of the counterparties are reassessed regularly. The follow-up is presented to the Mandate, Credit and Compliance Committee.

If a counterparty is identified as having seriously deteriorated debt repayment capacity and/or a serious deterioration in its financial standing, it is placed on the watch-list and becomes subject to specific watch-list monitoring. Watch-listed counterparties are reviewed by the Mandate, Credit and Compliance Committee at agreed frequency and reported to the Board of Directors. If a credit exposure requires the expertise of specialists in workout and restructuring, it is transferred to the Special Credits function. The function's primary objective is to take over responsibility for distressed exposures and devote sufficient time and effort to such cases to ensure the Bank recovers as much as possible from distressed exposures outstanding.

Credit risk monitoring at portfolio level includes, inter alia, an analysis of the aggregate credit risk exposure, credit risk concentrations and changes in the risk profile. The development is reported to the Asset, Liability and Risk Committee, the Executive Committee, and the Board of Directors.

Credit risk limits are changed from time to time depending on the available financial resources and changes in the risk appetite. The policy level risk limits are approved by the Board of Directors. Limit monitoring is conducted on a regular basis and breaches are reported to the relevant committees, senior management and to the Board of Directors.

### Risk-based pricing

The Statutes stipulate that the Bank shall operate according to sound banking principles and aim for a profit allowing the formation of reserves and a reasonable return on capital. Loans and guarantees are priced to cover the Bank's cost of funds, administration costs, the cost of risk involved in the transaction and the cost of capital employed. For loan pricing purposes, the Bank uses a pricing tool which calculates the minimum earnings required on a loan in order to cover all lending-related costs and an appropriate return for the level of risk assumed. Internal credit risk ratings and associated risk parameters, as well as the structure of the transaction, are key input factors in the pricing tool.

### Credit risk exposure

Tables 1 to 3 below provide an overview of the Bank's aggregate credit risk exposure at year-end 2023, distributed by expected loss (EL) ratings. Aggregate credit exposure comprises lending and treasury exposure. Lending exposure includes loans outstanding and loan commitments, without taking into account any collateral or other credit enhancement. Regarding the treasury exposure, capital market investments are included at nominal value, while derivatives are included at market value net of collateral. The exposure in reverse repo transactions is calculated as a fixed percentage of the nominal value of the transaction, thus reflecting the collateralised nature of these placements.

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
▸ Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

**TABLE 1. Credit risk exposure by internal rating based on expected loss (EL) (in EUR million)**

| Risk | S&P | 31 December 2023 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|---|
| class | equivalent | Lending | Treasury | Total | Lending | Treasury | Total |
| 1-2 | AAA/AA+ | 6,376 | 8,941 | 15,318 | 6,380 | 7,829 | 14,208 |
| 3-4 | AA/AA- | 719 | 1,530 | 2,249 | 1,430 | 1,787 | 3,218 |
| 5-6 | A+/A | 3,135 | 821 | 3,956 | 3,426 | 1,171 | 4,597 |
| 7-8 | A-/BBB+ | 5,721 | 171 | 5,892 | 5,659 | 217 | 5,876 |
| 9-10 | BBB/BBB- | 5,542 | 163 | 5,705 | 5,859 | 157 | 6,017 |
| 11-12 | BB+/BB | 1,757 | 8 | 1,765 | 1,564 | 0 | 1,564 |
| 13-14 | BB/BB- | 164 | 0 | 164 | 398 | 0 | 398 |
| 15-16 | BB-/B+ | 218 | 0 | 218 | 70 | 0 | 70 |
| 17-18 | B/B- | 8 | 0 | 8 | 10 | 0 | 10 |
| 19-20 | B-/CCC | 0 | 0 | 0 | 4 | 0 | 4 |
| D | | 0 | 0 | 0 | 0 | 0 | 0 |
| **TOTAL** | | **23,640** | **11,634** | **35,274** | **24,800** | **11,161** | **35,962** |
| | | | | | | | |
| Class D | | | | | | | |
| Gross | | 9 | 0 | 9 | 10 | 0 | 10 |
| Impairment | | 9 | 0 | 9 | 10 | 0 | 10 |
| **Net** | | **0** | **0** | **0** | **0** | **0** | **0** |

The quality of the Bank's aggregate credit exposure remained sound in 2023. Lending exposure decreased by 5% compared to 2022. Close to 82% of disbursements were to investment-grade (EL 1-10) counterparties and largely driven by the utilities, financials, and industrials sectors. Treasury exposure increased by 4% compared to the previous year. At year-end 2023, 91% (2022: 92%) of lending exposure and 100% (2022: 100%) of the treasury exposure were in risk classes EL 1-10, corresponding to investment-grade quality. Exposure in risk class D (non-performing) was down to EUR 9 million (2022: EUR 10 million).

**TABLE 2. Geographical distribution of the credit risk exposure (in EUR million)**

| | 31 December 2023 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| Country/Region | Lending | Treasury | Total | Lending | Treasury | Total |
| Denmark | 2,933 | 1,551 | 4,484 | 2,845 | 1,833 | 4,678 |
| Estonia | 1,218 | 85 | 1,303 | 1,105 | 35 | 1,140 |
| Finland | 4,566 | 1,846 | 6,413 | 4,789 | 1,630 | 6,419 |
| Iceland | 810 | 70 | 880 | 672 | 70 | 742 |
| Latvia | 345 | 120 | 465 | 845 | 145 | 990 |
| Lithuania | 1,300 | 100 | 1,400 | 1,284 | 100 | 1,384 |
| Norway | 4,805 | 1,349 | 6,154 | 5,350 | 1,263 | 6,613 |
| Sweden | 7,001 | 1,230 | 8,232 | 7,208 | 1,189 | 8,398 |
| Africa and Middle East | 8 | 0 | 8 | 14 | 0 | 14 |
| Americas | 0 | 1,301 | 1,301 | 1 | 1,215 | 1,215 |
| Asia-Pacific | 180 | 171 | 351 | 198 | 106 | 304 |
| Europe | 380 | 3,032 | 3,412 | 310 | 2,907 | 3,218 |
| Multilaterals | 94 | 777 | 871 | 177 | 668 | 846 |
| **Total** | **23,640** | **11,634** | **35,274** | **24,800** | **11,161** | **35,962** |

In terms of geographical distribution, the credit risk exposure distribution remained stable across the Nordic and Baltic region. At year-end 2023, the member countries accounted for 97% of the Bank's lending exposure (2022: 97%). The largest lending exposure outside the member countries was in Poland. Of the treasury exposure, 55% (2022: 56%) was in the member countries, while the rest of Europe, excluding exposures to multilateral institutions, accounted for 26% (2022: 26%), dominated by Germany and France. Most of the treasury exposure outside Europe was in Canada.

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
▸ Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

**TABLE 3. Credit risk exposure by industry sector (in EUR million)**

| | 31 December 2023 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| Industry sector | Lending | Treasury | Total | Lending | Treasury | Total |
| Energy | 0 | 13 | 13 | 0 | 0 | 0 |
| Materials | 1,171 | 0 | 1,171 | 1,404 | 0 | 1,404 |
| Industrials | 4,065 | 56 | 4,122 | 4,016 | 59 | 4,074 |
| Consumer discretionary | 511 | 9 | 520 | 744 | 8 | 752 |
| Consumer staples | 1,059 | 90 | 1,150 | 1,115 | 88 | 1,203 |
| Health care | 697 | 28 | 725 | 608 | 36 | 644 |
| Financials | 2,118 | 5,692 | 7,810 | 2,313 | 5,848 | 8,161 |
| Real estate | 2,005 | 8 | 2,013 | 2,012 | 11 | 2,023 |
| Information technology | 410 | 21 | 431 | 608 | 21 | 629 |
| Telecommunication services | 419 | 50 | 470 | 456 | 29 | 485 |
| Utilities | 5,359 | 67 | 5,426 | 4,808 | 71 | 4,879 |
| Public sector | 5,825 | 5,599 | 11,424 | 6,717 | 4,991 | 11,708 |
| **Total** | **23,640** | **11,634** | **35,274** | **24,800** | **11,161** | **35,962** |

The distribution of the lending exposure by industry sector remained stable in 2023 compared to the previous year, with the following sectors, public, utilities, financials, real estate and industrials together accounting for 82% (2022: 80%) of the total exposure. The Bank has defined limits for maximum exposure to a single industry measured by the economic capital requirement and total credit risk exposure in relation to the Bank's equity. At year-end 2023, the Bank was in compliance with these limits.

**TABLE 4. Largest counterparty exposures (% of total credit risk exposure)**

| | 31 December 2023 | 31 December 2022 |
|---|---|---|
| Top 5 | 11 % | 10 % |
| Top 10 | 18 % | 18 % |
| Top 20 | 28 % | 29 % |

The limits for large single counterparty exposures and for the aggregate of such large exposures are scaled to the Bank's equity. Any deviations from the limits must be approved by the Board of Directors. At year-end 2023, the Bank was within the aggregate limits set for large exposures.

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GOVERNANCE
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FINANCIALS
Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

## Market risk

The Bank defines market risk as the risk of valuation loss or reduction in the expected earnings stemming from adverse fluctuations in exchange rates, interest rates, credit spreads and cross-currency basis spreads.

Market risks predominantly arise from the Bank's core business operations and the liquidity portfolio needed to support them. The Bank's strategy is to obtain cost-efficient funding from diversified sources and provide lending that is tailored to the needs of its customers. This gives rise to foreign exchange risk and interest rate risk due to mismatches between the Bank's assets and liabilities in terms of currency composition, maturity profile and interest rate characteristics. Cross-currency basis risk stems from the hedging techniques used by the Bank to mitigate foreign exchange risk deriving from funding and lending in different currencies. This risk reflects the liquidity charge for exchanging foreign currencies at a future point in time.

The Bank's securities portfolio is exposed to interest rate risk and credit spread risk. Credit spread risk refers to the potential decline in market value due to perceived change in the credit quality of the issuers of the securities held in the portfolios.

## Market risk management

The Bank manages market risks by hedging against foreign exchange risk and interest rate risk with the objective of protecting its earnings and the economic value of its assets and liabilities. Foreign exchange risk is practically fully hedged. Interest rate risk deriving from mismatches between funding and lending is kept at a modest level. The Bank's tolerance for interest rate risk and credit spread risk pertains to the size, quality and earnings expectations set for the liquidity portfolio. As part of its structured funding transactions, the Bank may use financial instruments linked to other market risk factors than the above. Prerequisites for such transactions are that they should be completely hedged with derivatives and that the Bank is able to value these transactions and measure the risks involved in the derivatives. The Bank's market risks are managed by Treasury. Risk & Compliance provides independent oversight of all significant market risks, supporting the Asset, Liability and Risk Committee and Treasury with risk measurement, analysis, daily monitoring and reporting.

**TABLE 5. Foreign exchange rate risk (in EUR million)**

| Net open positions | Total limit | 31 December 2023 | 31 December 2022 |
|---|---|---|---|
| USD | 6.00 | 2.95 | 0.16 |
| DKK | 3.00 | 0.18 | 0.72 |
| NOK | 3.00 | 0.30 | 0.51 |
| SEK | 3.00 | 0.48 | 0.98 |
| ISK | 1.00 | 0.00 | 0.00 |
| Other currencies, Total | 4.00 | 1.08 | 1.26 |

The Statutes require that the Bank shall, to the extent practicable, protect itself against the risk of exchange rate losses.

Exchange rate risk is measured on the basis of net open positions in Nordic currencies and USD and total gross position for other currencies. The limits set to restrict the overnight positions and the actual exposures as at year-end 2023 are presented in the above table. Note 23: Currency risk shows the net currency positions at fair value in the major currencies as of year-end 2023.

The Bank hedges foreign exchange risk with cross-currency basis swaps, which gives rise to currency basis risk. Changes in the currency basis have an impact on the mark-to-market valuation of the Bank's swap portfolio. The overall valuation sensitivity to a one basis point shift across all currency basis curves was EUR 1.0 million at year-end 2023 (2022: EUR 0.9 million). The net sensitivity was driven by the net exposure to funding currencies (mostly euro/US dollar, euro/British pound basis and euro/AUD dollar) and the non-euro lending currencies (mainly euro/Danish krone, euro/SEK krona and euro/NOK krone).

The Bank does not hedge future net interest income in foreign currency. Loans are provided primarily in euro, Nordic currencies and US dollars. There is a possibility that interest income in currencies other than the euro may cause some fluctuation in the Bank's future net income in euro terms. However, at present the Bank expects that any such potential fluctuations in future cash flows from its current portfolio would be minor in relation to its total assets and equity.

116 ANNUAL REPORT 2023 INTRODUCTION Table 6. Interest rate risk (in EUR million) The Bank manages interest rate risk by using derivatives to convert fixed-rate funding into IMPACT & SUSTAINABILITY Total gross floating-rate liabilities. Fixed-rate lending that is not match-funded is converted to floating-rate limit 31 December 2023 31 December 2022 GOVERNANCE receivables. This hedging approach ensures that the interest rate risk between lending and funding Sensitivity to 1bp change in interest rates 2.30 1.19 1.00 BOD REPORT in each currency remains low. The majority of the Bank’s interest rate risk, therefore, stems from the portfolio of liquid assets. FINANCIALS The Bank measures and manages interest rate risk by estimating the sensitivity of the economic Financial statements and notes value of its balance sheet to an interest rate shock. The sensitivity is measured by means of basis Development of interest rate risk Proposal by the Board of Directors point value (BPV), quantifying the impact of an interest rate change of one basis point on the in EUR present value of interest-bearing assets and liabilities. Auditor’s report Limits have been set for the acceptable exposure to interest rate risk both at an aggregate 1,200,000 Report of the Control Committee balance sheet level and at portfolio level. A gross limit equivalent to EUR 2.3 million covering all Chairmanship currencies restricts the BPV interest rate risk to 0.05% of the Bank’s equity. In addition, individual 900,000 Report of the Control Committee BPV limits have been set for interest rate risk in EUR, USD and the Nordic currencies, whereas a 600,000 Ratio definitions combined limit applies for all other currencies. SUSTAINABILITY INDICES 300,000 0 BPV Total BPV Liquidity Portfolio Jan. 2022 Feb. 2022 Mar. 2022 Apr. 2022 May. 2022 Jun. 2022 Jul. 2022 Aug. 2022 Sep. 2022 Oct. 2022 Nov. 2022 Dec. 2022 Jan. 2023 Feb. 2023 Mar. 2023 Apr. 2023 May. 2023 Jun. 2023 Jul. 2023 Aug. 2023 Sep. 2023 Oct. 2023 Nov. 2023 Dec. 2023

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

**TABLE 7. Credit spread risk (in EUR million)**

| | Total limit | 31 December 2023 | 31 December 2022 |
|---|---|---|---|
| Sensitivity to 1bp change in credit spreads | 4.00 | 2.70 | 2.22 |

**Development of credit spread risk**

in EUR


3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Jan. 2022
Feb. 2022
Mar. 2022
Apr. 2022
May. 2022
Jun. 2022
Jul. 2022
Aug. 2022
Sep. 2022
Oct. 2022
Nov. 2022
Dec. 2022
Jan. 2023
Feb. 2023
Mar. 2023
Apr. 2023
May. 2023
Jun. 2023
Jul. 2023
Aug. 2023
Sep. 2023
Oct. 2023
Nov. 2023
Dec. 2023
Sovereign
Other public sector
Covered bonds
Financials
Other

The Bank manages its exposure to credit spread risk by measuring the sensitivity of its portfolios of marketable securities to credit spread movements. The sensitivity is measured by means of Credit Spread Basis Point Value (Spread BPV), quantifying the impact of a one basis point increase in credit spreads on the present value of the assets.

Limits have been defined to restrict the decrease in asset value to an acceptable level in accordance with the Bank's willingness to accept risk in its liquidity portfolio and in the portfolio of labelled bond investments. The Bank has set an overall limit of EUR 4.0 million for credit spread risk, with specific sub-limits defined for various asset classes. To ensure that the liquidity portfolio maintains its market value and liquidity under severe market conditions, the assets in the portfolio must satisfy minimum rating requirements and other quality criteria.

## Liquidity risk

Liquidity risk is defined as the risk of incurring losses due to an inability to meet payment obligations in a timely manner when they become due. The Bank categorises liquidity risk into funding liquidity risk, which occurs when payment obligations cannot be fulfilled because of an inability to obtain new funding, and market liquidity risk, which occurs when the Bank is unable to sell or transform assets in the liquidity buffer into cash without significant losses.

## Liquidity risk management

The Bank's business model gives rise to liquidity risk mainly through maturity mismatches between assets (loans and treasury investments) and liabilities (borrowing and equity). The liquidity position and adherence to exposure limits is managed by Treasury and monitored by Risk & Compliance on a daily basis.

The Asset, Liability and Risk Committee oversees the development of the Bank's funding and liquidity positions and decides on liquidity risk-related matters in accordance with its mandate. The Board of Directors receives regular reports on the funding and liquidity situation of the Bank.

The key metric applied for managing liquidity risk is the survival horizon, which measures how long the Bank would be able to fulfil its payment obligations in a severe stress scenario. The target value for this metric is twelve months, the Board of Directors minimum accepted value is nine months, while the Bank's Statutes require a minimum of six months. The stress scenario includes, among other things, the assumption of payment disruptions in the loan portfolio, no access to market funding, early termination of all callable funding transactions, collateral provided for swap exposure and severe decline of asset value in the liquidity buffer. At year-end 2023, the survival horizon was 461 days (2022: 417 days).

In addition, the Bank requires that the liquidity position should be strong enough to maintain the highest possible issuer credit rating by S&P (AAA) and Moody's (Aaa) and fulfil the liquidity coverage ratio (LCR) and net stable funding ratio (NSFR) requirements as set in the Liquidity Policy and defined in the European banking sector regulations and standards. At year-end 2023 the LCR was 4,398% (2022: 1,176%) and the NFSR 163% (2022: 164%).

The Bank's liquidity buffer comprises unencumbered cash, deposits and securities denominated in EUR, USD and the Nordic currencies. In order to ensure that the market value and liquidity of the buffer is preserved during adverse market conditions, the Bank has set strict rules for the composition of the buffer. As such, the buffer must include a minimum level of High Quality Liquid Assets (HQLA) as defined in the European banking sector regulations and a minimum level of assets

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
• Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

in the internal rating categories corresponding to at least AA- from S&P and Aa3 from Moody's. Furthermore, the buffer must comprise a minimum share of assets eligible as repo collateral in central banks. The Bank does not have direct access to central bank repo facilities but can repo its bond securities via intermediating banks.

The maturity profile of the liquidity buffer is structured to fulfil the Bank's requirement that the expected net cash outflow during the next three months must be covered by maturing investments in the liquidity buffer.

**TABLE 8. Composition of the liquidity buffer**

| | 31 December 2023 | | 31 December 2022 | |
|---|---|---|---|---|
| | EUR million | % | EUR million | % |
| Cash and cash equivalents | 984 | 7 % | 1,060 | 8% |
| Securities issued or guaranteed by sovereigns, public sector entities and supranational institutions | 5,025 | 34 % | 4,321 | 32% |
| Covered bonds | 4,140 | 28 % | 3,582 | 27% |
| Securities issued by financial institutions, excluding covered bonds | 723 | 5 % | 1,261 | 9% |
| Securities issued by corporates | 331 | 2 % | 298 | 2% |
| Securities received as collateral | 3,531 | 24 % | 2,959 | 22% |
| **Total liquidity buffer** | **14,733** | **100 %** | **13,481** | **100%** |

Diversification is a key objective of the Bank's funding and liquidity management. The Bank strives to diversify its borrowing in terms of currencies, maturities, instruments and investor types in order to avoid excessive reliance on individual markets and funding sources. Through regular benchmark issues, the Bank aims to secure broad market access. The annual funding plan is based on the projected twelve-month liquidity requirement, the projected size of the liquidity buffer and leverage rotio requirements. The funding plan is regularly adjusted to reflect changes in the liquidity requirement.

**Development of the survival horizon**

in days


600
500
400
300
200
100
0
Jan. 2022
Feb. 2022
Mar. 2022
Apr. 2022
May. 2022
Jun. 2022
Jul. 2022
Aug. 2022
Sep. 2022
Oct. 2022
Nov. 2022
Dec. 2022
Jan. 2023
Feb. 2023
Mar. 2023
Apr. 2023
May. 2023
Jun. 2023
Jul. 2023
Aug. 2023
Sep. 2023
Oct. 2023
Nov. 2023
Dec. 2023
Survival horizon (days)
Target
Limit

The following graph shows the maturity profile of liquid assets and the annual scheduled payments on loans outstanding compared to payments on the Bank's funding. Payments on loans outstanding are shown until the contractual maturity of the loans. Repayment of funding is shown until the first possible early repayment date and taking into account the cash flow from associated swaps. Short term amounts owed to credit institutions predominantly comprise cash collateral received from swap counterparties and collateral given represents the cash collateral posted to swap counterparties. A breakdown of the Bank's financial assets and liabilities by maturity at year-end 2023 is presented in Note 21: Maturity profile of financial assets and liabilities.

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- Report of the Control Committee Chairmanship
- Report of the Control Committee
- Ratio definitions
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**Maturity profile of funding, lending and liquid assets**
as of 31 December 2023, EUR m


12,000
10,000
8,000
6,000
4,000
2,000
0
24
25
26
27
28
29
30
31
32
33
34 and beyond
Lending
Liquid assets
Collateral given by NIB
Funding after swaps
Short-term amounts owed to credit institutions

## Operational risk

The Bank defines operational risk as risk of legal / regulatory sanctions, financial loss, reputational harm or adverse impact to NIB's operations that NIB may suffer as a result of inadequate or failed internal processes, people and systems, or external events.

## Operational risk management

NIB's operational risk management focuses on proactive measures to ensure operational resilience, information security, the accuracy of information used internally and reported externally, the expertise and integrity of the Bank's personnel and its adherence to established rules and procedures, as well as on security arrangements to protect the physical and information assets of the Bank, its personnel and processes.

The Bank's Operational Risk Policy is set by the Board of Directors. The Policy is complemented by an Operational Risk Guideline comprising the guiding principles for the identification, assessment, monitoring and control of operational risks the Bank faces or may face. In day-to-day operations, the three-lines-of-defence model ensures accountability and defines the roles and responsibilities for operational risk management for all processes across the organisation. Emphasis is also put on increasing risk awareness of the Bank's personnel.

Risks are identified and their impact assessed by the various functions for their respective fields of expertise in risk assessments. Focus is placed on identifying key risks and risk mitigation in order to avoid risk events and ensure compliance with the Bank's policies and guidelines. Operational risks are also identified through analysis of results obtained from the Bank's operational risk event reporting system. No material financial losses were incurred as a result of operational risks actualising during the year. The identified risks are categorised according to a common risk taxonomy.

In addition, NIB monitors emerging non-financial risks to be able to take proactive measures. This includes facilities security, travel safety and addressing the risk of both targeted and indirect cyber threats.

120 ANNUAL REPORT 2023 INTRODUCTION Integrity and compliance risk The Bank’s Codes of Conduct govern the integrity of its own activities and set the values and Integrity risk at NIB encompasses financial crime risk, meaning loss or reputational risk resulting standards expected from staff and members of the governing bodies. In 2023, NIB updated its IMPACT & SUSTAINABILITY from failure to identify or manage risk of money laundering, sanctions, bribery, or corruption arising Codes to provide clearer guidance around maintaining a respectful workplace, transparency, and GOVERNANCE from the Bank’s operations, and conduct risk, which pertains to risk in terms of conflict of interest, management of conflicts of interest. BOD REPORT insider trading and other issues related to the professional conduct of members of NIB’s governing Further, NIB places particular emphasis on ensuring that it understands the integrity risks bodies and its staff. associated with the third parties it engages with. This is achieved through investing significant FINANCIALS The Bank is committed to following international best practices and market standards in the efforts in the Integrity Due Diligence applicable to customers and other counterparties. Financial statements and notes areas of accountability, governance, corporate social responsibility, transparency and business Allegations of fraud, corruption, collusion or any other prohibited practices related to the Proposal by the Board of Directors ethics. Consequently, the Bank’s policies draw upon relevant market standards; in particular the Bank’s projects and allegations of misconduct by staff are investigated in accordance with NIB’s International Financial Institutions’ Uniform Framework for Preventing and Combating Fraud and Investigation and Enforcement Policy. In 2023, no new investigations of allegations of prohibited Auditor’s report Corruption, which the Bank has endorsed. practices were initiated, and no sanctions decisions were issued. Report of the Control Committee The Integrity & Compliance Office (ICO) oversees and coordinates matters relating to integrity The CCO is also the appointed Data Protection Officer, who monitors the processing of personal Chairmanship risks and provides independent advice to NIB’s staff, management, and the Board of Directors. The data within NIB and acts as the contact point for data subjects in matters regarding the processing Report of the Control Committee Chief Compliance Officer (CCO) reports to the Chief Risk Officer, with a dotted line to the President of their personal data. Ratio definitions and unrestricted access to the chairpersons of the Board and the Control Committee. Once a year, ICO publishes its Integrity Report, which is available on the Bank’s website. SUSTAINABILITY INDICES

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Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

# **Note 3:** Segment information

## Operating segments

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker ("CODM"), who is responsible for allocating resources and assessing the performance of the operating segments. The CODM at NIB is the President. Segment results that are reported to the management include items directly attributable to that segment as well as other items allocated on a reasonable basis. In its segment reporting, NIB divides its operations into two major segments: lending and treasury operations. Treasury operations consist of Asset and Liability Management (liquidity management, collateral management, funding operations) and Portfolio Management.

### 2023

| In thousands of euro | Lending total | Asset and liability management | Portfolio management | Treasury total | Total |
|---|---|---|---|---|---|
| Net interest income | 176,446 | 25,485 | 96,708 | 122,193 | 298,640 |
| Commission income and fees received | 7,534 | 400 | - | 400 | 7,934 |
| Commission expense and fees paid | -11 | -2,264 | 0 | -2,264 | -2,275 |
| Net profit on financial operations | 12,185 | -11,351 | -19 | -11,369 | 815 |
| Foreign exchange gains and losses | - | 425 | - | 425 | 425 |
| Administrative expenses | -33,269 | -12,541 | -5,375 | -17,916 | -51,185 |
| Depreciation | -2,317 | -2,810 | -1,204 | -4,014 | -6,331 |
| Net loan losses | 2,637 | - | - | 0 | 2,637 |
| **Profit/loss for the year** | **163,206** | **-2,657** | **90,111** | **87,454** | **250,660** |

### 2022

| In thousands of euro | Lending total | Asset and liability management | Portfolio management | Treasury total | Total |
|---|---|---|---|---|---|
| Net interest income | 166,912 | 19,683 | 32,677 | 52,360 | 219,272 |
| Commission income and fees received | 8,409 | 396 | - | 396 | 8,805 |
| Commission expense and fees paid | -19 | -1,992 | -2 | -1,994 | -2,012 |
| Net profit on financial operations | -13,325 | 4,964 | -29,136 | -24,172 | -37,497 |
| Foreign exchange gains and losses | - | -214 | - | -214 | -214 |
| Administrative expenses | -29,615 | -11,685 | -5,008 | -16,693 | -46,308 |
| Depreciation | -2,269 | -2,828 | -1,212 | -4,039 | -6,308 |
| Net loan losses | 3,536 | - | - | 0 | 3,536 |
| **Profit/loss for the year** | **133,629** | **8,324** | **-2,680** | **5,644** | **139,273** |

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Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

## Geographical segments

The table below is based on the region where the borrowers reside, according to the domicile of the borrower's group headquarters.

**Net Interest Income**

| In thousands of euro | 2023 | 2022 |
|---|---|---|
| Member countries | | |
| Denmark | 25,177 | 18,997 |
| Estonia | 7,946 | 3,130 |
| Finland | 33,901 | 36,646 |
| Iceland | 8,094 | 7,298 |
| Latvia | 3,108 | 3,244 |
| Lithuania | 6,290 | 5,822 |
| Norway | 30,553 | 32,052 |
| Sweden | 57,563 | 56,323 |
| **Total, member countries** | **172,635** | **163,513** |
| | | |
| Non-member countries | | |
| Africa | 74 | 114 |
| Asia | 233 | 384 |
| Europe and Eurasia | 3,384 | 2,368 |
| Americas | 113 | 500 |
| Middle East | 7 | 32 |
| Total, non-member countries | 3,812 | 3,399 |
| **Total, net interest income from lending** | **176,446** | **166,912** |

## Lending Operations

### Mission and mandate

The mission of NIB, as currently defined, is to promote sustainable growth of its Member countries by providing long-term complementary financing, based on sound banking principles, to projects that strengthen productivity and/or enhance the environment. NIB fulfils this mandate by providing financing in the form of loans and guarantees for activities in which NIB provide additionality and complement other financing sources. Moreover, NIB assesses the environmental aspect of all its financing.

Regarding NIB's lending outside the Member countries, an agreement is generally required regarding the recipient country's recognition of NIB as a legal person under public international law and as having legal capacity under the national law of the country in question as well as recognition of NIB's status as an IFI. The Bank follows a policy similar to that of other international financial institutions concerning the debt service obligations of its borrowers. Therefore, the Bank has not participated in any debt rescheduling of sovereign debt.

Loans may be granted for both public and private projects. A loan will not be made, nor a guarantee provided, if opposed by the government of the country in which the related project is located. The Bank has a number of processes in place for assessing the eligibility of the projects. The Bank applies a mandate-rating tool as well as a sustainability policy to ensure that its financing fulfils the objectives and mission of the Bank. In addition, the Bank has an integrity due diligence procedure in relation to its granting of loans.

**Lending Categories**

The Bank previously had two main categories of lending: ordinary lending and lending under Special Programs. These special programs have been discontinued.

Investing in green bonds, social bonds, sustainability bonds, sustainability-linked and Treasury corporate bonds issued by companies or municipalities in the Bank's member countries is also part of NIB's lending operations. The investments are used to finance environmentally sustainable projects that can contribute to mitigating climate change and achieve positive social outcomes in the Nordic-Baltic region. At the end of 2023, the Bank held lending labelled bonds and CPs of EUR 469 (455) million at fair value recorded in debt securities. For more information see Note 12: Loans outstanding and guarantee commitments.

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Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

## Treasury Operations

### Assets and Liability Management

#### Liquidity Management

NIB's liquidity policy is based on stress testing and incorporates recommendations from Basel III (published by the Basel Committee on Banking Supervision), EU directives and the rating methodologies used by rating agencies. The policy includes a survival horizon that measures the period the Bank is able to meet all its payment obligations arising from ongoing business operations during a severe stress scenario. The Bank has a statutory liquidity survival horizon of 180 days, however the operational target is to maintain it at least 365 days. At the end of 2023, NIB calculated its survival horizon as 461 days (417 days).

To mitigate liquidity risk, the Bank maintains a liquidity buffer that is mainly invested in EUR, but also in the USD and the Nordic currencies. At the end of 2023, the liquidity buffer, which also included cash and securities received from swap counterparties to mitigate counterparty credit risk, amounted to EUR 14,733 (13,481) million. Of this, EUR 5,321 (5,305) million was held as cash and short-term money market instruments 36% (39%), and EUR 9,411 (8,176) million was held in securities 64% (61%). In order to minimize market value volatility and liquidity risk under severe market conditions, the liquidity buffer must fulfil quality requirements stipulated in the liquidity policy. At the end of 2023, 89% (86%) of the liquidity buffer was invested in high quality liquidity assets (HQLA), 90% (86%) was eligible as collateral for securities repurchase transactions or repos at one or several central banks, and 94% (90%) of the assets belonged to the Bank's top four internal rating categories. In addition, the Bank fulfils the liquidity coverage ratio (LCR) and net stable funding ratio (NSFR) requirements as specified in the Capital Requirements Regulation of the European Union. Under the objective of achieving additional earnings, part of the liquidity is invested in longer-term, high quality assets. For further information see Note 2: Risk management.

#### Collateral Management

The Bank receives collateral from its counterparties in order to mitigate counterparty risk arising from derivative transactions. The Bank has bilateral credit support agreements with its derivative counterparties which requires liquidity when collateral needs to be posted, mainly EUR cash holdings, with its swap counterparties. For further information in this regard, see Note 2: Risk management.

The amount of cash collateral held at year-end 2023 was EUR 487 (689) million and the amount of cash collateral posted amounted to EUR 982 (1,150) million. For further information regarding received collateral at year-end, please refer to Note 19: Collateral and commitments.

#### Funding Operations

The Bank's primary source of funding is through the issuance of bonds on the international capital market. The objective is to raise advantageous funds to the benefit of the Bank's customers. The Bank seeks to take advantage of favourable market conditions, adapting its borrowing operations to investor preferences in terms of currency, maturity, liquidity and structures. Within this strategy, a diversified funding base and the risks involved in the structure and complexity are considered as well.

Furthermore, potential mismatches between the terms of the funding and lending transactions are taken into consideration. To this extent, the proceeds from the issues are converted in the derivatives markets to best manage the Bank's foreign exchange, interest rate and refinancing risks.

Most of NIB's medium and long-term borrowing is conducted under its borrowing programs. At year-end 2023 the Bank had the following active programs:

- the Euro Medium Term Note Program (the "EMTN Program"), the program amount was changed in 2021 to unlimited on the total aggregate principal amount of bonds which may be issued or outstanding at any time under the program,
- the U.S. Medium Term Note Series D Program registered with the U.S. Securities and Exchange Commission (the "U.S. MTN Program"), with a ceiling of USD 20 billion, and
- the Australian and New Zealand Dollar Domestic Medium Term Note Program with a current ceiling of AUD 8 billion.

During 2023, NIB borrowed EUR 7,152 (9,630) million by means of 63 transactions in 10 different currencies. EUR 4,130 (6,065) million of this total came from 57 transactions under the EMTN Program. Under the U.S. MTN Program, NIB issued 2 transactions, of which both were global benchmark issuances in the amount of USD 1.5 billion and 1.0 billion. During 2022, NIB issued 92 transactions under the EMTN Program and 8 transactions under the U.S. MTN Program, of which two were global benchmark issuances in the amount of USD 1.25 billion each.

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Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

The weighted average maturity for NIB's borrowing operations in 2023 was 4.2 years, compared with 4.3 years in 2022. Of debt securities outstanding, the amount of EUR 3,490 (3,238) million is at floating interest rates, while EUR 29,849 (30,325) million is at fixed interest rates which is mainly swapped to floating rate.

NIB may issue notes as part of NIB's Environmental Bond ("NEB") program. NIB has established a framework that allows for the funds raised through issuances of NEB to be directed to its environmental lending in NIB's member countries and EU countries. Lending projects are eligible under the framework if they satisfy strict internal environmental criteria. Payment of principal and interest on such notes is made solely on the credit standing of NIB as a single institution and is not directly linked to the performance of environmental lending projects. Accordingly, such notes neither constitute "asset-backed" securities, nor are they otherwise credit-linked to any of NIB's environmental lending projects. NIB Environmental Bonds can be issued under any of NIB's debt issuance programs.

At year-end 2023, the Bank had a total of EUR 5,529 (5,038) million outstanding in NIB Environmental Bonds (NEBs). In 2023, NIB's total NEB issuance was EUR 757 million. The issuance consisted of a seven-year EUR 500 million bond, a five-year SEK 2 billion bond, and a four-year tap of SEK 1 billion to an outstanding bond. During 2022, NIB's total Environmental Bond issuance surpassed EUR 1 billion – a record-high amount over a course of one year since NIB started issuing environmental bonds in 2011. The issuance consisted of a seven-year EUR 500 million bond, an inaugural eight-year DKK 2 billion bond, a five-year SEK 2 billion bond and an increase of NOK 1 billion to a five-year bond.

For the years 2023 and 2022, the Board of Directors of the Bank has authorized the Bank to raise medium and long- term borrowings in an aggregate amount of up to EUR 10.0 billion and EUR 10.0 billion respectively.

NIB has a Euro Commercial Paper Program ("ECP Program") with a ceiling of EUR 2 billion. In addition to borrowings under this program and through short-term transactions under the EMTN Program, NIB can obtain short-term funds in the interbank market through money market loans and through repo transactions. These transactions are undertaken in most of the currencies listed in Note 16: Debts evidenced by certificates and swaps.

For the years 2023 and 2022, the Board of Directors has authorized the Bank to raise short-term funding, provided that the outstanding amount at any one time in each of these years does not exceed EUR 3.0 billion.
NIB had no commercial paper outstanding under the ECP Program at year-ends 2023 and 2022.

### Portfolio Management

The Bank's portfolio management deals with the management of that portion of NIB's liquidity that is invested in longer term securities. Two types of portfolios have been established: (1) a portfolio with security investments measured at amortized cost issued by highly rated issuers and (2) actively managed portfolios measured at fair value. The return from the portfolios continues to contribute to NIB's total results and are at any point in time impacted by the yield environment. NIB has signed the United Nations Principles for Responsible Investment (PRI), in which NIB has committed to incorporate environmental, social and governance factors in its investment and ownership decisions.

For information regarding accounting treatment and volumes of NIB's financial placements as of December 31, 2023, please refer to Note 11: Debt securities. The volume of outstanding derivatives as of December 31, 2023 are set forth in Note 24: Derivatives held for risk management and hedge accounting.

125 ANNUAL REPORT 2023 INTRODUCTION Note 4: Net interest income Note 5: Commission income IMPACT & SUSTAINABILITY GOVERNANCE and fees received BOD REPORT FINANCIALS In thousands of euro 2023 2022 In thousands of euro 2023 2022 Interest income Commitment fees 4,464 4,262 Financial statements and notes Cash and cash equivalents 79,756 4,169 Loan disbursement fees 1,660 2,989 Proposal by the Board of Directors Placements with credit institutions 22,859 -3128 Early repayment fees 1,411 1,290 Debt securities 45,534 17,885 Commissions on lending of securities 400 263 Auditor’s report Loans outstanding 830,331 346,578 Total 7,934 8,805 Report of the Control Committee Derivatives 126,848 -24,521 Chairmanship Interest income calculated using the effective interest rate method 1,105,329 340,983 Report of the Control Committee Placements with credit institutions 116,032 1,374 Ratio definitions Note 6: Net profit/loss on financial operations Debt securities 124,726 48,835 Loans outstanding 16 1,022 SUSTAINABILITY INDICES Derivatives 333,929 126,210 In thousands of euro 2023 2022 Other financial assets at fair value 123 153 Financial instruments measured at fair value, 2,713 10,613 realised gains and losses Other interest income 574,826 177,595 Financial instruments measured at fair value, 305 -40,003 unrealised gains and losses Total interest income 1,680,154 518,578 Financial instruments measured at amortised cost, -317 -5,741 realised gains and losses Interest expense Expected credit loss on financial placements 180 -1,309 Placements owed to credit institutions -23,829 -246 Hedge accounting ineffectiveness -2,066 -1,058 Debts evidenced by certificates -780,981 -513,509 Net profit/loss on financial operations 815 -37,497 Derivatives -576,705 214,450 Total interest expense -1,381,515 -299,305 Net interest income 298,640 219,727 Interest income and expense includes amounts from related parties as described in Note 25: Related party disclosures.

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Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

# Note 7: Personnel expenses, compensation and benefits

## Net personnel expenses

| In thousands of euro | 2023 | 2022 |
|---|---|---|
| Salaries and other remuneration | 30,492 | 28,186 |
| Social security and employee insurances | 2,879 | 2,528 |
| Pensions | 10,358 | 9,698 |
| Board and Control Committee remuneration | 127 | 116 |
| Other personnel expenses | 2,877 | 2,714 |
| Gross personnel expenses | 46,734 | 43,243 |
| Host country reimbursement according to agreement with the Finnish Government (see next page) | -10,864 | -11,195 |
| Capitalisation of internal labour to assets | -476 | -284 |
| **Net personnel expenses** | **35,395** | **31,764** |

## Employees

| | 2023 | 2022 |
|---|---|---|
| Number of employees at 31 December | 244 | 228 |
| Average age of employees | 46 | 46 |
| Average period (years) of employment | 11 | 11 |
| Distribution by gender as of 31 Dec | | |
| Female | 95 | 87 |
| Male | 149 | 141 |

The number of employees in the table above includes all contracted employees. Permanent employees and those with fixed term contracts of four years or more amounted to 229 (2022: 213). Employees on fixed term contracts less than four years and temporary contracts amounted to 15 (2021: 15).

## Compensation for the Board of Directors, the Control Committee, the President and the Executive Committee

Compensation for the Board of Directors (BoD) and the Control Committee (CC) is set by the Board of Governors (BoG). The compensation consists of fixed annual remuneration and an attendee allowance. The members of the BoD and the CC are also entitled to reimbursement of travel and accommodation expenses and a daily allowance in accordance with the Bank's Travel Policy.

The BoD decides on the appointment and remuneration of the President. As a rule, the President is appointed on a fixed-term contract for five years at a time, but the existing contract can also be prolonged. The current President's contract commenced on 1 April 2021 for a five year period.

The President decides upon the employment of the Executive Committee (ExCo) members. The President is authorised by the BoD to make decisions regarding compensation within the scope of the Staff Regulations and the annually approved financial plan. The remuneration package for the members of the ExCo includes a fixed base salary and customary taxable benefits and allowances, which are in principle the same for all staff at the managerial level.

The Bank can pay performance premiums to the President, ExCo members and staff for excellent and extraordinary performance. The performance premiums (excluding staff) are included in the numbers presented in the table below, if awarded.

The table below includes fees paid to the Board of Directors and Control Committee as well as the taxable income of the President and Executive Committee.

| In thousands of euro | 2023 | 2022 |
|---|---|---|
| Board of Directors (remuneration and attendee allowance) | | |
| Chairman | 16 | 16 |
| Other Directors and Alternates (15 persons) | 87 | 74 |
| Control Committee | | |
| Chairman | 8 | 8 |
| Other members (9 persons) | 16 | 18 |
| President | 785 | 761 |
| Members of the Executive Committee[1] | 3,137 | 3,100 |

[1] Heikki Cantell, Hilde Kjelsberg, Gunnar Okk, Luca De Lorenzo, Jukka Ahonen, Kim Skov Jensen, Søren Mortensen (until 28.2.2023), Vera-Maria Lehtonen (until 28.2.2023), Jeanette Vitasp (since 1.3.2023) and Hanna Pajunen (since 11.9.2023).

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Ratio definitions
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| Distribution by gender as of 31 Dec | 2023 | 2022 |
|---|---|---|
| Board of Directors | | |
| Female | 5 | 5 |
| Male | 3 | 3 |
| Control Committee | | |
| Female | 2 | 3 |
| Male | 8 | 7 |
| Members of the Executive Committee including the President | | |
| Female | 3 | 2 |
| Male | 6 | 7 |

There were no advances, credit granted or any debt arrangements between the Bank and the members of CC, BoD, the President or the ExCo members, nor commitments entered into by the Bank on their behalf by way of guarantee of any kind.

## Benefits

### Pension benefits

NIB is responsible for arranging the pension security for its employees. The Finnish public sector pension system (JuEL Pension) forms the basis for the pension benefits. The JuEL Pension is calculated based on the employee's annual taxable income and the applicable age-linked pension accrual rate. The employer's pension contribution in 2023 was 16.93% of the pensionable income. The employee's pension contribution was either 7.15% or 8.65%, depending on the employee's age. NIB pays this contribution for its permanent staff, and it is taxed as a benefit for the employee. The pension is accounted for as a defined contribution plan. In addition to the JuEL Pension, the Bank has taken out a supplementary group pension insurance policy for its entire permanently employed staff. The insurance premium, 6.5%, is calculated based on the employee's taxable income and paid until the age of individual retirement under the JuEL Pension, with an upper age limit of 65 years. The supplementary pension is also accounted for as a defined contribution plan. The employer's pension contributions regarding the President amounted to EUR 352,939 (2022: 346,321) The corresponding figure for the ExCo members was EUR 1,074,752 (2022: 1,779,110) of which EUR 319,099 (2022:298,466) related to supplementary pension premiums. The BoD and the CC members are not eligible for NIB pension arrangements.

### Insurances

NIB has taken out several (both statutory and voluntary) insurance policies for its staff: unemployment insurance, group accident insurance, group life insurance, medical insurance, and disability insurance. All personal insurance policies are valid for the total duration of employment (if not otherwise stated for the separate insurance alternatives). Longer periods of absence from work may interrupt the insurance coverage temporarily. Some of the insurances are available only to staff with a longer fixed term contract and permanently employed staff. The BoD and CC members are not under the coverage of the above mentionedabove-mentioned insurances.

### Health care

NIB has also arranged occupational health care for its staff through a private medical centre in Finland. The Bank's medical insurance covers in addition use of other health care service providers if needed and it covers public sector health care services for more severe or complex medical treatment needs. The occupational health care benefit includes both preventive health care and wellbeing actions for staff and medical care. The BoD and CC members are not under the coverage of the health care benefit

### Additional expatriate benefits

Professional staff (including ExCo members) who move to Finland for the sole purpose of taking up employment at the Bank are entitled to certain expatriate benefits, such as an expatriate allowance and a spouse/ family allowance. In addition, NIB assists the expatriate in finding accommodation, usually by renting a house or a flat in its own name. The staff member reimburses the Bank for a part of the rent, which is equal to at least the taxable value of the accommodation benefit established annually by the Finnish National Board of Taxes.

### Taxation and host country reimbursement

According to an agreement between the Bank's Member countries, taxation of staff and ExCo members salaries and taxable benefits and the President's remuneration, shall be taxed in the host country Finland in accordance with applicable Finnish taxation legislation.

According to the Host Country Agreement between the government of the Republic of Finland and the Bank, the amount of tax withheld on the salaries of the Bank's staff and the final tax on salaries collected shall be reimbursed to the Bank.

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# Note 8: Other administrative expenses

| In thousands of euro | 2023 | 2022 |
|---|---|---|
| IT & purchased data | 10,659 | 10,434 |
| Office premises | 3,151 | 2,166 |
| Travel | 959 | 550 |
| Communications and marketing | 419 | 349 |
| Other administrative expenses | 3,336 | 2,841 |
| Cost coverage, NDF and NEFCO (Note 25) | -2,443 | -1,505 |
| Rental and other income | -290 | -291 |
| **Total** | **15,790** | **14,544** |

| **Remuneration to the auditors** | 2022 | 2022 |
|---|---|---|
| Audit fee | 176 | 164 |
| Other audit-related fees | 113 | 112 |
| Non-audit related fees | 92 | 65 |
| **Total remuneration** | **381** | **341** |

# Note 9: Net loan losses

| In thousands of euro | 2023 | 2022 |
|---|---|---|
| Change in expected credit loss on performing loans | 1,370 | 10,550 |
| Change in expected credit loss on non-performing loans | 1,239 | -7,014 |
| Decrease of provision to cover realised losses | - | -79,331 |
| Realised loan losses | - | 79,331 |
| Performing and non-performing loans | 2,609 | 3,536 |
| Recoveries on claims | 28 | - |
| **Net loan losses** | **2,637** | **3,536** |

See also Note 12: *Loans outstanding and guarantee commitments.*

# Note 10: Expected credit loss

## Impairment Methodology

### Introduction and governance

The Bank calculates and reports its impairments based on expected credit losses (ECL). The ECL Framework is based on the requirements of the International Financial Reporting Standard (IFRS 9 Financial Instruments). Additionally, the guidance of the Basel Committee on Banking Supervision and Global Public Policy Committee are followed, where applicable. The ECL Framework is governed by the Bank's Risk Management Policy. The Executive Committee reviews and the President approves the ECL Framework. The Mandate, Credit and Compliance Committee approves the impairment allowances and ECL model based calculation results.

### Three Stage Model

The Bank recognises a loss allowance for ECL on financial assets measured at amortised cost, or at fair value through comprehensive income, and for loan commitments. The ECL comprises of a three-stage model based on changes in credit quality since initial recognition. Impairments are reported based in either 12 months or lifetime expected credit losses, depending on the stage allocation of the financial asset. The stage allocation also determines if interest income for the financial asset is reported on gross carrying amount or net of impairment allowance.

*Stage 1* - includes financial assets that have not had a significant increase in credit risk since initial recognition or have a low risk at the reporting date. For these assets, the allowance amount is calculated based on the coming 12 months.

*Stage 2* - includes financial assets that have had a significant increase in credit risk (SICR) since initial recognition, but which are not credit impaired. For these assets, the allowance amount is calculated based on expected lifetime of the asset. A SICR is considered to have occurred if the life-time default probability (PD) has increased significantly compared to that at the initial recognition. For assets with an initial PD 1-5, a SICR occurs after a downgrade of three (or more) notches; for assets with an initial PD 6-10, a SICR occurs after a downgrade of two (or more) notches; and for assets with an initial PD 11-19, a SICR occurs after a downgrade of one (or more) notch(es).

*Stage 3* - includes assets that have been categorised as non-performing in the Bank's credit rating processes. For the non-performing assets, assessment is done on an individual basis, as opposed to the collective model used for the Stage 1 and 2 assets. Exposures in default classes are

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classified as non-performing. A default occurs with regard to an obligor when either or both of the following have taken place:

i) NIB considers that the obligor is unlikely to pay its credit obligations in full, without recourse by the Bank to actions such as realising security; or

ii) the obligor is past due by more than 90 or in the case of sovereign lending by more than 180 days.


STAGE 1
STAGE 2
STAGE 3
No significant increase in credit risk since initial recognition
Significant increase in credit risk since initial recognition
Credit impaired financial asset
12-month expected credit losses
Lifetime expected credit losses
Lifetime expected credit losses
Interest revenue on gross basis
Interest revenue on gross basis
Interest revenue on a net basis

## Inputs

The ECL calculation is performed at the level of individual financial assets and the main components comprise Probability of Default (PD), Loss Given Default (LGD), Exposure at Default (EAD) and Discount Factor. The model is forward-looking: current and future macroeconomic conditions are incorporated into the model through macro-financial scenarios.

Each transaction in the Bank's portfolio has an internal PD rating associated with it. This rating is a best estimate rating resulting in a neutral estimate without explicit buffers of conservatism. For ECL purposes, the PD is estimated based on a regression model of macroeconomic variables to observed default data. PD term structures are derived for each rating grade reflecting the macro-financial scenarios. The short-end of the PD term structure (up to 3 years) reflects the macro-financial scenarios, while the long-end of the PD term structure is based on long-run average behaviour. The term structure construction considers both outright default probabilities and rating migration behaviour.

*Loss Given Default (LGD )* is the magnitude of the likely loss if there is a default. The Bank has established a Rating Framework for LGD, according to which LGD estimates are generated for all of the Bank's exposures. The estimates are derived separately for different counterparty types: corporates, financial institutions, sovereigns and local & regional governments, and project finance. Credit enhancements (collateral, guarantees) and other transaction characteristics impact the LGD estimate. Depending on counterparty type, different datasets and modelling approaches are employed.

*Exposure at Default (EAD)* represents the expected exposure in the event of a default and is measured from discounted contractual cash flows. Loan commitments are included using a Credit Conversion Factor (CCF). The discount factor is calculated based on the Effective Interest Rate (EIR) of a contract.

*Macro-Financial Scenarios* - Forward-looking information is used for calculating ECL. NIB uses three scenarios: a baseline scenario, a favourable (upside) scenario and an adverse (downside) scenario. The baseline scenario, judged to be the most likely outcome, is also used in other processes, such as business and financial planning, ICAAP and stress testing. Using external independent sources as well as internal expert judgement, the scenarios are prepared by Risk & Compliance and approved by senior management. They are selected based on the risks most relevant for NIB and are assigned weights based on expert judgement over the balance of risks around the baseline scenario. At the end of 2023, the weights attached to the baseline, upside and downside scenarios were 50%, 10% and 40% the same as at the end of 2022.The effects of macroeconomic scenarios are driven by a number of variables, including interest rates and credit spreads.

The Mandate, Credit and Compliance Committee may do post-model adjustments to the model-based ECL estimates as deemed necessary, inter alia to reflect additional factors such as significant events not explicitly incorporated within the modelling of ECL or in the credit risk ratings. The loan impairment accounting policy is described in Note 1: Accounting policies, and the results of the ECL are described below.

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**Expected credit loss provision**

| In millions of euro | Stage 1 | Stage 2 | Stage 3 | Total |
|---|---|---|---|---|
| Balance at 31 December 2021 | 32 | 42 | 78 | 152 |
| Transfer to Stage 1 | 7 | -7 | - | 0 |
| Transfer to Stage 2 | 0 | 0 | - | 0 |
| Transfer to Stage 3 | 0 | -1 | 1 | 0 |
| New assets originated or purchased | 19 | 1 | - | 20 |
| Amortisations and repayments | -4 | -2 | - | -5 |
| Impact of remeasurment on existing assets | -2 | -21 | 6 | -17 |
| Foreign exchange adjustments and other changes | - | - | 4 | 4 |
| Net change income statement | 20 | -29 | 11 | 2 |
| Realised losses | - | - | -79 | -79 |
| Balance at 31 December 2022 | 52 | 13 | 10 | 75 |
| Transfer to Stage 1 | 6 | -6 | - | 0 |
| Transfer to Stage 2 | -1 | 1 | - | 0 |
| Transfer to Stage 3 | - | - | - | 0 |
| New assets originated or purchased | 17 | 0 | - | 17 |
| Amortisations and repayments | -16 | -3 | - | -20 |
| Impact of remeasurment on existing assets | -4 | 5 | - | 1 |
| Foreign exchange adjustments and other changes | - | - | -1 | -1 |
| Net change income statement | 2 | -3 | -1 | -3 |
| Realised losses | - | - | - | 0 |
| **Balance at 31 December 2023** | **54** | **10** | **9** | **72** |

| Expected credit loss Statement of financial position<br>In millions of euro at 31 December | 2023 | 2022 |
|---|---|---|
| Loans outstanding | 66 | 66 |
| Loan commitments | 5 | 8 |
| Financial placements | 1 | 2 |
| **Total** | **72** | **75** |

| Expected credit loss income statement<br>In millions of euro | 2023 | 2022 |
|---|---|---|
| Net result on financial operations | 0 | -1 |
| Net loan losses (Note 9) | 3 | 4 |
| Foreign exchange gains and losses | 0 | -4 |
| **Total recognised in income statement** | **3** | **-2** |

**Assets subject to expected credit loss**

| In millions of euro | Stage 1 | Stage 2 | Stage 3 | Total |
|---|---|---|---|---|
| Exposure at 31 December 2021 | 26,462 | 864 | 78 | 27,405 |
| Transfer to Stage 1 | 92 | -92 | - | 0 |
| Transfer to Stage 2 | -249 | 249 | - | 0 |
| Transfer to Stage 3 | -1 | -8 | 9 | 0 |
| New assets originated or purchased | 10,174 | 228 | - | 10,402 |
| Amortisations and repayments | -4,190 | -87 | - | -4,277 |
| Foreign exchange adjustments and other changes | -4,471 | -5 | 2 | -4,475 |
| Realised losses | 0 | 0 | -79 | -79 |
| Exposure at 31 December 2022 | 27,816 | 1,149 | 10 | 28,976 |
| Transfer to Stage 1 | 397 | -397 | - | 0 |
| Transfer to Stage 2 | -333 | 333 | - | 0 |
| Transfer to Stage 3 | - | - | - | 0 |
| New assets originated or purchased | 5,976 | 0 | - | 5,977 |
| Amortisations and repayments | -7,328 | -204 | - | -7,532 |
| Foreign exchange adjustments and other changes | -76 | 4 | -1 | -74 |
| **Exposure at 31 December 2023** | **26,453** | **885** | **9** | **27,347** |

| Assets subject to expected credit loss at 31 December<br>In millions of euro | 2023 | 2022 |
|---|---|---|
| Loans outstanding | 21,815 | 22,290 |
| Loan commitments | 1,347 | 2,969 |
| Treasury assets held at amortised cost | 4,185 | 3,717 |
| **Total Exposure** | **27,347** | **28,976** |

The Bank defines "forbearance" as a concession granted to a counterparty for reasons of financial difficulties, i.e. a concession that would not otherwise be considered by the lender. Forbearance recognition is not limited to measures that give rise to a loss for the lender. Modification of the terms and conditions of the contract may include, for example, reduction of the interest rate, principal or accrued interest, or rescheduling of the payment dates of principal and/or interest, and has an actual effect on the future cash flows. Loan forbearance is granted on a selective basis and purposefully to avoid counterparty default in favour of the Bank's collection opportunities. Loans granted forbearance are automatically watch listed, and subject to the impairment policies of the Bank. As of 31 December 2023, there were two non-performing (stage 3) loans totalling EUR 9 (10) million. A total of EUR 66 (66) million has been deducted from the Bank's loans outstanding and from lending claims in "other assets". Specific allowances for impairment amounted to EUR 9 (10) million and ECL on stage 1 & 2 assets amounted to EUR 64 (65) million. During 2023 or 2022, no lending transactions were converted into claims under "other assets".

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# **Note 11:** Debt securities

The debt securities were issued by the following counterparties:

| In millions of euro | 2023 | 2022 |
|---|---|---|
| Governments | 2,075 | 1,168 |
| Public institutions | 2,393 | 2,246 |
| Other | 5,419 | 5,355 |
| **Total** | **9,887** | **8,768** |

The distribution of the Bank's debt security portfolios at 31 December was as follows:

| | Book value | | Fair value | |
|---|---|---|---|---|
| In millions of euro | 2023 | 2022 | 2023 | 2022 |
| Held at fair value | 6,479 | 5,985 | 6,479 | 5,985 |
| Held at amortised cost | 3,407 | 2,783 | 3,326 | 2,600 |
| **Total** | **9,887** | **8,768** | **9,805** | **8,585** |

Of these debt securities, EUR 8,409 (7,230) million is at fixed interest rates and EUR 1,477 (1,538) million at floating interest rates.

At 31 December 2023, EUR 469 (446) million of total debt securities were in lending labelled bonds. The fair values are disclosed in Note 20: Fair value of financial instruments.

# **Note 12:** Loans outstanding and guarantee commitments

At 31 December 2023, 489 (489) loans amounting to EUR 21,456 (21,740) million were outstanding. These are held at amortised cost and may be part of a qualifying hedging relationship with a derivative in a hedge accounting relationship, the MTNs are recognised at fair value.

At 31 December 2023, loans outstanding before impairments and hedge accounting adjustments with floating interest rates amounted to EUR 16,861 (16,987) million, while those with fixed interest rates amounted to EUR 4,939 (5,301) million. As a general rule fixed interest loans are swapped to floating rates through the use of derivatives instruments.

| In millions of euro | 2023 | 2022 |
|---|---|---|
| Opening balance | 21,740 | 21,975 |
| Disbursements | 3,383 | 3,527 |
| Amortisation | -2,454 | -2,142 |
| Prepayments | -1,098 | -560 |
| Change in expected credit losses | 0 | 11 |
| Foreign exchange changes | -310 | -477 |
| Fair value adjustments | - | 0 |
| Hedge accounting adjustments | 203 | -586 |
| Other movements | -8 | -8 |
| **Closing balance** | **21,456** | **21,740** |

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The following table sets forth a breakdown per business sector of NIB's outstanding loans and issued guarantees at 31 December.

| | 2023 | | 2022 | |
|---|---|---|---|---|
| In millions of euro | | % | | % |
| Industry | 4,841 | 22.2 % | 4,509 | 20.2% |
| Public Sector & Utilities | 8,229 | 37.7 % | 8,320 | 37.3% |
| Infrastructure & Project Finance | 5,305 | 24.3 % | 5,505 | 24.7% |
| Services and Consumer | 1,977 | 9.1 % | 2,197 | 9.9% |
| Financial institutions | 1,448 | 6.6 % | 1,757 | 7.9% |
| Total before impairments and hedge accounting | 21,800 | 100.0 % | 22,287 | 100.0% |
| ECL Stage 3 | -9 | | -10 | |
| ECL Stage 1&2 | -57 | | -56 | |
| Fair value adjustments | - | | 0 | |
| Hedge accounting adjustments | -278 | | -482 | |
| **Total** | **21,456** | | **21,740** | |

The following table sets forth the scheduled amortizations of outstanding loans at 31 December.

| In millions of euro | 2023 | 2022 |
|---|---|---|
| 2023 | - | 2,504 |
| 2024 | 2,339 | 2,561 |
| 2025 | 2,356 | 2,392 |
| 2026 | 2,438 | 2,516 |
| 2027 | 2,803 | 2,549 |
| 2028 | 2,293 | 2,039 |
| 2029 and thereafter | 9,571 | 7,727 |
| Total before impairments and hedge accounting | 21,800 | 22,287 |
| ECL Stage 3 | -9 | -10 |
| ECL Stage 1&2 | -57 | -56 |
| Fair value adjustments | - | 0 |
| Hedge accounting adjustments | -278 | -482 |
| **Total** | **21,456** | **21,740** |

The remaining average time to maturity/re-pricing of loans outstanding at 31 December 2023, calculated to the next date on which the Bank has the right to adjust the terms of the interest rate or currency of denomination, was 5 years and 1 months (5 years and 0 months), with actual maturities from the date of first disbursement ranging from 1 to 30 years (from 1 to 30 years).

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## Currency distribution of loans outstanding

| In millions of euro | 2023 | 2022 |
|---|---|---|
| EUR | 10,047 | 10,139 |
| USD | 1,272 | 1,642 |
| Nordic currencies | 10,343 | 10,367 |
| Other currencies | 137 | 138 |
| Total before impairments and hedge accounting | 21,800 | 22,287 |
| ECL Stage 3 | -9 | -10 |
| ECL Stage 1&2 | -57 | -56 |
| Fair value adjustments | - | 0 |
| Hedge accounting adjustments | -278 | -482 |
| **Total at 31 December** | **21,456** | **21,740** |

## Distribution of loans outstanding and guarantees by various types of security

The following table shows loans outstanding, including guarantee commitments, distributed by type of security:

| | 2023 | | 2022 | |
|---|---|---|---|---|
| In millions of euro | | % | | % |
| To or guaranteed by governments | | | | |
| To or guaranteed by member countries | 1,388 | | 1,932 | |
| To or guaranteed by other countries | 277 | | 319 | |
| To or guaranteed by governments, total | 1,665 | 7.6 % | 2,250 | 10.1% |
| To or guaranteed by local authorities in member countries | 3,321 | 15.2 % | 3,492 | 15.7% |
| To or guaranteed by companies owned 50% or more by member countries or local authorities in member countries | 5,762 | 26.4 % | 5,288 | 23.7% |
| To or guaranteed by banks | 1,372 | 6.3 % | 1,707 | 7.7% |
| Backed by a lien or other security in property | 1,730 | 7.9 % | 1,738 | 7.8% |
| With a guarantee from the parent company and other guarantees | 1,599 | 7.3 % | 1,441 | 6.5% |
| With a negative pledge clause and other covenants | 6,341 | 29.1 % | 6,361 | 28.6% |
| Total after individually assessed impairments | 21,791 | 100.0 % | 22,277 | 100.0% |
| ECL Stage 1&2 | -57 | | -56 | |
| Hedge accounting adjustments | -278 | | -482 | |
| Fair value adjustments | - | | 0 | |
| **Total loans outstanding at 31 December** | **21,456** | | **21,740** | |

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As of 31 December, loans committed but not disbursed amounted to EUR 1,970 (2,981) million.

The table below sets forth the distribution of lending outstanding and commitments at 31 December, allocated by country according to the domicile of the risk owner's group headquarters.

| | 2023 | | 2022 | |
|---|---|---|---|---|
| In millions of euro | Loans outstanding | Total commitments | Loans outstanding | Total commitments |
| Denmark | 2,849 | 34 | 2,533 | 280 |
| Estonia | 1,150 | 165 | 1,016 | 202 |
| Finland | 4,145 | 651 | 4,268 | 779 |
| Iceland | 745 | 45 | 635 | 37 |
| Latvia | 245 | 45 | 719 | 81 |
| Lithuania | 985 | 363 | 940 | 357 |
| Norway | 4,605 | 114 | 5,138 | 121 |
| Sweden | 6,618 | 346 | 6,530 | 709 |
| Belarus | 8 | - | 8 | - |
| Germany | 35 | - | 38 | 3 |
| Poland | 244 | - | 261 | - |
| Russia | - | - | 1 | - |
| Turkey | - | - | 1 | - |
| Other European countries | 70 | 25 | - | - |
| Multilateral | 62 | 32 | 135 | 260 |
| Botswana | 7 | - | 10 | - |
| Brazil | - | - | 2 | - |
| China | 26 | 150 | 43 | 150 |
| Tunisia | 1 | 0 | 4 | - |
| Vietnam | 3 | - | 6 | - |
| Other Non-European countries | 0 | - | 0 | - |
| Total before ECL, Fair value & hedge accounting adjustments | 21,800 | 1,970 | 22,287 | 2,981 |
| ECL Stage 3 | -9 | 0 | -10 | - |
| ECL Stage 1&2 | -57 | -5 | -56 | -8 |
| Fair value adjustments | - | - | 0 | - |
| Hedge accounting adjustments | -278 | - | -482 | - |
| **Total at 31 December** | **21,456** | **1,965** | **21,740** | **2,973** |

# **Note 13:** Tangible and intangible assets

## Intangible assets

| In millions of euro | 2023 | 2022 |
|---|---|---|
| Acquisition value at the beginning of the year | 37 | 32 |
| Acquisitions during the year | 5 | 4 |
| Disposals during the year | -1 | - |
| Acquisition value at the end of the year | 41 | 37 |
| | | |
| Accumulated amortisation at the beginning of the year | 28 | 25 |
| Amortisation during the year | 3 | 3 |
| Disposals during the year | -1 | - |
| Accumulated amortisation at the end of the year | 30 | 28 |
| **Net book value at 31 December** | **10** | **9** |

Intangible assets comprise of software development costs and right-of-use assets arising from leasing contracts.

135 ANNUAL REPORT 2023 INTRODUCTION Tangible assets IMPACT & SUSTAINABILITY GOVERNANCE 2023 2022 BOD REPORT Office equipment and Office equipment and In millions of euro Buildings other tangible assets Total In millions of euro Buildings other tangible assets Total FINANCIALS Tangible assets Tangible assets Acquisition value at the 45 29 74 Acquisition value at the 45 31 75 Financial statements and notes beginning of the year beginning of the year Proposal by the Board of Directors Acquisitions during the year - 0 0 Acquisitions during the year - - 0 Disposals during the year - -13 -13 Sales/disposals during the year - -2 -2 Auditor’s report Acquisition value at the 45 16 61 Acquisition value at the 45 29 74 end of the year end of the year Report of the Control Committee Chairmanship Accumulated depreciation at 22 19 41 Accumulated depreciation at 20 20 40 Report of the Control Committee the beginning of the year the beginning of the year Depreciation for the year 2 1 3 Depreciation for the year 3 1 3 Ratio definitions Accumulated depreciation on - -13 -13 Accumulated depreciation on - -2 -2 disposals during the year sales/disposals during the year SUSTAINABILITY INDICES Accumulated depreciation 25 6 31 Accumulated depreciation 22 19 41 at the end of the year at the end of the year Net book value 20 10 30 Net book value 22 11 33 On each closing date, the Bank’s assets are assessed to determine whether there is any indication of an asset’s impairment. As of 31 December 2023, there were no indications of impairment of the intangible or tangible assets.

136 ANNUAL REPORT 2023 INTRODUCTION Note 14: Depreciation Note 15: Other assets IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT In thousands of euro 2023 2022 In millions of euro 2023 2022 Intangible assets (Note 13) 3,108 3,155 Interest rate swaps at floating rates 15,229 14,478 FINANCIALS Tangible assets (Note 13) 3,223 3,153 Interest rate swaps at fixed rates 20,090 21,520 Financial statements and notes Buildings 2,400 2,573 Currency swaps at floating rates 12,951 12,919 Office equipment 823 580 Currency swaps at fixed rates 9,837 8,857 Proposal by the Board of Directors Total 6,331 6,308 Nominal amount of receive leg 58,107 57,774 Auditor’s report Nominal amount payable leg -57,261 -56,721 Net nominal derivative receivables 846 1,053 Report of the Control Committee Fair value adjustments 516 764 Chairmanship Derivative receivables at fair value 1,362 1,817 Report of the Control Committee Other 36 35 Total at 31 December 1,398 1,852 Ratio definitions SUSTAINABILITY INDICES Derivatives are carried at fair value in the statement of financial position net per contract. Thus, swap contracts with a positive net fair value are recognised in the statement of financial position under “Other assets”, while swap contracts with a negative net fair value are recognised under “Other liabilities”. The table below shows the net exposure of derivative assets after collaterals at 31 December. In millions of euro 2023 2022 Derivative instruments in financial position 1,362 1,817 Netting by counterparty -973 -1,251 Derivative instruments net per 389 566 counterparty Accrued interest net per counterparty 105 42 Net exposure before collaterals 494 608 Collateral received -468 -601 Net exposure 27 8 See also Risk Management, Credit Risk, Derivatives.

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# Note 16: Debts evidenced by certificates and related swaps

| In millions of euro | 2023 | 2022 |
|---|---|---|
| Opening balance | 31,595 | 31,526 |
| New debt issues | 7,152 | 9,630 |
| Amortisation | -6,408 | -7,218 |
| Call and buybacks | -130 | -155 |
| Foreign exchange movements | -847 | 56 |
| Fair value adjustment on FVTPL debt | -8 | -59 |
| Hedge accounting adjustments | 828 | -2,202 |
| Other | 10 | 15 |
| **Closing balance** | **32,190** | **31,595** |

At year-end, the Bank's debt evidenced by certificates were distributed between the currencies shown in the table below. The table also demonstrates the distribution by currency on an after related swap nominal basis.

| | Debt | | Swap contracts payable/receivable | | Net balance | |
|---|---|---|---|---|---|---|
| In millions of euro | 2023 | 2022 | 2023 | 2022 | 2023 | 2022 |
| Currency | | | | | | |
| USD | 11,801 | 11,809 | -493 | -332 | 11,307 | 11,477 |
| EUR | 7,131 | 7,223 | 9,495 | 8,268 | 16,626 | 15,491 |
| GBP | 3,855 | 3,155 | -3,855 | -3,155 | - | - |
| NOK | 3,515 | 3,850 | - | - | 3,515 | 3,850 |
| AUD | 2,086 | 2,053 | -2,086 | -2,053 | - | - |
| SEK | 1,733 | 2,461 | - | - | 1,733 | 2,461 |
| CNH | 938 | 637 | -938 | -637 | - | - |
| NZD | 742 | 818 | -742 | -818 | - | - |
| HKD | 676 | 634 | -676 | -634 | - | - |
| DKK | 349 | 403 | - | - | 349 | 403 |
| CHF | 216 | 51 | -216 | -51 | - | - |
| RON | 189 | 190 | -189 | -190 | - | - |
| PLN | 52 | 48 | -52 | -48 | - | - |
| JPY | 36 | 40 | -36 | -40 | - | - |
| ZAR | 9 | 9 | -9 | -9 | - | - |
| INR | 6 | 11 | -6 | -11 | - | - |
| TRY | 6 | 16 | -6 | -16 | - | - |
| BRL | 3 | 19 | -3 | -19 | - | - |
| MXN | - | 100 | - | -100 | - | - |
| Subtotal | 33,344 | 33,527 | 186 | 155 | 33,530 | 33,683 |
| Fair value adjustments | 3 | 11 | -15 | -27 | -12 | -16 |
| Hedge accounting adjustments | -1,152 | -1,979 | 1,169 | 2,017 | 17 | 38 |
| Other | -5 | 36 | - | - | -5 | 36 |
| **Total at 31 December** | **32,190** | **31,595** | **1,340** | **2,145** | **33,530** | **33,740** |

138 ANNUAL REPORT 2023 INTRODUCTION Note 17: Other liabilities IMPACT & SUSTAINABILITY GOVERNANCE In millions of euro 2023 2022 BOD REPORT Derivative liabilities net exposure after collaterals Interest rate swaps at floating interest rates 24,658 25,981 In millions of euro 2023 2022 FINANCIALS Interest rate swaps at fixed interest rates 10,661 10,017 Derivative instruments in financial position 1,983 2,540 Currency swaps at floating interest rates 21,376 19,735 Financial statements and notes Netting by counterparty -973 -1,251 Currency swaps at fixed rates 1,279 1,578 Derivative instruments net per counterparty 1,010 1,289 Proposal by the Board of Directors Nominal amount payable leg 57,974 57,311 Accrued interest net per counterparty -84 -89 Nominal amount receivable leg -57,261 -56,721 Auditor’s report Net exposure before collaterals 926 1,200 Net nominal derivative payables 713 590 Collateral given -901 -1,150 Report of the Control Committee Fair value adjustments 1,270 1,950 Net exposure at 31 December 24 50 Chairmanship Derivative payables at fair value 1,983 2,540 Other 209 90 Report of the Control Committee See also Risk Management, Credit Risk, Derivatives. Total at 31 December 2,192 2,630 Ratio definitions SUSTAINABILITY INDICES Derivatives are carried at fair value in the statement of financial position net per contract. Thus, swap contracts with a positive net fair value are recognised in the statement of financial position under “Other assets”, while swap contracts with a negative net fair value are recognised under “Other liabilities”.

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# Note 18: Capitalisation and reserves

The following table sets forth the capitalisation of NIB at 31 December.

| In millions of euro | 2023 | | 2022 | |
|---|---|---|---|---|
| Equity: | | | | |
| Authorised and subscribed capital | 8,369 | | 8,369 | |
| Of which callable capital | -7,523 | | -7,523 | |
| Paid-in capital | | 846 | | 846 |
| Statutory Reserve | | 837 | | 837 |
| General Credit Risk Fund | | 2,387 | | 2,273 |
| Cost of hedging reserve | | 25 | | 3 |
| Changes in own credit risk on liabilities at fair value | | 5 | | 3 |
| Profit for the year | | 251 | | 139 |
| **Total Equity** | | **4,350** | | **4,101** |
| Debts evidenced by certifcates | | 32,190 | | 31,595 |
| **Total Capitalisation** | | **36,540** | | **35,696** |

The member countries' portions of authorised capital at 31 December are as follows:

| In millions of euro | 2023 | Share, in % | 2022 | Share, in % |
|---|---|---|---|---|
| Member country | | | | |
| Denmark | 1,763 | 21.1% | 1,763 | 21.1% |
| Estonia | 77 | 0.9% | 77 | 0.9% |
| Finland | 1,483 | 17.7% | 1,483 | 17.7% |
| Iceland | 79 | 0.9% | 79 | 0.9% |
| Latvia | 112 | 1.3% | 112 | 1.3% |
| Lithuania | 163 | 2.0% | 163 | 2.0% |
| Norway | 1,800 | 21.5% | 1,800 | 21.5% |
| Sweden | 2,893 | 34.6% | 2,893 | 34.6% |
| **Total** | **8,369** | **100.0%** | **8,369** | **100.0%** |

The member countries' portions of paid-in capital at 31 December are as follows:

| In millions of euro | 2023 | Share, in % | 2022 | Share, in % |
|---|---|---|---|---|
| Member country | | | | |
| Denmark | 178 | 21.1% | 178 | 21.1% |
| Estonia | 8 | 0.9% | 8 | 0.9% |
| Finland | 150 | 17.7% | 150 | 17.7% |
| Iceland | 8 | 0.9% | 8 | 0.9% |
| Latvia | 11 | 1.3% | 11 | 1.3% |
| Lithuania | 17 | 2.0% | 17 | 2.0% |
| Norway | 182 | 21.5% | 182 | 21.5% |
| Sweden | 293 | 34.6% | 293 | 34.6% |
| **Total** | **846** | **100.0%** | **846** | **100.0%** |

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IMPACT & SUSTAINABILITY
GOVERNANCE
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FINANCIALS
- Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

## Authorised Capital Stock

The Board of Governors can, upon a proposal by the Board of Directors of NIB, decide upon an increase in the authorised capital stock of the Bank. To become effective, such a decision usually requires the approval of the parliaments of the Member countries.

The authorised capital stock of the Bank, which initially was approximately EUR 510 million, has been increased several times. most recently in 2020, when the Bank updated its Statutes. The Bank previously had two main categories of lending: ordinary lending and lending under Special Programs. Lending under special programs comprised Project Investment Loans (PIL) and Environmental Investment Loans (MIL). Under the new statutes that came into force during 2020 these special programs were discontinued. The outstanding amounts under the PIL and MIL facilities became part of NIB's ordinary lending. The Owner countries' guarantees related to the PIL loans of 1,800 million has been converted to callable capital and the equity reserve allocated to PIL has been converted to paid-in-capital. As a result the authorised capital of the bank amounts to EUR 8,369 million. The split of NIB's authorised capital into paid-in capital and callable capital is discussed below under "Paid-in Capital and Callable Capital."

As stipulated in NIB's Statutes, any increase of the authorised capital stock is allocated among the Member countries based upon their gross national income (GNI) at market prices as determined from time to time by the Board of Governors. From the establishment of NIB in 1975 until the Baltic countries joined NIB on January 1, 2005, gross national income (GNI) was calculated at factor prices for the Nordic countries as an average of the data from the two most recent years available. Since January 1, 2005 the source for the GNI statistics has been the International Monetary Fund's International Financial Statistics publication. Allocations of new subscribed capital among the Member countries were fixed at the time of each increase and no adjustments or equalisation payments were made with respect to capital already subscribed. Accordingly, and because the GNI among the Member countries has varied over the years, the authorised and paid-in portions of the Member countries' capital have not been the same. In 2016, the Bank's Board of Governors decided to adjust and align NIB's authorised capital so that each Member country's share in percentage of paid-in capital and callable capital would equal its share of the authorised capital. Following the completion of the approval process in each Member country, the changes have entered into force and have been implemented.

## Paid-in Capital and Callable Capital

The Statutes provide that NIB's authorised capital stock shall consist of a paid-in portion and a callable portion. Of NIB's total authorised capital stock of currently EUR 8,369 million, the paid-in portion amounts to EUR 846 million, which corresponds to approximately 10% of the total authorised capital stock of the Bank. All subscribed capital not paid in is subject to call by the Board of Directors of NIB to the extent that the Board deems it necessary for the fulfilment of the Bank's debt obligations. The Statutes do not require that calls be made pro rata, but it is anticipated that, in the first instance, calls would be made in that manner. Failure by any Member country to make payment on any such call would not excuse any other Member country from its obligation to make payment. No Member country can legally be required on any such call to pay more than the unpaid balance of the callable portion of its subscribed capital. To date no such calls have been made.

In view of NIB's mission as an institution for regional cooperation, there are no provisions in the 2004 Agreement for admitting additional countries. While a Member country may withdraw by giving notice in accordance with the provisions set forth in the 2004 Agreement, the 2004 Agreement also provides that a withdrawing country must remain liable for those commitments of NIB that were in force at the time of the withdrawal to the same extent as immediately prior to such withdrawal.

## Reserves

Under the Statutes, NIB's annual net profits are to be transferred to a statutory reserve (the "Statutory Reserve") until such reserve equals at least 10% of the authorised capital stock of the Bank. Thereafter, the Board of Governors, acting upon the proposal of the Board of Directors of NIB, will determine the allocation of net profits between further transfers to the Statutory Reserve, General Credit Risk Fund and the payment of dividends to the Member countries.

At 31 December 2023, the Statutory Reserve of NIB amounted to EUR 837 million or 10% of the Bank's authorised capital. NIB has annually allocated a portion of the respective year's profit as a general credit risk reserve (the "General Credit Risk Fund") for unidentified risks in the Bank's operations. At 31 December 2023, the General Credit Risk Fund amounted to EUR 2,387 million. The General Credit Risk Fund is available to cover losses arising from NIB's lending portfolio as well as other risks NIB assumes in its business activities, such as the activities of its treasury department. The risks covered with respect to the treasury activities include market risks as well as counterparty risks. For further information in this regard, please see Note 2: Risk management.

141 ANNUAL REPORT 2023 INTRODUCTION Note 19: Collateral and commitments IMPACT & SUSTAINABILITY GOVERNANCE At 31 December, collaterals and commitments were as follows; BOD REPORT In millions of euro 2023 2022 NIB as lessor FINANCIALS Loans committed but not yet disbursed (Note 12) 1,970 2,981 At 31 December, the future minimum lease receipts under non-cancellable leases were as follows; Callable commitments in financial placements 1 1 Financial statements and notes 2 3 Collateral received for collateralised placements 3,541 3,025 Proposal by the Board of Directors 1 4 In thousands of euro 2023 2022 Collateral given for collateralised placements 81 - Within one year 861 845 Gross collateral with respect to derivatives exposure Auditor’s report 2 5 Later than one but not two years 340 623 Collateral received 477 623 Report of the Control Committee 1 4 Later than two but not three years - 312 Collateral given 901 1,150 Chairmanship Total 1,202 1,780 1 2 3 Book value. Fair value. Including cash of EUR 10 (66) million and securities of EUR 3,531 (2,959) million received. 4 5 Cash collateral. Including cash of EUR 477 (623) million and securities of EUR 0 (0) million received. Report of the Control Committee Ratio definitions The Bank sub-lets office space to related parties as described in Note 25. SUSTAINABILITY INDICES NIB as lessee At 31 December, the future minimum lease payments under non-cancellable leases were as follows; In thousands of euro 2023 2022 Within one year 1044 995 Later than one but not two years 569 877 Later than two but not three years 11 367 Later than three but not four years 12 - Total 1,635 2,240

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FINANCIALS
- Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

# **Note 20:** Fair value of financial instruments

## Classification of financial instruments

| In millions of euro | Amortised cost (AC) | Fair value through profit and loss (FVTPL) | Designated at fair value through profit and loss (FVO) | Derivatives for hedging | Total |
|---|---|---|---|---|---|
| Financial assets | | | | | |
| Cash and cash equivalents | 1,956 | -9 | - | - | 1,947 |
| Financial placements with credit institutions | 826 | 3,513 | - | - | 4,339 |
| Debt securities | 3,407 | 6,479 | - | - | 9,887 |
| Other financial placements | - | 4 | - | - | 4 |
| Loans outstanding | 21,456 | - | - | - | 21,456 |
| Derivatives | - | 829 | - | 533 | 1,362 |
| **Total 31 December 2023** | **27,644** | **10,816** | **0** | **533** | **38,993** |
| | | | | | |
| Financial liabilities | | | | | |
| Short-term amounts owed to credit institutions | 488 | - | - | - | 488 |
| Debt evidenced by certificates | 31,483 | - | 708 | - | 32,190 |
| Derivatives | - | 280 | - | 1,703 | 1,983 |
| **Total 31 December 2023** | **31,970** | **280** | **708** | **1,703** | **34,660** |

| In millions of euro | Amortised cost (AC) | Fair value through profit and loss (FVTPL) | Designated at fair value through profit and loss (FVO) | Derivatives for hedging | Total |
|---|---|---|---|---|---|
| Financial assets | | | | | |
| Cash and cash equivalents | 2,048 | 30 | - | - | 2,078 |
| Financial placements with credit institutions | 1,145 | 3,325 | - | - | 4,469 |
| Debt securities | 2,783 | 5,985 | - | - | 8,768 |
| Other financial placements | - | 5 | - | - | 5 |
| Loans outstanding | 21,738 | - | 2 | - | 21,740 |
| Derivatives | - | 1,174 | - | 643 | 1,817 |
| **Total 31 December 2022** | **27,714** | **10,519** | **2** | **643** | **38,878** |
| | | | | | |
| Financial liabilities | | | | | |
| Short-term amounts owed to credit institutions | 689 | - | - | - | 689 |
| Debt evidenced by certificates | 30,990 | - | 605 | - | 31,595 |
| Derivatives | - | 153 | - | 2,387 | 2,540 |
| **Total 31 December 2022** | **31,679** | **153** | **605** | **2,387** | **34,824** |

143 ANNUAL REPORT 2023 INTRODUCTION Fair value of financial instruments 2023 2022 IMPACT & SUSTAINABILITY In millions of euro Carrying amount Fair value Carrying amount Fair value GOVERNANCE Financial Assets Cash and cash equivalents 1,947 1,947 2,078 2,078 BOD REPORT Financial placements with credit institutions 4,339 4,330 4,469 4,466 FINANCIALS Debt securities 9,887 9,805 8,768 8,585 Other financial placements 4 4 5 5 Financial statements and notes Loans outstanding 21,456 21,598 21,740 21,728 Proposal by the Board of Directors Derivatives 1,362 1,362 1,817 1,817 Total 38,993 39,046 38,878 38,680 Auditor’s report Financial Liabilities Report of the Control Committee Short-term amounts owed to credit institutions 488 488 689 689 Debt evidenced by certificates 32,190 32,103 31,595 31,531 Chairmanship Derivatives 1,983 1,983 2,540 2,540 Report of the Control Committee Total 34,660 34,573 34,824 34,759 Ratio definitions For short term instruments the carrying value is assumed to be a resonable approximation of fair value. SUSTAINABILITY INDICES

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IMPACT & SUSTAINABILITY
GOVERNANCE
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FINANCIALS
- Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

## Level of fair value measurement for financial instruments at the end of the year

The table below analyses financial instruments' fair value at the end of the year by the level in the fair value hierarchy into which the fair value measurement is categorised. See Accounting policies, Determination of fair value.

| | 2023 | | | 2022 | | |
|---|---|---|---|---|---|---|
| In millions of euro | Level 1 | Level 2 | Level 3 | Level 1 | Level 2 | Level 3 |
| Financial Assets | | | | | | |
| Cash and cash equivalents | 1,947 | - | - | 2,078 | - | - |
| Financial placements with credit institutions | - | 4,330 | - | - | 4,466 | - |
| Debt securities | 9,801 | - | 4 | 8,579 | - | 7 |
| Other financial placements | - | - | 4 | - | - | 5 |
| Loans outstanding | - | 21,598 | - | - | 21,726 | 2 |
| Derivatives | - | 1,339 | 23 | - | 1,794 | 23 |
| **Total** | **11,748** | **27,267** | **31** | **10,657** | **27,986** | **37** |
| | | | | | | |
| Financial Liabilities | | | | | | |
| Short-term amounts owed to credit institutions | - | 488 | - | - | 689 | - |
| Debt evidenced by certificates | - | 31,702 | 400 | - | 30,869 | 661 |
| Derivatives | - | 1,936 | 47 | - | 2,393 | 147 |
| **Total** | **0** | **33,126** | **448** | **0** | **33,951** | **808** |

At 31 December 2023, recorded Credit Valuation Adjustment (CVA) amounted to EUR -2.8 million, while Debit Valuation Adjustment (DVA) was EUR 1.1 million. At 31 December 2022, recorded CVA amounted to EUR -3.5 million, while DVA was EUR 1.6 million. Receivables from defaulted treasury counterparties are measured at fair value. Receivables from defaulted lending counterparties are measured at cost minus impairment.

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GOVERNANCE
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**FINANCIALS**
- Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

## Changes in fair values categorised in level 3

| | Financial assets | | | | | Financial liabilities | | |
|---|---|---|---|---|---|---|---|---|
| In millions of euro | Debt securities | Other financial placements | Loans outstanding | Derivative assets | Level 3 total assets | Debt evidenced By certificates | Derivative liabilities | Level 3 total liabilities |
| 31 December 2021 | 12 | 9 | 10 | 44 | 73 | 615 | 393 | 1,009 |
| Financial instruments reclassified to level 3 | | | | | | | | |
| New trades | - | 0 | - | 1 | 1 | 332 | 17 | 348 |
| Matured transactions, buy backs and calls | - | - | - | -14 | -14 | -279 | -265 | -543 |
| Amortisation | -5 | - | -5 | -1 | -10 | - | - | 0 |
| Capitalisations | - | - | - | 1 | 1 | 3 | 10 | 13 |
| Sold transactions | - | - | - | - | 0 | - | - | 0 |
| Inflation adjustments | - | - | 1 | -26 | -26 | -26 | -1 | -27 |
| Changes in fair values | - | -4 | - | -52 | -56 | 52 | - | 53 |
| Exchange rate adjustments | - | - | -3 | 71 | 68 | -37 | -8 | -45 |
| **31 December 2022** | 7 | 5 | 2 | 23 | 37 | 661 | 147 | 808 |
| Financial instruments reclassified to level 3 | | | | | | | | |
| New trades | | | | | | 61 | 1 | 62 |
| Matured transactions, buy backs and calls | -1 | -2 | -1 | -1 | -5 | -329 | -91 | -420 |
| Amortisation | -2 | - | - | -1 | -3 | - | - | 0 |
| Capitalisations | - | - | - | -1 | -1 | 2 | 3 | 5 |
| Sold transactions | - | - | - | - | - | - | - | 0 |
| Inflation adjustments | - | - | - | -29 | -29 | -29 | - | -29 |
| Changes in fair values | -1 | 1 | - | -12 | -12 | 7 | - | 7 |
| Exchange rate adjustments | - | - | -2 | 44 | 41 | 28 | -14 | 14 |
| **31 December 2023** | **4** | **4** | **0** | **23** | **31** | **400** | **47** | **448** |

The financial placement debt securities categorised as Level 3 are instruments that are not traded actively and the valuations are based on external market quotes, which management have applied an overlay to reduce the fair value recorded. The other Level 3 financial placements are Mezzanine funds, where the valuation is obtained from the external fund administrators. Level 3 loans, derivatives and issued securities consist of complex structured products and instruments denominated in currencies which have limited liquidity. The calculated fair values of the instruments in illiquid currencies are based on market data from a leading data provider. Both the structured debt issuances and the products in illiquid currencies are hedged back-to-back with swaps to reduce the risks.

146 ANNUAL REPORT 2023 INTRODUCTION NIB uses an extended Libor Market Model (BGM) to value the structured derivatives and structured debt issuances. The main model inputs are market observable interest rates, foreign IMPACT & SUSTAINABILITY exchange rates, swaption volatilities and foreign exchange volatilities. The only unobservable inputs GOVERNANCE to the valuation model are correlations between different risk factors that are estimated from BOD REPORT historical market data. In order to calculate a sensitivity of fair values of structured derivatives and structured debt to these unobservable inputs, a range of different methods for correlation FINANCIALS estimation are applied. The table below gives the sensitivity range of fair values that contains the Financial statements and notes results using alternative correlation methods. Proposal by the Board of Directors As the table shows, the sensitivity of the total net impact of structured derivatives and debt is lower than the sensitivities of derivatives or debt on their own. This is because the derivatives hedge Auditor’s report the debt issuances back-to-back and the impacts of alternative correlation models partly cancel Report of the Control Committee each other. The estimated uncertainty in the total fair value of structured instruments is EUR ± 1.1 Chairmanship million. Report of the Control Committee Fair value Sensitivity of fair value Ratio definitions (EUR million) Unobservable input (EUR million) SUSTAINABILITY INDICES Structured OTC derivatives 1.7 Correlations ± 1.2 Structured issued debt securities -188.9 Correlations ± 0.5 Total Net impact ± 1.1

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

# Note 21: Maturity profile of financial assets and liabilities

The table below sets out a maturity analysis for financial assets and liabilities containing principal and interest flows. For loans outstanding, undiscounted cash flows are presented until contractual final maturity. For borrowing outstanding and derivatives with call options, cash flows are presented until the first possible termination date. Cash flows are presented on net basis for interest rate swaps and on gross basis for all other swaps. Interest cash flows are projected based on the interest rates prevailing on the closing date. See also Notes 15 and 17, and Risk management, Liquidity Risk.

## 2023

| In millions of euro | Carrying amount | Contractual cash flows | Up to and including 3 month | Over 3 months and up to and including 6 months | Over 6 months and up to and including 1 year | Over 1 year and up to and including 5 years | Over 5 years |
|---|---|---|---|---|---|---|---|
| Assets | | | | | | | |
| Cash and cash equivalents | 1,947 | 1,947 | 1,947 | - | - | - | - |
| Financial placements | | | | | | | |
| Placements with credit institutions | 4,328 | 4,395 | 3,798 | 597 | - | - | - |
| Debt securities | 9,887 | 10,797 | 678 | 642 | 625 | 7,804 | 1,049 |
| Other | 4 | 5 | - | - | - | - | 5 |
| Loans outstanding | 21,456 | 26,682 | 660 | 787 | 1,600 | 12,645 | 10,990 |
| Other assets | | | | | | | |
| Derivative receive leg | 10,852 | 13,761 | 1,393 | 1,563 | 2,401 | 7,334 | 1,069 |
| Derivative pay leg | -9,490 | -11,981 | -1,255 | -1,412 | -2,074 | -6,459 | -780 |
| **Assets, total** | **38,983** | **45,606** | **7,221** | **2,176** | **2,553** | **21,325** | **12,332** |
| | | | | | | | |
| Liabilities | | | | | | | |
| Amounts owed to credit institutions | | | | | | | |
| Short-term | 488 | 487 | 487 | - | - | - | - |
| Debts evidenced by certificates | 32,190 | 36,065 | 2,200 | 3,411 | 2,057 | 24,112 | 4,285 |
| Other liabilities | | | | | | | |
| Derivative receive leg | -14,949 | -17,966 | -4,756 | -1,580 | -684 | -9,983 | -964 |
| Derivative pay leg | 16,932 | 19,899 | 4,972 | 1,711 | 976 | 11,003 | 1,238 |
| **Liabilities, total** | **34,660** | **38,485** | **2,903** | **3,542** | **2,349** | **25,132** | **4,559** |
| | | | | | | | |
| **Net during the period** | | | **4,318** | **-1,366** | **203** | **-3,807** | **7,774** |
| | | | | | | | |
| Loans committed but not yet disbursed | | | 1,970 | | | | |

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GOVERNANCE
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FINANCIALS
• Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

## 2022

| In millions of euro | Carrying amount | Contractual cash flows | Up to and including 3 month | Over 3 months and up to and including 6 months | Over 6 months and up to and including 1 year | Over 1 year and up to and including 5 years | Over 5 years |
|---|---|---|---|---|---|---|---|
| Assets | | | | | | | |
| Cash and cash equivalents | 2,078 | 2,079 | 2,079 | - | - | - | - |
| Financial placements | | | | | | | |
| Placements with credit institutions | 4,457 | 4,480 | 2,956 | 1,525 | - | - | - |
| Debt securities | 8,768 | 9,470 | 572 | 649 | 797 | 6,212 | 1,240 |
| Other | 5 | 7 | - | - | - | - | 7 |
| Loans outstanding | 21,740 | 24,086 | 475 | 1,034 | 1,467 | 10,787 | 10,323 |
| Other assets | | | | | | | |
| Derivative receive leg | 13,704 | 15,310 | 1,440 | 2,121 | 854 | 9,568 | 1,327 |
| Derivative pay leg | -11,887 | -13,443 | -1,313 | -1,963 | -666 | -8,397 | -1,104 |
| **Assets, total** | **38,866** | **41,989** | **6,208** | **3,366** | **2,452** | **18,170** | **11,794** |
| | | | | | | | |
| Liabilities | | | | | | | |
| Amounts owed to credit institutions | | | | | | | |
| Short-term | 689 | 689 | 689 | - | - | - | - |
| Debts evidenced by certificates | 31,595 | 35,620 | 1,307 | 3,751 | 2,541 | 24,622 | 3,398 |
| Other liabilities | | | | | | | |
| Derivative receive leg | -11,490 | -13,848 | -2,207 | -1,660 | -973 | -8,426 | -582 |
| Derivative pay leg | 14,029 | 15,080 | 2,314 | 1,826 | 1,165 | 9,027 | 748 |
| **Liabilities, total** | **34,824** | **37,541** | **2,103** | **3,918** | **2,732** | **25,224** | **3,564** |
| | | | | | | | |
| **Net during the period** | | | **4,106** | **-552** | **-280** | **-7,055** | **8,230** |
| | | | | | | | |
| Loans committed but not yet disbursed | | | 2,981 | | | | |

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
- Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

# **Note 22:** Interest rate risk

Interest rate risk is the impact that fluctuations in market interest rates can have on the value of the Bank's interest-bearing assets and liabilities and on the interest income recognised in the statement of comprehensive income. The table below provides information on the extent of the Bank's interest rate exposure. The assets and liabilities are grouped into buckets defined by their time to maturity or the date of the interest rate adjustment. The difference, or gap, between assets and liabilities in each time bucket makes the Bank sensitive to interest rate fluctuations. See also
Note 2: Risk management. A 100 bps interest rate change would impact the income statement by approximately EUR 50 million.

### 2023

| In millions of euro | Up to and including 3 months | Over 3 months and up to and including 6 months | Over 6 months and up to and including 1 year | Over 1 year and up to and including 5 years | Over 5 years and up to and including 10 years | Over 10 years | Undefined | Total |
|---|---|---|---|---|---|---|---|---|
| Assets | | | | | | | | |
| Cash and cash equivalents | 1,947 | - | - | - | - | - | - | 1,947 |
| Financial placements | | | | | | | | |
| Placements with credit institutions | 3,742 | 587 | - | - | - | - | 10 | 4,339 |
| Debt securities | 1,983 | 478 | 491 | 6,050 | 975 | - | -90 | 9,887 |
| Other | - | - | - | - | - | - | 4 | 4 |
| | 5,724 | 1,065 | 491 | 6,050 | 975 | 0 | -77 | 14,229 |
| Loans outstanding | 10,063 | 6,534 | 323 | 2,681 | 1,722 | 478 | -346 | 21,456 |
| Intangible assets | - | - | - | - | - | - | 10 | 10 |
| Tangible assets | - | - | - | - | - | - | 30 | 30 |
| Other assets | | | | | | | | |
| Derivative receive leg | 24,184 | 8,116 | 2,478 | 19,724 | 2,635 | 966 | 558 | 58,660 |
| Other assets | - | - | - | - | - | - | 36 | 36 |
| Accrued interest and fees receivable | - | - | - | - | - | - | 524 | 524 |
| **Total assets** | **41,919** | **15,714** | **3,293** | **28,455** | **5,332** | **1,444** | **734** | **96,891** |
| Liabilities and equity | | | | | | | | |

150 ANNUAL REPORT 2023 INTRODUCTION Up to and Over 3 months Over 6 months Over 1 year Over 5 years including and up to and and up to and and up to and and up to and IMPACT & SUSTAINABILITY In millions of euro 3 months including 6 months including 1 year including 5 years including 10 years Over 10 years Undefined Total Liabilities GOVERNANCE Amounts owed to credit institutions BOD REPORT Short-term 488 - - - - - - 488 Debts evidenced by certificates 5,287 3,266 1,533 19,656 2,631 965 -1,149 32,190 FINANCIALS Other liabilities Financial statements and notes Derivative pay leg 39,756 6,052 688 6,976 2,712 1,736 1,361 59,281 Other liabilities - - - - - - 209 209 Proposal by the Board of Directors Accrued interest and fees payable - - - - - - 373 373 Auditor’s report Total liabilities 45,531 9,318 2,221 26,632 5,343 2,701 795 92,541 Equity - - - - - - 4,350 4,350 Report of the Control Committee Total liabilities and equity 45,531 9,318 2,221 26,632 5,343 2,701 5,145 96,891 Chairmanship Report of the Control Committee Net during the period -3,612 6,396 1,072 1,823 -10 -1,258 -4,410 0 Cumulative net during the period -3,612 2,783 3,855 5,678 5,668 4,410 0 - Ratio definitions Guarantee commitments - - - - - - - - SUSTAINABILITY INDICES

151 ANNUAL REPORT 2023 INTRODUCTION 2022 Up to and Over 3 months Over 6 months Over 1 year Over 5 years IMPACT & SUSTAINABILITY including and up to and and up to and and up to and and up to and In millions of euro 3 months including 6 months including 1 year including 5 years including 10 years Over 10 years Undefined Total GOVERNANCE BOD REPORT Assets Cash and cash equivalents 2,078 - - - - - - 2,078 FINANCIALS Financial placements Financial statements and notes Placements with credit institutions 2,946 1,511 - - - - 12 4,469 Debt securities 2,018 530 711 4,746 1,057 - -293 8,768 Proposal by the Board of Directors Other - - - - - - 5 5 Auditor’s report 4,964 2,041 711 4,746 1,057 0 -277 13,242 Loans outstanding 10,379 6,999 227 2,509 1,629 538 -540 21,740 Report of the Control Committee Intangible assets - - - - - - 9 9 Chairmanship Tangible assets - - - - - - 33 33 Report of the Control Committee Other assets Derivative receive leg 23,472 8,265 2,642 20,614 1,936 903 795 58,628 Ratio definitions Other assets - - - - - - 35 35 Accrued interest and fees receivable - - - - - - 325 325 SUSTAINABILITY INDICES Total assets 40,894 17,304 3,580 27,869 4,622 1,440 380 96,090

152 ANNUAL REPORT 2023 INTRODUCTION Up to and Over 3 months Over 6 months Over 1 year Over 5 years including and up to and and up to and and up to and and up to and IMPACT & SUSTAINABILITY In millions of euro 3 months including 6 months including 1 year including 5 years including 10 years Over 10 years Undefined Total Liabilities and equity GOVERNANCE Liabilities BOD REPORT Amounts owed to credit institutions Short-term 689 - - - - - - 689 FINANCIALS Debts evidenced by certificates 4,184 3,692 2,347 20,509 1,930 901 -1,968 31,595 Financial statements and notes Other liabilities Derivative pay leg 37,534 7,601 913 6,661 2,627 1,958 2,056 59,350 Proposal by the Board of Directors Other liabilities - - - - - - 90 90 Auditor’s report Accrued interest and fees payable - - - - - - 265 265 Total liabilities 42,407 11,293 3,260 27,170 4,558 2,859 443 91,989 Report of the Control Committee Equity - - - - - - 4,101 4,101 Chairmanship Total liabilities and equity 42,407 11,293 3,260 27,170 4,558 2,859 4,544 96,090 Report of the Control Committee Net during the period -1,513 6,012 321 699 64 -1,419 -4,163 0 Ratio definitions Cumulative net during the period -1,513 4,499 4,819 5,518 5,582 4,163 0 - SUSTAINABILITY INDICES Guarantee commitments - - - - - - - -

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
- Financial statements and notes
- Proposal by the Board of Directors
- Auditor's report
- Report of the Control Committee Chairmanship
- Report of the Control Committee
- Ratio definitions
SUSTAINABILITY INDICES

# **Note 23:** Currency risk

NIB's operations are mostly in euro and US dollars. The table below shows the net of assets and liabilities in the major currencies. See also Note 2: Risk management.

## Net currency position as of 31 December 2023

| In millions of euro | EUR | USD | SEK | NOK | DKK | Other currencies | Fair value adjustments and swap netting | Total |
|---|---|---|---|---|---|---|---|---|
| Assets | | | | | | | | |
| Cash and cash equivalents | 1,622 | 321 | 0 | 0 | 0 | 2 | - | 1,947 |
| Financial placements | | | | | | | | |
| Placements with credit institutions | 2,806 | - | - | 100 | 1,433 | - | -1 | 4,339 |
| Debt securities | 6,479 | 860 | 464 | 967 | 1,206 | - | -89 | 9,887 |
| Other financial placements | 4 | - | - | - | - | - | - | 4 |
| | 9,289 | 860 | 464 | 1,067 | 2,640 | 0 | -91 | 14,229 |
| Loans outstanding | 9,982 | 1,272 | 4,181 | 4,087 | 2,075 | 137 | -278 | 21,456 |
| Intangible assets | 10 | - | - | - | - | - | - | 10 |
| Tangible assets, property and equipment | 30 | - | - | - | - | - | - | 30 |
| Other assets | | | | | | | | |
| Derivatives | -9,064 | 9,315 | -2,914 | -1,496 | -4,384 | 8,677 | 1,229 | 1,362 |
| Other assets | 30 | 0 | 4 | 1 | - | 0 | - | 36 |
| | -9,034 | 9,315 | -2,910 | -1,495 | -4,384 | 8,677 | 1,229 | 1,398 |
| Accrued interest and fees receivable | 130 | 172 | 22 | 43 | 40 | 115 | - | 524 |
| **Total assets** | **12,030** | **11,941** | **1,757** | **3,703** | **371** | **8,931** | **860** | **39,593** |

154 ANNUAL REPORT 2023 INTRODUCTION Other Fair value adjustments In millions of euro EUR USD SEK NOK DKK currencies and swap netting Total IMPACT & SUSTAINABILITY Liabilities and equity Liabilities GOVERNANCE Amounts owed to credit institutions BOD REPORT Short-term amounts owed to credit institutions 487 - - 0 - - - 488 Debt evidenced by certificates 7,146 11,811 1,733 3,543 348 8,758 -1,149 32,190 FINANCIALS Other Liabilities 0 Financial statements and notes Derivatives - - - - - - 1,983 1,983 Proposal by the Board of Directors Other liabilities 26 13 2 110 1 57 - 209 26 13 2 110 1 57 1,983 2,192 Auditor’s report Accrued interest and fees payable 46 120 22 49 22 114 - 373 Report of the Control Committee Total liabilities 7,705 11,944 1,757 3,703 371 8,930 834 35,243 Chairmanship Equity 4,070 - - - - - 29 4,099 Total liabilities and equity 11,775 11,944 1,757 3,703 371 8,930 863 39,342 Report of the Control Committee Ratio definitions Net of assets and liabilities as of 31 Dec 2023 255 -3 0 0 0 1 -4 251 SUSTAINABILITY INDICES

155 ANNUAL REPORT 2023 INTRODUCTION Net currency position as of 31 December 2022 Other Fair value adjustments IMPACT & SUSTAINABILITY In millions of euro EUR USD SEK NOK DKK currencies and swap netting Total Assets GOVERNANCE Cash and cash equivalents 1,557 469 1 - 49 2 - 2,078 BOD REPORT Financial placements Placements with credit institutions 2,779 - - - 1,694 - -4 4,469 FINANCIALS Debt securities 5,277 881 407 997 1,498 - -291 8,768 Financial statements and notes Other financial placements 5 - - - - - - 5 8,060 881 407 997 3,193 0 -295 13,242 Proposal by the Board of Directors Loans outstanding 10,075 1,641 4,113 4,424 1,830 138 -482 21,740 Auditor’s report Intangible assets 9 - - - - - - 9 Tangible assets, property and equipment 33 - - - - - - 33 Report of the Control Committee Other assets Chairmanship Derivatives -7,751 8,844 -2,060 -1,523 -4,687 7,641 1,354 1,817 Report of the Control Committee Other assets 34 0 0 0 0 0 - 35 -7,716 8,844 -2,060 -1,523 -4,687 7,641 1,354 1,852 Ratio definitions Accrued interest and fees receivable 69 93 20 42 26 75 - 325 SUSTAINABILITY INDICES Total assets 12,086 11,928 2,480 3,939 412 7,856 577 39,280

156 ANNUAL REPORT 2023 Other Fair value adjustments INTRODUCTION In millions of euro EUR USD SEK NOK DKK currencies and swap netting Total Liabilities and equity IMPACT & SUSTAINABILITY Liabilities GOVERNANCE Amounts owed to credit institutions Short-term amounts owed to credit institutions 689 - - - - - - 689 BOD REPORT Debt evidenced by certificates 7,245 11,828 2,459 3,885 402 7,744 -1,968 31,595 FINANCIALS Other Liabilities Derivatives - - - - - - 2,540 2,540 Financial statements and notes Other liabilities 26 14 2 10 2 37 - 90 Proposal by the Board of Directors 26 14 2 10 2 37 2,540 2,630 Accrued interest and fees payable 35 86 19 44 8 74 0 265 Auditor’s report Total liabilities 7,994 11,928 2,479 3,939 411 7,855 572 35,179 Report of the Control Committee Equity 3,955 - - - - - 6 3,962 Chairmanship Total liabilities and equity 11,949 11,928 2,479 3,939 411 7,855 578 39,140 Report of the Control Committee Net of assets and liabilities as of 31 Dec 2022 137 0 1 1 1 1 -1 139 Ratio definitions SUSTAINABILITY INDICES

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IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
- Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

# **Note 24:** Derivatives held for risk management and hedge accounting

## Derivatives

| | 31 December 2023 | | | 31 December 2022 | | |
|---|---|---|---|---|---|---|
| | | Fair value | | | Fair value | |
| In millions of euro | Nominal amount | Positive | Negative | Nominal amount | Positive | Negative |
| Interest rate swaps | 10,067 | 104 | 56 | 9,091 | 203 | 19 |
| Cross currency swaps | 12,904 | 721 | 171 | 12,849 | 970 | 60 |
| Currency swaps | 3,580 | 4 | 53 | 3,716 | 0 | 74 |
| Derivatives not used for hedge accounting | 26,550 | 829 | 280 | 25,656 | 1,174 | 153 |
| Fair value hedges | 35,133 | 533 | 1,703 | 35,891 | 643 | 2,387 |
| **Total derivatives** | **61,683** | **1,362** | **1,983** | **61,547** | **1,817** | **2,540** |

## Fair value hedges
### Hedged items

| **2023** | | Carrying amount | | | Accumulated hedge adjustment Included in the carrying amount | |
|---|---|---|---|---|---|---|
| In millions of euro | Nominal amount | Assets | Liabilities | Change in fair value used for recognising hedge ineffectiveness | Assets | Liabilities |
| Loans outstanding | 5,115 | 4,837 | - | 203 | -278 | - |
| Debts evidenced by certificates | 29,959 | - | 28,739 | -828 | - | -1,152 |
| **Total** | **35,074** | **4,837** | **28,739** | **-624** | **-278** | **-1,152** |

| 2022 | | Carrying amount | | | Accumulated hedge adjustment Included in the carrying amount | |
|---|---|---|---|---|---|---|
| In millions of euro | Nominal amount | Assets | Liabilities | Change in fair value used for recognising hedge ineffectiveness | Assets | Liabilities |
| Loans outstanding | 5,547 | 5,065 | - | -586 | -482 | - |
| Debts evidenced by certificates | 30,433 | - | 28,412 | 2,202 | - | -1,979 |
| **Total** | **35,980** | **5,065** | **28,412** | **1,615** | **-482** | **-1,979** |

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INTRODUCTION
IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
- Financial statements and notes
Proposal by the Board of Directors
Auditor's report
Report of the Control Committee Chairmanship
Report of the Control Committee
Ratio definitions
SUSTAINABILITY INDICES

## Derivatives used for hedge accounting

**2023**

| In millions of euro | Nominal amount | Carrying amount: Assets | Carrying amount: Liabilities | Change in fair value used for recognising hedge ineffectiveness | Ineffectiveness recognised in profit or loss | Cost of hedging recognised in OCI |
|---|---|---|---|---|---|---|
| Swaps hedging loans outstanding | 5,174 | 358 | 42 | -204 | 0 | -1 |
| Swaps hedging debts evidenced by certificates | 29,959 | 175 | 1,661 | 826 | -2 | 22 |
| **Total** | **35,133** | **533** | **1,703** | **622** | **-2** | **21** |

2022

| In millions of euro | Nominal amount | Carrying amount: Assets | Carrying amount: Liabilities | Change in fair value used for recognising hedge ineffectiveness | Ineffectiveness recognised in profit or loss | Cost of hedging recognised in OCI |
|---|---|---|---|---|---|---|
| Swaps hedging loans outstanding | 5,458 | 539 | 16 | 620 | 33 | 2 |
| Swaps hedging debts evidenced by certificates | 30,433 | 104 | 2,371 | -2,236 | -34 | -5 |
| **Total** | **35,891** | **643** | **2,387** | **-1,616** | **-1** | **-3** |

The Bank is subject to market risks arising from fluctuations in exchange rates, interest rates, credit spreads and cross currency basis spreads. The Bank employs a number of hedging strategies to mitigate against these risks as described in Note 2: Risk management, however the Bank only applies hedge accounting for some strategies as described below.

## Hedge Accounting

The Bank uses interest and cross-currency swaps to hedge its exposure to changes in the fair values of fixed rate funding and lending transactions. The Bank is not allowed under its Risk Management Policy to have open positions, therefore all fixed rate transactions are swapped back to back. As a consequence, the critical terms of the hedged item and hedging instrument are closely aligned and the maturities of the hedging instruments match the maturities of the underlying hedged items. For more information regarding the maturities of financial assets and liabilities see Note 21: Maturity profile of financial assets and liabilities. In addition to the qualitative assessment of critical terms, the Bank assesses the effectiveness of the hedges by comparing changes in the fair value of the hedged risk with changes in the fair value of the related hedging instrument. Ineffectiveness is recorded in the Statement of Comprehensive income in the line item "Net profit/loss on financial operations".

159 ANNUAL REPORT 2023 INTRODUCTION Note 25: Related party disclosures IMPACT & SUSTAINABILITY GOVERNANCE Lending Amounts owed Amounts owed BOD REPORT Nordic Development Fund and Nordic Environment Finance fees from Interest from by related parties to related parties Corporation In thousands of euro related parties related parties as of 31 Dec as of 31 Dec FINANCIALS According to the constituent documents of Nordic Development Fund (NDF) and Nordic Environment 2023 90 68 5,023 13 Financial statements and notes 2022 46 8 1,058 - Finance Corporation (NEFCO), their principal offices shall be located at the principal office of Nordic Proposal by the Board of Directors Investment Bank (NIB). Furthermore, the Statutes of NDF and NEFCO set out that their Control Committee members appointed by the Nordic Council shall be the same persons as appointed by the Rental income & Service Fees Auditor’s report In thousands of euro NDF NEFCO Council to the Control Committee of NIB. In addition, the Statutes of NDF and NEFCO set out that the Report of the Control Committee 2023 919 1,650 powers vested in their respective Board of Directors may to the extent appropriate be delegated to Chairmanship 2022 616 989 the President of the respective organisation and/or to NIB. Report of the Control Committee The Bank provides administrative services to NDF and NEFCO the compensation of which is Ratio definitions disclosed in Note 8. The following table shows the outstanding balance of amounts owed to NDF, Key management personnel NEFCO and the trust funds administered by them, and the interest paid during the year. The interest The Bank has identified members of the Board of Directors, the Control Committee and the SUSTAINABILITY INDICES paid to these institutions is at normal commercial rates. At 31 December 2023, NIB had loans Executive Committee as key management personnel. Information regarding the compensation of key agreed but not disbursed to NEFCO amounting to EUR 32 million. management personnel for the relevant reporting periods can be found in Note 7. There have been no other transactions between the Bank and key management personnel.

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INTRODUCTION
IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
- Financial statements and notes
- Proposal by the Board of Directors
- Auditor's report
- Report of the Control Committee Chairmanship
- Report of the Control Committee
- Ratio definitions
SUSTAINABILITY INDICES

# Note 26: Cash flow statement

Specification of the change in cash and cash equivalents, net on 31 December:

| In thousands of euro | 2023 | 2022 |
|---|---|---|
| Cash and balances with banks [1] | 716,183 | 628,707 |
| Short-term placements with credit institutions [2] | 1,230,344 | 1,400,403 |
| Collateralised placements [3] | - | 49,296 |
| Cash and cash equivalents | 1,946,528 | 2,078,406 |
| | | |
| Short-term amounts owed to credit institutions [4] | -487,612 | -689,120 |
| Cash and cash equivalents, net | 1,458,915 | 1,389,286 |
| | | |
| Change in cash and cash equivalents, net | 69,629 | 314,532 |

[1] Including an initial margin requirement of EUR - (43) thousand for futures on 31 December
[2] of which cash given as collateral EUR 982,344 ( 1,150,135) thousand
[3] Net exposure after collaterals for placements with collateral EUR -(1,002 ) thousand
[4] Of which cash received as collateral EUR487,234 (688,943) thousand

# Note 27: Exchange rates

| | Euro exchange rate at 31 December 2023 | Euro exchange rate at 31 December 2022 |
|---|---|---|
| DKK Danish krone | 7.45324 | 7.43643 |
| ISK Icelandic króna | 150.5169 | 151.4919 |
| NOK Norwegian krone | 11.23847 | 10.51846 |
| SEK Swedish krona | 11.08845 | 11.11912 |
| ARS Argentine peso | 893.1026 | 188.5717 |
| AUD Australian dollar | 1.62737 | 1.57119 |
| BRL Brazilian real | 5.36367 | 5.64246 |
| CAD Canadian dollar | 1.46524 | 1.44485 |
| CHF Swiss franc | 0.92579 | 0.98514 |
| CNH Chinese Yuan Renminbi | 7.87396 | 7.37607 |
| CZK Czech koruna | 24.7281 | 24.11555 |
| GBP Pound sterling | 0.86892 | 0.88738 |
| HKD Hong Kong dollar | 8.63326 | 8.32236 |
| INR Indian rupee | 91.9585 | 88.2144 |
| JPY Japanese yen | 156.383 | 140.7805 |
| MXN Mexican peso | 18.73656 | 20.88304 |
| NZD New Zealand dollar | 1.75179 | 1.68136 |
| PLN Polish zloty | 4.33839 | 4.68417 |
| RON Romanian leu | 4.97645 | 4.94875 |
| RUB Russian rouble | 99.2999 | 77.9073 |
| SDR Special drawing right | 0.82134 | 0.79862 |
| SGD Singapore dollar | 1.4596 | 1.4306 |
| TRY Turkish lira | 32.69011 | 19.97859 |
| TWD New Taiwan dollar | 33.88379 | 32.73439 |
| USD US dollar | 1.10536 | 1.06733 |
| ZAR South African rand | 20.37338 | 18.10612 |

The Bank uses exchange rates acquired from a leading market data provider based on rates prevailing at 13:00 GMT at 31 December except for Special drawing right (SDR) which is based on the International Monetary Fund (IMF) published rate.

161 ANNUAL REPORT 2023 INTRODUCTION Note 28: Post balance sheet events IMPACT & SUSTAINABILITY GOVERNANCE There have been no material post balance sheet events that would require disclosure or adjustment BOD REPORT to these financial statements. FINANCIALS Financial statements and notes Proposal by the Board of Directors Auditor’s report Report of the Control Committee Chairmanship Report of the Control Committee Ratio definitions SUSTAINABILITY INDICES

162 ANNUAL REPORT 2023 INTRODUCTION Proposal by the Board of Directors to the IMPACT & SUSTAINABILITY GOVERNANCE Board of Governors BOD REPORT FINANCIALS Financial statements and notes In accordance with Section 10 and 11 of the Statutes of the Bank, we propose that the 2023 net profit of EUR 250,659,206.69 be allocated as follows: Proposal by the Board of Directors - EUR 187,659,206.69 will be transferred to the General Credit Risk Fund as a part of equity; and Auditor’s report - EUR 63,000,000.00 will be made available for distribution as dividends to the bank’s member countries. Report of the Control Committee Chairmanship In addition, we recommend to the Board of Governors that the audited financial statements for 2023 be approved. Report of the Control Committee Ratio definitions The Board of Directors’ proposal with regard to the allocation of the Bank's profit takes into account the need to maintain the Bank’s ratio of equity to total risk-weighted assets at a secure level, which is a prerequisite for maintaining the Bank’s high creditworthiness. It maintains the banks status as a dividend-paying entity and provides a return on the capital to the shareholders. SUSTAINABILITY INDICES Helsinki, 26 February 2024 Ole Hovland (Chair of the Board) Merle Wilkinson (Deputy Chair) Julie Sonne Pekka Morén Esther Finnbogadóttir Līga Kļaviņa Jurgita Uzielienė Max Elger

163 ANNUAL REPORT 2023 INTRODUCTION Auditor’s Report IMPACT & SUSTAINABILITY GOVERNANCE To the Control Committee of Nordic Investment Bank BOD REPORT FINANCIALS Report on the Audit of the Financial Statements Financial statements and notes Proposal by the Board of Directors Auditor’s report Opinion Key Audit Matters Report of the Control Committee We have audited the financial statements of Nordic Investment Bank (the Bank) which comprise Key audit matters are those matters that, in our professional judgment, were of most significance Chairmanship the statement of financial position as at 31 December 2023, and the statement of comprehensive in our audit of the financial statements of the current period. These matters were addressed in the Report of the Control Committee income, statement of changes in equity and statement of cash flows for the year then ended, and context of our audit of the financial statements as a whole, and in forming our opinion thereon, and Ratio definitions notes to the financial statements, including material accounting policy information. The financial we do not provide a separate opinion on these matters. For each matter below, our description of statements of the Bank are included on pages 93-162 in this document. how our audit addressed the matter is provided in that context. SUSTAINABILITY INDICES In our opinion the financial statements present fairly, in all material respects, the Nordic We have fulfilled the responsibilities described in the Auditor’s Responsibilities for the Audit of Investment Bank’s financial position as at 31 December 2023 and its financial performance and its the Financial Statements section of our report, including in relation to these matters. Accordingly, cash flows for the year then ended in accordance with IFRS Accounting Standards as issued by the our audit included the performance of procedures designed to respond to our assessment of the International Accounting Standards Board. risks of material misstatement of the financial statements. The results of our audit procedures, including the procedures performed to address the matters below, provide the basis for our audit Basis for Opinion opinion on the accompanying financial statements. We conducted our audit in accordance with International Standards on Auditing (ISAs). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of Financial Statements section of our report. We are independent of the Bank in accordance with the International Ethics Standards Board of Accountants’ Code of Ethics for Professional Accountants (IESBA Code) together with the ethical requirements that are relevant to our audit of the financial statements, and we have fulfilled our other ethical responsibilities in accordance with these requirements and the IESBA Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

164 ANNUAL REPORT 2023 INTRODUCTION Fair value measurement of financial instruments Description How our audit addressed this key audit matter IMPACT & SUSTAINABILITY GOVERNANCE We refer to the Bank's accounting policies in Note 1 “Determination of fair value” and, Our audit procedures over financial instruments included, among others: BOD REPORT “Significant accounting judgements and estimates” and the notes 11, 15, 17 and 20 ∆ gaining on understanding of the processes and controls put in place As a result of the Bank’s business model, a significant portion of the Bank’s balance by the Bank to identify, measure and recognize financial instruments FINANCIALS sheet comprise of financial instruments valued at fair value, these financial instruments ∆ testing the general IT controls, including the handling of authorisation and user Financial statements and notes consist of bonds and derivatives. access regarding the most significant systems used for valuing financial Proposal by the Board of Directors The Bank has financial instruments where no market price is available, and in instruments at year end these cases, fair value is determined using valuation models based on market data. ∆ testing the valuation of financial instruments at fair value by comparing the values Auditor’s report These financial instruments are categorised as level 2 in the IFRS fair value valuation recorded to independently obtained market prices on input data on a sample basis Report of the Control Committee hierarchy. The Bank also has financial instruments for which the fair value measurement ∆ including valuation specialists in our audit team to carry out independent Chairmanship has been determined using valuation models where the value is affected by input data valuations on a sample basis for various types of financial instruments Report of the Control Committee that cannot be verified by external market data. These financial instruments are across the entire fair value hierarchy of financial assets and liabilities categorised as level 3 in the IFRS fair value valuation hierarchy. ∆ examining the assumptions, methodologies and models used by the Bank Ratio definitions The Bank has financial assets and financial liabilities categorised as level 2 totalling to estimate value of complex derivative financial instruments using internal SUSTAINABILITY INDICES EUR 27 267 million and EUR 33 126 million respectively. Financial assets and liabilities models and/or unobservable data. categorised as level 3 totalling EUR 31 million and EUR 448 million respectively. ∆ compared the assumptions made with appropriate benchmarks and price The measurement of financial instruments includes assessments made by the Bank, sources and examined any significant deviations since valuation models are used. The valuation of these financial instruments is therefore ∆ assessing the Bank’s disclosures with presentation requirements in applicable deemed to be a key audit matter. accounting standards.

165 ANNUAL REPORT 2023 INTRODUCTION Hedge accounting Description How our audit addressed this key audit matter IMPACT & SUSTAINABILITY GOVERNANCE We refer to the Bank’s accounting policies in Note 1 “Derivative instruments and hedge Our audit procedures over hedge accounting included, among others: BOD REPORT accounting” and the notes 2, 20 and 24 ∆ gaining on understanding of the processes and controls put in place by The Bank enters into derivative financial instruments to manage its exposure to interest the Bank to identify, measure and recognize hedge accounting relationships FINANCIALS rate and foreign currency risk. Interest rate related derivatives are identified as hedging ∆ inspecting, on a sample basis, the Bank’s hedge documentation and contracts Financial statements and notes instruments in fair value hedge accounting relationships. Since hedge accounting is applied, ∆ including specialists in our audit team to carry out independent valuations Proposal by the Board of Directors such gains and losses arising from fair value changes on the derivatives are recognized in on a sample basis for fair value hedges profit and loss. The change in fair value of hedged borrowing and lending transactions ∆ assessing the Bank’ disclosures with presentation requirements in applicable Auditor’s report due to the hedged risk is recognized in profit and loss. At December 31, 2023 the Bank has accounting standards. Report of the Control Committee EUR 4 837 million of loans identified as hedged instruments, and EUR 28 739 million of Chairmanship borrowing. The hedging derivatives have fair values of net EUR 316 million for assets of Report of the Control Committee which EUR -1 million is recognized in OCI for the year and net EUR - 1 486 million for liabilities of which EUR 22 million is recognized in OCI for the year. Ratio definitions The application of hedge accounting is deemed to be a key audit matter as the large SUSTAINABILITY INDICES number of contracts necessitates a system to record and track each contract and consideration of hedge effectiveness can involve a significant degree of both complexity and management judgement and are subject to an inherent risk of error.

166 ANNUAL REPORT 2023 INTRODUCTION Granting of loans and provisioning for loan losses Description How our audit addressed this key audit matter IMPACT & SUSTAINABILITY GOVERNANCE We refer to the Bank’s accounting policies in Note 1 “Impairment of loans” and “Significant Our audit procedures on granting of loans and provisioning for loan losses included among BOD REPORT accounting judgements and estimates” and the notes 9, 10 and 12 others: Loans outstanding represent EUR 21 456 million (54%) of total assets of the Bank which ∆ gaining on understanding of the processes and controls put in place by the Bank FINANCIALS is net of impairment of loans of EUR 66 million. The credit reserve for loan commitments is to grant new loans and to identify, measure and recognize impairment of loans Financial statements and notes EUR 5 million. ∆ testing the design and efficiency of key controls in both the credit process Proposal by the Board of Directors The impairment requirements are based on an expected credit loss (ECL) model. The and credit decisions, credit review rating classification as well as identifying and Bank is required to recognise an allowance for either 12-month or lifetime ECLs, depending determining credits for which provisions should be made Auditor’s report on whether there has been a significant increase in credit risk since initial recognition. ∆ testing the general IT controls, including the handling of authorisation and user Report of the Control Committee The calculation of expected credit loss is a complex process which included calculations access regarding these systems Chairmanship reflecting a probability-weighted outcome, the time value of money and the best available ∆ evaluating the key input variables and assumptions in the ECL model including Report of the Control Committee forward-looking information. Further, the model incorporates forward-looking information management judgment and estimates and where relevant, compared data and through the inclusion of macroeconomic factors and can include management judgement assumptions to external benchmark Ratio definitions and estimates. ∆ testing the mathematical accuracy of the model SUSTAINABILITY INDICES Since the outstanding loans are material and the credit risk represents the largest risk for ∆ inspecting the key governance meetings including Credit Committee and Board the Bank and the related impairment are subject to judgement and estimates, we have to ensure that there are governance controls in place and assessed the granting of loans and provisioning of loan losses as a key audit matter. ∆ assessing the Bank’ disclosures with presentation requirements in applicable accounting standards. Other Information than the Annual Accounts The Board of Directors and the President are responsible for the other information. The other In connection with our audit of the financial statements, our responsibility is to read the other information comprises information included in the report on pages 1-92 and 169-195, but information identified above and, in doing so, consider whether the other information is materially does not include the financial statements and our auditor’s report thereon. We have obtained inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise this other information prior to the date of this auditor’s report. appears to be materially misstated. Our opinion on the financial statements does not cover the other information and we If, based on the work we have performed on the other information that we obtained prior to the do not express any form of assurance conclusion regarding this other information. date of this auditor’s report, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

167 ANNUAL REPORT 2023 . INTRODUCTION Responsibilities of the Board of Directors and the President for ∆ Obtain an understanding of internal control relevant to the audit in order to design audit the Financial Statements procedures that are appropriate in the circumstances, but not for the purpose of expressing an IMPACT & SUSTAINABILITY The Board of Directors and the President are responsible for the preparation and fair presentation opinion on the effectiveness of the Bank’s internal control. GOVERNANCE of the financial statements in accordance with IFRS Accounting Standards, and for such internal ∆ Evaluate the appropriateness of accounting policies used and the reasonableness of accounting BOD REPORT control as they determine is necessary to enable the preparation of financial statements that are estimates and related disclosures made by management. free from material misstatement, whether due to fraud or error. ∆ Conclude on the appropriateness of the Board of Directors’ and the President’s use of the going FINANCIALS In preparing the financial statements, the Board of Directors and the President are responsible for concern basis of accounting and based on the audit evidence obtained, whether a material Financial statements and notes assessing the Bank’s ability to continue as going concern, disclosing, as applicable, matters relating to uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s Proposal by the Board of Directors going concern and using the going concern basis of accounting unless management either intends ability to continue as a going concern. If we conclude that a material uncertainty exists, we to liquidate the Bank or to cease operations, or has no realistic alternative but to do so. are required to draw attention in our auditor’s report to the related disclosures in the financial Auditor’s report Those charged with governance are responsible for overseeing the Bank’s financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are Report of the Control Committee reporting process. based on the audit evidence obtained up to the date of our auditor’s report. However, future Chairmanship events or conditions may cause the Bank to cease to continue as a going concern. Report of the Control Committee Auditor’s Responsibilities for the Audit of the Financial ∆ Evaluate the overall presentation, structure and content of the financial statements, including Ratio definitions Statements the disclosures, and whether the financial statements represent the underlying transactions and Our objectives are to obtain reasonable assurance about whether the financial statements as events so in a manner that achieves fair presentation. SUSTAINABILITY INDICES a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but We communicate with those charged with governance regarding, among other matters, the planned is not a guarantee that an audit conducted in accordance with ISAs will always detect a material scope and timing of the audit and significant audit findings, including any significant deficiencies in misstatement when it exists. Misstatements can arise from fraud or error and are considered internal control that we identify during our audit. material if, individually or in aggregate, they could reasonably be expected to influence the economic We also provide those charged with governance with a statement that we have complied decisions of users taken on the basis of the financial statements. with relevant ethical requirements regarding independence, and to communicate with them all As part of an audit in accordance with ISAs, we exercise professional judgment and maintain relationships and other matters that may reasonably be thought to bear on our independence, professional skepticism throughout the audit. We also: and where applicable, related safeguards. ∆ Identify and assess the risks of material misstatement of the financial statements, whether From the matters communicated with those charged with governance, we determine those due to fraud or error, design and perform audit procedures responsive to those risks, and obtain matters that were of most significance in the audit of the financial statements of the current audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of period and are therefore the key audit matters. We describe these matters in our auditor’s report not detecting a material misstatement resulting from fraud is higher than for one resulting from unless law or regulation precludes public disclosure about the matter or when, in extremely rare error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the circumstances, we determine that a matter should not be communicated in our report because override of internal control. the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

168 ANNUAL REPORT 2023 INTRODUCTION Report on other requirements IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT Opinion Reasonable assurance is a high level of assurance but is not a guarantee that an audit FINANCIALS In addition to our audit of the financial statements, we have also audited the administration of the conducted in accordance with International Standards on Auditing will always detect actions or Financial statements and notes Board of Directors and the President of Nordic Investment Bank for the year 2023 in accordance omissions that can give rise to liability to the Bank. Proposal by the Board of Directors with the Terms of the Engagement. In our opinion the administration of the Board of Directors and As part of an audit in accordance with International Standards on Auditing, we exercise the President, in all material aspects, complied with the Statutes of the Bank. professional judgment and maintain professional skepticism throughout the audit. The examination Auditor’s report of the administration is based primarily on the audit of the accounts. Additional audit procedures Report of the Control Committee Basis for Opinion performed are based on our professional judgment with starting point in risk and materiality. This Chairmanship We conducted the audit in accordance with generally accepted auditing standards. Our means that we focus the examination on such actions, areas and relationships that are material for Report of the Control Committee responsibilities under those standards are further described in the Auditor’s Responsibilities section. the operations and where deviations and violations would have particular importance for the Bank’s Ratio definitions We are independent of the Bank in accordance with professional ethics for accountants and have situation. We examine and test decisions undertaken, support for decisions, actions taken and other otherwise fulfilled our ethical responsibilities in accordance with these requirements. circumstances that are relevant to our opinion. SUSTAINABILITY INDICES We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinions. Auditor’s Appointment Ernst & Young Oy and Ernst & Young AB have been appointed auditors by the Control Committee Responsibilities of the Board of Directors and the President since the financial year 2018. The undersigned auditors have acted as responsible auditors since All the powers of the Bank are vested in the Board of Directors except as what is vested in the Board financial year 2018. of Governors provided for in Section 13 of the Statutes. The Board of Directors may delegate these powers to the President to the extent considered appropriate. Helsinki, 27 February 2024 The President is responsible for the conduct of the current operations of the bank and shall follow the guidelines and instructions given by the Board of Directors. Ernst & Young Oy Ernst & Young AB Authorized Public Authorized Public Auditor’s Responsibilities Accountant Firm Accountant Firm Our objective concerning the audit of whether the Board of Director’s and the President’s administration have complied with the Statutes of the bank, is to obtain audit evidence to assess Terhi Mäkinen Mona Alfredsson with a reasonable degree of assurance whether any member of the Board of Directors or the Authorized Public Authorized Public President in any material respect has acted in contravention of the Statutes. Accountant Accountant

169 ANNUAL REPORT 2023 INTRODUCTION Report of the Control Committee Chairmanship IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT To the Board of Governors of the Nordic Investment Bank FINANCIALS This report from the Chairmanship has been presented to the Control Committee at its meeting on Financial statements and notes February 27, 2024. Proposal by the Board of Directors The Control Committee and its Chairmanship Chairmanship mandate fulfilment Auditor’s report The Control Committee is comprised of ten members, of which eight have been appointed by Report of the Control Committee the Nordic Council and the Parliaments of Estonia, Latvia, and Lithuania. The remaining two The Chairmanship met on six occasions in 2023 in fulfilling its obligations. Chairmanship members have been appointed as Chair and Deputy Chair by the Board of Governors to act as the Report of the Control Committee Chairmanship, which administers the responsibilities and tasks of the Committee. 1. Administering the responsibilities and tasks of the Control Committee Ratio definitions The composition of the Chairmanship was unchanged in 2023, with Mr Toomas Vapper as Chair We, the Chairmanship, reported our activities, findings and recommendations twice during the year, and Mr Pentti Hakkarainen as Deputy Chair. The Chairmanship extended the engagement of the including the status of the external audit to the Control Committee. The Control Committee has SUSTAINABILITY INDICES external independent expert Mr Claes Norgren, with in-depth knowledge of the banking industry, to also received the Independent Auditor’s Report on the 2023 financial statements, submitted on 27 assist the Chairmanship. February 2024 by the authorised public accountants. The Bank’s management has provided us with information, documents, and administrative support to fulfil the mandate of Chairmanship. The mandate of the Control Committee and its Chairmanship In accordance with Section 16 of the Statutes of the Nordic Investment Bank, the Control Committee 2. Overseeing the performance of the audit of the Bank’s (“Committee”), including the Chairmanship, was established to monitor that the operations of financial statements and of the internal control functions the Bank are conducted in accordance with its Statutes. The Control Committee is responsible for We meet with the external auditors on a regular basis to agree on the audit plan and reporting the appointing the external auditors to carry out the audit of the Bank’s financial statements. results of their work. In addition to the audit of the annual financial statements, the external auditors In accordance with the Section 16 of the Statutes of the Nordic Investment Bank, the also review the half-year interim financial statements. They perform additional reviews and audit Chairmanship focuses on overseeing the performance of the audit of the Bank’s financial assignments whenever required on certain areas. In accordance with the Rules of Procedure, a new statements, carried out by the external auditors, and the monitoring of the Bank’s financial position, external auditing firm was selected beginning from the 2025 financial year. risk levels, and capital and liquidity positions. Besides the audit of the Bank’s financial statements, the Chairmanship is also overseeing the The Rules of Procedures for the Control Committee were updated in September 2023 as part of performance of the internal audit. The Head of Internal Audit presents the Bank’s internal audit plan the regular review cycle. and results thereof on a regular basis to the Chairmanship. In addition to these recurring items,

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the Chief Compliance Officer, the Head of Operational Risk & Security Control, as well as the Head of Credit report their activities to us at least annually. Further the Chief Risk Officer (CRO) provides regular risk updates. The Chairmanship meets with both external and internal auditors without senior management presence during the year.

## 3. Monitoring the Bank's financial position, risk levels, and capital and liquidity positions

### 3.1. General

The Chairmanship meetings have several recurring agenda items. In each meeting, the President or the Chief Financial Officer (CFO) provides a business update. This is followed by the presentation of the financial position, results and developments by the Chief Financial Officer (CFO) and the Risk & Capital Report by the Chief Risk Officer (CRO).

The Chairmanship receives and takes note of multiple reports and updates throughout the year covering business & financial developments, audit, risk management and compliance. The items included during 2023 were:

- Revised Integrity Due Diligence Policy and related rules for Lending, Treasury and Internal Procurement
- Revised Codes of Conduct (for Staff, Board of Directors, and Control Committee)
- Governance effectiveness and revision of the Rules of Procedure for the Control Committee
- Internal Capital (and Liquidity) Adequacy Assessment Process (ICAAP)
  - Report for FY2022 including stress test outcomes
  - External review of ICAAP practices (by KPMG)
- Annual review of the Risk Appetite Statement and Risk Management Policy & limits
- Updates to Credit Enhancement Guidelines
- Watch list and development in Expected Credit losses (ECL)
- Establishment of an enterprise-wide Risk Taxonomy
- Operational Risk and Security Control report 2023
- Information security roadmap follow-up
- Remote work risk assessment
- Rating reports by Credit Rating Agencies
- Reports from the model validation function including development of model risk ratings
- Climate strategy and climate project activities

Considering the prevailing geopolitical and economic situation, the related risks to the Bank's asset quality and operations were discussed – including the inflation outlook, prevalence of higher interest rates, disruptions in energy markets and the potential impact on the Bank's counterparties and financial performance. In this connection the Treasury operations were discussed in several meetings. It was communicated that non-financial risks continued to be a priority with several targeted activities to improve resilience within the Bank.

Further, the Chairmanship discussed the Bank's governance and control frameworks in its meetings and in joint sessions with the Board of Directors, with the aim to improve and ensure that the frameworks are effective and fit-for-purpose considering developments in regulatory and supervisory standards. The Chairmanship welcomes the Board of Directors' intentions to increase its collaboration with the Chairmanship, strengthen the Bank's internal audit function, and develop further the Bank's internal control framework to facilitate enhanced monitoring. In the view of the Chairmanship, however, the capacity of the Chairmanship needs to be enhanced to enable it to carry out its obligations set out in the Statutes.

### 3.2. Monitoring risk management

Monitoring of the limits and thresholds set in the Statutes and by the Board of Governors is the responsibility of the Board of Directors, who have fulfilled this obligation through the establishment of necessary frameworks, policies and procedures for the Banks's risk, capital, leverage and liquidity management, as well as detailed policies for contingency measures and procedures. The main framework document in this regard is the Risk Appetite Statement (RAS), which was adopted in its most recent version by the Board of Directors on 8 June 2023. The RAS outlines the main considerations for the Bank's risk-taking, risk mitigation and risk avoidance. The Bank's risk appetite is reviewed annually by the Board of Directors with the goal of aligning risk-taking with the statutory requirements, strategic business objectives, and capital planning. The qualitative statements in the Bank's RAS are complemented with a set of key risk indicators and their respective monitoring thresholds, including (amongst others) economic capital consumption, leverage ratios, external indicators (e.g. credit rating agencies), and liquidity survival horizon. The purpose of the indicators and thresholds is to support the evaluation of whether the Bank operates within its risk appetite. Risk limits are used to allocate the aggregate risk-taking mandate to business lines and portfolios. The main risk limits are decided by the Board of Directors and established in the Bank's risk management policies, which were updated during 2023 according to the established annual review cycle.

The risk profile assessment is based on the Bank's Internal Capital Adequacy Assessment Process (ICAAP), which also includes an assessment of liquidity adequacy. While the Bank is

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not subject to banking regulation or supervision, the Chairmanship deems it important that NIB continues to develop its risk management and internal control framework.

The Chairmanship selected the independent external auditors (EY) to perform specific procedures with regards to the accuracy of NIB's calculation of statutory metrics and their consistency with the Bank's risk management framework.

### 3.3. Monitoring financial position

| In millions of euro unless otherwise specified | 2023 | 2022 |
|---|---|---|
| Net interest income | 299 | 219 |
| Net profit | 251 | 139 |
| | | |
| Loans disbursed | 3,446 | 3,705 |
| New debt issues | 7,152 | 9,630 |
| Total equity | 4,350 | 4,101 |
| | | |
| Equity / total assets | 11.0% | 10.4% |
| Profit / average equity | 5.9% | 3.4% |
| Cost/income | 18.8% | 27.9% |
| Number of people at period end | 244 | 228 |

The net profit for the year amounted to EUR 251 million, which is EUR 112 million higher than last year. Total operating income increased from EUR 188 million to EUR 306 million mainly due to a EUR 79 million rise in net interest income. Net fee and commission income was slightly lower compared to 2022. Total operating expenses of EUR 58 million were nearly EUR 5 million higher than in 2022. There was no realised loan loss during the year and the Bank had no new non-performing exposures during the year.

### 3.4. Monitoring capital and liquidity positions

The Principles for Capital and Liquidity Management approved by the Board of Governors state that the Bank's risk-based capital ratio must exceed 100 per cent, the Bank's leverage ratio must exceed 7 per cent and the leverage ratio with callable capital shall exceed 20 per cent and that the Bank's liquidity survival horizon must exceed six months. The table below provides an overview on the development of these requirements year-on-year.

| Statutory metrics | Minimum | 31.12.2023 | 31.12.2022 |
|---|---|---|---|
| Risk-based (economic) capital ratio | 100% | 154% | 144% |
| Leverage ratio | 7.0% | 11.1% | 10.8% |
| Leverage ratio with callable capital | 20.0% | 30.9% | 30.9% |
| Liquidity survival horizon (days) | 180 | 461 | 417 |

## Chairmanship conclusion

We can confirm that the Bank's 2023 financial statements have been audited by independent external auditors. We also confirm that we have monitored the Bank's financial position, risk levels and capital, leverage and liquidity positions through, the procedures described above.

Helsinki, 27 February 2024

Toomas Vapper (Chair of the Control Committee)
Pentti Hakkarainen (Deputy Chair of the Control Committee)

172 ANNUAL REPORT 2023 INTRODUCTION Report of the Control Committee IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT To the Board of Governors of the Nordic Investment Bank. FINANCIALS Financial statements and notes In accordance with Section 16 of the Statutes of the Nordic Investment Bank, the Control Committee projects are evaluated and rated against the mandate criteria developed based on the Bank’s Proposal by the Board of Directors (“Committee”) has been established to monitor that the operations of the Bank are conducted in mission. During 2023, mandate-rated projects achieving a “good” or “excellent” mandate rating accordance with its Statutes and to be responsible for appointing the external auditors to carry out accounted for 99.8% of the total amount of loans disbursed, exceeding the target level of 95%. Auditor’s report the audit of the Bank’s financial statements. During 2023, the Committee selected a new external We can confirm that the Bank’s 2023 financial statements have been audited by Report of the Control Committee auditor who will commence their audit from the 2025 financial year onwards. The change in auditor independent external auditors. We also confirm that we have monitored the Bank’s financial Chairmanship is in compliance with NIB's external audit rotation process. position, risk levels and capital, leverage and liquidity positions. Report of the Control Committee The Committee comprises ten members of which eight have been appointed by the Nordic Ratio definitions Council and the Parliaments of Estonia, Latvia and Lithuania. The remaining two members have We recommend to the Board of Governors that: been appointed as Chair and Deputy Chair by the Board of Governors to act as the Chairmanship, ∆ the audited financial statements for 2023 be approved; SUSTAINABILITY INDICES which administers the responsibilities and tasks of the Committee. The Chairmanship oversees the ∆ the allocation of the Bank's profit as proposed by the Board of Directors, be approved. performance of the audit of the Bank’s financial statements, carried out by the external auditors, and monitors the Bank’s financial position, risk levels and capital and liquidity position. Having completed our assignment for the year 2023, the Committee hereby submit the following report. Helsinki, 27 February 2024 The Committee met twice in 2023 and its Chairmanship met on six occasions. The Chairmanship has reported its activities, findings and recommendations including the status of the external audit Toomas Vapper Pentti Hakkarainen (Chair) (Deputy Chair) to us. We have also received the Independent Auditors’ Report on the 2023 financial statements, submitted on 27 February 2024 by the authorised public accountants. The Bank’s management has provided us with information, documents, and administrative support to fulfil the mandate of the Sjúrður Skaale Aivar Kokk Noora Fagerström Control Committee. The Bank’s mission is to finance projects that improve the productivity and benefit the Vilhjálmur Árnason Jānis Reirs Zigmantas Balčytis environment of the Nordic and Baltic countries. During 2023, a total of EUR 2,829 million in new lending was signed and EUR 3,446 million was disbursed. Before approval is given, all eligible May Britt Lagesen Johan Andersson

173 ANNUAL REPORT 2023 INTRODUCTION Ratio definitions IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT Total equity at reporting date FINANCIALS Equity/total assets = Total assets at reporting date Financial statements and notes Annualised profit for the period Proposal by the Board of Directors Profit/average equity = Average equity for the period Auditor’s report Total operating expenses for the period Report of the Control Committee Cost/income = Total operating income for the period Chairmanship Report of the Control Committee Ratio definitions SUSTAINABILITY INDICES

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GRI content index
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Lending by mandate

**SUSTAINABILITY INDICES**

# We track and report our impact

Intrigued by NIB's mandate and sustainability agenda, my primary drive is to support NIB in effectively managing and leveraging our data. I am delighted to play a role in ensuring its reliability, security, and consistency across all departments, contributing to our journey toward becoming a fully data-driven organisation.
*Carlos Martínez, Data Engineer*

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- GRI content index
- PRB content index
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# GRI content index

| | |
|---|---|
| **Statement of use** | Nordic Investment Bank (NIB) has reported in accordance with the GRI Standards for the period 1 January to 31 December 2023. |
| **GRI 1 used** | GRI 1: Foundation 2021 |
| **Applicable GRI Sector Standard(s)** | No applicable sector standard available. |

| GRI standard/other source | Disclosure | Location and comments |
|---|---|---|
| **General disclosures** | | |
| **GRI 2: General Disclosures 2021** | 2-1 Organisational details | Nordic Investment Bank (NIB) headquarters is located in Fabianinkatu 34, 00171 Helsinki, Finland. In addition NIB has an office in Riga, Latvia. NIB finances projects that are located in the eight Nordic and Baltic member countries, as well as in non-member countries. See NIB's Financial reporting 2023 Note 12: Loans outstanding and guarantee commitments and website Signed loans for a list of financed projects. NIB is an international financial institution (IFI) owned by the governments of Denmark, Estonia, Finland, Iceland, Latvia, Lithuania, Norway and Sweden. |
| | 2-2 Entities included in the organisation's sustainability reporting | Nordic Investment Bank. NIB does not have any subsidiaries. |
| | 2-3 Reporting period, frequency and contact point | Reporting period for sustainability and financial reporting is 1 January until 31 December and the reports are published 29.2.2024. This report covers the year 2023. Reporting cycle is annual. Contact: info@nib.int and report back cover. |
| | 2-4 Restatements of information | None. |
| | 2-5 External assurance | p. 66-67. Independent Assurance Report. |
| | 2-6 Activities, value chain and other business relationships | NIB provides long-term lending to private and public limited companies, governments, municipalities and financial institutions. The Bank finances projects in several sectors, both in its member countries and in non-member countries, see p. 81 and 134. At the end of 2023, NIB employed a total of 244 people. See also p. 6 Our year in numbers, p. 139 Note 18: Capitalisation and reserves. Read more about our stakeholders on pages 60-62. NIB's internal procurement p. 48 and see our website and the Legal framework and policy documents. There were no significant changes to NIB's organisation or its value chain during 2023. |
| | 2-7 Employees | Permanent, temporary, full-time, and part-time employees, see table on page 52. The data has been compiled based on 2023 timestamp data for all employees. All numbers are based on head count and are per 31.12.2023. NIB's head office is in Helsinki, where all staff members are located. NIB does not employ non-guaranteed hours employees. |
| | 2-8 Workers who are not employees | NIB engages external service providers for certain functions in Office Services and Facilities Unit. As per 31.12.2023 the number of these External Service Providers was 5, of which all worked full time and one worked part time. Furthermore Lending Department had one full time in house consultant. |
| | 2-9 Governance structure and composition | As an international financial institution, the Bank is governed by constituent documents adopted by the member countries. The structure of NIB's Board of Governors, Board of Directors and Control Committee reflects the Bank's ownership. See our webpage Member countries, governing bodies and capital, and the Governance Statement pages 69-77. |
| | 2-10 Nomination and selection of the highest governance body | See Constituent Documents, Statues pages 10-11, Governance Statement, pages 69-77. In addition, see the Rules of Procedures on NIB's website. |
| | 2-11 Chair of the highest governance body | Constituent Documents, page 10. |

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| GRI standard/other source | Disclosure | Location and comments |
|---|---|---|
| **GRI 2: General Disclosures 2021** | 2-12 Role of the highest governance body in overseeing the management of impacts | All the powers of the Bank that are not vested with the Board of Governors are vested with the Board of Directors. The Board of Directors approves projects to be financed by the Bank and adopts policy decisions concerning the operations of the Bank, in particular the general framework for financing, borrowing and treasury operations, and their management. The Board of Directors may delegate its powers to the President to the extent it considers appropriate. Active communication with our stakeholders and the general public is an integral part of good business and administration. Our guiding principles are accountability, clarity, efficiency and transparency, as well as interaction with stakeholders. Loan projects with potentially negative social or environmental impacts are classified as Category A projects. These projects are required to undergo a full environmental impact assessment (EIA). The EIAs are made available on NIB's website for public comment for 30 days before NIB's Board of Directors makes a decision on financing. |
| | 2-13 Delegation of responsibility for managing impacts | Sustainability Policy, pages 5-7, Sustainability Management, pages 55-57, and Governance Statement, pages 69-77. |
| | 2-14 Role of the highest governance body in sustainability reporting | The Board of Governors approves the annual report of the Board of Directors and audited financial statements of the Bank. The Report of the Board of Directors decribes NIB's main activitites of the year, including the Bank's lending impact. The Board of Directors is provided with the full Annual Report, including the sustainability reporting for information. |
| | 2-15 Conflicts of interest | NIB's Board of Directors (BoD) makes policy decisions in matters involving lending, borrowing and administrative questions. The members of the BoD are appointed by the Bank's member countries. By virtue of their roles in the ministries of finance of their respective member countries, some Board members sit on the governance bodies of other institutions. According to the Agreement establishing NIB, no individual shareholder can have control of the Bank. In line with the Code of Conduct for the BoD, the Board members are required to disclose conflicts of interest, including positions and assignments outside of NIB and financial investments in NIB borrowers, to the Chief Compliance Officer (CCO) on an annual basis. The Chair of the BoD monitors adherence to the Code. |
| | 2-16 Communication of critical concerns | See Integrity Report, page 4 (The Integrity & Compliance Office) and page 7 (Investigations). |
| | 2-17 Collective knowledge of the highest governance body | NIB's Board of Directors makes policy decisions in matters involving lending, borrowing and administrative questions. In 2023, two NIB stakeholder seminars to which the Board members were invited were held before the meetings in Riga and Stockholm, on Financing the future of energy efficiency and Financing Sweden's green transition, respectively. In addition, the Board of Directors participated in client site visit. |
| | 2-18 Evaluation of the performance of the highest governance body | As governors are ministers, mostly ministers of finance and economy who are representatives of democratically elected governments, there is no evaluation of the Board of Governors' performance, including with respect to economic, environmental and social performance. |
| | 2-19 Remuneration policies | Not applicable/Condifidentiality constraints. Sign on bonuses/recruitment incentive payments are not applicable. Termination payments and clawbacks notdisclosed for confidentiality reasons. |
| | 2-20 Process to determine remuneration | Not applicable – i (no), ii (no), iii (no- not for compensation principles – consultants used at times for general salary surveys). |
| | 2-21 Annual total compensation ratio | Not reported for confidentiality reasons. |
| | 2-22 Statement on sustainable development strategy | Message from the CEO, pages 7-8. Report of the Board of Directors, page 84. |

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▸ GRI content index
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| GRI standard/other source | Disclosure | Location and comments |
|---|---|---|
| **GRI 2: General Disclosures 2021** | 2-23 Policy commitments | All investments proposed for financing also undergo a sustainability review in accordance with NIB's Sustainability Policy. The review ensures that the project complies with internationally and nationally recognised environmental and social standards, such as UN Guiding Principles on Business and Human Rights, and that it is resilient. See Sustainability Policy, Annex 1 (Reference to international agreements, frameworks and conventions). NIB has joined the Partnership for Carbon Accounting Financials (PCAF) to further strengthen the Bank's climate agenda. In 2023, NIB published its Climate Strategy and targets which were approved by the Board of Directors, read more on pages 37-46. NIB also has ESG guidelines that describes how during a loan process NIB assesses due diligence. Read more on pages 55-57. In addition to the publicly available sources and client interviews, NIB also utilises outsourced services for additional data on our counterparties and they performance, including controversies regarding human rights, labour rights, and corruption during the ESG assessment process. A critical element of preventative work is the scrutiny of NIB's borrowers and other counterparties in the Integrity Due Diligence (IDD) process.<br><br>NIB regularly revises its policies and processes. NIB held a public consultation during the latest process of updating the Bank's Sustainability Policy. After the consultation, NIB considered the contributions received for possible amendments to the document and responded the contributors prior to launching the policy. All external policy documents are available here. Read about NIB's Equality, diversity, and inclusion (EDI) on page 53. The EDI plan is available here. |
| | 2-24 Embedding policy commitments | The Bank's policies and guidelines are implemented internally and with counterparies by various ways. NIB's Sustainability Policy sets out the principles, commitments and framework for sustainability at NIB and is approved by the Board of Directors. Its purpose is to define how sustainability is taken into account in all NIB's business conduct, credit and investment decisions. The Policy applies Bank-wide to all of NIB's operations. Read more on page 55, Sustainability management and see Integrity Report p. 7 (Training). (iv) Information partly incomplete/unavailable. |
| | 2-25 Processes to remediate negative impacts | NIB has developed a channel for its stakeholders to express their views or comment on projects with potential significant adverse social or environmental impacts. These projects are classified as Category A projects, and project descriptions are made publicly available for comments for 30 days before the Bank makes a decision on financing. Communication is managed via the email address info@nib.int. In addition, if any persons involved in the activities of NIB observe or have reasonable grounds to suspect misconduct, they are encouraged to report such information. Grievances about the Bank's activities and lending-related issues, including allegations of misconduct and corruption, can be addressed to the Integrity & Compliance Office (ICO). NIB's Speaking-Up and Whistleblower Protection Policy outlines the process for raising concerns, and grants protection against retaliation. Read more on our website and see our Integrity Report 2023. |
| | 2-26 Mechanisms for seeking advice and raising concerns | The Speaking-up and Whistleblower Protection Policy provides protections for whistleblowers. Contact forms in English and the eight Nordic and Baltic languages are publicly available on NIB's website. See also NIB's Integrity Report 2023 and Code of Conducts. Additionally, NIB's staff members can also seek advice on ethical and lawful behaviour or report concerns to the Bank's Ombudsman. |
| | 2-27 Compliance with laws and regulations | NIB has not identified any significant instances of non-compliance with laws and regulations and no fines were paid during the reporting period. |
| | 2-28 Membership associations | See pages 58-59, Our commitments and partnerships |
| | 2-29 Approach to stakeholder engagement | See pages 60-62, Stakeholder engagement. |
| | 2-30 Collective bargaining agreements | NIB staff are employees of an international financial institution (IFI). Based on NIB's legal status as an IFI, the Bank has established its own provisions for its employees. National legislation and procedures under which collective bargaining (including collective salary increases) takes place are not applicable to NIB, hence there are no collective bargaining agreements (0%). NIB's Code of Conduct for the Staff allows, however, freedom of association for its staff with reference to general democratic principles. As NIB enjoys immunity from national jurisdiction (court proceedings) in employment-related matters, the Bank has established arbitration rules for employment-related disputes. NIB also has an independent Ombudsman, whom the employees can consult in any employment-related matters and who may act as mediator between the employee and the Bank. NIB has a Cooperation Council that aims to promote communication between the Bank and the staff on issues related to conditions in the workplace. |

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| GRI standard/other source | Disclosure | Location and comments |
|---|---|---|
| **Material topics** | | |
| **GRI 3: Material Topics 2021** | 3-1 Process to determine material topics | See page 63, Defining what matters. |
| | 3-2 List of material topics | See page 63-64 Defining what matters and Our most material topics. No changes compared to previous year. |
| **Economic performance** | | |
| **GRI 3: Material Topics 2021** | 3-3 Management of material topics | NIB's purpose is to make financing available in accordance with sound banking principles and taking into account socio-economic considerations, to carry into effect investment projects of interest to the Nordic and Baltic owner countries, and other countries that receive such financing. NIB finances its lending by issuing bonds in the global financial markets. To maintain investor confidence in the Bank as a debt issuer, the Bank is rated by international credit rating agencies. The Bank's risk appetite is defined in its Risk Appetite Statement (RAS), which is approved by the Board of Directors. |
| **GRI 201: Economic Performance 2016** | 201-1 Direct economic value generated and distributed | Financial reporting 2023: Statement of comprehensive income, Note 3: Segment information, and Note 18: Capitalisation and reserves. NIB's main economic impact stems from its lending operations and the projects the Bank finances. |
| | 201-2 Financial implications and other risks and opportunities due to climate change | See pages 37-46 Action for climate and p. 191 TCFD index. |
| | 201-3 Defined benefit plan obligations and other retirement plans | Financial reporting 2023, Note 1: Accounting policies<br>Financial reporting 2023, Note 7: Personnel expenses |
| | 201-4 Financial assistance received from government | Financial reporting 2023, Note 18: Capitalisation and reserves |
| **Indirect economic impacts** | | |
| **GRI 3: Material Topics 2021** | 3-3 Management of material topics | The Bank finances improvements to infrastructure, education, health and human capital to support well-functioning markets and equal opportunities, which are major drivers for prosperity and productivity growth. The quality of regional infrastructure and infrastructure services shapes the business environment of a region and supports productivity directly by reducing frictions in operations, and indirectly by increasing the efficiency of labour and product markets. The impact mainly occurs outside of the organisation. NIB conducts a sustainability review of all loan applications, according to its Sustainability Policy. With its lending, NIB aims to provide added value in its member countries, especially in respect to innovation, human capital development, energy, transport, telecommunications and environmental improvements. To assess whether the projects considered for financing support the vision of the Bank, NIB has a Mandate Rating Framework, which contains guidelines and tools to assess how the projects provide productivity gains and environmental benefits. A decision to grant a loan is made by the Board of Directors, after preliminary approval by the Bank's Mandate, Credit and Compliance Committee. NIB's President is authorised by the Board to make certain lending decisions. Complaints about the Bank's activities and lending-related issues, including allegations of misconduct and corruption, can be addressed to the Integrity & Compliance Office (ICO). |
| **GRI 203: Indirect Economic Impacts 2016** | 203-1 Infrastructure investments and services supported | In 2023, disbursed EUR 622.6 million (18% of total loans disbursed) in the sector of Infrastructure & Project Finance, and EUR 1,099.0 million (32% of total loans disbursed) in the business area Public Sector & Utilities. Read more from Lending impact p.14 and the Report of the Board of Directors. |
| | 203-2 Significant indirect economic impacts | In line with its mandate rating framework, NIB considers both the micro- and economy-wide (direct and indirect) productivity impacts of the projects it finances. Indirect impacts are usually more widely distributed and can create spill over effects that support economies' abilities to create value. Such projects involve investments in infrastructure, healthcare, education, R&D and in financial intermediation to support SMEs. Negative indirect economic impacts mainly occur when an investment is likely to strengthen the market power of a dominant company in an imperfectly competitive market, such as, for example, a large grocery retail chain in a NIB member country. However, the ex-ante quantification of indirect economic impact is rarely feasible, due to data limitations. Since the selection criteria for eligible projects emphasise indirect impacts that are beyond commercial interests and often well aligned with national and regional development goals, the impacts can be considered significant for stakeholders. |

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▸ GRI content index
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| GRI standard/other source | Disclosure | Location and comments |
|---|---|---|
| **Anti-corruption** | | |
| **GRI 3: Material Topics 2021** | 3-3 Management of material topics | NIB's anti-money laundering and anti-bribery and corruption controls include policies covering a wide range of themes, including conflicts of interest, integrity due diligence, prevention of market abuse, speaking up and whistleblowing, and investigation of allegations of corruption and other prohibited practices. As an IFI, NIB is not under the supervision of any financial or supervisory body but benchmarks its policies and procedures against the legislation of its member countries and that of the European Union. Read more from NIB's Integrity Report 2023 and see our website. |
| | 205-3 Confirmed incidents of corruption and actions taken | In 2023, no incidents of corruption were confirmed. See p.7 in NIB's Integrity Report 2023 |
| **Emissions** | | |
| **GRI 3: Material Topics 2021** | 3-3 Management of material topics | NIB consistently measures, monitors, and manages its internal processes for business travel, energy performance, waste management, and responsible procurement. Regarding its headquarter in Helsinki, NIB monitors its energy consumption and complies with the requirements set out in current EU environmental legislation and the WWF's Green Office programme. The Internal Sustainability Council follows up on NIB's internal sustainability performance. The Council also gathers ideas from employees and works to raise awareness on sustainability topics. Information regarding facilities management and sustainability initiatives is regularly communicated to staff members. Read more from our website and see Impact from our internal operations, p.47. |
| **GRI 305: Emissions 2016** | 305-1 Direct (Scope 1) GHG emissions | See p. 48-49, Carbon emissions from internal operations, NIB's internal carbon emissions |
| | 305-2 Energy indirect (Scope 2) GHG emissions | See p. 48-49, Carbon emissions from internal operations, NIB's internal carbon emissions |
| | 305-3 Other indirect (Scope 3) GHG emissions | See p. 48-49, Carbon emissions from internal operations, NIB's internal carbon emissions |
| | 305-4 GHG emissions intensity | See p. 48-49, Carbon emissions from internal operations, NIB's internal carbon emissions |
| | 305-5 Reduction of GHG emissions | See p. 49, NIB's internal carbon emissions |
| **Employment** | | |
| **GRI 3: Material Topics 2021** | 3-3 Management of material topics | NIB's employees are Bank's most important assets and its main internal stakeholder group. NIB's goal as an employer is to provide a sustainable working environment that encourages personal and skills development, and a good work-life balance. The Bank aims to maintain continuous communication with its staff members and regularly collects feedback. Further, ensuring employee wellbeing and occupational health and safety are a priority of NIB's human resource management. The impact occurs inside of the organisation. NIB's staff are employees of an international financial institution. Based on NIB's legal status, the labour laws or other legislation of the host country Finland, or any other member country, do not automatically apply to NIB's employees. The Bank has therefore established its own regulations. NIB benchmarks its policies and practices against those of other IFIs. The Bank also collects regular feedback from its staff to evaluate the efficacy of its processes. The Cooperation Council works to promote communication between NIB and its staff, and evaluates the Bank's management approach under consideration of employees' opinions on an ongoing basis. Read more from NIB's Legal framework for the staff, Staff Regulations, and p. 71 on Annual Report. Other staff-related documents, such as the Speaking-up and Whistleblower Protection Policy, are available on NIB's website. |
| **GRI 401: Employment 2016** | 401-1 New employee hires and employee turnover | In 2023, NIB hired 24 new permanent employees (11 women and 13 men), resulting in a hiring rate of 11%. New hires by age group: under 35: 11 persons 35-50: 11 persons, over 50: 2 persons. In 2023, 15 people left the Bank (7 women and 8 men). The exit turnover rate stood at 7%. Exit turnover by age group: under 35: 3 persons, 35-50: 7 persons, over 50: 5 persons. Calculations are based on the number of permanent employees in 2023: 229 (31.12.2022: 213). |
| | 401-2 Benefits provided to full-time employees that are not provided to temporary or part-time employees | Financial reporting 2023, Note 7: Personnel expenses, compensation and benefits includes explanations of Pension obligations, Staff loans and Additional benefits for expatriates. Stock ownership is not applicable as NIB is an international financial institution. |

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| GRI standard/other source | Disclosure | Location and comments |
|---|---|---|
| **Training and education** | | |
| **GRI 3: Material Topics 2021** | 3-3 Management of material topics | NIB's training and education programmes are an important aspect of the Bank's commitment to fulfilling its mission by investing in employees' skills and expertise. Without highly skilled personnel, NIB cannot reach its targets and fulfil its mission. The Human Resources (HR) unit is responsible for handling employment-related matters, including employee wellbeing and training. |
| **GRI 404: Training and Education 2016** | 404-1 Average hours of training per year per employee | The average number of training hours per year per employee was 12.4 in 2023, compared to 12.2 in 2022 (figures are based on FTE). This figure does not include online trainings completed by employees during the year. Information unavailable / incomplete: Data on average hours of training by gender and employment category is not collected. Reporting the average number of training hours per year per employee is sufficient for our purpose and for tracking progress. We do not plan on reporting on training days broken down by gender or employee category in the future. |
| | 404-2 Programs for upgrading employee skills and transition assistance programs | Impactful workplace p. 52. In addition, NIB has support models for its employees in place, which include individual career counselling programmes, leadership training and job placement services. Such programmes are paid for by NIB and are facilitated by external service providers. For example, NIB offers a career counselling programme for employees who have been working at the Bank for several years. The programme functions as a development initiative and aims to ensure continued employability of NIB staff. Further, NIB encourages job rotations across different department at the Bank as well as secondment arrangement with other insitutions. Pre-retirement planning services are offered to staff reaching old-age pension, which include administrative support and guidance for pension applications, and related off-boarding services. NIB also offers language training to its employees in English, Swedish and Finnish and, in special circumstances, other work-related languages. |
| | 404-3 Percentage of employees receiving regular performance and career development reviews | All permanent employees (2023: 229 employees, 100% of total staff) take part in regular, structured appraisal and development discussions with their supervisors, where individual work plans and performance are reviewed. These talks are held at least twice a year. Similar development discussions are also provided to temporary employees. |
| **Non-discrimination** | | |
| **GRI 3: Material Topics 2021** | 3-3 Management of material topics | NIB is committed to promoting fair and equal treatment of all our employees and aim for a balanced diversity among our staff. We support inclusion and strive to prevent discrimination and harassment. NIB has an internal Equality, Diversity and Inclusion Plan in place that focuses on eliminating gaps in remuneration, diversity in recruitment, and promoting an inclusive work environment. The Bank has established Codes of Conduct for its staff and the members of its governing and supervisory bodies. The codes provide guidance on maintaining a respectful workplace, handling conflicts of interest and exercising good judgement in ethical matters. |
| **GRI 406: Non-discrimination 2016** | 406-1 Incidents of discrimination and corrective actions taken | In 2023, no formal claims of discrimination or harassment were reported. No corrective action was taken. |
| **Own indicators** | | |
| **Own indicator:** | Impact of NIB's lending on $CO_2$ emissions | See page 16, Impact of loans disbursed in 2023. |
| **Own indicator:** | Renewable energy generation | See page 16, Impact of loans disbursed in 2023. |
| **Own indicator:** | R&D programmes | See page 16, Impact of loans disbursed in 2023. |
| **Own indicator:** | Onlending to SMES and environmental projects | See page 16, Impact of loans disbursed in 2023. |
| **Own indicator:** | Electricity networks | See page 16, Impact of loans disbursed in 2023. |
| **Own indicator:** | Healthcare | See page 16, Impact of loans disbursed in 2023. |
| **Own indicator:** | Green Buildings | See page 16, Impact of loans disbursed in 2023. |
| **Own indicator:** | Energy saved | See page 16, Impact of loans disbursed in 2023. |

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▸ PRB content index
TCFD disclosure index

# PRB content index

This table sets out the reporting and self-assessment requirements for Signatories of the Principles for Responsible Banking. We have provided our response and self-assessment in relation to the principles, making references to where in our reports and website the required information can be found.

| | Bank's response | Links and references |
|---|---|---|
| **Principle 1: Alignment** | **We will align our business strategy to be consistent with and contribute to individuals' needs and society's goals, as expressed in the Sustainable Development Goals, the Paris Climate Agreement, and relevant national and regional frameworks.** | |
| Business model | | |
| | As the international financial institution of the Nordic and Baltic countries, the Nordic Investment Bank (NIB) plays both an economic and a societal role. NIB's mission is to provide long-term financing to investments that improve productivity and benefit the environment of the countries (Estonia, Denmark, Finland, Iceland, Latvia, Lithuania, Sweden and Norway). NIB runs the impact analysis for its eight member countries, as they comprise the majority of NIB's loans, using loan disbursement data from 2013 to 2022. The analysis excludes bond products, MRELs and commercial papers, and loans to countries outside NIB member state region. Data on the NACE 1 codes and location (country) associated with the counterparties is extracted from NIB's systems.<br>The drivers of NIB's lending are outlined in the Mandate Rating Framework. NIB is greatly focused on climate finance activities and on high-impact transitions in hard-to-abate sectors, as these are deemed relevant in the context of NIB's footprint of operations in the member countries' economies.<br>NIB also supports the development of sustainable finance and capital markets in its member countries by broadening its product offering and promoting high quality standards.<br>NIB provides long-term lending to private and public limited companies, governments, municipalities and financial institutions. The Bank grants loans for defined projects, investment programmes, sustainability-linked loans and on-lending to SMEs and small midcaps, along with response loans. NIB's lending business areas include public sector & utilities, infrastructure & project finance, industry, services & consumers, and financial institutions. | AR 2023: Sustainability management<br>Mandate Rating Framework<br>AR 2023: Our strategy<br>NIB's Mission, Strategy and values<br>GRI 2-1 |
| Strategy alignment | **Does your corporate strategy identify and reflect sustainability as strategic priority/ies for your bank?**<br>☑ Yes<br>☐ No<br>**Does your bank also reference any of the following frameworks or sustainability regulatory reporting requirements in its strategic priorities or policies to implement these?**<br>☑ UN Guiding Principles on Business and Human Rights<br>☑ International Labour Organization fundamental conventions<br>☑ UN Global Compact<br>☑ UN Declaration on the Rights of Indigenous Peoples<br>☑ Any applicable regulatory reporting requirements on environmental risk assessments, e.g. on climate risk - please specify which ones:<br>Reply: As an international financial institution, NIB is not subject to regulatory reporting requirements. However, NIB reports voluntarily in accordance with TCFD and PCAF for climate-related disclosures. NIB also follows the GRI reporting framework, which provides guidance to organisations on how to report their sustainability performance. NIB is also a signatory of and reports to the Principles for Responsible Investments (PRI).<br>In addition, NIB is an implementation partner for the InvestEU programme, where environmental, climate and social assessments are required during sustainable proofing, along with the implementation reporting for the operations to be included under InvestEU.<br>☑ Any applicable regulatory reporting requirements on social risk assessments, e.g. on modern slavery - please specify which ones: please see in previous point.<br>☐ None of the above | |

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| | Bank's response | Links and references |
|---|---|---|
| | NIB is committed to building resilient, prosperous, and well-functioning societies, taking into account the relevant sustainability- and productivity-related challenges and action plans of its member countries in the region of NIB's member countries and tackling the climate challenge in line with the Paris Agreement.<br>The Bank bases its core sustainability principles on international agreements, frameworks and conventions supporting sustainable business conduct. They are defined in NIB's Sustainability policy. NIB's Sustainability Policy, Mandate Rating Framework and relevant ESG frameworks guide all credit decisions. In the productivity mandate, drivers such as human capital and equal opportunities and technical progress and innovation align well with SDGs 3, 4, 5, 8 and 9. In the environmental mandate, drivers such as climate change mitigation, resource efficiency and pollution reduction align well with SDGs 6, 7, 11, 12, 13, 14 and 15.<br>The NIB Environmental Bond programme focuses on climate action and environmental issues, and the NIB Blue Bond programme targets water and sea pollution reduction. Both programmes address relevant sustainability challenges for the NIB's member countries and direct the impact to areas of particular interest to the economies and societies in which NIB operates. In its NIB Environmental Bond reporting, NIB maps the project categories financed for the relevant SDGs. | AR 2023: Our commitments and partnerships<br>AR 2023: NEB<br>AR 2023: Sustainability management<br>AR 2022: PRB content index<br>Mandate Rating Framework<br>Sustainability Policy<br>Environmental, Social and Governance guidance for lending<br>GRI 2-22 |
| **Principle 2: Impact and Target Setting** | **We will continuously increase our positive impacts while reducing the negative impacts on, and managing the risks to, people and environment resulting from our activities, products and services. To this end, we will set and publish targets where we can have the most significant impacts.** | |
| 2.1 Impact Analysis (Key Step 1)<br>*Scope* | | |
| | In 2022, NIB carried out its portfolio impact analysis, using the UNEP-FI Impact assessment tool and considering disbursement data and information about the economic activity for NIB's eight member states (NIB8) during a ten-year span, that is, from 2013 to 2022. This allowed NIB to identify the most significant impacts in relation to NIB's core business in terms of the economic activities and geographies of its counterparties.<br>NIB used the UNEP FI impact assessment tool's functionalities to assess the Bank's cartography on the best effort basis. NIB used the tool's inbuilt data sources and automatically calculated values.<br>NIB runs the analysis for its eight member countries, as they comprise the majority of NIB's loans, using loan disbursement data from 2013 to 2022. The analysis excludes bond products, MRELs and commercial papers, and loans to countries outside NIB member state region. Data on the NACE 1 codes and location (country) associated with the counterparties is extracted from NIB's systems. | Portfolio Impact analysis tool for banks (version 2) https://www.unepfi.org/impact/unep-fi-impact-analysis-tools/portfolio-tool/ |
| *Portfolio composition* | | |
| | The data used for impact analysis covers disbursements to the NIB8 countries and was associated with over 94% of the lending portfolio or over 98% from the disbursements in categories ordinary lending, international lending, and project investment loans in the period of 2012 – 2022.<br>The analysis in accordance with the methodology explained above shows that the top disbursements are associated with the NACE codes:<br>• D 35.1 Electric power generation, transmission and distribution & D 35 Electricity, gas, steam and air conditioning supply;<br>• K 64 Financial service activities, except insurance and pension funding;<br>• O 84.1 Administration of the State and the economic and social policy of the community;<br>• M 72 Scientific research and development;<br>• H.49.1: Passenger rail transport, interurban.<br>• E.37: Sewerage;<br>• F.41.2: Construction of residential and non-residential buildings. | AR 2022, PRB content index |

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| | Bank's response | Links and references |
|---|---|---|
| *Context* | | |
| | According to the results of the impact analysis, the largest impacts are associated with such sectors as "Employment" (+/-), "Economic convergence" (+), "Inclusive, healthy economics", and "Health and sanitation" (+). The Bank's portfolio is also associated with "Waste" (-) and "Climate" (-) impacts.<br>This is consistent with NIB's two mandates, which have an impact on loan characteristics and the counterparties NIB finances. For example, the dual impact on "Employment" (+/-) could be explained both by:<br>1) the investment impact on business expansion and the new workplaces created;<br>2) automation, digitalisation and use of AI that, on the contrary, change the requested competences of the workforce.<br>Negative impacts associated with the "Waste" sector can be explained by NIB's investments in the infrastructure construction and support for manufacturing/production industries.<br>Impacts on the "Climate" sector are linked to NIB's financed emissions. More details on the financed emissions can be found here: "AR 2023: Action for climate".<br>To manage NIB's impacts during the loan analysis stage, NIB assesses the environmental and productivity impacts, as well as the sustainability of the project and the counterparty (i.e. carries out an ESG assessment). This considers project- and sector-related characteristics, legislative requirements and permits in place, and planned preventive or mitigation measures, helping improve the socioeconomic and environmental footprint and handprint of NIB's clients and their projects.<br>Denmark, Finland, Iceland, Norway and Sweden are owners of NIB with a total authorised capital share of 95.8 %, and these countries are also partners with UNEP in its efforts to counter the triple planetary crisis of climate change, nature and biodiversity loss, and pollution and waste. In 2023, the annual consultations between them and UNEP focused on the landmark Kunming-Montreal Global Biodiversity Framework and plastic pollution. The countries stressed the positive impact that the business community could make on biodiversity and nature protection and stressed the need to maintain and intensify work and engagement with the financial sector on nature impacts. | AR 2022: PRB content index<br>AR 2023: Action for climate<br>https://www.unep.org<br>https://www.nib.int/who-we-are/about/member-countries-governing-bodies-and-capital |
| *Impact areas identified* | | |
| | Based on NIB's mission and mandate given by NIB's owners, the impact analysis of the UNEP-FI tool and NACE code data on the sectors with largest disbursements, along with the current topics for NIB's main owners, the Bank has identified three main impact areas:<br>**Sustainable finance**<br>NIB provides long-term financing for investments with positive socioeconomic and environmental impacts to support sustainable, prosperous and well-functioning societies.<br>This NIB business approach tackles all relevant fields, identified by the impact analysis (including but not limited to employment, economic convergence, inclusive economics, health and sanitation, waste and climate), provides direct and/ or wider gains from the socioeconomic and business aspects (for example, the availability of health and social housing or public transport services, employment and collaboration with universities, etc.), and environmental impacts such as climate change mitigation, pollution reduction and resource efficiency.<br>**Climate change mitigation**<br>This impact area specifically tackles climate change mitigation, as one of the Bank's main negative impacts according to the UNEP-FI tool was associated with the "Climate" sector.<br>**Nature and biodiversity (new impact area added in 2023)**<br>This impact area tackles nature and biodiversity. NIB has highlighted and selected this impact area in 2023 for several reasons.<br>First, according to World Economic forum, more than half the world's economic output depends moderately or greatly on nature, and NIB provides financing for productivity improvements for different types of companies and for economic convergence and sound economic development in the NIBB countries.<br>Second, the data on NACE codes associated with the largest disbursements shows that several of the top sectors can be linked to potentially significant biodiversity and nature impacts. According to the Taskforce on Nature-related Financial Disclosures (TNFD) guidance for financial institutions, these sectors include energy, construction services, transport and sewerage. These sectors also correspond to the sectors with high disbursement amounts by the Bank.<br>Third, this topic is of attention of NIB's owners. In considering its mandate, NIB sees its role as incentivising, mitigating or preventing the unsustainable use of natural resources and biodiversity loss. | AR 2023: Our strategy<br><br>Taskforce on Nature-related Financial Disclosures (TNFD) guidance for financial institutions<br><br>World Economic forum report: Nature Risk Rising: Why the Crisis Engulfing Nature Matters for Business and the Economy<br>https://www.unep.org |

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| | Bank's response | Links and references |
|---|---|---|
| *Performance measurement* | | |
| | **Sustainable finance**<br>NIB's current performance levels in the sustainable financing resulting from the Bank's operational activities are measured though mandate rating statistics and disbursement amounts from all NIB's mandate-rated loans.<br>**Climate change mitigation**<br>NIB's climate impact data stems from transition risk heatmapping, which draws on internal sustainability and sectoral expertise, as well as on commonly known transition risk heatmap methodologies. The heatmap identifies which sectors and industries are causing the strongest actual negative impacts on the climate and can be used for both baseline setting and progress tracking. Please read about the results of the latest heatmapping exercise in the Annual Report.<br>**Nature and biodiversity**<br>NIB is taking initial steps with the biodiversity and nature impact assessment and the identification of sectors and industries, as well as companies that are associated with the largest positive or negative impacts in this regard. Currently, NIB employs Science Based Targets Network (SBTN) methodology (i.e. SBTN methodology and Materiality Screening tool) that is based on the ENCORE impact materiality database to assess the impacts of its loan portfolio impacts. | AR 2023: Our strategy<br>AR 2023: Action for climate<br>SBTN |
| Self-assessment summary | **Which of the following components of impact analysis has your bank completed, in order to identify the areas in which your bank has its most significant (potential) positive and negative impacts?**[1]<br>Scope: ☑ Yes ☐ In progress ☐ No<br>Portfolio composition: ☑ Yes ☐ In progress ☐ No<br>Context: ☑ Yes ☐ In progress ☐ No<br>Performance measurement: ☑ Yes ☑ In progress ☐ No<br>**Which most significant impact areas have you identified for your bank, as a result of the impact analysis?**<br>Climate change mitigation, biodiversity, sustainable finances<br>**How recent is the data used for and disclosed in the impact analysis?**<br>☐ Up to 6 months prior to publication<br>☐ Up to 12 months prior to publication<br>☑ Up to 18 months prior to publication<br>☐ More than 18 months prior to publication<br>Open text field to describe potential challenges, aspects not covered by the above etc.: (optional)<br>Performance measurement is completed for climate change mitigation and sustainable finances, but is in progress for nature and biodiversity. | |

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| | Bank's response | Links and references |
|---|---|---|

**2.2 Target Setting (Key Step 2)**

*Alignment*

**Sustainable finance**

To support sustainable projects and investments, NIB has set a mandate fulfilment target and is committed to its "30-by-30" pledge.

The **mandate fulfilment target** shows the share of total mandate-rated disbursements that achieve a rating of good and/or an excellent environment and/or productivity mandate rating.

NIB's **"30-by-30" pledge** shows the amount of total funding dedicated to environmental and climate activities, with an aim of reaching at least EUR 30 billion from 2021 to 2030.

Both these commitments align with various international, regional or national policies related to the environment (incl., pollution prevention, circularity, waste management, resource efficiency, sustainable water use and nature protection), climate (incl. renewable energy generation, distribution and transmission, sustainable transport, etc.) and socioeconomic development (for example, availability of health, social housing, public transport services, employment and education). This is because NIB's mandate covers environmental and productivity drivers that are described in NIB's Mandate Rating Framework. They are linked to and drive alignment with and greater contribution to relevant Sustainable Development Goals, of which the most important and relevant are: Clean water and sanitation (SDG 6); Affordable and clean energy (SDG 7); Decent work and economic growth (SDG 8); Industry, innovation and infrastructure (SDG 9); Sustainable cities and communities (SDG 11); Responsible consumption and production (SDG 12); Climate action (SDG 13); Life below water (SDG 14); Life on land (SDG 15).



**Climate change mitigation**

NIB has committed to being a net-zero bank by 2050. In 2023, NIB published its Climate Strategy, which covers intermediate 2030 climate targets.

NIB's comprehensive climate strategy supports the transition towards a low-carbon, climate resilient economy. By setting targets and implementing initiatives that address climate change, a climate strategy can contribute to achieving SDG goals (Climate action (SDG 13)), Paris Agreement, and other relevant international, national or regional frameworks (such as the Net-zero targets of NIB member countries). To ensure that the action gives greater impact, NIB's targets are prepared science-based targets according to SBTI methodology and takes into account 1.5°C sectoral pathway (in sectors where such scenario is has been developed) or 2°C sectoral pathway (in sectors where 1.5°C sectoral pathways are still under development).

**Nature and biodiversity**

Increasing the Bank's attention to Nature and Biodiversity topics and taking further steps towards the development Bank's nature and biodiversity framework corresponds with goals of the Kunming-Montreal Global Biodiversity Framework, the declaration of the Nordic Ministers of Environment and Climate on biodiversity, oceans and climate, conveying a message that is of Nordic importance.

As biodiversity and nature topics are related to several drivers such as the prevention of direct over-exploitation of natural resources, climate change, pollution of soil, water, and air, land-use and sea-use change, the actions towards biodiversity framework will respectively stimulated greater impact on several SDGs: Responsible life below water (SDG 14); Life on land (SDG 15); Clean water and sanitation (SDG 6); Responsible consumption and production (SDG 12); Climate action (SDG 13); Life below water (SDG 14); Life on land (SDG 15).

Links and references:
AR 2023: Our strategy
NIB's Climate Strategy
Mandate Rating Framework
AR 2023: Action for climate
Declaration of Nordic Ministers of Environment and Climate on biodiversity, oceans and climate

*Baseline*

**Sustainable finances**

Both commitments are output targets. As output targets show the quantitative summary of an activity in the period, they do not require a baseline.

**Climate change mitigation**

In 2023, NIB set its intermediate 2030 climate targets for key lending sectors covering 67% of its 2022 financed emissions that are also set as a baseline for target monitoring. The data on NIB's estimated financed emissions of the lending portfolio in 2022, which is based on the PCAF standard and follows TCFD guidance for reporting, can be found in the Annual Report.

**Nature and biodiversity**

No baseline data is available yet. NIB has started work on the nature and biodiversity impact assessments for its lending portfolio in accordance with SBTN methodology and the ENCORE database. This data will be used later as a baseline and for the target setting.

Links and references:
AR 2023: Impact of NIB's lending
NIB's Climate Strategy
AR 2023: Action for climate
AR 2023: Our strategy

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| | Bank's response | Links and references |
|---|---|---|
| *SMART targets* | | |
| | **Sustainable finance**<br>The **mandate fulfilment target** shows the share of total mandate-rated disbursements that achieves a good or excellent rating regarding the environmental impact from the climate, pollution reduction, resource efficiency or preventive (adaptive) perspectives, and/or were assessed to have good or excellent direct and/or wider gains from the socioeconomic and business perspective (e.g. the availability of health and social housing or public transport services, employment, and collaboration with universities). The target stems from NIB's mission, and it is approved every year as NIB's annual business target.<br>The mandate rating target shows the percentage of "good" and/or "excellent" rated projects (from the productivity and/or environmental mandates perspective) from all mandate-rated projects. The fulfilment of the mandate rating target is calculated from the data on the disbursed loan amounts in the respective reporting year and the mandate rating data associated with the loan. Mandate rating is carried out as part of the loan due diligence process, employing Mandate Rating Framework, Sustainability Policy and ESG guidance documents. The mandate fulfilment is reviewed in NIB's Mandate, Credit and Compliance committee and is reported regularly to the Board of Directors.<br>In previous years, the target for mandate fulfilment has been 90%, but the new target for 2023 was increased and set at 95%. For 2024, the mandate rating target has also been set at 95%.<br>NIB's "30-by-30" pledge means the amount of total funding dedicated to environmental and climate activities would cumulatively amount to at least EUR 30 billion between 2021 and 2030. It is calculated as total project costs in EUR for the loans that have received a good or excellent rating in the environmental mandate. The calculation takes NIB's disbursements starting from 2021 and the general rule that NIB typically finances up to 50% of a total project cost into account.<br>**Climate change mitigation**<br>NIB has set intermediate 2030 climate targets for key lending sectors covering 67% of its 2022 financed emissions. Detailed targets per sector and the full scope of NIB's climate action plan are outlined in NIB's Climate Strategy, highlighting the Bank's role in supporting a fair transition to net zero by 2050 and fostering resilience to climate-related risks. Please see more details about the respective sectorial targets in the Annual Report and Climate Strategy.<br>How NIB will track progress and report on the implementation of the Climate Strategy and targets is described in Chapter 5 of NIB's Climate Strategy.<br>**Nature and biodiversity**<br>NIB will take further steps towards a nature and biodiversity framework - work on the nature- related impact assessment of the Bank's portfolio, plan for nature-related target setting and respective reporting. | AR 2023: Impact of NIB's lending<br>NIB's Climate Strategy<br>AR 2023: Action for climate<br>AR 2023: Our strategy<br>Mandate Rating Framework<br>Sustainability Policy<br>Environmental, Social and Governance guidance for lending |
| Action plan | | |
| | **Sustainable finance**<br>The mandate rating target has been achieved every year so far, as reported in NIB's Annual Reports. NIB is also on track to achieve the "30-by-30" pledge. NIB will therefore continue its business development and mandate rating assessments in accordance with its practices and guidance documents.<br>**Climate change mitigation**<br>NIB has incorporated the climate target alignment assessment into its credit decision process and documentation package, which is important for the sectors the Climate Strategy covers.<br>NIB will also start to track the Climate Strategy progress. How NIB will track the progress and report on the implementation of the Climate Strategy and targets is described in Chapter 5 of NIB's Climate Strategy.<br>**Nature and biodiversity**<br>NIB's plan to finalise the analysis of the nature- and biodiversity-related impact data of NIB's lending portfolio in accordance with SBTN guidance. NIB also plans to work on nature - related target setting and take further steps towards a nature and biodiversity framework.<br>**Impacts of the target implementation**<br>The above targets will have mostly positive impacts on greenhouse gas emissions reduction, environmental protection and productivity gains. However, negative impacts of these targers can be associated with need of process and policy changes and costs. For example:<br>• one of the potential indirect impacts of client climate strategies are their associated implementation costs.<br>• some actions may also lead to overall changes in processes that may lead to the displacement of people or the loss of jobs.<br>However, these downsides can lead to opportunities in business development related to productivity increase and new needs for human resources, for example. Moreover, the green transition, combined with raising customer awareness, will help in green product market development. To mitigate negative impacts from our lending, NIB during credit analysis stage, carries out ESG assessment of a project, identifying also associated risks, opportunities, resilience to changes, etc. | NIB's Climate Strategy<br>AR 2023: Impact of NIB's lending<br>AR 2023: Our strategy<br>Environmental, Social and Governance guidance for lending |

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| | Bank's response | | | | Links and references |
|---|---|---|---|---|---|
| Self-assessment summary | Which of the following components of target setting in line with the PRB requirements has your bank completed or is currently in a process of assessing for your... | | | | |
| | | First area of most significant impact: Climate change mitigation | Second area of most significant impact: Sustainable finance | Third area of most significant impact: Nature and biodiversity | |
| | Alignment | ☑ Yes<br>☐ In progress<br>☐ No | ☑ Yes<br>☐ In progress<br>☐ No | ☑ Yes<br>☐ In progress<br>☐ No | |
| | Baseline | ☑ Yes<br>☐ In progress<br>☐ No | ☑ Yes<br>☐ In progress<br>☐ No | ☐ Yes<br>☑ In progress<br>☐ No | |
| | SMART targets | ☑ Yes<br>☐ In progress<br>☐ No | ☑ Yes<br>☐ In progress<br>☐ No | ☐ Yes<br>☐ In progress<br>☑ No | |
| | Action plan | ☑ Yes<br>☐ In progress<br>☐ No | ☑ Yes<br>☐ In progress<br>☐ No | ☐ Yes<br>☐ In progress<br>☑ No | |
| 2.3 Target implementation and monitoring (Key Step 2) | | | | | |
| | **Sustainable finance**<br>Mandate fulfilment rates in 2023 were over 99%. The data on the performance and the target for 2024 is published in our Annual Report.<br>NIB is on track to achieve the "30-by-30" pledge. By the end of 2023, the total cumulative amount for this target was roughly EUR 11.3 bn, showing that NIB is progressing with the achievement of the commitment. The information about the "30-by-30" target fulfilment is published in the Annual Report.<br>**Climate change mitigation**<br>In its Annual Report 2022, NIB reported that it was preparing its Climate Strategy. NIB launched the Climate Strategy, setting an actionable path towards a sustainable future, at COP28, the latest global climate conference. Now that the strategy is ready, NIB will start to monitor its target implementation..<br>**Nature and biodiversity**<br>In 2023, the Bank identified nature and biodiversity as one of its priority impact areas, and the Bank is still working on impact analysis. | | | | AR 2022<br>AR 2023: Our strategy |

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| | Bank's response | Links and references |
|---|---|---|
| **Principle 3: Clients and Customers** | | |
| | **We will work responsibly with our clients and our customers to encourage sustainable practices and enable economic activities that create shared prosperity for current and future generations.** | |
| 3.1 Client engagement | Does your bank have a policy or engagement process with clients and customers in place to encourage sustainable practices?<br>☑ Yes ☐ In progress ☐ No<br>Does your bank have a policy for sectors in which you have identified the highest (potential) negative impacts?<br>☑ Yes ☐ In progress ☐ No | |
| | NIB is committed to following best practices and market standards in the areas of accountability, transparency and business ethics to promote sustainability with the Bank's clients. NIB considers material non-financial factors in its decision making and maintains an open dialogue about them with its investors, borrowers and treasury counterparties. NIB engages in ESG dialogue with all its clients and is committed to supporting them with knowledge sharing to foster sustainability and ESG integration. NIB's Mandate Rating Framework, Sustainability Policy, and Environmental, Social and Governance Guidance for Lending set out how the Bank incorporates ESG factors in its investment and credit decisions.<br>Our responsible Investment Framework sets out the principles for integrating environmental, social and governance aspects into the Bank's treasury operations. NIB is committed to always considering material non-financial factors in its decision making and to maintaining an open dialogue about them with its investors, clients and treasury counterparties. NIB has a Responsible Investment Framework and accompanying guidelines and processes to ensure that the companies in which NIB invests and with which it transacts meet the Bank's expectations of sound ESG performance. The framework has been fully implemented and strengthens NIB's dialogue with investors and treasury counterparties on material ESG issues. Please read more about NIB's sustainability management in the Annual Report.<br>NIB strives to continuously develop its staff competence in matters related to sustainability and ESG. In addition, NIB cooperates with other international financial institutions and organisations to develop sound, coordinated and effective ways of promoting sustainable finance. The Bank also participates in several international and regional forums to develop common standards and principles for promoting sustainable finance. NIB also follows up the outcome of all projects three years after completion through ex-post assessments. | AR 2023: Sustainability management<br>Mandate Rating Framework<br>Sustainability Policy<br>Environmental, Social and Governance guidance for lending |
| 3.2 Business opportunities | | |
| | According to our mission, NIB develops products and services that help promote sustainability and increase productivity in the region. NIB's mandate data shows the new loan proportion that positively impacts the mission fulfilment. NIB collects and reports impact data in the Annual Report.<br>In response to investors' willingness to specifically support sustainable investments, we introduced our NIB Environmental Bond Framework in 2011. Under the framework, NIB issues use of proceeds environmental bonds whose proceeds are used to finance projects that benefit the environment and support the transition to a low-carbon economy. Please read about NEBs and impacts in the Annual Report.<br>In 2021, the Bank also launched a new product—sustainability-linked loans (SLL). Unlike typical use-of-proceeds loans that are earmarked for specific assets, SLLs are connected with key performance indicators and targets agreed with the customer. SLLs are aligned with a corporate strategy and create financial incentives for companies to step up their climate efforts and performance in other material issues for the company. Please read more about NIB's SLLs in the Annual Report. | AR 2023: Impact of NIB's lending<br>AR 2023: Our strategy<br>AR 2023: Sustainability management<br>AR 2023: NEB<br>AR 2023: SLL<br>NIB's Mission, Strategy, and values |
| **Principle 4: Stakeholders** | | |
| | **We will proactively and responsibly consult, engage and partner with relevant stakeholders to achieve society's goals.** | |
| 4.1 Stakeholder identification and consultation | Does your bank have a process to identify and regularly consult, engage, collaborate and partner with stakeholders (or stakeholder groups) you have identified as relevant in relation to the impact analysis and target setting process?<br>☑ Yes ☐ In progress ☐ No | |
| | As the international financial institution of the Nordic and Baltic countries, NIB engages with a wide variety of stakeholders. NIB's main stakeholders are its customers, investors, political decision makers and public administrations, staff, non-governmental organisations, the media, and the public in the Nordic and Baltic countries. Please read more about the stakeholder dialogue here and see the materiality analysis in the Annual Report. | AR 2023: Stakeholder engagement<br>GRI 2-29 |

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| | Bank's response | Links and references |
|---|---|---|
| **Principle 5: Governance & Culture** | **We will implement our commitment to these Principles through effective governance and a culture of responsible banking** | |
| 5.1 Governance Structure for Implementation of the Principles | Does your bank have a governance system in place that incorporates the PRB?<br>☑ Yes ☐ In progress ☐ No | |
| | NIB has relevant governance structures, policies and procedures to manage impacts and support effective implementation of its commitments. The PRB targets NIB sets are related to the operation of the Bank and fulfilment of its mission. PRB target setting, implementation and monitoring are therefore part of the Bank's overall governance and is carried out within the framework of the Bank's regular governance structure and processes and in accordance with the Bank's business strategy and targets. Please read more about the Bank's sustainability management in the Annual Report.<br>To illustrate how the governance is practically ensured, NIB has described the governance process in Chapter 6 of NIB's Climate Strategy, which was approved by the Board of Directors.<br>The mandate target is the Bank's business target, which is approved annually by the Board of Directors and stems from NIB's Mission, and the target fulfilment is reported regularly in the Board of Directors meetings and annually in the Annual Report. The "30-by-30" pledge is a commitment from NIB's President and CEO to report on the progress towards achieving the Bank's sustainability goals and is included in the Bank's business targets as of 2024.<br>When setting its business targets for 2024, the Bank acknowledged the need to develop the Bank's portfolio's nature-related impact assessment. In discussions with the Board of Directors, the Bank planned to take initial steps towards its Nature and Biodiversity Framework in its 2024 Business and Financial Plan.<br>The PRB report, which explains NIB's targets and provides information about NIB's progress in their implementation, is appended as an Annex to NIB's Annual Report, following the same approval process as the Annual Report.<br>As PRB targets are in line with the Bank's business targets, their monitoring is integrated into the Bank's management processes. Currently, all PRB target fulfilment is progressing. The Remedial actions in the event of targets not being achieved or unexpected negative impacts being detected will be based on the evaluation of the situation and underlying causes and potential tailor-made strategies for the improvements. Currently, NIB is on track to achieve the targets. NIB may decide to increase the monitoring frequency if necessary to prevent underperformance—for example, in the event of unexpected circumstances.<br>**Internal cooperation**<br>NIB's Lending department, Sustainability and Mandate, and Communication units participates in the successful implementation of PRB requirements:<br>• Lending is responsible for Business Strategy developments, the allocation of resources involved in data management and target setting, and the origination of new loans and a loan process in accordance with internal procedures<br>• The Sustainability and Mandate unit actively participates in PRB reporting and coordinates the consideration of PRB requirements when forming new internal policies and strategies. Along with other involved parties, the unit facilitates sustainability developments (such as the Climate Strategy, and the Nature and Biodiversity Framework developement) and ensures mandate rating and project assessments, along with impact reporting<br>• Communications is responsible for the managing of Annual Reports and communicating NIB's sustainability performance and impacts.<br>Other units and departments (such as the Risk unit or Treasury department) may also take action according to their competence—for example, by participating in the development of relevant documents and in working groups and committees. | NIB's Climate Strategy<br>AR 2023: Action for climate<br>AR 2023: Sustainability management<br>AR 2023: Governance Statement<br>GRI 2-9<br>GRI 2-13 |
| 5.2 Promoting a culture of responsible banking | | |
| | The continuous development of professional skills is of major importance to the Bank's performance. NIB's fundamental objective as an employer is to include the promotion of balanced diversity among staff.<br>NIB employees have raised training and learning opportunities as one of the most important aspects of working at NIB. As an international expert organisation, NIB values employees' dedication to continuously develop their skills. The Bank offers various training opportunities and aims to support professional growth and individual career planning for its staff.<br>With the new Climate Strategy, more in-house training and information sessions on the matter have been organised. To facilitate knowledge on ESG related aspects, client-facing roles have also been encouraged to attend sustainability training. To streamline approaches on several sustainability aspects, the Sustainability and Mandate unit developed internal guidance documents, including about minimum social safeguards, ESG and extended supply chain due diligence. | AR 2023: Impactful workplace<br>AR 2023: Board of Directors Report: Sustainability<br>GRI 2-17<br>GRI 3-3 |

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| | Bank's response | Links and references |
|---|---|---|
| 5.3 Policies and due diligence processes | | |
| | NIB's Sustainability Policy, Mandate Rating Framework and relevant ESG frameworks guide all credit decisions.<br>Please read more about sustainability in the Annual Report. The information about the developments in 2023 is also provided in the Board of Directors Report: Sustainability. | AR 2023: Sustainability management<br>AR 2023: Board of Directors Report: Sustainability |
| Self-assessment summary | Does the CEO or other C-suite officers have regular oversight over the implementation of the Principles through the bank's governance system?<br>☑ Yes ☐ No<br>Does the governance system entail structures to oversee PRB implementation (e.g. incl. impact analysis and target setting, actions to achieve these targets and processes of remedial action in the event targets/milestones are not achieved or unexpected neg. impacts are detected)?<br>☑ Yes ☐ No<br>Does your bank have measures in place to promote a culture of sustainability among employees?<br>☑ Yes ☐ In progress ☐ No | |
| **Principle 6: Transparency & Accountability** | **We will periodically review our individual and collective implementation of these Principles and be transparent about and accountable for our positive and negative impacts and our contribution to society's goals.** | |
| 6.1 Assurance | Has this publicly disclosed information on your PRB commitments been assured by an independent assurer?<br>☑ Yes ☐ Partially ☐ No | |
| | Please see limited assurance statement. The scope of the assurance is in accordance to the requirements by UNEP Finance Initiative's guidance for assurance providers 'Providing Limited Assurance for Reporting' (2.1, 2.2, 2.3, 5.1). | AR 2023: Limited Assurance Statement |
| 6.2 Reporting on other frameworks | Does your bank disclose sustainability information in any of the listed below standards and frameworks?<br>☑ GRI ☐ SASB ☐ CDP ☑ TCFD ☐ IFRS Sustainability Disclosure Standards (to be published)<br>☑ Other: Financial Industry by the Partnership for Carbon Accounting Financials (PCAF) and the Principles for Responsible Investments (PRI) | |
| | The Annual Report is prepared in accordance with GRI Standards. The information and assertions it contains follow the principles applied in the calculation of financed emissions against the Partnership for Carbon Accounting Financials (PCAF), the Global GHG Accounting and Reporting Standard (2022), and calculation principles that NIB has developed. | |
| 6.3 Outlook | | |
| | **Sustainable finance**<br>NIB plans to develop its business and products, follow and develop (where necessary) the internal policies, and counterparty ESG assessment.<br>**Climate change mitigation**<br>NIB plans to validate climate targets with the SBTi. NIB also plans to introduce additional climate targets as part of the SBTI validation process. The Bank will start work and follow-up on the implementation of the Climate Strategy.<br>**Nature and biodiversity**<br>NIB plans advancing with initial steps towards a nature and biodiversity framework. | |

191 ANNUAL REPORT 2023 INTRODUCTION TCFD disclosure index IMPACT & SUSTAINABILITY GOVERNANCE BOD REPORT In this index table we list NIB’s disclosures with reference to TCFD recommendations, and refer to those locations where these issues are addressed in the annual reporting. FINANCIALS Disclosure Page Governance SUSTAINABILITY INDICES a) Describe the Board's oversight of climate-related risks and opportunities 44, 55-56, 68-72 GRI content index b) Describe the Management's role in assessing and managing climate-related risks and opportunities 44, 55-56, 68-72 PRB content index Strategy a) Describe the climate-related risks and opportunities the organisation has identified over the short, medium and long-term 10-11, 37-46 TCFD disclosure index b) Describe the impact of climate-related risks and opportunities on the organisation's business, strategy, and financial planning 10-11, 14, 37-46 c) Describe the resilience of the organisation's strategy, taking into consideration different climate-related scenarios, including a 2°C or lower scenario Risk management a) Describe the organisation's process for identifying and assessing climate-related risks 42 b) Describe the organisation's process for managing climate-related risks 46, 91 c) Describe how processes for identifying, assessing and managing climate-related risks are integrated into the organisation's overall risk management Note 2 Metrics and targets a) Disclose the metrics used by the organisation to assess climate-related risks and opportunities in line with its strategy and risk management process 37-45, 47-50 b) Disclose Scope 1, Scope 2, and, if appropriate, Scope 3 greenhouse gas emissions, and the related risks 37-45, 47-50 c) Describe the targets used by the organisation to manage climate-related risks and opportunities and performance against targets 39, 47-49

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INTRODUCTION
IMPACT & SUSTAINABILITY
GOVERNANCE
BOD REPORT
FINANCIALS
**SUSTAINABILITY INDICES**
GRI content index
PRB content index
▸ TCFD disclosure index

# Financed emissions methodology

**Scope of financed emissions calculated**

Scope 1 and scope 2 emissions for:
- The full Lending portfolio, excluding public sector (municipalities) and financial institutions
- Treasury portfolio for Corporate Bonds and Sovereign Bonds

Financed emissions for sovereign only includes Scope 1 emissions. Green and labelled bonds are excluded as PCAF has not published a final methodology for these yet.

**PCAF methodology**

Unlisted companies

$$\sum_{c}^{n} \frac{\text{outstanding amount}_c}{\text{equity}_c + \text{debt}_c} \cdot \text{Company emissions}_c$$

Listed companies

$$\sum_{c}^{n} \frac{\text{outstanding amount}_c}{\text{Enterprise value including cash}_c} \cdot \text{Company emissions}_c$$

Where EVIC= market cap + minority interest + total debt

Commercial Real Estate

$$\sum_{c}^{n} \frac{\text{outstanding amount}_c}{\text{Property value at origination}_c} \cdot \text{Building emissions}_c$$

Sovereign Bonds

$$\sum_{c}^{n} \frac{\text{Exposure to Sovereign Bond (USD)}_c}{\text{PP-adjusted GDP (international USD)}_c} \cdot \text{Sovereign emissions}_c$$

If a loan is given to a subsidiary of a company while emissions are reported only on group level, the financials in the attribution factor reflect group level data. The same logic holds for corporate bonds.

NIB provides loans for specific purposes, i.e. the use of proceeds is known except for sustainability linked loans provided for general corporate purpose. However, only a small share of the loans outstanding are project finance cases that rely primarily on the project's cash flow for repayment. Therefore, the methodology for business loans is used.

The financed emission calculation for commercial real estate was updated in 2024 to align with PCAF's commercial real estate methodology. Financing was provided mainly for the construction of new green buildings or renovation of old buildings.

**Data sources and timing of data**

- Reported $CO_2e$ data from counterparties' own sustainability reporting for the Lending portfolio
- Reported $CO_2e$ data from MSCI Climate Change Metrics Service for the corporate bonds portfolio
- Proxy data from PCAF database for emission intensities per million of euro of revenue ($tCO_2e$/M€). Emission intensity factors are mapped to counterparties using GICS8 and the country of the borrower.
- Reported E-value (kWh/m$^2$) and area (m$^2$) data from counterparties' for the building financed in the lending portfolio
- Proxy data from PCAF database for energy intensity (kWh/m$^2$) as per building type and country.
- Emission intensities (kg$CO_2e$/kWh) from PCAF for office buildings. Office type represents most common buildings financed by NIB.
- Sovereigns Scope 1 $CO_2e$ data from UNFCCC
- Sovereigns GDP ppp-adjusted data from World Bank

**Data quality specifications**

**Reported data:** verified and unverified company reported data (PCAF data quality score 1 or 2)
**Estimated Data:** emissions estimated using emission intensities per million of euro of revenue (PCAF data quality score 4)

**Relative Indicators**

**Carbon Footprint**
(tons $CO_2e$ / EUR million):

$$\frac{\sum_{c}^{n} \frac{\text{outstanding amount}_c}{\text{equity}_c + \text{debt}_c} \cdot \text{Company emissions}_c}{\text{outstanding amount for sector}}$$

**Weighted Average Carbon Intensity** ($CO_2e$ / MEUR revenue):

$$\sum_{c}^{n} \left( \frac{\text{outstanding amount}_c}{\text{total outstanding amount portfolio}} \cdot \frac{\text{company emissions}_c}{\text{company MEUR revenue}_c} \right)$$

This disclosure was developed using information from MSCI ESG Research LLC or its affiliates or information providers. Although NORDIC INVESTMENT BANK'S information providers, including without limitation, MSCI ESG Research LLC and its affiliates (the "ESG Parties"), obtain information (the "Information") from sources they consider reliable, none of the ESG Parties warrants or guarantees the originality, accuracy and/or completeness, of any data herein and expressly disclaim all express or implied warranties, including those of merchantability and fitness for a particular purpose. The Information may only be used for your internal use, may not be reproduced or redisseminated in any form and may not be used as a basis for, or a component of, any financial instruments or products or indices. Further, none the Information can in and of itself be used to determine which securities to buy or sell or when to buy or sell them. None of the ESG Parties shall have any liability for any errors or omissions in connection with any data herein, or any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

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SUSTAINABILITY INDICES

# Glossary

**A**

| | |
|---|---|
| ALR | Asset, Liability, and Risk |

**B**

| | |
|---|---|
| BREEAM | Building Research Establishment Environmental Assessment Method |
| BOD | Board of Directors |
| BOG | Board of Governors |
| BPV | Basis Point Value |

**C**

| | |
|---|---|
| CC | Control Committee |
| CCO | Chief Compliance Officer |
| CEO | Chief Executive Officer |
| CFO | Chief Financial Officer |
| CODM | Chief Operating Decision Maker |
| CRO | Chief Risk Officer |
| CSA | Credit Support Annex |

**D**

| | |
|---|---|
| DNSH | Do No Significant Harm |

**E**

| | |
|---|---|
| EAD | Exposure at Default |
| ECL | Expected Credit Losses |
| ECP | Euro Commercial Paper (Program) |
| EDI | Equality, Diversity and Inclusion |
| EDW | Enterprise Data Warehouse |
| EEA | European Economic Area |
| EFTA | European Free Trade Association |
| EIA | Environmental Impact Assessment |
| EIR | Effective interest rate |
| EL | Expected Loss |
| EMTN | Euro Medium Term Note (Program) |
| EMU | Monetary union of the EU |
| ESG | Environmental, Social and Governance |
| ESRS | European Sustainability Reporting Standards |
| EU | European Union |
| EXCO | Executive Committee |

**G**

| | |
|---|---|
| GHG | Greenhouse gas |
| GRI | Global Reporting Initiative |
| GMRA | Global Master Repurchase Agreement |

**H**

| | |
|---|---|
| HQLA | High Quality Liquid Assets |

**I**

| | |
|---|---|
| ICAAP | Internal Capital Adequacy Assessment Process |
| ILAAP | Internal Liquidity Adequacy Assessment Process |
| ICMA | International Capital Markets Association |
| ICO | Integrity & Compliance Office |
| IFI | International Financial Institution |
| IFRS | International Financial Reporting Standards |
| ISDA | International Swaps and Derivatives Association |
| ISSB | International Sustainability Standards Board |
| IT | Information technology |

**K**

| | |
|---|---|
| KPIs | Key Performance Indicators |

**L**

| | |
|---|---|
| LEED | Leadership in Energy and Environmental Design |
| LCR | Liquidity Coverage Ratio |
| LGD | Loss Given Default |

**M**

| | |
|---|---|
| MREL | Minimum required eligible liabilities |
| MSS | Minimum Social Safeguards |

**N**

| | |
|---|---|
| NDF | Nordic Development Bank |
| NEFCO | Nordic Environmental Finance Corporation |
| NIB | the Nordic Investment Bank |
| NEB | NIB Environmental Bond |
| NSFR | Net Stable Funding Ratio |

**O**

| | |
|---|---|
| OCI | Other comprehensive income |

**P**

| | |
|---|---|
| PCAF | Partnership for Carbon Accounting Financials |
| PD | Probability of Default |
| PRI | Principles for Responsible Investment |
| PRB | Principles for Responsible Banking |

**R**

| | |
|---|---|
| RAS | Risk Appetite Statement |
| RMP | Risk Management Policy |

**S**

| | |
|---|---|
| SBTi | Science Based Targets initiative |
| SBTN | Science Based Targets network |
| SC | Substantial Contribution |
| SDGs | Sustainable Development Goals |
| SICR | Significant increase in credit risk |
| SLLs | Sustainability-linked Loans |
| SMEs | Small and medium sized enterprises |

**T**

| | |
|---|---|
| TCFD | Task Force on Climate-related Financial Disclosures |
| TNFD | Taskforce on Nature-related Financial Disclosures |
| TSC | Technical Screening Criteria |

**U**

| | |
|---|---|
| USMTN | United States medium term note |

**W**

| | |
|---|---|
| WACI | Weighted average carbon intensity |

CONTACT Kim Skov Jensen Jens Hellerup Luca De Lorenzo Jukka Ahonen Vice President & CFO Senior Director, Senior Director, Senior Director, kim.jensen@nib.int Head of Funding Head of Sustainability Head of Communications & Investor Relations & Mandate jukka.ahonen@nib.int jens.hellerup@nib.int luca.delorenzo@nib.int For more information about the Nordic Investment Bank, visit www.nib.int